      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 1999



                                                REGISTRATION NO. 333-81397/81395

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                           -------------------------


                                AMENDMENT NO. 1



                                       TO

                                  FORM S-3/S-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                           -------------------------

                                NTL INCORPORATED

                            NTL COMMUNICATIONS CORP.
          (EXACT NAME OF EACH REGISTRANT AS SPECIFIED IN ITS CHARTER)


                DELAWARE                                   4899                                  13-4051921
                DELAWARE                                   4899                                  52-1822078
    (STATE OR OTHER JURISDICTION OF            (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NUMBER)
                                                   110 EAST 59TH STREET
                                                 NEW YORK, NEW YORK 10022
                                                      (212) 906-8440
                              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                               AREA CODE, OF EACH REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                            RICHARD J. LUBASCH, ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                NTL INCORPORATED
                            NTL COMMUNICATIONS CORP.
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 906-8440

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,


                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)



                                   COPIES TO:

               THOMAS H. KENNEDY, ESQ.                                PHILIP E. COVIELLO, ESQ.
       SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP                           LATHAM & WATKINS
                   919 THIRD AVENUE                                       885 THIRD AVENUE
               NEW YORK, NEW YORK 10022                                  NEW YORK, NY 10022
                    (212) 735-3000                                         (212) 906-1200


                           -------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                           -------------------------
AS TO FORM S-3
   If the only securities being registered on this Form S-3 are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this Form S-3 are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form S-3 is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------
   If this Form S-3 is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
---------------
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
AS TO FORM S-2
   If any of the securities being registered on this Form S-2 are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
   If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to item 11(a)(1) of this form, check the following box. [ ]
   If this Form S-2 is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------
   If this Form S-2 is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
---------------

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                        CALCULATION OF REGISTRATION FEE



---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                                PROPOSED          PROPOSED
                                                                                MAXIMUM            MAXIMUM          AMOUNT OF
                 TITLE OF EACH CLASS OF                     AMOUNT TO BE     OFFERING PRICE       AGGREGATE        REGISTRATION
              SECURITIES TO BE REGISTERED                    REGISTERED         PER UNIT      OFFERING PRICE(1)        FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share of NTL
 Incorporated (including the associated Rights to
 purchase Series A Junior Participating Preferred
 Stock)(2)..............................................     8,000,000          $100.00         $800,000,000       $222,400(3)
---------------------------------------------------------------------------------------------------------------------------------
Convertible Subordinated Notes Due 2009 of NTL
 Communications Corp. ..................................    $400,000,000          100%          $400,000,000       $111,200(3)
---------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.01 per share of NTL
 Incorporated (including the associated Rights to
 purchase Series A Junior Participating Preferred
 Stock)(2)..............................................        (4)                0                 0                $0(5)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.


(2) Prior to the occurrence of certain events, the Series A Junior Participating Preferred Stock Purchase Rights will not be evidenced separately from shares of Common Stock.


(3) Previously paid.


(4) Includes the shares of Common Stock initially issuable upon conversion of
    the Convertible Notes at the rate of      shares of Common Stock per $1,000
    principal amount of Convertible Notes. Pursuant to Rule 416 under the Securities Act, such number of shares of Common Stock registered hereby shall also include an indeterminate number of additional shares of Common Stock that may be issued from time to time upon conversion of the Convertible Notes by reason of adjustment of the conversion price in certain circumstances outlined in the prospectus. See "Description of the Convertible Notes -- Conversion."


(5) Pursuant to Rule 457(i) under the Securities Act, there is no filing fee with respect to the shares of Common Stock issuable upon conversion of the Convertible Notes, because no additional consideration will be received in connection with the exercise of the conversion privilege.

                           -------------------------

   THE REGISTRANTS AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


       Subject to completion, preliminary prospectus, dated July 7, 1999


Prospectus

                                8,000,000 Shares
                                NTL Incorporated
                                  Common Stock
                                  $400,000,000           [NTL Incorporated Logo]
                            NTL Communications Corp.
                   % Convertible Subordinated Notes Due 2009
                            ------------------------

     NTL Incorporated is offering 8,000,000 shares of its common stock. NTL Communications Corp. is offering $400,000,000 aggregate principal amount of its
     % convertible subordinated notes due 2009.
                            ------------------------

     NTL Incorporated's common stock is quoted on the Nasdaq National Market
under the symbol "NTLI." On             , 1999, the last reported sale price of
NTL Incorporated's common stock on the Nasdaq National Market was $  per share.

                            ------------------------

      INVESTING IN THE COMMON STOCK AND CONVERTIBLE NOTES INVOLVES RISKS.
                   SEE "RISK FACTORS" BEGINNING ON PAGE    .
                            ------------------------

                                                                UNDERWRITING
                                        PRICE TO               DISCOUNTS AND
                                         PUBLIC                 COMMISSIONS            PROCEEDS TO ISSUER
                                 ----------------------    ----------------------    ----------------------
Per share....................              $                         $                         $
Total........................              $                         $                         $
Per convertible note.........                          %                         %                         %
Total........................              $                         $                         $

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     We have granted the underwriters the right to purchase up to an additional shares of common stock to cover over-allotments.
                          expects to deliver the shares of common stock and the
convertible notes to purchasers on           , 1999.
                            ------------------------


MORGAN STANLEY DEAN WITTER   GOLDMAN, SACHS & CO.   DONALDSON, LUFKIN & JENRETTE


                                           , 1999

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary....................    1
Risk Factors..........................    8
Use of Proceeds.......................   16
Exchange Rates........................   16
Price Range of Common Stock...........   17
Dividend Policy.......................   17
Capitalization........................   18
Selected Historical and Pro Forma
  Consolidated Financial
  Information.........................   20
Unaudited Pro Forma Financial Data....   22
Management Discussion and Analysis of
  Financial Condition and Results of
  Operations..........................   28
Business..............................   39
Regulation............................   76
Management............................   96

                                        PAGE
                                        ----
Principal Stockholders................   98
Description of the Convertible
  Notes...............................  101
Description of Capital Stock..........  122
Description of Other Indebtedness.....  131
Shares Eligible for Future Sale.......  143
United States Federal Tax
  Considerations......................  145
Underwriting..........................  147
Legal Matters.........................  148
Experts...............................  148
Enforceability of Civil Liabilities...  149
Where You Can Find More Information
  About Us............................  150
Index to Consolidated Financial
  Statements..........................  F-1

                            ------------------------
           EXPLANATORY NOTE REGARDING CORPORATE RESTRUCTURING OF NTL

     On April 1, 1999, NTL Incorporated completed a corporate restructuring to create a new holding company structure. The restructuring was accomplished through a merger under section 251(g) of the Delaware General Corporation Law. At the effective time of the merger, all stockholders of NTL Incorporated became stockholders in the new holding company and NTL became a wholly owned subsidiary of the new holding company. The new holding company took the NTL Incorporated name and the old NTL Incorporated was renamed NTL Communications Corp.

     The new holding company's stock trades under the same NTLI symbol on the Nasdaq National Market with the same CUSIP number. In the merger, all outstanding shares of old NTL Incorporated were converted into shares of the new holding company with the same voting powers, designations, preferences and rights, and the same qualifications, restrictions, and limitations, as the shares of old NTL Incorporated.

     At the effective time of the merger, the only material asset of the new holding company was the capital stock of NTL Communications and it had no material liabilities.
                            ------------------------

     In this prospectus, "NTL," the "company," "we," "us" and "our" refer to NTL Incorporated and its consolidated subsidiaries except where we make it clear that we are only referring to NTL Incorporated. You should rely only on the information contained or incorporated by reference in this prospectus. NTL Incorporated and NTL Communications have not authorized anyone to provide you with information different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. NTL Incorporated and NTL Communications are offering to sell, and seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. The information appearing in this prospectus, as well as information previously filed by NTL Incorporated and NTL Communications with the SEC and incorporated by reference, is accurate only as of the date on the front cover page of this prospectus only. Their business, financial condition, results of operations and prospects may have changed since the date of this prospectus.

     Our principal executive office is located at 110 East 59th Street, New York, New York 10022 and our telephone number is (212) 906-8440. Our World Wide Web address is www.ntli.com. The information on our website is not incorporated by reference into this prospectus.
                            ------------------------

     References to "pounds sterling," "L," "pence" or "p" are to the lawful currency of the UK and references to "U.S. dollars," "dollars," "$" or "(cent)" are to the lawful currency of the United States. Solely for your convenience, this prospectus contains translations of some pound sterling amounts into U.S. dollars and some U.S. dollar amounts into pounds sterling. We are not making any representation to you regarding those translated amounts. Unless we otherwise clearly indicate, the translations of pounds sterling into U.S. dollars and U.S. dollars into pounds sterling have been made at $1.6595 per L1.00, the noon buying rate in the City of New York for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on December 31, 1998. On June 15, 1999, the noon buying rate was $1.60 per L1.00.

                               PROSPECTUS SUMMARY

     This summary highlights some information from this prospectus. You should also read the more detailed information and consolidated financial statements and the notes to those statements appearing in other parts of this prospectus.

                                   ABOUT NTL

     We are a leading broadband communications company in the United Kingdom and the Republic of Ireland, and have recently announced the expansion of our operations through the acquisition of broadband cable systems in France and the national broadcasting network facilities in Australia. We provide residential, business and carrier customers with a broad array of competitive communications products and services, including the following:

     - RESIDENTIAL SERVICES, including telephony, cable television, personal computer and television-based Internet access and interactive services;

     - NATIONAL TELECOMS SERVICES, including business telecoms, national and international carrier telecommunications, Internet services and satellite communications services; and

     - BROADCAST TRANSMISSION AND TOWER SERVICES including digital and analog television and radio broadcast transmission services, wireless network management and tower site rental services.

     Our objective is to focus on customer service and the development of product offerings that emphasize value rather than simply price discounts. Our product offerings incorporate our fundamental customer proposition:

      "to allow our customers to buy what they need and pay for what they use".

     We believe that this simple construct has allowed us to achieve customer penetration (45%) and customer retention levels (approximately 1% churn per month) within the franchises that we have been developing since 1993. In 1998, we expanded our consumer services through the national offer of our television Internet and indirect access telephony services. This product allows us to serve over 18 million BT customers that will not be passed by our local broadband network infrastructure.

     On April 1, 1999, we completed a corporate restructuring to create a holding company. The holding company was created to pursue opportunities outside of the United Kingdom and Ireland.

                              RECENT DEVELOPMENTS

NTL WINS IRISH CABLELINK BID

     In May 1999, we announced our first broadband venture outside the United Kingdom with the acquisition of Cablelink Limited, Ireland's largest cable television provider. Telecom Eireann and Radio Telefis Eireann announced NTL as the successful bidder after a competitive tendering process. We will acquire Cablelink for 535.180 million Irish Pounds (approximately US$730 million). We have secured a bridge facility for the full purchase price. We expect to close the acquisition in the late second or early third quarter of 1999.

NTL ENTERS CONTINENTAL EUROPE

     In May, 1999, we announced our first broadband venture in Continental Europe with a strategic acquisition in France. Following a competitive tendering process, France Telecom and France Telecom Cable announced that we were the winning bidder to acquire the "1G Networks" of France Telecom representing over 266,000 franchise homes. We will acquire the 1G Networks for 350 million French Francs (approximately US$57 million). The closing of the transaction is expected in the third quarter of 1999, subject to regulatory approvals.

REDEMPTION OF EXISTING CONVERTIBLE NOTES

     On May 26, 1999, NTL Communications announced that it was calling for redemption all of its convertible subordinated notes due 2008 issued in June 1996. The redemption date is June 25, 1999 and the redemption price is 104.9% of the principal amount, plus accrued and unpaid interest through the date of redemption. It is presently anticipated that all or substantially all of those notes will be converted into NTL Incorporated common stock at the applicable conversion rate of $37.875 per share of common stock.

                                  THE OFFERING

COMMON STOCK

Issuer..............................     NTL Incorporated

Common stock offered................     8,000,000 shares

Common stock to be outstanding after
the offering........................               shares(1)

Use of proceeds.....................     To

                                         (1) contribute $500 million to NTL
                                         Communications to replace amounts
                                         previously distributed by NTL
                                         Communications to NTL Incorporated,

                                         (2) to fund the acquisition of the 1G
                                         Networks in France (approximately $57
                                         million), and

                                         (3) for general corporate purposes. See
                                         "Use of Proceeds."

Nasdaq National Market symbol.......     NTLI
------------------------

(1) The           shares of common stock to be outstanding after this offering
    is based on the           shares outstanding as of June   , 1999 and
    includes the 8,000,000 shares of common stock being sold by us in this offering. The shares of common stock to be outstanding after this offering excludes:

     - any shares of common stock to be issued pursuant to the over-allotment option

     -           shares of common stock issuable upon the exercise of warrants
       at an effective weighted average exercise price of $          per share
       to be outstanding immediately after the closing of this offering

     -           shares of common stock issuable upon the exercise of options
       outstanding at a weighted average exercise price of $          per share
       as of May   , 1999

     - shares of common stock issuable upon the conversion of our preferred stock and convertible debentures of NTL Communications Corp.

      It further excludes           additional shares of common stock reserved
      for issuance under our existing stock option plans as of June   , 1999.

  % CONVERTIBLE SUBORDINATED NOTES DUE 2009

Issuer..............................     NTL Communications Corp.

Securities offered..................     $400,000,000 aggregate principal amount
                                         of   % convertible subordinated notes
                                         due 2009.

Maturity............................                 , 2009.

Interest payment dates..............                 and             of each
                                         year, commencing             , 1999.

Conversion..........................     The convertible notes, unless
                                         previously redeemed, are convertible at
                                         the option of the holder of those notes
                                         at any time prior to maturity into
                                         shares of common stock of NTL
                                         Incorporated at a conversion price of
                                         $       per share, subject to
                                         adjustment in some circumstances. See
                                         "Description of the convertible
                                         notes -- conversion."

Optional redemption.................     The convertible notes will be
                                         redeemable, in whole or from time to
                                         time in part, at NTL Communications'
                                         option, on at least 30 but not more
                                         than 60 days' prior notice, at any time
                                         on or after                  , at the
                                         redemption prices set forth in this
                                         prospectus together with accrued and
                                         unpaid interest, if any, to the date of
                                         redemption. See "Description of the
                                         convertible notes -- optional
                                         redemption."

Subordination.......................     The convertible notes are general
                                         unsecured obligations of NTL
                                         Communications and are subordinate in
                                         right of payment to all of NTL
                                         Communications' existing and future
                                         senior debt as we define it in this
                                         prospectus. In addition, the
                                         convertible notes are effectively
                                         subordinated to all existing and future
                                         liabilities of our NTL Communications'
                                         subsidiaries, partnerships and
                                         affiliated joint ventures, including
                                         trade payables. As of March 31, 1998,
                                         NTL Communications had approximately
                                         $3.8 billion of senior debt outstanding
                                         and NTL Communications' subsidiaries
                                         would have had approximately $2.5
                                         billion of liabilities that effectively
                                         rank senior to the convertible notes.

Change of control...................     Upon a change of control of NTL
                                         Communications as we define it in this
                                         prospectus, holders of the convertible
                                         notes will have the right, subject to
                                         some restrictions and conditions, to
                                         require NTL Communications to
                                         repurchase all or any part of the
                                         convertible notes at a purchase price
                                         equal to 101% of the principal amount
                                         of those notes together with accrued
                                         and unpaid interest, if any, to the
                                         date of repurchase.

                                         NTL Communications may not have
                                         sufficient funds or the financial
                                         resources necessary to satisfy, or may
                                         be precluded by the terms governing its
                                         indebtedness from satisfying, its
                                         obligations to repurchase the
                                         convertible notes and other debt that
                                         may become repayable upon a change of
                                         control.

Use of proceeds.....................     To finance NTL Communications'
                                         construction, capital expenditure and
                                         working capital requirements, including
                                         debt service and repayment obligations
                                         and make acquisitions of businesses or
                                         assets related to its business.

United States federal tax
considerations......................     There are various federal income tax
                                         considerations associated with
                                         purchasing, holding and disposing of
                                         the convertible notes. See "United
                                         States federal tax considerations."

      SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The summary consolidated financial information presented below under the captions income statement data for the years ended December 31, 1998, 1997 and 1996, was derived from our consolidated financial statements. Interim data for the three months ended March 31, 1998 and 1999 are unaudited, but include in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of that data. Results for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for any other interim period or for the year as a whole.

     In June and September 1998, we purchased ComTel for an aggregate purchase price of approximately $969.0 million, including intangibles aggregating approximately $224.0 million. In October 1998, we purchased Comcast U.K. (now known as NTL Bermuda) for an aggregate purchase price of approximately $600.4 million, including intangibles of approximately $129.8 million. In December 1998, we purchased EGT for an aggregate purchase price of approximately $151.0 million, including intangibles of approximately $45.0 million. In March 1999 we purchased Diamond for an aggregate purchase price of $979.9 million including intangibles of $1.3 billion. The net assets and results of operations of ComTel, Comcast U.K. (now known as NTL Bermuda) EGT and Diamond are included in the consolidated financial statements from their respective dates of acquisition.

     In May 1996, we purchased NTL Group Limited for an aggregate purchase price of approximately $439.0 million, including goodwill of approximately $263.0 million. The net assets and results of operations of NTL Group Limited are included in the consolidated financial statements from the date of the acquisition.

     The unaudited pro forma financial information is derived from the unaudited pro forma financial data and gives effect to the completed acquisitions. The unaudited pro forma financial information does not purport to present our financial position or results of operations had the acquisitions occurred on the dates specified, nor are they necessarily indicative of the financial position or results of operations that may be achieved in the future. The following information should be read in conjunction with our consolidated financial statements and related notes and the unaudited pro forma financial data and related notes, in each case, appearing elsewhere in this prospectus.

                                       THREE MONTHS ENDED MARCH 31,                YEAR ENDED DECEMBER 31,
                                     --------------------------------   ----------------------------------------------
                                     PRO FORMA                          PRO FORMA
                                       1999        1999        1998        1998        1998        1997        1996
                                     ---------   ---------   --------   ----------   ---------   ---------   ---------
                                                                      (IN THOUSANDS)
INCOME STATEMENT DATA:
Revenues...........................  $ 342,179   $ 313,381   $147,792   $1,112,984   $ 747,015   $ 491,775   $ 228,343
Costs and expenses
  Operating expenses...............    171,590     161,544     77,333      523,473     372,134     301,644     144,315
  Selling, general and
    administrative expenses........    131,194     119,270     56,728      441,800     299,494     169,133     114,992
  Depreciation and amortization....    181,330     141,734     45,856      583,732     266,112     150,509      98,653
  Franchise fees...................      6,848       6,848      6,195       25,036      25,036      23,587      13,117
  Corporate expenses...............      5,252       5,252      3,642       21,025      17,048      18,324      14,899
  Nonrecurring charges.............         --          --         --       (4,194)     (4,194)     20,642          --
                                     ---------   ---------   --------   ----------   ---------   ---------   ---------
    Total costs and expenses.......    496,214     434,648    189,754    1,590,872     975,630     683,839     385,976
                                     ---------   ---------   --------   ----------   ---------   ---------   ---------
  Operating (loss).................   (154,035)   (121,267)   (41,962)    (477,888)   (228,615)   (192,064)   (157,633)
Other income (expense)
  Interest and other income........     13,157      11,013      5,143       83,164      46,024      28,415      33,634
  Interest expense.................   (156,384)   (130,823)   (58,058)    (588,402)   (328,815)   (202,570)   (137,032)
  Other gains......................         --          --         --           --          --      21,497          --
  Foreign currency transactions
    gains/(losses).................    (29,914)     10,658      1,205       24,953       4,152         574       2,408
                                     ---------   ---------   --------   ----------   ---------   ---------   ---------
(Loss) before income taxes,
  minority interests and
  extraordinary item...............   (327,176)   (230,419)   (93,672)    (958,173)   (507,254)   (344,148)   (258,623)
Income tax benefit (provision).....         --          --         --        3,327       3,327      15,591      (7,653)
                                     ---------   ---------   --------   ----------   ---------   ---------   ---------

                                       THREE MONTHS ENDED MARCH 31,                YEAR ENDED DECEMBER 31,
                                     --------------------------------   ----------------------------------------------
                                     PRO FORMA                          PRO FORMA
                                       1999        1999        1998        1998        1998        1997        1996
                                     ---------   ---------   --------   ----------   ---------   ---------   ---------
                                                                      (IN THOUSANDS)
(Loss) before minority interests
  and extraordinary item...........   (327,176)   (230,419)   (93,672)    (954,846)   (503,927)   (328,557)   (266,276)
Minority interests.................         --          --         --           --          --          --      11,822
Loss from early extinguishment of
  debt.............................         --          --         --      (30,689)    (30,689)     (4,500)         --
                                     ---------   ---------   --------   ----------   ---------   ---------   ---------
Net (loss).........................  $(327,176)  $(230,419)  $(93,672)  $ (985,535)  $(534,616)  $(333,057)  $(254,454)
                                     =========   =========   ========   ==========   =========   =========   =========
OTHER DATA:
Capital expenditures...............              $ 276,126   $ 97,945                $ 772,144   $ 503,656   $ 505,664
                                                 =========   ========                =========   =========   =========

                                                                                    DECEMBER 31,
                                                               MARCH 31, 1999           1998
                                                              -----------------    --------------
                                                                        (IN THOUSANDS)
BALANCE SHEET DATA:
Cash, cash equivalents and marketable securities............     $1,399,640          $  996,896
Working capital.............................................        998,705             600,549
Fixed assets, net...........................................      4,688,167           3,854,430
Total assets................................................      8,810,471           6,194,097
Long-term debt..............................................      6,457,732           5,043,803
Senior Redeemable Exchangeable Preferred Stock..............        128,340             124,127
Shareholders' equity........................................      1,492,141             355,154

                                  RISK FACTORS

     Prospective investors should consider carefully all of the information set forth in this prospectus and incorporated by reference in this prospectus. See "Where you can find more information about us." Prospective investors should particularly evaluate the following risks before deciding to purchase the common stock or the convertible notes.

OUR SUBSTANTIAL LEVERAGE COULD ADVERSELY AFFECT THE FINANCIAL HEALTH OF THE COMPANY

     NTL Incorporated and NTL Communications are and, for the foreseeable future will continue to be, highly leveraged. On March 31, 1999, the accreted value of our total long-term indebtedness, including our 13% senior redeemable exchangeable preferred stock and adjusted for the issuance of NTL
Communications, 9 3/4% senior deferred coupon notes due 2009 was approximately $6.9 billion.

     This debt represents approximately   % of our total capitalization after
giving effect to this offering and the application of the net proceeds from the offering. The indentures governing our subsidiaries' outstanding indebtedness do not restrict our ability to incur indebtedness and permit our subsidiaries to incur additional indebtedness to finance our working capital and capital expenditure requirements, finance the construction of our network and finance the acquisition of assets, licenses and computer software that are used in connection with a cable business, as well as entities that are engaged in the cable business.

     Our substantial indebtedness could adversely affect our financial health by, among other things:

     - increasing our vulnerability to adverse changes in general economic conditions or increases in prevailing interest rates particularly if any of our borrowings are at variable interest rates;

     - limiting our ability to obtain the additional financing we need to operate, develop and expand our business; and

     - requiring us to dedicate a substantial portion of our cash flow from operations to service our debt, which reduces the funds available for dividends, operations and future business opportunities.

     IN SOME CIRCUMSTANCES INVOLVING A CHANGE OF CONTROL OF NTL, NTL COMMUNICATIONS WILL BE REQUIRED TO REPURCHASE SOME OF ITS INDEBTEDNESS INCLUDING THE CONVERTIBLE NOTES -- IF THIS OCCURS, NTL COMMUNICATIONS MAY NOT HAVE THE FINANCIAL RESOURCES NECESSARY TO MAKE THOSE REPURCHASES

     NTL Communications may under some circumstances involving a change of control of NTL be obligated to offer to repurchase outstanding debt securities, including the convertible notes, before maturity. We cannot assure you that NTL Communications will have available financial resources necessary to repurchase those securities in those circumstances.

THE ANTICIPATED CONSTRUCTION COSTS OF OUR NETWORK WILL INCREASE AS A RESULT OF OUR RECENT ACQUISITIONS AND WILL REQUIRE SUBSTANTIAL AMOUNTS OF ADDITIONAL FUNDING

     Following our recent and proposed acquisitions, our capital expenses and cost of operations for the development, construction and operation of our combined telecommunications networks will significantly increase. Given our most recent acquisitions, we estimate that significant amounts of additional funding will be necessary to meet these capital expenditure requirements.

     We cannot be certain that:

     - we will be able to obtain additional financing with acceptable terms,

     - actual construction costs will meet our expectations,

     - we will satisfy conditions precedent to advances under future credit facilities,

     - we will not acquire additional businesses that require additional capital,

     - we will be able to generate sufficient cash from operations to meet capital requirements, debt service and other obligations when required or

     - our subsidiaries will withstand exposure to exchange and interest rate fluctuations.

     We do not have any firm additional financing plans to address the factors listed above.

WE WILL REQUIRE ADDITIONAL FINANCING BECAUSE WE DO NOT EXPECT TO GENERATE SUFFICIENT CASH FLOW TO REPAY AT MATURITY THE ENTIRE PRINCIPAL AMOUNT OF OUR OUTSTANDING INDEBTEDNESS

     We anticipate that we will not generate sufficient cash flow from operations to repay at maturity the entire principal amount of our outstanding indebtedness, including the convertible notes. Some of the measures we may take to refinance our debt include:

     - refinancing all or portions of that indebtedness,

     - seeking modifications to the terms of that indebtedness,

     - seeking additional debt financing, which may require us to obtain the consent of some of our lenders, and

     - seeking additional equity financing.

     We cannot be certain that we will succeed in executing any of these measures.

WE CANNOT BE CERTAIN THAT WE WILL BE SUCCESSFUL IN INTEGRATING ACQUIRED BUSINESSES INTO OURS, OR THAT WE WILL REALIZE THE BENEFITS WE ANTICIPATE FROM ANY ACQUISITION

     We will continue to consider strategic acquisitions and combinations that involve operators or owners of licenses to operate cable, telephone, television or telecommunications systems or services and related businesses. If consummated, some of these transactions would significantly alter our holdings and might require us to incur substantial indebtedness or raise additional equity. We cannot assure you that, with respect to our recent acquisitions, as well as future acquisitions, if they occur, that we:

     - will realize any anticipated benefits,

     - will successfully integrate the businesses with our operations, or

     - will manage that integration without adversely affecting NTL.

NTL INCORPORATED AND NTL COMMUNICATIONS ARE HOLDING COMPANIES THAT ARE DEPENDENT UPON CASH FLOW FROM THEIR SUBSIDIARIES TO MEET THEIR OBLIGATIONS -- THEIR ABILITY TO ACCESS THAT CASH FLOW MAY BE LIMITED IN SOME CIRCUMSTANCES

     NTL Incorporated and NTL Communications are holding companies with no independent operations or significant assets other than their investments in and advances to their subsidiaries and affiliated joint ventures. NTL Incorporated and NTL Communications depend upon the receipt of sufficient funds from their subsidiaries and affiliated joint ventures to meet their obligations, including in the case of NTL Communications, its obligations on the convertible notes. The terms of existing and future indebtedness of their subsidiaries and the laws of the jurisdictions under which those subsidiaries are organized may limit the payment of dividends, loans and other distributions to them.

     Your right to receive payments on the convertible notes could be adversely affected in the event of a bankruptcy of any of NTL Communications' subsidiaries. Following the liquidation of a subsidiary or joint venture of NTL Communications, the creditors of that subsidiary or joint venture will generally be entitled to be paid in full before NTL Communications is entitled to a distribution of any assets in the liquidation. On March 31, 1999, the total liabilities of NTL Communications' subsidiaries was approximately $2.5 billion.

     Our principal fixed assets are cable headends, cable televisions and telecommunications distribution equipment, telecommunications switches and customer equipment, transmission towers, masts and antennas and the sites on which they are located. These assets are highly specialized and, individually, may have limited marketability. If secured creditors seize the assets that secure our debt, these creditors would likely seek to sell the business as a going concern.

WE HAVE HISTORICALLY INCURRED LOSSES AND GENERATED NEGATIVE CASH FLOWS AND CANNOT ASSURE YOU THAT WE WILL BE PROFITABLE IN THE FUTURE

     Construction and operating expenditures have resulted in negative cash flow, which we expect will continue at least until we establish an adequate customer base. We also expect to incur substantial additional losses. We cannot be certain that we will achieve or sustain profitability in the future. Failure to achieve profitability could diminish our ability to sustain operations and obtain additional required funds.

     We had net losses for

     - the three months ended March 31, 1999 of $230.4 million, and for the years ended December 31,

     - 1998: $534.6 million

     - 1997: $333.1 million

     - 1996: $254.5 million

     - 1995: $90.8 million

     - 1994: $29.6 million

     As of March 31, 1999, our accumulated deficit was $1.5 billion.

WE HAVE HISTORICALLY HAD A DEFICIENCY OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS AND OUR EARNINGS IN THE FUTURE MAY NOT BE SUFFICIENT TO COVER THOSE FIXED CHARGES

     For the three months ended March 31, 1999 and the years ended December 31, 1998, 1997, 1996, 1995, 1994, our earnings were insufficient to cover fixed charges by approximately $240.8 million, $565.7 million, $355.4 million, $257.1 million, $105.4 million and $31.8 million, respectively. Our earnings for the three months ended March 31, 1999 and the years ended December 31, 1998 and 1997 were insufficient to cover combined fixed charges and preferred stock dividends by $253.9 million, $584.5 million and $367.4 million, respectively. Fixed charges consist of interest expense, including capitalized interest, amortization of fees related to debt financing and rent expense deemed to be interest. NTL Communications' earnings in the future may not be sufficient to cover those fixed charges, including its obligations on the convertible notes.

WE ARE SUBJECT TO SIGNIFICANT COMPETITION, WHICH WE EXPECT TO INTENSIFY, IN EACH OF OUR BUSINESS AREAS -- IF WE ARE UNABLE TO COMPETE SUCCESSFULLY OUR FINANCIAL HEALTH COULD BE ADVERSELY AFFECTED

     We face significant competition from established and new competitors in each of our businesses. As existing technology develops and new technologies emerge, we believe that competition will intensify in each of our business areas, particularly business telecommunications and the Internet. Some of our competitors have substantially greater financial and technical resources than we do. If we are unable to compete successfully our business, financial condition and results of operations could be adversely affected.

OUR PRINCIPAL BUSINESSES ARE SUBJECT TO GOVERNMENT REGULATION, INCLUDING PRICING REGULATION, WHICH MAY CHANGE ADVERSELY TO US

     Our principal business activities in the UK are regulated and supervised by various governmental bodies. Changes in laws, regulations or governmental policy or the interpretations of those laws or regulations affecting our activities and those of our competitors, such as licensing requirements, changes in price regulation and deregulation of interconnection arrangements, could have a material adverse effect on us.

     In addition, we are also subject to regulatory initiatives of the European Commission. Changes in EU Directives may reduce the range of programing and increase the costs of purchasing television programming or require us to provide access to our cable network infrastructure to other service providers, which could have a material adverse effect on us.

OUR BROADCAST SERVICES BUSINESS IS DEPENDENT UPON SITE SHARING ARRANGEMENTS WITH OUR PRINCIPAL COMPETITOR

     As a result of, among other factors, a natural shortage of potential transmission sites and the difficulties in obtaining planning permission for erection of further masts, the Castle Tower Corporation Consortium and NTL have made arrangements to share a large number of tower sites. We cannot assure you that the site sharing arrangements will not be terminated. Termination of the site sharing arrangements would have a material adverse effect on us.

     Under the present arrangements, one of the parties is the owner, lessor or licensor of each site and the other party is entitled to request a license to use specified facilities at that site. Each site license granted pursuant to the site sharing agreement is for an initial period expiring on December 31, 2005, subject to title to the site and to the continuation in force of the site sharing agreement. Each site sharing agreement provides that, if requested by the sharing party, it will be extended for further periods. Either party may terminate the agreement by 5 years' notice in writing to the other expiring on December 31, 2005 or at any date which is a date 10 years or a multiple of 10 years after December 31, 2005.

OUR BROADCAST SERVICES BUSINESS IS DEPENDENT UPON ITV AND OTHER CONTRACTS

     Our broadcast services business is substantially dependent upon contracts with the ITV contractors, Channel 4/Welsh Fourth Channel and Vodafone for the provision of transmission services. The prices that we may charge these companies for television transmission services are subject to regulation by OFTEL. See "-- Our principal businesses are subject to government regulation, including pricing regulation, which may change adversely to us." The contracts with the ITV contractors and Channel 4/Welsh Fourth Channel terminate on December 31, 2002. Although, historically, the ITV contractors and Channel 4/Welsh Fourth Channel have renewed their contracts with us, we cannot assure you that they will do so upon expiration of the current contracts, that they will not negotiate terms for provision of transmission services by us on a basis less favorable to us or that they would not seek to obtain from third parties a portion of the transmission services currently provided by us. The loss of any one of these contracts could have a material adverse effect on us.

FAILURE TO MANAGE OUR GROWTH AND EXPANSION COULD HAVE A MATERIAL ADVERSE EFFECT ON US

     We have experienced rapid growth and development in a relatively short period, and to meet our strategic objectives will require a continuation of that growth. Management of that growth will require, among other things:

     - stringent control of construction and other costs,

     - continued development of our financial and management controls,

     - increased marketing activities, and

     - the training of new personnel.

     Failure to manage our rapid growth and development successfully could have a material adverse effect on us.

WE ARE DEPENDENT UPON A SMALL NUMBER OF KEY PERSONNEL

     A small number of key executive officers manage our businesses, and the loss of one or more of them could have a material adverse effect on us. We believe that our future success will depend in large part on our continued ability to attract and retain highly skilled and qualified personnel. We have not entered into written employment contracts or non-compete agreements with, nor have we obtained life insurance policies covering those key executive officers. Some of our senior managers also serve as members of senior management of other companies in the telecommunications business.

THE TELECOMMUNICATIONS INDUSTRY IS SUBJECT TO RAPID TECHNOLOGICAL CHANGES AND WE CANNOT PREDICT THE EFFECT OF ANY CHANGES ON OUR BUSINESSES

     The telecommunications industry is subject to rapid and significant changes in technology and the effect of technological changes on our businesses cannot be predicted. However, the cost of implementation for emerging and future technologies could be significant, and our ability to fund such implementation may depend on our ability to obtain additional financing.

WE ARE SUBJECT TO CURRENCY RISK BECAUSE WE OBTAIN A SUBSTANTIAL AMOUNT OF FINANCING IN US DOLLARS BUT GENERALLY GENERATE REVENUES AND INCUR EXPENSES IN OTHER CURRENCIES

     We will encounter currency exchange rate risks because we generate revenues and incur construction and operating expenses in other currencies, primarily in British pounds sterling, while we pay interest and principal obligations with respect to most of our existing indebtedness in United States dollars. We cannot assure you that any hedging transaction we might enter into will be successful and that shifts in the currency exchange rates will not have a material adverse effect on us.

WE DO NOT INSURE THE UNDERGROUND PORTION OF OUR NETWORK

     We obtain insurance of the type and in the amounts that we believe are customary in the UK for similar companies. Consistent with this practice, we do not insure the underground portion of our cable network. Substantially all of our cable network is constructed underground. Any catastrophe that affects a significant portion of a system's underground cable network could result in substantial uninsured losses.

ANTI-TAKEOVER MATTERS -- VARIOUS PROVISIONS OF THE INDENTURES GOVERNING OUR INDEBTEDNESS AND OF NTL INCORPORATED'S CERTIFICATE OF INCORPORATION MAY HAVE THE EFFECT OF DELAYING, PREVENTING OR MAKING A CHANGE OF CONTROL OF NTL MORE DIFFICULT

     Some provisions of the indentures governing our or our subsidiaries' outstanding indebtedness may have the effect of delaying or preventing transactions involving a change of control of NTL, including transactions in which stockholders might otherwise receive a possible substantial premium for their shares over then current market prices, and may limit the ability of stockholders to approve transactions that they may deem to be in their best interest.

     A change of control may require our subsidiaries to offer to repurchase indebtedness under existing or future agreements governing that indebtedness. As a consequence, a change of control may require us to refinance substantial amounts of our indebtedness and would impose other significant obligations on us. The inability of a subsidiary to purchase all or some of the notes tendered for purchase, would also constitute an event of default under the applicable indenture which would have an adverse effect on us.

     NTL Incorporated's certificate of incorporation contains provisions which may have the effect, alone or in combination with each other or with the existence of authorized but unissued common stock and any series of preferred stock, of precluding or rendering more difficult a hostile takeover, making it more difficult to remove or change the composition of our incumbent board of directors and our officers, being adverse to stockholders who desire to participate in a tender offer and depriving stockholders of possible opportunities to sell their shares at temporarily higher prices. See "Description of Capital Stock -- Certain Special Provisions." In particular, the rights issuable pursuant to our stockholder rights plan have anti-takeover effects as they will cause substantial dilution to a person or group that acquires a substantial interest in NTL without the prior approval of our board of directors. See "Description of Capital Stock -- NTL Rights Agreement." As a result of the provisions of the certificate of incorporation and the ownership of NTL, no change of control requiring stockholder approval is possible without the consent of the owners of the rights preferred stock.

THE INSTRUMENTS GOVERNING SOME OF OUR SUBSIDIARIES' INDEBTEDNESS MAY INDIRECTLY LIMIT OUR ABILITY TO PAY DIVIDENDS

     The indentures governing NTL Communications' senior notes impose limitations on the payment of dividends to us and consequently restrict our ability to pay dividends on our common stock. Further, the terms of other future indebtedness of our subsidiaries may, subject to the terms of the indentures governing the senior notes, restrict, the ability of some of our subsidiaries to distribute earnings to NTL Communications or make other payments to NTL Communications.

     We have never paid cash dividends on our common stock. In addition, the payment of any dividends by us in the future will be at the discretion of our board of directors and will depend upon, among other things, future earnings, operations, capital requirements, our general financial condition and the general financial condition of our subsidiaries and general business conditions.

THE MARKET PRICE OF THE COMMON STOCK AND THE CONVERTIBLE NOTES IS SUBJECT TO VOLATILITY

     The market price of the common stock has been subject to volatility and, in the future, the market price of the common stock and the convertible notes could be subject to wide fluctuations in response to numerous factors, many of which are beyond our control. These factors include, among other things, actual or anticipated variations in our operating results, our earnings releases and our competitors' earnings releases, announcements of technological innovations, changes in financial estimates by securities analysts, market conditions in the industry and the general state of the securities markets, governmental legislation or regulation, currency and exchange rate fluctuations, as well as general economic and market conditions, such as recessions.

THERE HAS BEEN NO PUBLIC MARKET FOR THE CONVERTIBLE NOTES PRIOR TO THIS OFFERING -- WE CANNOT ASSURE YOU THAT A LIQUID MARKET WILL DEVELOP FOR THE CONVERTIBLE NOTES

     There has been no public market for the convertible notes prior to this offering. NTL Communications does not intend to seek to have the convertible notes listed or quoted on any securities exchange or automated quotation system. Although the underwriters have advised us that they currently intend to make a market in the convertible notes, they are not obligated to do so and any market making may be discontinued at any time without notice. As a result, we cannot assure you as to the ongoing development or liquidity of any market that may develop for the convertible notes.

YOU SHOULD BE AWARE THAT ACTUAL RESULTS MAY TURN OUT TO BE MATERIALLY DIFFERENT FROM ANY FORWARD-LOOKING STATEMENTS INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS

     This prospectus includes or incorporates by reference projections of broadcast transmission revenues, build-out results and other forward-looking statements, including those using words such as "believe," "anticipate," "should," "intend," "plan," "will," "expects," "estimates," "projects," "positioned," "strategy," and similar expressions. In reviewing information included or incorporated by reference in this prospectus, it should be kept in mind that actual results may differ materially from those expressed or implied in those projections and forward-looking statements. Important assumptions and factors that could cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in or expressed or implied by those projections and forward-looking statements include those specified in this Risk Factors section, as well as:

     - industry trends,

     - our ability to

             -- continue to design network routes and install facilities

             -- obtain and maintain any required government licenses or approvals

             -- finance construction and development,

     all in a timely manner, at reasonable costs and on satisfactory terms and conditions,

     - assumptions about

             -- customer acceptance

             -- churn rates

             -- overall market penetration and competition from providers of alternative services

             -- Year 2000 readiness, and

             -- availability, terms and deployment of capital.

     We assume no obligation to update projections or other forward-looking statements to reflect actual funding requirements, capital expenditures and results, changes in assumptions or in the factors affecting these projections or other forward-looking statements. We cannot assure you that:

     - any financings will be obtained when required, on acceptable terms or at all;

     - actual amounts required to complete our planned build out will not exceed the amount we estimate (see "-- We cannot be certain as to future network construction progress and costs") or that additional financing substantially in excess of that amount will not be required;

     - we will not acquire franchises, licenses or other new businesses that would require additional capital;

     - operating cash flow will meet expectations or that we will be able to access such cash from its subsidiaries' operations to meet any unfunded portion of its capital requirements when required or to satisfy the terms of the notes, or our other debt instruments and agreements for the incurrence of additional debt financing (see "-- NTL Incorporated and NTL Communications are holding companies that are dependent upon cash flow from their subsidiaries to meet their obligations -- their ability to access that cash flow may be limited in some circumstances");

     - Our subsidiaries will not incur losses from their exposure to exchange rate fluctuations or be adversely affected by interest rate fluctuations (see "-- We are subject to currency risk to the extent we obtain financing in U.S. dollars but incur expenses in other currencies");

     - there will not be adverse changes in applicable United States, United Kingdom or Bermuda tax laws; or

     - the future effects of monetary union in Europe will not be materially adverse to us.

All forward-looking statements included or incorporated by reference in this prospectus are expressly qualified by the foregoing.

                                USE OF PROCEEDS

     The net proceeds NTL Incorporated will receive from the sale of 8,000,000 shares of its common stock in this offering are estimated to be $
million at an assumed public offering price of $          per share ($
million if the underwriters' over-allotment option is exercised in full), after deducting the estimated underwriting discount and estimated offering expenses NTL Incorporated will pay.

     NTL Incorporated expect to use the net proceeds from this offering to

        (1) contribute $500 million to NTL Communications to replace amounts previously distributed by NTL Communications to NTL Incorporated,

        (2) to fund the acquisition of the 1G Networks in France (approximately $57 million), and

        (3) for general corporate purposes.

     The net proceeds NTL Communications will receive from the sale of the
convertible notes in this offering are estimated to be $     million, after
deducting the estimated underwriting discount and estimated offering expenses NTL Communications will pay.

     NTL Communications expects to use the net proceeds to finance construction, capital expenditure and working capital requirements, including debt service and repayment obligations and make acquisitions of businesses or assets related to its business.

                                 EXCHANGE RATES

     The following table sets forth, for the periods indicated, the noon buying rate for pounds sterling expressed in U.S. dollars per Ll.00.

     The average rate is the average of the noon buying rates on the last day of each month during the relevant period.

YEAR ENDED DECEMBER 31,                     PERIOD END     AVERAGE      HIGH      LOW
-----------------------                     ----------    ----------    -----    -----
1994......................................     1.57          1.53        1.64     1.46
1995......................................     1.55          1.58        1.64     1.53
1996......................................     1.71          1.56        1.72     1.49
1997......................................     1.65          1.64        1.71     1.56
1998......................................     1.66          1.66        1.72     1.61
1999 (through June 15)....................     1.60          1.62        1.66     1.59

                          PRICE RANGE OF COMMON STOCK

     NTL Incorporated's common stock is quoted and traded on the Nasdaq National Market System under the symbol "NTLI." From October 14, 1993 through March 26, 1997, NTL Incorporated's common stock was quoted and traded on the Nasdaq National Market System under the symbol "ICTL." The following table sets forth, for the periods indicated, the high and low reported sales prices per share of common stock as reported on the Nasdaq National Market System.

                                                                   NTL
                                                              --------------
                                                               COMMON STOCK
                                                              --------------
                                                              HIGH      LOW
                                                              ----      ----
1996
  First Quarter.............................................  $ 30 1/8  $ 21 5/8
  Second Quarter............................................    34 1/8    27 3/4
  Third Quarter.............................................    30        22 5/8
  Fourth Quarter............................................    28 1/4    22 5/8

1997
  First Quarter.............................................  $ 26 3/4  $ 18 1/8
  Second Quarter............................................    27 1/4    19
  Third Quarter.............................................    27 7/8    20 1/8
  Fourth Quarter............................................    29 3/8    25 1/4

1998
  First Quarter.............................................  $ 45 3/4  $ 26 3/4
  Second Quarter............................................    54        35 3/4
  Third Quarter.............................................    65        35 1/2
  Fourth Quarter............................................    59 1/2    32

1999
  First Quarter.............................................  $ 83 1/8  $ 53 3/4
  Second Quarter (through June 15, 1999)....................   100 1/8    73 1/2

     The market price of shares of NTL Incorporated's common stock is subject to fluctuation. As a result, you are urged to obtain current market quotations. On June 15, 1999, the last reported sales price per share of common stock, as reported on the Nasdaq National Market System, was $94 1/4. As of June 15, 1999 there were approximately 599 recordholders of common stock. This figure does not reflect beneficial ownership of shares held in nominee name.

                                DIVIDEND POLICY

     Since NTL Incorporated's inception, it has not declared or paid any cash dividends on its common stock. We currently intend to retain our earnings for future growth and, therefore, do not anticipate paying cash dividends in the foreseeable future.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of NTL
Incorporated:

     (1) as of March 31, 1999 and

     (2) as adjusted for (a) the issuance in April 1999 of L330 million aggregate principal amount at maturity of 9 3/4% senior deferred coupon notes due 2009 and the application of the net proceeds of that offering of approximately $322.1 million and (b) the issuance of the common stock and convertible notes offered by this prospectus and the application of the expected net proceeds from the offering.

                                                                 AS OF MARCH 31, 1999
                                                              --------------------------
                                                                ACTUAL       AS ADJUSTED
                                                              -----------    -----------
                                                                    (IN THOUSANDS)
Cash, cash equivalents and marketable securities............  $ 1,399,640    $
                                                              ===========    ==========
Current portion of long-term debt...........................  $    26,599    $   26,599
                                                              ===========    ==========
Long-term debt:
  NTL Communications:
     12 3/4% Series A Senior Deferred Coupon Notes..........  $   244,292    $  244,292
     11 1/2% Series B Senior Deferred Coupon Notes..........      855,677       855,677
     10% Series B Senior Notes..............................      400,000       400,000
     9 1/2% Senior Sterling Notes(1)........................      200,844       200,844
     10 3/4% Senior Deferred Coupon Sterling Notes..........      316,509       316,509
     9 3/4% Senior Deferred Coupon Notes....................      886,589       886,589
     11 1/2% Senior Notes...................................      625,000       625,000
     12 3/8% Senior Deferred Coupon Notes...................      262,136       262,136
     9 3/4% Senior Deferred Coupon Notes....................           --       330,318
     7% Convertible Subordinated Notes(2)...................      274,950       274,950
     7% Convertible Subordinated Notes......................      600,000       600,000
       % Convertible Subordinated Notes offered by this
       prospectus...........................................           --       400,000
  NTL Bermuda:
     11.2% Senior Discount Debentures.......................      433,483       433,483
     Other..................................................        7,580         7,580
  Diamond:
     13 1/4% Senior Discount Notes..........................      266,989       266,989
     11 3/4% Senior Discount Notes..........................      436,385       436,385
     10 3/4% Senior Discount Notes..........................      309,458       309,458
     10% Senior Sterling Notes..............................      217,566       217,566
     9 1/8% Senior Notes....................................      109,836       109,836
     Other..................................................       10,438        10,438
                                                              -----------    ----------
          Total long-term debt..............................    6,457,732     7,188,050
                                                              -----------    ----------

                                                                 AS OF MARCH 31, 1999
                                                              --------------------------
                                                                ACTUAL       AS ADJUSTED
                                                              -----------    -----------
                                                                    (IN THOUSANDS)
Senior redeemable exchangeable preferred stock, par value
  $0.01 per share, plus accreted dividends; liquidation
  preference $129,000,000; 129,000 shares issued and
  outstanding actual and as adjusted........................      128,340       128,340
Shareholders' equity:
  Series preferred stock, $0.01 par value, liquidation
     preference $685,484,000; 10,000,000 shares authorized;
     681,000 shares issued and outstanding actual and as
     adjusted...............................................            7             7
  Common stock, $0.01 par value, 400,000,000 shares
     authorized, 73,402,000 shares actual and 81,402,000
     shares as adjusted issued and outstanding(3)...........          734
  Additional paid-in capital................................    2,982,949
  Accumulated other comprehensive income....................       (9,462)       (9,462)
  (Deficit).................................................   (1,482,087)   (1,482,087)
                                                              -----------    ----------
          Total shareholders' equity........................    1,492,141
                                                              -----------    ----------
Total capitalization........................................  $ 8,078,213    $
                                                              ===========    ==========

---------------
(1) Net of unamortized discount of $607,000.

(2) On May 26, 1999, NTL Communications announced that it was calling for redemption all of its 7% convertible subordinated notes due 2008 issued in June 1996. The redemption date is June 25, 1999 and the redemption prices is 104.9% of the principal amount, plus accrued and unpaid interest through the date of redemption. It is presently anticipated that all or substantially all of those notes will be converted into NTL Incorporated common stock at the applicable conversion rate of $37.875 per share of common stock.

(3) Does not include an aggregate of 43,242,000 shares of common stock, consisting of:

     (a) 16,112,000 shares of common stock subject to options;

     (b) 2,865,000 shares of common stock subject to warrants;

     (c) 7,210,000 shares of common stock issuable upon the conversion of preferred stock;

     (d) 17,055,000 shares of common stock issuable upon conversion of NTL Communications' convertible notes; and

     (e) shares of common stock issuable upon conversion of NTL Communications' convertible notes offered by this prospectus.

      SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The selected consolidated financial information for NTL presented below under the captions income statement data for the years ended December 31, 1998, 1997, 1996, 1995 and 1994, was derived from our consolidated financial statements audited by Ernst & Young LLP. Interim data for the three months ended March 31, 1998 and 1999 are unaudited, but include in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of that data. Results for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for any other interim period or for the year as a whole.

     In June and September 1998, we purchased ComTel for an aggregate purchase price of approximately $969.0 million, including intangibles aggregating approximately $224.0 million. In October 1998, we purchased Comcast U.K. (now known as NTL Bermuda) for an aggregate purchase price of approximately $600.4 million, including intangibles of approximately $129.8 million. In December 1998, we purchased EGT for an aggregate purchase price of approximately $151.0 million, including intangibles of approximately $45.0 million. In March 1999, we purchased Diamond for an aggregate purchase price of $979.9 million including intangibles of $1.3 billion. The net assets and results of operations of ComTel, Comcast U.K. (now known as NTL Bermuda), EGT and Diamond are included in the consolidated financial statements from their respective dates of acquisition.

     In May 1996, we purchased NTL Group Limited for an aggregate purchase price of approximately $439.0 million, including goodwill of approximately $263.0 million. The net assets and results of operations of NTL Group Limited are included in the consolidated financial statements from the date of the acquisition.

     The unaudited pro forma financial information is derived from the unaudited pro forma financial data and gives effect to the completed acquisitions. The unaudited pro forma financial information does not purport to present our financial position or results of operations had the acquisitions occurred on the dates specified, nor are they necessarily indicative of the financial position or results of operations that may be achieved in the future. The following information should be read in conjunction with our consolidated financial statements and related notes and the unaudited pro forma financial data and related notes, in each case, appearing elsewhere in this prospectus.

                                     THREE MONTHS ENDED MARCH 31,          YEAR ENDED DECEMBER 31,
                                   --------------------------------   ----------------------------------
                                   PRO FORMA                          PRO FORMA
                                     1999        1999        1998        1998        1998        1997
                                   ---------   ---------   --------   ----------   ---------   ---------
                                                              (IN THOUSANDS)
INCOME STATEMENT DATA:
Revenues.........................  $ 342,179   $ 313,381   $147,792   $1,112,984   $ 747,015   $ 491,775
Costs and expenses
  Operating expenses.............    171,590     161,544     77,333      523,473     372,134     301,644
  Selling, general and
    administrative expenses......    131,194     119,270     56,728      441,800     299,494     169,133
  Depreciation and
    amortization.................    181,330     141,734     45,856      583,732     266,112     150,509
  Franchise fees.................      6,848       6,848      6,195       25,036      25,036      23,587
  Corporate expenses.............      5,252       5,252      3,642       21,025      17,048      18,324
  Nonrecurring charges...........         --          --         --       (4,194)     (4,194)     20,642
                                   ---------   ---------   --------   ----------   ---------   ---------
    Total costs and expenses.....    496,214     434,648    189,754    1,590,872     975,630     683,839
                                   ---------   ---------   --------   ----------   ---------   ---------
  Operating (loss)...............   (154,035)   (121,267)   (41,962)    (477,888)   (228,615)   (192,064)
Other income (expense)
  Interest and other income......     13,157      11,013      5,143       83,164      46,024      28,415
  Interest expense...............   (156,384)   (130,823)   (58,058)    (588,402)   (328,815)   (202,570)
  Other gains....................         --          --         --           --          --      21,497
  Foreign currency transactions
    gains/(losses)...............    (29,914)     10,658      1,205       24,953       4,152         574
                                   ---------   ---------   --------   ----------   ---------   ---------
(Loss) before income taxes,
  minority interests and
  extraordinary item.............   (327,176)   (230,419)   (93,672)    (958,173)   (507,254)   (344,148)
Income tax benefit (provision)...         --          --         --        3,327       3,327      15,591
                                   ---------   ---------   --------   ----------   ---------   ---------

                                       YEAR ENDED DECEMBER 31,
                                   -------------------------------

                                     1996        1995       1994
                                   ---------   --------   --------
                                           (IN THOUSANDS)
INCOME STATEMENT DATA:
Revenues.........................  $ 228,343   $ 33,741   $ 13,745
Costs and expenses
  Operating expenses.............    144,315     24,415      7,827
  Selling, general and
    administrative expenses......    114,992     57,932     19,468
  Depreciation and
    amortization.................     98,653     29,823     17,916
  Franchise fees.................     13,117         --         --
  Corporate expenses.............     14,899     14,697      8,422
  Nonrecurring charges...........         --         --         --
                                   ---------   --------   --------
    Total costs and expenses.....    385,976    126,867     53,633
                                   ---------   --------   --------
  Operating (loss)...............   (157,633)   (93,126)   (39,888)
Other income (expense)
  Interest and other income......     33,634     21,185     18,403
  Interest expense...............   (137,032)   (28,379)   (11,410)
  Other gains....................         --         --         --
  Foreign currency transactions
    gains/(losses)...............      2,408         84      2,062
                                   ---------   --------   --------
(Loss) before income taxes,
  minority interests and
  extraordinary item.............   (258,623)  (100,236)   (30,833)
Income tax benefit (provision)...     (7,653)     2,477     (1,630)
                                   ---------   --------   --------

                                     THREE MONTHS ENDED MARCH 31,          YEAR ENDED DECEMBER 31,
                                   --------------------------------   ----------------------------------
                                   PRO FORMA                          PRO FORMA
                                     1999        1999        1998        1998        1998        1997
                                   ---------   ---------   --------   ----------   ---------   ---------
                                                              (IN THOUSANDS)
(Loss) before minority interests
  and extraordinary item.........   (327,176)   (230,419)   (93,672)    (954,846)   (503,927)   (328,557)
Minority interests...............         --          --         --           --          --          --
Loss from early extinguishment of
  debt...........................         --          --         --      (30,689)    (30,689)     (4,500)
                                   ---------   ---------   --------   ----------   ---------   ---------
Net (loss).......................  $(327,176)  $(230,419)  $(93,672)  $ (985,535)  $(534,616)  $(333,057)
                                   =========   =========   ========   ==========   =========   =========
OTHER DATA:
Capital expenditures.............              $ 276,126   $ 97,945                $ 772,144   $ 503,656
                                               =========   ========                =========   =========

                                       YEAR ENDED DECEMBER 31,
                                   -------------------------------

                                     1996        1995       1994
                                   ---------   --------   --------
                                           (IN THOUSANDS)
(Loss) before minority interests
  and extraordinary item.........   (266,276)   (97,759)   (32,463)
Minority interests...............     11,822      6,974      2,890
Loss from early extinguishment of
  debt...........................         --         --         --
                                   ---------   --------   --------
Net (loss).......................  $(254,454)  $(90,785)  $(29,573)
                                   =========   ========   ========
OTHER DATA:
Capital expenditures.............  $ 505,664   $445,550   $122,962
                                   =========   ========   ========

                                                                                    DECEMBER 31,
                                                               MARCH 31, 1999           1998
                                                              -----------------    --------------
                                                                        (IN THOUSANDS)
BALANCE SHEET DATA:
Cash, cash equivalents and marketable securities............     $1,399,640          $  996,896
Working capital.............................................        998,705             600,549
Fixed assets, net...........................................      4,688,167           3,854,430
Total assets................................................      8,810,471           6,194,097
Long-term debt..............................................      6,457,732           5,043,803
Senior Redeemable Exchangeable Preferred Stock..............        128,340             124,127
Shareholders' equity........................................      1,492,141             355,154

                       UNAUDITED PRO FORMA FINANCIAL DATA

     In March 1999, we acquired Diamond in exchange for our common stock. In December 1998, we acquired EGT in exchange for cash and our preferred stock. In October 1998, acquired Comcast U.K. in exchange for our common stock. On June 16, 1998, we agreed to acquire substantially all of the operations of ComTel in a two-part transaction that was completed in September 1998 in exchange for approximately L550 million. The cash portion of the purchase price of ComTel was financed using funds available under our credit facility. The amounts borrowed under the credit facility were repaid with most of the proceeds from the issuance of NTL Communications' 11 1/2% notes and 12 3/8% notes in November 1998.

     The unaudited pro forma financial data presented give effect to the completed acquisitions of Comcast U.K., ComTel and EGT, all of which were completed in 1998, and give further effect to the subsequent acquisition of Diamond. The pro forma financial data is based on our historical financial statements and the historical financial statements of Comcast U.K., ComTel, EGT and Diamond. The statements of operations data reflects the translation of all pound sterling denominated amounts at the average rate for the three months ended March 31, 1999 of $1.6116 = L1.00 and the average rate for the year ended December 31, 1998 of $1.6571 = L1.00.

     The acquisitions have been accounted for in the pro forma financial data using the purchase method of accounting. Accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values, which are subject to further adjustment based upon appraisals and other analyses. We do not currently expect future adjustments from these analyses, if any, to be material to the unaudited pro forma financial statements.

     The pro forma financial statements do not give effect to:

     (1) the sale in January 1999 of our 5 1/4% preferred stock and warrants to Microsoft for $500 million; and

     (2) the issuance by NTL Communications of L330,000,000 aggregate principal amount at maturity of 9 3/4% senior deferred coupon notes due 2009 in April 1999.

     The unaudited pro forma condensed combined statements of operations for the year ended December 31, 1998 give effect to the acquisitions as if they had been consummated on January 1, 1998, respectively.

     Comcast U.K. (now known as NTL Bermuda) owned a 27.5% interest in Birmingham Cable Corporation Limited and currently owns a 50% interest in Cable London PLC. NTL Bermuda accounts for these interests using the equity method. The following pro forma financial data give effect to the issuance of 0.3745 shares of our common stock for each share of Comcast U.K. common stock and the sale of the Birmingham Cable equity interest to TeleWest Communications plc prior to the acquisition of NTL Bermuda by NTL.

     The TeleWest agreement provides that at any time during the period commencing on April 29, 1999 and ending on July 29, 1999, NTL Bermuda may give notice to TeleWest of an offer to sell to TeleWest the Cable London equity interest and related assets for the cash sum specified in the offer notice. If NTL Bermuda fails to give the offer notice prior to the end of the period, NTL Bermuda will be deemed to have delivered an offer notice for a sum equal to L100 million.

     TeleWest will have 30 days in which to accept or decline the offer. If TeleWest accepts the offer, NTL Bermuda will sell to TeleWest the Cable London equity interest and related assets at the sum specified in the offer notice. If TeleWest declines the offer, TeleWest will sell to NTL Bermuda all of the shares in the capital of Cable London and related assets owned by TeleWest at the sum specified in the offer notice.

     The unaudited pro forma financial statements do not give effect to the sale of the Cable London equity interest to TeleWest or NTL Bermuda's purchase of TeleWest's shares in the capital of Cable London, as we are currently unable to determine the probable outcome of the offer procedure described above. The effect of the sale of the Cable London equity interest by NTL Bermuda would be to eliminate its investment in Cable London and increase cash by the amount of the proceeds. The effect of its purchase of all of TeleWest's shares in the capital of Cable London would be to reduce its cash and increase the amount of its investment in Cable London.

     The pro forma adjustments are based upon available information and assumptions that we believe were reasonable at the time made. The unaudited pro forma condensed combined financial statements do not purport to present our financial position or results of operations had the acquisitions occurred on the dates specified, nor are they necessarily indicative of the financial position or results of operations that may be achieved in the future. The unaudited pro forma condensed combined statements of operations do not reflect any adjustments for synergies that we expect to realize commencing upon consummation of the acquisitions. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, that may be realized.

                                NTL INCORPORATED

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  NTL           DIAMOND*
                                                              (HISTORICAL)    (HISTORICAL)
                                                              ------------    ------------
REVENUES....................................................   $ 313,381        $ 28,798
COSTS AND EXPENSES
Operating expenses..........................................     161,544          10,046
Selling, general and administrative expenses................     119,270          11,924
Franchise fees..............................................       6,848              --
Corporate expenses..........................................       5,252              --
Merger Costs................................................          --          13,934
Depreciation and amortization...............................     141,734          15,277
                                                               ---------        --------
                                                                 434,648          51,181
                                                               ---------        --------
Operating loss..............................................    (121,267)        (22,383)
OTHER INCOME (EXPENSE)
Interest and other income...................................      11,013           2,144
Interest expense............................................    (130,823)        (25,561)
Other.......................................................      10,658         (40,572)
                                                               ---------        --------
Loss before income taxes....................................    (230,419)        (86,372)
Income tax benefit..........................................          --              --
                                                               ---------        --------
Net loss....................................................    (230,419)        (86,372)
Preferred stock dividends...................................     (13,092)             --
                                                               ---------        --------
Net loss available to common stock..........................   $(243,511)       $(86,372)
                                                               =========        ========
Net loss per common stock -- basic and fully diluted........   $   (3.82)
                                                               =========
Weighted average shares outstanding.........................      63,784
                                                               =========


                                                              ADJUSTMENTS    PRO FORMA
                                                              -----------    ---------
REVENUES....................................................   $     --      $ 342,179
COSTS AND EXPENSES
Operating expenses..........................................                   171,590
Selling, general and administrative expenses................                   131,194
Franchise fees..............................................                     6,848
Corporate expenses..........................................                     5,252
Merger Costs................................................    (13,934)            --
Depreciation and amortization...............................     24,319(B)     181,330
                                                               --------      ---------
                                                                 10,385        496,214
                                                               --------      ---------
Operating loss..............................................    (10,385)      (154,035)
OTHER INCOME (EXPENSE)
Interest and other income...................................                    13,157
Interest expense............................................         --       (156,384)
Other.......................................................                   (29,914)
                                                               --------      ---------
Loss before income taxes....................................    (10,385)      (327,176)
Income tax benefit..........................................         --             --
                                                               --------      ---------
Net loss....................................................    (10,385)      (327,176)
Preferred stock dividends...................................         --        (13,092)
                                                               --------      ---------
Net loss available to common stock..........................   $(10,385)     $(340,268)
                                                               ========      =========
Net loss per common stock -- basic and fully diluted........                 $   (4.64)
                                                                             =========
Weighted average shares outstanding.........................      9,503         73,287
                                                                             =========

---------------

* For the period from January 1, 1999 to date of acquisition (March 8, 1999).

                                NTL INCORPORATED

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  NTL                                      PRO FORMA
                                  NTL           COMTEL          BERMUDA           EGT                      FOR PRIOR       DIAMOND
                              (HISTORICAL)   (HISTORICAL)*   (HISTORICAL)*   (HISTORICAL)*   ADJUSTMENTS   ACQUISITIONS (HISTORICAL)
                              ------------   -------------   -------------   -------------   -----------  -------------  -----------
REVENUES....................   $ 747,015       $ 97,222        $105,348         $17,110       $   (789)(C)   $  965,906  $ 147,078
COSTS AND EXPENSES
Operating expenses..........     372,134         62,393          33,965           7,893             --          476,385     47,088
Selling, general and
 administrative expenses....     299,494         32,285          48,448              --             --          380,227     61,573
Franchise fees..............      25,036             --              --              --             --           25,036         --
Corporate expenses..........      17,048             --           3,977              --             --           21,025         --
Non-recurring charges.......      (4,194)            --              --              --             --           (4,194)        --
Depreciation and
 amortization...............     266,112         41,035          37,202           3,157         29,229(B)       376,735     71,650
                               ---------       --------        --------         -------       --------       ----------    ---------
                                 975,630        135,713         123,592          11,050         29,229        1,275,214    180,311
                               ---------       --------        --------         -------       --------       ----------  ---------
Operating loss..............    (228,615)       (38,491)        (18,244)          6,060        (30,018)        (309,308)   (33,233)
OTHER INCOME (EXPENSE)
Interest and other income...      46,024            476          14,983              --             --           61,483     21,681
Interest expense............    (328,815)        (7,459)        (49,477)             --        (62,417)(E)     (448,168)  (140,234)
Other.......................       4,152             --          (3,326)             --         11,574(D)        12,400     12,553
                               ---------       --------        --------         -------       --------       ----------  ---------
Loss before income taxes....    (507,254)       (45,474)        (56,064)          6,060        (80,861)        (683,593)  (139,233)
Income tax benefit..........       3,327             --              --                             --            3,327         --
                               ---------       --------        --------         -------       --------       ----------  ---------
Loss before extraordinary
 item.......................    (503,927)       (45,474)        (56,064)          6,060        (80,861)        (680,266)  (139,233)
Loss from early
 extinguishment of debt.....     (30,689)            --              --              --             --          (30,689)        --
                               ---------       --------        --------         -------       --------       ----------  ---------
Net loss....................    (534,616)       (45,474)        (56,064)          6,060        (80,861)        (710,955)  (139,233)
Preferred stock dividends...     (18,761)            --              --              --        (14,092)(F)      (32,853)        --
                               ---------       --------        --------         -------       --------       ----------  ---------
Net loss available to common
 shareholders...............   $(553,377)      $(45,474)       $(56,064)        $ 6,060       $(94,953)      $ (743,808) $(139,233)
                               =========       ========        ========         =======       ========       ==========  =========
Net loss per common
 share -- basic and fully
 diluted....................   $  (13.43)                                                                    $   (13.00)
                               =========                                                                     ==========
Weighted average shares
 outstanding................      41,202                                                        16,004           57,206
                               =========                                                      ========       ==========


                              ADJUSTMENTS     PRO FORMA
                              -----------    -----------
REVENUES....................   $      --     $ 1,112,984
COSTS AND EXPENSES
Operating expenses..........          --         523,473
Selling, general and
 administrative expenses....          --         441,800
Franchise fees..............          --          25,036
Corporate expenses..........          --          21,025
Non-recurring charges.......          --          (4,194)
Depreciation and
 amortization...............     135,347(B)      583,732
                               ---------     -----------
                                 135,347       1,590,872
                               ---------     -----------
Operating loss..............    (135,347)       (477,888)
OTHER INCOME (EXPENSE)
Interest and other income...          --          83,164
Interest expense............          --        (588,402)
Other.......................          --          24,953
                               ---------     -----------
Loss before income taxes....    (135,347)       (958,173)
Income tax benefit..........          --           3,327
                               ---------     -----------
Loss before extraordinary
 item.......................    (135,347)       (954,846)
Loss from early
 extinguishment of debt.....          --         (30,689)
                               ---------     -----------
Net loss....................    (135,347)       (985,535)
Preferred stock dividends...          --         (32,853)
                               ---------     -----------
Net loss available to common
 shareholders...............   $(135,347)    $(1,018,388)
                               =========     ===========
Net loss per common
 share -- basic and fully
 diluted....................                 $    (14.57)
                                             ===========
Weighted average shares
 outstanding................      12,705(A)       69,911
                               =========     ===========

---------------

* For the period from January 1, 1998 to the respective date of acquisition.

                                NTL INCORPORATED

                             PRO FORMA ADJUSTMENTS
                                 (IN THOUSANDS)

                                                               DIAMOND
                                                              ----------
A  PURCHASE PRICE AND ALLOCATION
PURCHASE PRICE
NTL Shares issued...........................................      12,750
NTL stock price (prior to closing)..........................  $    76.19
                                                              ----------
Subtotal....................................................     971,452
Fees and other costs........................................       8,430
                                                              ----------
Purchase price..............................................     979,882
Net tangible liabilities at date of acquisition.............     370,454
                                                              ----------
Excess of Purchase Price over net tangible assets
  acquired..................................................  $1,350,336
                                                              ==========
ALLOCATED TO
Fixed assets................................................  $   60,077
Customer lists..............................................      78,511
License acquisition costs...................................      84,875
Goodwill....................................................   1,126,873
                                                              ----------
                                                              $1,350,336
                                                              ==========

                                                              ACQUISITIONS
                                                              COMPLETED IN
                                                                  1998        DIAMOND
                                                              ------------    --------
B  DEPRECIATION AND AMORTIZATION
For the year ended December 31, 1998:
  Depreciation of fixed asset allocation (over 15 years)....    $   (126)     $  4,005
  Amortization of intangibles (over 2-15 years).............      72,145       139,327
  Historical amortization of intangibles....................     (42,790)       (7,985)
                                                                --------      --------
                                                                $ 29,229      $135,347
                                                                ========      ========

For the three months ended March 31, 1999:
  Depreciation of fixed asset allocation (over 15 years)....  $   735
  Amortization of intangibles (over 2-15 years).............   25,575
  Historical amortization of Intangibles....................   (1,991)
                                                              -------
                                                              $24,319
                                                              =======

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
C  CONSULTING REVENUE
Comcast U.K. consulting fee income earned under consulting
  agreement with Birmingham which ceased upon the sale of
  Birmingham................................................    $   789
                                                                =======
D  EQUITY IN NET LOSS
Comcast U.K. equity in the net loss of Birmingham that will
  no longer be recorded after the sale of Birmingham........    $11,574
                                                                =======

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
E  INTEREST EXPENSE
Interest on ComTel Debt Not Assumed.........................    $(7,431)
Interest on the borrowings utilized to acquire ComTel(1)....     77,567
Amortization of fees on borrowings recorded as deferred
  financing costs...........................................      2,015
Historical interest expense on Comcast U.K. Credit
  Facility(2)...............................................     (9,734)
                                                                -------
Net Statement of Operations Impact..........................    $62,417
                                                                =======
F  PREFERRED STOCK DIVIDEND
Dividends at 9.9% on the preferred stock issued in the
  ComTel and EGT acquisitions...............................    $14,092
                                                                =======

---------------
(1) On June 16, 1998, we agreed to acquire substantially all of the operations of ComTel in a two-part transaction in exchange for approximately L550 million. A portion of the purchase price (L475 million) was financed using funds available under our credit facility. The credit facility bore interest at LIBOR plus 3% per annum increasing by 0.25% per annum each month beginning three months after the first drawdown to a maximum of 4% per annum. In November 1998, the credit facility was repaid using most of the proceeds from the issuance of NTL Communications' 11 1/2% notes and 12 3/8% notes.
(2) This facility was repaid by Comcast U.K. with the proceeds from the sale of its interest Birmingham Cable.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     As a result of the completion of the acquisitions of ComTel, Comcast UK (now known as NTL Bermuda) and EGT in 1998 and Diamond in March 1999, we consolidated the results of operations of these businesses from the date of acquisition. The results of these businesses are not included in the 1997 results.

THREE MONTHS ENDED MARCH 31, 1999 AND 1998

     Local telecommunications and television revenues increased to $168,827,000 from $61,584,000 as a result of acquisitions and from customer growth that increased our current revenue stream. The 1999 revenue includes $84,833,000 from acquired companies. We expect our customer base to continue to increase which will drive further revenue growth as we complete the construction of our broadband network past the remaining homes in our franchise areas.

     National and international telecommunications revenues increased to $105,730,000 from $51,012,000 primarily as a result of increases in business telecommunications revenues, Internet services revenues and carrier services revenues. Business telecommunications and Internet services revenues increased primarily as a result of customer growth. We expect our business telecommunications and Internet services customer base to continue to increase which will drive further revenue growth. We are expanding our sales and marketing effort to business customers and for Internet services in its completed network. Carrier services revenues increased due to growth in satellite services and telephone services provided by our wholesale operation to broadcasters and telephone companies, respectively. Revenue growth in carrier services is primarily dependent upon our ability to continue to attract new customers and expand services to existing customers. Recent new contracts should contribute to revenue growth in the near term.

     Broadcast transmission and other revenues increased to $38,824,000 from $33,418,000 primarily due to increases in broadcast television and FM radio customers and accounts, which exceeded price cap reductions in our regulated services. Broadcast television revenues are expected to increase in the future as digital broadcasting revenues increase.

     Other telecommunications revenues decreased to none from $1,778,000 due to the sales of the assets of our wholly-owned subsidiary, OCOM Corporation, to AirTouch Communications, Inc. and to Cellular Communications of Puerto Rico, Inc. during 1998.

     Operating expenses increased to $161,544,000 from $77,333,000 as a result of increases in interconnection costs and programming costs due to customer growth. The 1999 expense includes $41,156,000 from acquired companies.

     Selling, general and administrative expenses increased to $119,270,000 from $56,728,000 as a result of increases in telecommunications and cable television sales and marketing costs and increases in additional personnel and overhead to service the increasing customer base. The 1999 expense includes $45,333,000 from acquired companies.

     Franchise fees increased to $6,848,000 from $6,195,000. The 1999 amount includes Diamond franchise fees of $517,000.

     Corporate expenses increased to $5,252,000 from $3,642,000 primarily due to an increase in various overhead costs.

     Depreciation and amortization expense increased to $141,734,000 from $45,856,000 due to an increase in depreciation of telecommunications and cable television equipment. The 1999 expense includes $63,331,000 from acquired companies, including amortization of acquisition related intangibles.

     Interest expense increased to $130,823,000 from $58,058,000 due to the issuance of additional debt in 1998, and the increase in the accretion of original issue discount on the deferred coupon notes. The 1999 expense includes $25,207,000 from acquired companies. Interest of $60,152,000 and $21,277,000 was paid in the three months ended March 31, 1999 and 1998, respectively.

     Foreign currency transaction gains increased to $10,658,000 from $1,205,000 due to favorable changes in the exchange rate subsequent to the issuance in March 1998 of new debt denominated in British pounds sterling. The 1999 amount includes net foreign currency transaction losses of $3,578,000 from acquired companies.

YEARS ENDED DECEMBER 31, 1998 AND 1997

     Our revenues increased from 1997 to 1998 by approximately 52% to $747,015,000. This $255,240,000 increase in revenues was accompanied by only a $70,490,000 increase in operating expenses, representing a 73% incremental margin.

     Local telecommunications and television revenues increased to $355,589,000 from $166,951,000 primarily as a result of customer growth that increased the Company's current revenue stream. The 1998 revenue includes $52,772,000 and $21,441,000 from ComTel and NTL, respectively. The Company expects its customer base to continue to increase which will drive further revenue growth as the Company completes the construction of its dual service network past the remaining homes in its franchise areas.

     National and international telecommunications revenues increased to $248,895,000 from $185,194,000 primarily as a result of increases in business telecommunications revenues, Internet services revenues and carrier services revenues. Business telecommunications and Internet services revenues increased primarily as a result of customer growth. We expect our business telecommunications and Internet services customer bases to continue to increase which will drive further revenue growth. We are expanding our sales and marketing efforts to business customers and to Internet services in its completed network. Carrier services revenues increased due to growth in satellite services and telephone services provided by our wholesale operation to broadcasters and telephone companies, respectively. Revenue growth in carrier services is primarily dependent upon our ability to continue to attract new customers and expand services to existing customers. Recent new contracts should contribute to revenue growth in the near term.

     Broadcast transmission and other revenues increased to $140,156,000 from $130,799,000 primarily due to increases in broadcast television and FM radio customers and accounts, which exceeded price cap reductions in our regulated services. Broadcast television revenues are expected to increase in the future as digital television broadcasting commences.

     Other telecommunications revenues decreased to $2,375,000 from $8,831,000 primarily due to the sales of the assets of our wholly-owned subsidiary, OCOM Corporation, to AirTouch Communications, Inc. and to Cellular Communications of Puerto Rico, Inc. during 1998.

     Operating expenses increased to $372,134,000 from $301,644,000 primarily as a result of increases in interconnection costs and programming costs due to customer growth. The 1998 expenses include $26,745,000 and $8,453,000 related to ComTel and NTL Bermuda, respectively.

     Selling, general and administrative expenses increased to $299,494,000 from $169,133,000 as a result of increases in telecommunications and cable television sales and marketing costs and increases in additional personnel and overhead to service the increasing customer base. The 1998 expenses include $31,212,000 and $9,502,000 related to ComTel and NTL Bermuda, respectively.

     Franchise fees increased to $25,036,000 from $23,587,000 primarily as a result of the inflation adjustment to the Northern Ireland license payment.

     Corporate expenses decreased to $17,048,000 from $18,324,000 primarily due to the sale of OCOM's assets in 1998. Certain OCOM personnel were included in corporate expenses in 1997.

     Nonrecurring charges of $20,642,000 in 1997 were comprised of restructuring costs of $15,629,000 and deferred costs written-off of $5,013,000. The deferred costs written off arose in connection with our unsuccessful bid for digital terrestrial television multiplex licenses. Restructuring costs relate to our announcement in September 1997 of a reorganization of certain of our operations. We consolidated the Customer Operations departments that serve three franchise areas in England (excluding the ComTel and NTL Bermuda franchises) into one department and consolidated certain operations and management groups within the Broadcast Services division, as well as other consolidations or cessation of activities. This charge consisted of employee severance and related benefit costs of $6,726,000 for approximately 280 employees to be terminated, lease exit costs of $6,539,000 and penalties of $2,364,000 associated with the cancellation of contractual obligations. The consolidations have been completed, the lease exit costs are for leases that extend over a number of years and the contract cancellations have been completed. As of December 31, 1998, $9,172,000 of the provision has been used, including $5,558,000 for severance and related costs, $1,450,000 for lease exit costs and $2,164,000 for penalties associated with the cancellation of contractual obligations. As of December 31, 1998, 177 employees had been terminated. The $4,194,000 reversed in 1998 from changes in estimates of costs to be incurred includes $1,168,000 for severance and related costs, $2,826,000 for lease exit costs and $200,000 for penalties associated with the cancellation of contractual obligations. This reversal was necessary because employees whose positions were eliminated chose to remain with us in other positions rather than leave us and receive severance pay; and the real estate markets in which we sublet space improved increasing the sublet rentals and shortening the period of time required to find subtenants. The remaining restructuring reserve of $2,263,000 is for lease costs net of sublease revenue.

     Depreciation and amortization expense increased to $266,112,000 from $150,509,000 primarily due to an increase in depreciation of telecommunications and cable television equipment. The 1998 expense includes $31,091,000 and $14,702,000 from ComTel and NTL Bermuda, respectively, including amortization of acquisition related intangibles.

     Interest expense increased to $328,815,000 from $202,570,000 due to the issuance of additional debt in 1998 and the increase in the accretion of original issue discount on the deferred coupon notes. Interest of $118,273,000 and $78,817,000 was paid in the years ended December 31, 1998 and 1997, respectively.

     Other gains of $21,497,000 in 1997 include a gain on a sale of fixed assets of $11,497,000 and a $10,000,000 payment from LeGroupe Videotron Ltee pursuant to the settlement of a lawsuit.

     Foreign currency transaction gains increased to $4,152,000 from $574,000 due to favorable changes in the exchange rate subsequent to the issuance in March 1998 of new debt denominated in British pounds sterling.

     We recorded an extraordinary loss from the early extinguishment of debt of $30,689,000 in 1998 as a result of the redemption of the 10 7/8% notes and the repayment of the bank loan. In connection with the repayment of debt, a subsidiary recorded an extraordinary loss of $4,500,000 in 1997 from the write-off of unamortized deferred financing costs.

YEARS ENDED DECEMBER 31, 1997 AND 1996

     Local telecommunications and television revenues increased to $166,951,000 from $89,209,000 as a result of customer growth that increased our current revenue stream.

     National and international telecommunications revenues increased to $185,194,000 from $45,430,000 as a result of the acquisition of NTL Group Limited in May 1996, plus the new site acquisition, installation, design and construction projects and additional site sharing revenue in 1997.

     Broadcast transmission and other revenues increased to $130,799,000 from $83,618,000 as a result of the acquisition of NTL Group Limited in May 1996, plus the revenues from NTL Group Limited's ten-year contract with broadcast Channel 5 in the United Kingdom which commenced in 1997.

     Operating expenses increased to $301,644,000 from $144,315,000. NTL Group Limited operating expenses in the year ended December 31, 1997 and in the period from May 9, 1996, the date of acquisition, to December 31, 1996 were $185,995,000 and $71,871,000, respectively. The remainder of the increase was primarily the result of increases in programming and interconnection costs.

     Selling, general and administrative expenses increased to $169,133,000 from $114,992,000. NTL Group Limited selling, general and administrative expenses in the year ended December 31, 1997 and in the period from May 9, 1996, the date of acquisition, to December 31, 1996 were $18,799,000 and $9,384,000, respectively. The remainder of the increase was the result of increases in telecommunications and cable television sales and marketing costs and additional personnel and overhead to service the increasing customer base.

     Franchise fees of $23,587,000 and $13,117,000 in 1997 and 1996, respectively, are for the Northern Ireland license. Franchise fee expenses were incurred upon the start of operations in Northern Ireland in June 1996.

     Corporate expenses increased to $18,324,000 from $14,899,000 primarily due to an increase in personnel and related costs. The 1997 and 1996 amounts include $1,852,000 and $2,906,000, respectively, of non-cash expense related to non-compete agreements.

     Nonrecurring charges of $20,642,000 in 1997 include restructuring costs of $15,629,000 and deferred costs written-off of $5,013,000. Restructuring costs include costs of employee severance and related costs, lease exit costs and penalties associated with the cancellation of contractual obligations. The deferred costs of $5,013,000 written-off arose in connection with our unsuccessful bid for digital terrestrial television multiplex licenses.

     Depreciation and amortization expense increased to $150,509,000 from $98,653,000. The increase was primarily due to an increase in depreciation of telecommunications and cable TV equipment. Depreciation and amortization expense of NTL Group Limited and amortization of goodwill as a result of the acquisition was $37,724,000 and $20,339,000 in the year ended December 31, 1997 and in the period from May 9, 1996, the date of acquisition, to December 31, 1996, respectively.

     Interest expense increased to $202,570,000 from $137,032,000 due to the issuance of the 10% senior notes in February 1997, the issuance of the 7% convertible subordinated notes in June 1996 and the increase in accretion of the original issue discount on the deferred coupon notes. Interest of $78,817,000 and $37,889,000 was paid in the years ended December 31, 1997 and 1996, respectively.

     Other gains of $21,497,000 in 1997 include a gain on sale of fixed assets of $11,497,000 and a $10,000,000 payment from LeGroupe Videotron Ltee pursuant to the settlement of a lawsuit.

     In connection with the repayment of debt, a subsidiary of NTL Group Limited recorded an extraordinary loss in 1997 of $4,500,000 from the write-off of unamortized deferred financing costs.

LIQUIDITY AND CAPITAL RESOURCES

     We will continue to require significant amounts of capital to finance construction of our local and national networks in the United Kingdom, for connection of telephone, telecommunications, Internet and cable TV customers to the networks, for other capital expenditures in the United Kingdom and for debt service. We estimate that these requirements will aggregate approximately $1.1 billion in the remainder of 1999. We intend to fund these requirements from cash, cash equivalents and marketable securities on hand of $1.4 billion as of March 31, 1999, and funds internally generated by our operations. Our commitments for equipment and services at March 31, 1999 of approximately $204 million are included in the anticipated requirements.

     We are highly leveraged. The accreted value at March 31, 1999 of our consolidated long-term indebtedness, including our redeemable preferred stock, and adjusted for the issuance in April 1999 by NTL Communications of L330 million aggregate principal amount at maturity of 9 3/4% senior deferred coupon
notes due 2009, was approximately $6.9 billion, representing approximately   %
of total capitalization after giving effect to this offering. The following table summarizes the terms of those notes issued by NTL Communications and redeemable preferred stock issued by NTL.

                               11 1/2%          12 3/4%        10 3/4%                                            9 3/4%
                               SERIES B        SERIES A         SENIOR          9 3/4%          12 3/8%           SENIOR
                                SENIOR          SENIOR         STERLING         SENIOR          SENIOR           STERLING
                               DEFERRED        DEFERRED        DEFERRED        DEFERRED        DEFERRED          DEFERRED
                                COUPON          COUPON          COUPON          COUPON          COUPON            COUPON
                                NOTES            NOTES          NOTES           NOTES            NOTES             NOTES
                           ----------------  -------------  --------------  --------------  ---------------  -----------------
DENOMINATION                      $                $              L               $                $                 L
Net Proceeds (in 000's)..      582,000          145,125        170,584         778,340          241,967           204,963
                                               April 20,
Issue Date...............    Jan 30, 1996        1995       March 13, 1998  March 13, 1998    Nov 6, 1998     April 14, 1999
Issue Price(1)...........      57.155%          53.995%         58.62%         61.724%          55.505%           62.110%
Aggregate Principal
  Amount at Maturity (in
  000's).................     1,050,000         277,803        300,000        1,300,000         450,000           330,000
                                               April 15,
Maturity Date............  February 1, 2006      2005       April 1, 2008   April 1, 2008   October 1, 2008   April 15, 2009
Yield or Interest
  Rate(2)................      11 1/2%          12 3/4%        10 3/4%          9 3/4%          12 3/8%           9 3/4%
Interest or Dividend        February 1 and   April 15 and    April 1 and     April 1 and      April 1 and      April 15 and
  Payment Dates..........      August 1       October 15      October 1       October 1        October 1        October 15
                             from 8-1-01     from 10-15-00  from 10-1-2003  from 10-1-2003   from 4-1-2004    from 10-15-2004
Earliest Optional                              April 15,
  Redemption Date(4).....  February 1, 2001      2000       April 1, 2003   April 1, 2003   October 1, 2003   April 15, 2004
Redemption Price(%)(5)...   105.75 (2001)    103.64 (2000)  105.375 (2003)  104.875 (2003)  106.188 (2003)   104.875 (2004) to
                            to 100 (2003)    to 100 (2002)  to 100 (2006)   to 100 (2006)    to 100 (2006)      100 (2007)
Conversion Price(6)......        N/A              N/A            N/A             N/A              N/A               N/A
Senior/Subordinated......       Senior          Senior          Senior          Senior          Senior            Senior

                                                7%             7%            9 1/2%             10%
                               11 1/2%      CONVERTIBLE    CONVERTIBLE       SENIOR          SERIES B           REDEEMABLE
                               SENIOR      SUBORDINATED   SUBORDINATED      STERLING          SENIOR            PREFERRED
                                NOTES          NOTES          NOTES          NOTES             NOTES              STOCK
                            -------------  -------------  -------------  --------------  -----------------  ------------------
DENOMINATION                      $              $              $              L                 $                  $
Net Proceeds (in 000's)...     607,031        583,500        267,437        121,161           389,000             96,625
Issue Date................   Nov 2, 1998   Dec 16, 1998   June 12, 1996  March 13, 1998  February 14, 1997  February 14, 1997
Issue Price (1)...........      100%           100%           100%          99.670%            100%                100%
Aggregate Principal Amount
  at Maturity (in
  000's)..................     625,000        600,000        274,950        125,000           400,000            100,000
Maturity Date.............   Oct 1, 2008   Dec 15, 2008   June 15, 2008  April 1, 2008   February 15, 2007  February 15, 2009
Yield or Interest
  Rate(2).................     11 1/2%          7%             7%            9 1/2%             10%                13%
                                                                                                            May 15, August 15,
Interest or Dividend         April l and    June 15 and    June 15 and    April 1 and     February 15 and    November 15 and
  Payment Dates...........   Oct 1 from     December 15    December 15     October 1         August 15         February 15
                               4-1-99      from 6-15-99   from 12-15-96   From 10-1-98     from 8-15-97      from 5-15-97(3)
Earliest Optional
  Redemption Date(4)......   Oct 1, 2003   Dec 15, 2001   June 15, 1999  April 1, 2003   February 15, 2002  February 15, 2002
Redemption Price(%)(5)....  105.75 (2003)  104.4 (2001)   104.9 (1999)   104.75 (2003)      105 (2002)         106.5 (2002)
                            to 100 (2006)  to 100 (2006)  to 100 (2006)  to 100 (2006)     to 100 (2005)      to 100 (2005)
Conversion Price(6).......       N/A           61.25         37.875           N/A               N/A                N/A
Senior/Subordinated.......     Senior      Subordinated   Subordinated       Senior           Senior               N/A

---------------
(1) Percent of aggregate principal amount at maturity (or aggregate liquidation preference in the case of the Redeemable Preferred Stock).

(2) Percent per annum.

(3) Dividend payments on the Redeemable Preferred Stock are payable in cash or additional shares of Redeemable Preferred Stock, at our option. From May 15, 2004, dividend payments are payable in cash.

(4) This is the first date when redeemable at our option. The Redeemable Preferred Stock is mandatorily redeemable for cash on February 15, 2009.

(5) Expressed as a percentage of principal amount or liquidation preference, as applicable, plus, in each case, accrued and unpaid interest or dividends thereon to the applicable redemption date.

(6) This is the conversion price per share of common stock, adjusted for the four-for-three stock split in August 1995 and subject to further adjustments in certain events.

     In addition to the notes issued by NTL Communications summarized above, NTL Bermuda and Diamond have issued the following notes. NTL Bermuda has $517.3 million principal at maturity discount debentures which are due on November 15, 2007. Interest accretes at 11.2% per annum compounded semi-annually until November 15, 2000, after which date interest will be paid in cash beginning on May 15, 2001. NTL Bermuda also has a L8,456,000 note payable to Comcast U.K. Holdings, Inc. that incurs interest at 9% per annum, compounded semi-annually. The note plus accrued interest is due in September 1999. Accrued interest was L4,121,000 as of March 31, 1999.

     Diamond was acquired in March 1999 when we issued an aggregate of approximately 12.7 million shares of common stock in exchange for the ordinary shares and deferred shares of Diamond at a ratio of approximately .85 shares of common stock for four Diamond ordinary shares or one deferred share. In addition, we issued options to purchase 122,000 shares of common stock to holders of Diamond options. Diamond had the following notes outstanding as of March 31, 1999:

          (1) 13 1/4% senior discount notes due September 30, 2004, principal amount at maturity of $285 million, interest payable semi-annually beginning on March 31, 2000, redeemable at Diamond's option after September 30, 1999,

          (2) 11 3/4% senior discount notes due December 15, 2005, principal amount at maturity of $531 million, interest payable semi-annually beginning on June 15, 2001, redeemable at Diamond's option on or after December 15, 2000,

          (3) 10 3/4% senior discount notes due February 15, 2007, principal amount at maturity of $421 million, interest payable semi-annually beginning on August 15, 2002,

          (4) 10% senior notes due February 1, 2008, issued by Diamond Holdings plc, a wholly-owned subsidiary of Diamond, principal amount of L135 million ($218 million), interest payable semi-annually as of August 1, 1998,

          (5) 9 1/8% senior notes due February 1, 2008, issued by Diamond Holdings plc, principal amount of $110 million, interest payable semi-annually as of August 1, 1998, and

          (6) mortgage of L2.5 million ($4.0) million to fund the construction of an office building, repayable over 20 years as of July 31, 1995, interest at LIBOR plus 1 1/2%.

     Diamond had offered to repurchase its outstanding notes at 101% of their accreted value or principal amount plus interest pursuant to the "change of control" provisions of the indentures. Only $102,000 principal amount of notes were tendered for which Diamond paid $105,000.

     We have other significant commitments or potential commitments in addition to those described above, as follows:

          (1) Pursuant to the terms of the Northern Ireland LDL, a subsidiary is required to make annual cash payments to the ITC for 15 years in the amount of approximately L15.4 million (subject to adjustment for inflation) in addition to the percentages of qualifying revenue payments of 0% for the first ten years and 2% for the last five years of the LDL.

          (2) Pursuant to an agreement with TeleWest Communications plc relating to NTL Bermuda's and TeleWest's respective 50% ownership interests in Cable London PLC, between April 29 and July 29, 1999, NTL Bermuda can notify TeleWest of the price at which it is willing to sell its 50% ownership in Cable London to TeleWest. Following such notification, TeleWest at its option is required at that price to either purchase NTL Bermuda's 50% interest or sell its 50% interest to NTL Bermuda. If NTL Bermuda fails to give notice to TeleWest by July 29, 1999, it will be deemed to have delivered an offer notice for L100 million ($161 million).

          (3) In May 1999, we won the bid to acquire Cablelink Limited, Ireland's largest cable television provider. We will acquire Cablelink for
     535.18 million Irish pounds (approximately $730 million). We have obtained a bridge debt financing commitment for the full purchase price. The acquisition is expected to close in later part of the second or the beginning of the third quarter of 1999.

     From time to time we may fund our capital requirements outside the United Kingdom and Ireland from dividends from our subsidiary, NTL Communications, subject to various conditions under the indentures which govern NTL Communications, indebtedness. NTL Communications may use cash from equity proceeds in excess of cumulative EBITDA (as defined in the indentures) minus 1.5 times cumulative interest expense plus capital stock proceeds, for payments other than for a cable-related business (as defined in the indentures). There are also restrictions on dividends under the bridge loan entered into to finance the Cablelink acquisition. NTL Communications distributed $500 million to us in April 1999. We intend to repay some amounts when funds become available. Currently there are no funds available to us from NTL Communications due to these conditions and restrictions.

     The development, construction and operations of our combined telecommunications networks in the United Kingdom and elsewhere will require substantial capital. In addition, we will require significant amounts of capital to finance the other capital expenditures and other obligations of our subsidiaries. We will also require significant amounts of capital for the acquisitions described above and for the capital expenditures of those businesses. We intend to fund a portion of these requirements from cash and securities on hand and cash from operations. In addition, additional funding will be necessary to meet all of these requirements. There can be no assurance that:

     - actual construction costs will not exceed the amounts estimated or that additional funding substantially in excess of the amounts estimated will not be required,

     - additional financing will be obtained or will be available on acceptable terms,

     - conditions precedent to advances under future credit facilities will be satisfied when funds are required,

     - we will be able to generate sufficient cash from operations to meet capital requirements, debt service and other obligations when required,

     - we will be able to access such cash flow or

     - we will not incur losses from its exposure to exchange rate fluctuations or be adversely affected by interest rate fluctuations.

     We do not anticipate that we will generate sufficient cash flow from operations to repay at maturity the entire principal amount of our outstanding indebtedness or that of our subsidiaries. Accordingly, we may be required to consider a number of measures, including:

     - refinancing all or a portion of that indebtedness,

     - seeking modifications to the terms of such indebtedness,

     - seeking additional debt financing, which may be subject to obtaining necessary lender consents,

     - seeking additional equity financing, or

     - a combination of the foregoing.

     Our operations are conducted through our direct and indirect wholly-owned subsidiaries. As a holding company, we hold no significant assets other than our investments in and advances to our subsidiaries. We are therefore dependent upon the receipt of sufficient funds from our subsidiaries to meet our own obligations. Accordingly, our ability to make scheduled interest and principal payments when due to holders of indebtedness is dependent upon the receipt of sufficient funds from our subsidiaries.

STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1997

     Cash used in operating activities was $18,943,000 and $17,271,000 in the years ended December 31, 1998 and 1997, respectively. The change is primarily due to an increase in the operating loss and changes in operating assets and liabilities.

     Purchases of fixed assets were $772,144,000 in 1998 and $503,656,000 in 1997 as a result of the continuing fixed asset purchases and construction in 1998.

     Proceeds from borrowings, net of financing costs, of $3,525,588,000 in 1998 is comprised of the proceeds from the various notes issued during the year plus proceeds from borrowings under the bank loan. Principal payments of $845,018,000 represent the repayment of borrowings under the bank loan. Cash placed in escrow of $217,622,000 was used to redeem NTL Communications' 10 7/8% senior deferred coupon notes which was completed in October 1998.

STATEMENTS OF CASH FLOWS FOR THREE MONTHS ENDED MARCH 31, 1999

     Cash used in operating activities was $6,594,000 and $16,605,000 in the three months ended March 31, 1999 and 1998, respectively. The change is primarily due to our operations generating more cash in the current period.

     Purchases of fixed assets were $276,126,000 in 1999 and $97,945,000 in 1998 as a result of the continuing fixed asset purchases and construction in 1999, including purchases and construction from acquired companies.

     Proceeds from issuance of preferred stock and warrants of $500,000,000 in 1999 is from the sale of 5.25% convertible preferred stock and warrants to purchase 1.2 million shares of common stock to Microsoft Corp.

YEAR 2000

     We have a comprehensive Year 2000 project designed to identify and assess the risks associated with our information systems, products, operations and infrastructure, suppliers, and customers that are not Year 2000 compliant, and to develop, implement and test remediation and contingency plans to mitigate these risks. The project comprises four phases: (1) identification of risks, (2) assessment of risks, (3) development of remediation and contingency plans and
(4) implementation and testing.

     We have completed our compilation of equipment and systems that might be affected by Year 2000 noncompliance. An impact and risk assessment is nearing completion on all items to determine whether items are business critical, high priority or low priority. This assessment will include all information systems ("IS") and non-IS equipment with embedded technology such as air conditioning, generators and power supplies. All business critical and high priority items have been identified. Our billing, provisioning and customer service systems are being reviewed and modified for Year 2000 readiness. Integration testing of the complete system will begin in the second quarter of 1999 and is expected to require three months. Testing of other business critical and high priority items is in various stages with some areas 100% complete. The target for the completion of this testing is the end of June 1999, although a small portion of such testing is scheduled to extend into the third quarter of 1999. Where appropriate, remedial work has been minimized by bringing forward planned system revisions and retiring old equipment. We are also communicating with our suppliers with respect to the high priority and business critical items. A central database has been established to insure all issues are resolved. This communication is virtually complete. A Millennium Operations Plan is being created that details the key resources needed for problems that may arise over the Year 2000 weekend. All Business

Continuity Plans are being reviewed and are being revised to account for special circumstances related to the Year 2000. These plans are expected to be finalized in the third quarter of 1999.

     We expect to incur $13 million primarily in labor costs to compile inventories, assess risks, prioritize remediation projects, communicate with suppliers, maintain the supplier communications database, test remediations and implement remediations. We incurred approximately $3.2 million of this amount in 1998. The expected cost includes enhancements and upgrades that are part of the normal upgrades and system revisions.

     We currently believe that the most reasonable likely worst case scenario with respect to the Year 2000 is the failure of public electricity supplies during the millennium period. A number of critical sites have permanent automatic standby generators and uninterruptible power supplies. Where critical sites do not have permanent standby power, we intend to deploy mobile generators. In addition, other telephone operators have suggested that the telephone network may overload due to excessive traffic. We are reviewing "cold start" scenarios and alternative interconnection routes in the event of interruptions in the service of other telephone companies. The UK telecoms regulator requires evidence of contingency plans from all the major operators and the results will be shared through the Inter-Operator Forum. Either or both of the above mentioned scenarios could have a material adverse effect on operations, although it is not possible at this time to quantify the amount of revenues and gross profit that might be lost, or the costs that could be incurred.

     As the Year 2000 project continues, we may discover additional problems, may not be able to develop, implement or test remediation or contingency plans, or may find that the costs of these activities exceed current expectations. In many cases, we are relying on assurances from suppliers that new and upgraded information systems and other products will be Year 2000 ready. We plan to test such third-party products, but cannot be sure that its tests will be adequate or that, if problems are identified, they will be addressed by the supplier in a timely and satisfactory way.

     Because we use a variety of information systems and have additional systems embedded in our operations and infrastructure, we cannot be sure that all of our systems will work together in a Year 2000-ready fashion. Furthermore, we cannot be sure that we will not suffer business interruptions, either because of our own Year 2000 problems or those of third-parties upon whom we are reliant for services. We are continuing to evaluate our Year 2000-related risks and corrective actions. However, the risks associated with the Year 2000 problem are pervasive and complex; they can be difficult to identify and address, and can result in material adverse consequences to us. Even if we, in a timely manner, complete all of our assessments, identify and test remediation plans believed to be adequate in a timely manner, and develop contingency plans believed to be adequate, some problems may not be identified or corrected in time to prevent material adverse consequences to us.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

     To the extent that we obtain financing in U.S. dollars and incur costs in the construction and operation of our networks in the United Kingdom in British pounds sterling, we encounter currency exchange rate risks. At March 31, 1999, we had approximately $591 million in pounds sterling cash and cash equivalents to reduce this risk. In addition, our pounds sterling denominated indebtedness will also reduce this risk. Furthermore, our revenues are generated primarily in British pounds sterling while our interest and principal obligations with respect to most of our existing indebtedness are payable in U.S. dollars. We have entered into an option agreement to hedge some of the risk of exchange rate fluctuations related to interest and principal payments on U.S. dollar denominated debt and for parent company expenses up to an annual limit of approximately $13 million. We may purchase U.S. dollars at a fixed rate of L1 to $1.40 on specified dates through June 2001 for specified amounts of U.S. dollars. The dates and U.S. dollar amounts correspond our interest and principal payment dates and amounts for its U.S. dollar denominated debt and anticipated amounts of parent company expenses. In addition, NTL Bermuda has option agreements of L250 million notional amount to purchase U.S. dollars at a fixed rate of L1 to $1.35 in November 2000. This option provides a hedge against an adverse change in exchange rates when interest payments commence on NTL Bermuda's U.S. dollar denominated discount debentures.

     There have been no material changes in the reported market risks since the end of the most recent fiscal year.

                                    BUSINESS

     We are a leading broadband communications company in the United Kingdom and the Republic of Ireland, and have recently announced the expansion of our operations through the acquisition of broadband cable systems in France and the national broadcasting network facilities in Australia. We provide residential, business and carrier customers with a broad array of competitive communications products and services including the following:

     - RESIDENTIAL SERVICES, including residential telephony, cable television, PC-based and television-based Internet access and interactive services. We currently serve over 1.2 million residential customers. In the franchises which we have been developing since 1993, we have 45% customer penetration, an average monthly revenue per customer of between $55-$60, with a gross margin of approximately 60% and a monthly churn rate of approximately 1%. In addition, Cablelink, our recently announced acquisition in Ireland, serves an additional 360,000 customers on its networks in Ireland. Giving effect to our acquisition of Cablelink, we will be the largest provider of broadband services in the UK and Ireland with 1.6 million customers. We are also the first broadband provider in the UK to launch high-speed cable modem Internet services.

     - NATIONAL TELECOMS SERVICES, including business telecoms, national and international carrier telecommunications, Internet services and satellite communications services. We currently serve over 36,000 business and carrier customers including: Cisco, Sun Microsystems, Microsoft, MCI Worldcom, AT&T, Colt, Turner Broadcasting Systems and the BBC.

     - BROADCAST TRANSMISSION AND TOWER SERVICES, including digital and analog television and radio broadcast transmission services, wireless network management and tower site rental services. We serve broadcasting and wireless communications customers under long-term contracts that provide us with $1.8 billion of our company wide $2.5 billion forward order book (as of March 31, 1999).

     The industries in which we compete are growing rapidly as a result of technological developments and the resulting increase in demand for bandwidth and information handling capacity. The integration of communications services and the Internet, as well as the development of digital wireless communications services, is resulting in numerous growth opportunities for us.

     Our success to date has been due largely to our focus on customer service and the development of product offerings that emphasize value rather than simply price discounts. Our product offerings incorporate our fundamental customer proposition:

                         "to allow our customers to buy what
                        they need and pay for what they use".

     We believe that this simple construct has allowed us to achieve and maintain industry leading customer penetration and customer retention levels within the franchises that we have been developing since 1993. We recently expanded our consumer services through the national offer of our television Internet and indirect access telephony services. This product allows us to increase our target market dramatically by offering our service to over 18 million BT customers who will not be passed by our local broadband network infrastructure.

     Our competitive position is underpinned by the $5.2 billion investment we have made in our network infrastructure. This investment allows us to serve every residence, business, school, hospital and public institution in the UK that is either directly connected to our network or is currently a BT customer. This network infrastructure consists of:

     - BROADBAND COMMUNICATIONS NETWORKS that currently pass approximately 3.6 million homes and will be expanded to cover nearly 5.6 million homes in our regional UK franchise areas and the Republic of Ireland. These high-capacity two-way local broadband fiber networks serve entire communities throughout these regional franchise areas. Our fiber optic cables pass nearly every business and are connected to nodes which are typically within approximately 500 meters of each of the 600 homes typically served by each node. Each home is then connected by a siamese cable consisting of two copper pair telephone wires and a coaxial cable, allowing us to deliver telephone, cable television and Internet services over a single integrated network. This siamese cable also allows us to deploy both cable modems and DSL technology for the provision of broadband communications services.

     - A NATIONAL/INTERNATIONAL SYNCHRONOUS DIGITAL HIERARCHY (KNOWN AS SDH) FIBER OPTIC TELECOMMUNICATIONS NETWORK which connects all of the major population centers in the UK to Ireland, Continental Europe and the United States. This self-healing, fully redundant backbone network utilizes Asynchronous Transfer Mode (known as ATM) technology and was built with sufficient duct capacity to accommodate over 2,300 fibers on the majority of its routes. We have designed this network to allow us to place the active components (such as routing devices) at its edge and close to our customers. This design will ultimately reduce our costs and increase our ability to offer a broad range of voice and data solutions.

     - NATIONAL BROADCAST TRANSMISSION AND TOWER NETWORK INFRASTRUCTURE in the UK and Australia, which provide national, regional and local broadcast and wireless communications coverage and is comprised of over 1,313 and tower sites in the UK and 561 tower sites in Australia.

     Our fixed line and wireless networks in the UK are interconnected and

     - allow us to provide our customers with flexible products, packages, solutions and prices. For example, each of our regional broadband networks is connected to our national/ international SDH fiber network, allowing us to carry voice and data traffic between customer sites throughout the UK and Ireland and significantly reduce our interconnect charges. This flexibility has allowed us to develop and launch the UK's first distance insensitive telephone tariff, NTL 3-2-1, which is a flat rate per minute tariff for calls within the UK that charges customers telephone rates based upon when they call and not where they call; and

     - our national tower infrastructure has allowed us to connect business customers to our national and international facilities with point to point microwave links in situations where fiber connections were not feasible. This opportunity will be further expanded by a local loop access solution that utilizes our national 10GHz point to multi-point wireless broad band license, comprising 30MHz of spectrum, allowing us to connect business customers to our networks with broadband wireless links.

     RECENT ACQUISITIONS

     During the last twelve months, we completed and announced a series of acquisitions that have enhanced the scale and scope of our business dramatically. We acquired Comcast UK, Comtel, Diamond, Cablelink and the "1G" Networks which increased our franchise homes by approximately 180% to approximately 5.9 million homes. We intend to build upon our success and experience to develop and improve the operating results of these acquired franchises. We have also recently completed the acquisition of the national broadcasting network facilities in Australia.

     In respect of future possible acquisitions, it is our intention to selectively duplicate our UK model in additional markets that will provide us with an opportunity to capitalize on our experience in the UK. We believe that we have a number of competitive advantages to bring to European opportunities. First, we intend to utilize our experience and industry-leading success in developing and operating any newly acquired businesses. In addition, our existing UK national fiber network currently has connectivity to Continental Europe and we intend to integrate this network with any communications networks acquired in the future.

     Ireland. We have recently announced the acquisition of Cablelink, Ireland's largest cable operator with franchises in Dublin, Waterford and Galway. Telecom Eireann and Radio Telefis Eireann announced NTL as the successful bidder after a competitive tendering process. We will acquire Cablelink for 535.180 million Irish Pounds (approximately US$730 million). We have secured a bridge facility for the full purchase price. We expect to close the acquisition in the third quarter of 1999. Cablelink has achieved 83% customer penetration, serving over 360,000 customers of its 420,000 fully built franchise homes. On completion of this acquisition, we will be the largest provider of broadband communication services in the UK and Ireland with approximately 1.6 million customers. We plan to upgrade the Cablelink networks for the provision of digital cable, telephony, Internet and interactive services and expect to increase the average gross profit contribution of the installed customer base through the sale of these services. The Dublin franchise will be connected to our Sirius Cable, the only SDH fiber optic link between the UK and Ireland, allowing us to connect the system to our UK network and serve the franchise with a digital cable feed from our digital media center in the UK. This connection to our backbone network will also allow us to capitalize on the international voice traffic flows between the UK and Ireland (traffic to the UK accounts for approximately 75% of all international calls from Ireland). We expect the acquisition to benefit from other operating efficiencies as well, including those resulting from the integration of Cablelink with our operations in Northern Ireland.

     Continental Europe. In May 1999, we announced our first broadband venture in Continental Europe with the acquisition of the "1G Networks" of France Telecom representing over 266,000 franchise homes and 51,000 basic and 25,000 master antenna subscribers. We will acquire the 1G Networks for 350 million French Francs (approximately US$57 million). This will be initially funded from internal sources. The closing of the transaction is expected in the third quarter of 1999, subject to regulatory approvals.

     The decision to expand into Continental Europe was impacted by our ability to utilize our digital media center to deliver enhanced digital cable services to Continental Europe. The connectivity of our existing UK national fiber network to Continental Europe will not only allow us to carry our own telecommunications traffic throughout Continental Europe and the UK, and thus improve the economic return of potential European acquisitions, but will also allow the acquired systems to benefit from our UK digital media center. We believe that this access to our enhanced digital television feed from our media center will provide significant benefits to the operation of European cable systems.

     Australia. In 1999, we significantly expanded the sales and scope of our broadcast business through the acquisition of the Australian National Transmission Network, known as NTN, from the Australian government. NTN operates over 561 tower sites and provides exclusive television and radio transmission services to Australia's only national TV and radio broadcasters, ABC and SBS. In addition, NTN serves regional and community TV and radio broadcasters, and provides equipment hosting services to telecom operators and emergency service communications from its towers. NTN's customers include Telstra, WIN Television, Prime Television, Vodafone and Air Services Australia. NTN holds long term contractual relationships with the majority of its customers. We acquired NTN for approximately Australian $650 million (approximately US$407.0 million), which was funded through a distribution from NTL Communications to NTL Incorporated.

CORPORATE STRATEGY

     Our objective is to exploit the convergence of the telecommunications, entertainment and information services industries to become the leading full service broadband communications company in the markets in which we compete. We offer services to residential, business and wholesale customers on a national and an international scale. We believe that we will be able to deliver our strategy based on our entrepreneurial approach, innovative marketing, state-of-the-art network and technical excellence. We are currently employing several strategies to achieve our objective:

     - Installing Flexible Integrated Full-service Networks. This strategy allows us to pursue four revenue streams -- residential cable television, residential telephony, business telecommunications services and Internet services -- without significant incremental cost or capital investment. Our integrated full-service networks provide a high-speed, high-capacity, two-way communications pathway to the consumer that is capable of delivering new services which are emerging from the convergence of telecommunications, information and entertainment.

     - Maximizing Network Capacity Utilization. The fixed cost structure of building communications networks allows us to gain significant operating efficiencies from incremental services provided over our networks. In our local franchise areas, our strategy is to maximize gross profit contribution per home passed, rather than revenue per customer, by increasing overall penetration of the number of services provided over our network. Examples of this strategy are the development of bundled product offerings that encourage subscriptions to multiple services, multiple television pricing plans that appeal to differing and distinct market segments and price points, and more "a la carte" and transaction-oriented services which increase network utilization. This strategy resulted in the design and launch of the "Choices" marketing packages described below under "Residential Services -- Products, Services and Marketing," which increased our overall penetration rates as well as our overall percentage of dual subscribers.

     - Focusing on Target Market Segments. We believe that tailoring our services to the needs of our customers will increase the penetration of these services. Examples of tailored services include the development of local television programming and advertising and of private telecommunications networks geared to "captive" local organizations such as governmental and educational institutions. We have a track record of distinguishing ourselves by providing flexible and customized solutions to meet our customers' individual requirements.

     - Providing Superior Customer Service. We believe customer service and attentiveness to the needs of customers are critical to the continued growth of our residential and business services and we place great significance on consistently servicing customer requirements. We operate multiple customer call centers, including three large call centers in Luton, South Wales and Central Scotland, as well as multiple call centers throughout the regions of our recently acquired businesses. Calls are answered 24 hours a day, 365 days a year. The customer call centers currently employ approximately 500 people, who are specially trained to deal with customers' inquiries and needs with respect to our various products and services. Each customer representative attends an in-house specialized training program, which is focused on increasing a representative's knowledge of our corporate culture and products and providing the individual with specific sales skills as well as a better understanding of the level of service expected to be provided to potential and existing customers on an ongoing basis. Finally, as we recognize the importance of the installation in the customer's satisfaction with the services, we have focused on monitoring installers' performance closely to ensure compliance with strict quality standards and scheduling installations to suit customers' requirements.

     - Developing Advanced Management Information Systems. We believe that advanced management information systems are critical to effectively, efficiently and accurately serving our customers. We use proprietary software to handle our subscriber management functions from one central location. The system uses Windows-based software and can handle both business and residential customers as well as telephony, cable television and Internet services on a single platform. It is capable of managing our tariff and discounting structures, and will also allow for the introduction of new telephony and cable television services, such as 0800 numbers. Additionally, the system provides the functionality to support the customer representatives inquiry handling and contributes to our high level of customer service. For example, customer representatives have on-line access to customers' billing, payment and subscription histories. Because this is a proprietary system, we have the ability to upgrade the system to meet our developing needs. To this end, we employ our in-house staff of IT professionals to make sure the system retains its robustness.

     - Gaining Cost Efficiencies. We gain cost efficiencies by centralizing some services provided to the franchise areas in our head office in Hook, England. Examples include network planning, marketing, finance, information systems and legal affairs. Alternatively, those cost centers which are critical to penetration are located as close to the customer as possible. Examples include construction management, sales, customer service, and network maintenance, which are all located in each of our regional areas.

     NATIONAL CORPORATE BRANDING

     In June 1999, we launched an approximately $65 million national advertising campaign in the UK to promote NTL as the UK's complete communications company serving both the residential and the business markets. This campaign coincides with a relaunch of the NTL brand itself, which will replace all of our distinct brandnames (such as CableTel, Comcast, Diamond and ComTel).

     Along with highlighting our ability to provide customers with unique communications services throughout the UK, the new campaign builds on our core aim of simplifying technology for the benefit of business and residential customers. Extensive consumer research showed that the customer was confused by the technology available and was unable to make an informed decision with ease.

     The campaign will run for ten weeks on UK national terrestrial and satellite TV, national and regional press, national and regional radio, regional poster sites and the Internet. It is estimated that the advertising campaign will have been seen by 90% of the UK population within two days of its launch.

RESIDENTIAL SERVICES

     We are a national provider of telecommunications, entertainment and Internet access services to residential customers throughout the United Kingdom. Giving effect to the recently announced acquisition of Cablelink, we are the largest provider of local broadband communications services in the UK and Ireland as measured by the number of customers served. We employ innovative marketing and superior customer service, as is evidenced by the fact that we have achieved the highest customer penetration and lowest churn rates of any multi-system operator in the UK. Within our UK franchise areas, which cover approximately 5.2 million homes, we are currently the sole provider of broadband services, offering residential telephony, cable television and Internet access services to customers connected to our networks. In addition, we offer telephony and Internet access services in the UK on a national basis outside of our franchise areas to over 18 million BT customers who will not be passed by our local broadband network.

     PRODUCTS, SERVICES AND MARKETING

     Our product and pricing strategies emphasize choice, value, and quality and are designed to encourage subscription to multiple services and maximize customer retention. We believe that people want a value proposition based upon packages of services. We believe that our ability to design attractive marketing plans and better package services relative to our competitors should have a positive effect on our penetration rates and customer retention.

     In-Region Services. In 1996 we implemented a promotional pricing and packaging structure called "Choices" for our telephony and cable television service. We continue to improve the Choices packaging structure in order to enhance its attractiveness to customers. The First Choice entry package offers the customer our telephone service, plus a choice of either:

     - a limited selection of television channels that includes all of the terrestrial channels, several popular cable television channels and one of our exclusive local TV channels;

     - Internet access service; or

     - a second telephone line.

     The current monthly price for First Choice is L8.87, which is approximately the same as BT's current monthly line rental charge. This means that our customers can receive their telephone line plus cable television, Internet access or a second telephone line for the same monthly price that BT charges for telephone line rental alone. Our customers can add either or both of the two other choices for L5 each. The L8.87 price point was specifically chosen to provide the customer with a simple price/value proposition: for the price of a BT telephone line, we provide a telephone line and more. BT has a long history of raising its line rental charge annually, creating a rising pricing umbrella under which we can position our services.

     In addition to the First Choice entry packages, customers can purchase additional channels through mini-tiers such as our Choice Collections and the Popular Collection, each of which includes a number of additional cable channels. The Premium Choices packages enable the customer to select from several premium channels each of which can be purchased for an additional charge.

     We believe that our bundled and flexible service package is responsive to the desires and tastes of our customers. It emphasizes the "value" of our residential telephone service by bundling it with a choice of additional services for the price of BT's telephone line rental. As opposed to choosing from a limited set of service options, the packages also provide the customer the opportunity to add services according to their individual tastes, and change various aspects of the bundle rather than disconnect the service completely. Through the use of our customer care and billing systems, we can change our customers' services quickly and easily, thus encouraging each customer to choose a package that meets his or her individual needs. We seek to gain incremental revenues by selling additional products and services as well as encouraging customers to purchase higher tier packages. The promotional offer of First Choice serves as a shop window for other incremental services.

     A detailed description of our in-region product offering follows.


  FIRST CHOICE           L 8.87
-------------------------------
Includes:
- Telephone Line Rental

Plus choose one of the
  following:
    - Television Service -- up
      to 15     channels
      or
    - PC Internet
      or
    - 2nd Telephone Line

FIRST CHOICE PLUS        L10.37
-------------------------------
Includes:
  - Telephone Line
    Rental
  - Television Service -- same
  as
        above plus the Sky 1
        channel

FIRST CHOICE ADDITIONAL SERVICE
  3
-------------------------------
- Television Service     L 5.00
- Additional Telephone
  Line                   L 5.00
- PC Internet            L 5.00
- TV-Internet            L14.00

CHOICE COLLECTIONS PRICING
-------------------------------
- Popular Choice
  (All 6)                L17.99
- 4 Choice Collections   L 9.99
- 1 Choice Collection    L 4.99

TELEPHONE CHOICES
-------------------------------
- Fully Itemised
  billing                L 1.18
- Call Waiting           L 1.18
- Voicemail              L 1.50
- Advance Features, 3-Way
  Calling, Call Divert, Call
  Barring
  One Feature            L 2.30
  All Three              L 5.82

  CHOICE COLLECTIONS
-------------------------------
- Music Collection
- Education Collection
- Cultural Collection
- Family Collection
- New Generation Collection
- Cult Collection

FRONT ROW
-------------------------------
- Movies on Demand       L 2.99
per screening

PREMIUM CHOICES
-------------------------------
- Movie Collection       L16.99
- Sport Collection       L19.99
- Movie and Sport
  Collections            L22.99

---------------

  * Actual product offering includes additional unlisted options.

     Pay Per View Services. We entered into a joint venture with TeleWest for the provision of a cable-only movie, sport and special events pay-per-view television service called Front Row which was launched to our customers in March 1998. The joint venture represents the alternative to BSkyB in the provision of movie and sports for pay television. Front Row has signed content output contracts with major Hollywood studios, including Warner Brothers, Sony Pictures Entertainment (Columbia/Tristar), the Walt Disney Company (Walt Disney Studios, Miramax, Hollywood Pictures and Touchstone), Dreamworks, MGM and Universal. Since its launch, Front Row has been very popular, currently selling over 80,000 movies per month.

     High Speed Internet Service. In May 1999, we launched NTL HiSpeed Internet, a pioneering new Internet service which links NTL's broadband cable network to a new 3Com cable modem in order to offer Internet access at up to four times the speed of ISDN service, which was the fastest consumer service previously available in the UK. The new cable modem service, the first in the UK, operates at speeds of up to 512Kbps, compared to the more usual 56Kbps or 128Kbps on ISDN, making web-access and download times significantly faster. Our HiSpeed Internet will be an "always on" service, removing logging-on delays and the need to log-off while using your telephone. It also utilizes our hybrid fiber/coax cable television portion of our broadband network, leaving the telephone line free to make or receive calls. This service is currently priced at a flat rate of L40 per month.

     The increase in data transmission rates that results from the introduction of cable modems is important because since 1995, data transmission rates, storage capacity and processing speeds have all increased dramatically, but were not usable by most customers since residential access speeds for modems have only increased from 14.4 Kbs to 56 Kbs during that period. Our recently launched cable 512 Kbs modem service is over 35 times faster than that generally achievable in 1995.

     Telephony Tariff. As a result of our investment in our national fibre backbone network, we are able to design and offer innovative telephony service packages to our customers. By integrating our national telecoms network with our local networks, we are able to bypass a portion of the wholesale long distance fees charged by BT and other carriers for carrying calls to and from our local telephone networks. This increased flexibility allows us to introduce more volume-oriented and/or geographically based calling plans designed to give the customer even greater choice and value. As an example, we have designed and launched NTL 3-2-1, a per minute national call tariff of 3 pence during the day, 2 pence during the evening and 1 pence during the weekend. The simplicity of this telephone tariff provides us with a distinct pricing advantage over BT. BT offers its customers a series of complex discount plans, but our 3-2-1 pricing structure offers a clear and simple savings formula for customers. The tariff is designed to charge customers a rate which is affected by when they call, not where they call. The following table compares our tariffs to BT's published tariffs for calls within the UK.

                                                              TELEPHONE TARIFFS
                                                                 (PER MINUTE)
                                                              ------------------
                                                               NTL          BT
                                                              -----        -----
Local
  Daytime...................................................  3.00p        3.95p
  Evening...................................................  2.00p        1.49p
  Weekend...................................................  1.00p        1.00p
Short National
  Daytime...................................................  3.00p        7.91p
  Evening...................................................  2.00p        3.95p
  Weekend...................................................  1.00p        2.95p
Long National
  Daytime...................................................  3.00p        7.91p
  Evening...................................................  2.00p        4.18p
  Weekend...................................................  1.00p        2.95p

     Residential Marketing. We market our local telecoms and television service as an integral part of the emerging information super-highway. This marketing strategy is continually being refined and includes the following concepts in our advertising, literature and other materials:

     - positioning us as a local and national telephone company;

     - introducing alternative telephone service, multi-channel television and Internet access as the first of an expanding array of services which will be carried on the network in the future;

     - emphasizing that we are bringing "more choice" in television viewing, "better value" in telephone service and "state of the art" communications technology in providing access to the Internet;

     - demonstrating our commitment to quality, value and service in its offerings as evidenced by our Code of Practice approved by OFTEL;

     - building interest, awareness, and credibility for our services.

     We employ an extensive direct marketing and selling approach to gain customers. We begin by building a relationship with our communities before construction commences in a given area by closely coordinating our upcoming activities with local government authorities and community groups and eliciting feedback on ways to minimize disruptions and inconvenience. Information packages and construction notices are delivered to the neighborhood prior to construction. Our consumer affairs advisors personally visit affected neighborhoods and households in order to meet the special needs of the residents. All written and telephonic inquiries from residents are input by name into a lead-tracking database, so that when areas are released to marketing, our sales personnel have complete customer profiles of the residents in their selling area.

     We initiate our marketing in an area by direct mail, which is followed by a personal appointment with a sales advisor. In some regions, the sales visit is also preceded by the hand delivery to every household of a videotape that describes us and our services. All information regarding both current and future sales opportunities is entered into the database, and current sales information is updated in our provisioning, billing and subscriber management system. Unsold household data is maintained for future telemarketing, direct mail, and re-marketing by the sales force.

     Additionally, as part of our focus in ensuring and maximizing customer retention, we usually charge an installation fee (currently L49.99 including
VAT), which is often discounted. We adopt a one year service agreement and encourage direct debit payment as the "standard". The installation fee and one year contract provide qualifying mechanisms to ensure that the customer understands and recognizes the value of the services, while the encouragement of direct debit payment helps to avoid non-payment or non-payment related cancellations.

     National Consumer Services. In 1998, we extended our service offerings beyond our franchise areas in order to offer a set of alternative service options to over 18 million BT customers who will not be passed by our local broadband networks. By utilizing our investments in our national telecoms network, our international Internet facilities and our back office and billing operations, we launched a set of products and services that allow us to provide telephony and Internet services to every home in the UK with a BT telephone line and a television. These products and services have allowed us to increase our UK target market by approximately 350%. National Consumer Services is our first retail offering to the UK consumer outside our franchise areas. We carry the consumer's telephony traffic via Indirect Access for voice and Internet calls. Using Indirect Access, the customer retains their BT line, and calls are routed to our switch and national network. We therefore receive the call revenue associated with the customer's voice and Internet traffic.

     The bundle of services provides Internet access via the personal computer or through our TV-Internet set top box which enables full Internet access without the need to purchase a PC. Customers simply use a keyboard and set-top box to access the Internet over their television. It is estimated that of the
26.5 million UK homes, over 18 million homes do not have an Internet capable PC or Internet service.

     Interactive Services and Enhanced Television. We have moved rapidly to take advantage of, and drive the convergence between the Internet and the television. We are aggregating a broad range of interactive content into a seamless service that can be deployed as part of our interactive television services, such as TV-Internet and digital cable.

     We successfully launched the UK's first interactive television service in March 1999. Our decision to use open Internet standards has allowed us to rapidly integrate a wide range of advanced technologies and partner with content companies who have already developed sites for the Internet. Because we have built our interactive service offering in open Internet standards, our platform allows these content sources to be easily and cost effectively integrated to create a television/entertainment experience rather than a computer-like experience. This includes using the NTL user interface to allow simple navigation by remote control. In designing the look and feel of our interactive services, we built upon the UK's familiarity with teletext services by allowing customers to use the familiar four color remote control buttons to navigate through the interactive screens. These enhanced services will ultimately be deployed as part of our digital cable offering within our franchise areas.

     We have partnered with over 40 content providers to deliver a wide range of interactive services, including education, home shopping and banking, travel, entertainment, games, news, sport and local content. Content is organized in channels which include news, sport, travel, entertainment and retailing. Already over 50 brands are contracted to the service. Partners include Tesco and The Arcadia Group in the retail sector, ITN for news, the Press Association --

Sporting Life for sports coverage and the BBC's Beeb service in entertainment. For example, the travel channel allows viewers to search for travel destinations, gather destination information and find travel deals from a large real time database. In addition, we are developing additional channels that will provide games, education and financial and investment content. All partners have contracted to provide a commission to NTL on e-commerce transactions and we have also formed a joint venture to exploit the advertising opportunity associated with this service.

     The next stage in the development of our consumer proposition is enhanced television services. Enhanced television is the use of interactive technologies to enable television programs to become interactive. Enhanced television can be viewed as a modified form of interactive services which are constantly "on supply" as the viewer watches television. Applications include the ability to enable viewers to participate in game shows, access further information in documentaries or respond directly to advertising. Viewers use their remote controls to access the additional program information on demand.

     A major advantage of our cable technology is that these enhanced television links are not restricted to information delivered in the broadcast stream, a major restriction of satellite delivered services. A broad range of additional content can be delivered over the cable modem integrated in the digital TV set top box. We are working with a number of major broadcasters to develop the service and have already demonstrated a number of program pilots.

     Delivering enhanced television service requires close coordination between the program creation and the technology of the broadcast system. Our digital media center is being developed with the ability to schedule the television feed and to add the interactive components to the broadcast feed.

     These new technologies not only provide a powerful new set of tools for television producers, but also create large new commercial opportunities for operators like us in providing a unique service to help acquire and retain customers with a package of communications services. In addition, we can exploit new revenue opportunities from e-commerce generated by the interactive elements and from interactive advertising on existing television services.

     OPERATING RESULTS

     Based on trials and experiences in the UK and the prior experience of our management in the United States telecommunications market, we have developed innovative marketing strategies that have led to increased customer penetration rates, customer retention and operating profitability.

     As of March 31, 1999, not including the acquisitions of ComTel, Comcast UK and Diamond, we had 497,100 residential customers, approximately 92% of which subscribed to both telephone and television services. As of March 31, 1999, not including recent acquisitions, we had a total of 953,500 revenue generating units (known as RGUs) resulting in approximately 45% customer penetration, approximately 43% telephone penetration, approximately 44% cable penetration, yielding 87% RGU penetration of homes marketed. An RGU is one telephone account or one cable television account. A customer who takes telephone and cable television service generates two RGUs.

     As of March 31, 1999, including our acquisitions of the operations of Comcast UK, and ComTel, the acquisition of Diamond and the proposed acquisition of CableLink, we had approximately 1.6 million residential customers and over
2.3 million RGUs, resulting in approximately 45% customer penetration, 37% telephone penetration, approximately 30% cable penetration and approximately 68% RGU penetration of homes marketed.

     By comparison, based on published statistics of the Independent Television Commission (ITC), as of April 1, 1999, UK telephony/cable providers including our results averaged approximately 32% for telephone penetration and approximately 24% for cable television penetration.

     The following table illustrates operating statistics of our broadband networks:

                                                      NTL ONLY(*)                        COMBINED    PRO FORMA
                                 -----------------------------------------------------    NTL(4)      NTL(5)
                                               DECEMBER 31,                              ---------   ---------
                                 -----------------------------------------   MARCH 31,   MARCH 31,   MARCH 31,
                                  1995      1996       1997        1998        1999        1999        1999
                                 -------   -------   ---------   ---------   ---------   ---------   ---------
Homes passed(1)................  463,000   779,100   1,007,000   1,247,000   1,288,300   3,567,700   3,987,700
Homes marketed (Telephone).....  176,200   467,300     810,000   1,064,600   1,098,400   3,001,500   3,001,500
Homes marketed (Cable).........  176,200   467,300     810,000   1,064,600   1,098,400   3,121,600   3,541,600
Homes marketed (as % of homes
  passed.......................       38%       60%         80%         85%         85%         87%         89%
Total customers(2).............   57,700   168,200     321,300     471,000     497,100   1,226,800   1,586,800
  Dual.........................   44,630   133,800     287,200     434,000     456,400     811,500     811,500
  Telephone-only...............    6,620    15,950      15,300      16,100      16,300     297,900     297,900
  Cable television-only........    6,450    18,450      18,800      20,800      24,400     117,400     477,400
Total RGUs.....................  102,300   302,000     608,500     905,100     953,500   2,038,300   2,398,300
Customer penetration...........       33%       36%         10%         44%         45%         39%         45%
RGU penetration(3).............       58%       65%         75%         85%         87%         65%         68%
Telephone penetration..........       29%       32%         37%         42%         43%         37%         37%
Cable television penetration...       29%       33%         38%         43%         44%         30%         36%
Monthly churn..................       NM         1%          1%          1%          1%         NA          NA

---------------
(*) Excludes all acquisitions since January 1998.

(1) "Homes passed" is the expression in common usage in the cable industry as the measurement of the size of a cabled area, meaning the total number of residential premises which have the potential to be connected to our network.

(2) As of December 31, 1998, we also provided service to approximately 19,400 customers connected to acquired cable systems over which we do not offer a full range of services.

    We also serve approximately 215,000 Internet customers.

(3) RGU penetration is the number of RGUs per 100 homes marketed. An RGU (revenue generating unit) is one telephone account or one cable television account.

(4) Includes Comcast UK, ComTel and Diamond Cable. Excludes 50% ownership of Cable London and Cablelink.

(5) Includes Cablelink, Comcast UK, ComTel and Diamond Cable. Excludes 50% ownership of Cable London.

NA Not available.

NM Not meaningful due to the limited customer base and recent commencement of services.

     Our success to date has been largely the result of two factors:

     - the introduction of our innovative bundled residential services; and
     - superior customer care resulting in our industry-low churn rates.

     This success has been consistent as we have increased our penetration for 12 consecutive quarters as shown by the following graph (excluding our recent acquisitions).

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

     Line graph with percentage penetration shown on vertical axis and quarters from first quarter 1996 to first quarter 1999 shown on the horizontal axis. Two lines on the graph plot telephony and cable penetration for each quarterly period.

                                                                 PENETRATION
                                                              ------------------
                                                              TELEPHONE    CABLE
                                                              ---------    -----
1Q96                                                            28.9       29.0
2Q96                                                            30.0       30.1
3Q96                                                            30.6       30.9
4Q96                                                            32.0       32.6
1Q97                                                            32.9       33.4
2Q97                                                            33.4       34.0
3Q97                                                            35.9       36.4
4Q98                                                            37.3       37.8
1Q98                                                            38.1       38.5
2Q98                                                            38.5       39.1
3Q98                                                            40.1       40.6
4Q98                                                            42.3       42.7
1Q99                                                            43.0       43.7

     Consistent with our objectives, our high penetration rates have led to increased levels of gross profit contribution per home passed.

     In addition to contributing to our industry-leading penetration, our low rates of churn are also a strong indicator of customer satisfaction. Excluding recent acquisitions, since 1996, we have averaged an annualized churn rate of approximately 1% per month, which is approximately one-half the published churn rates of the other major UK telephone/cable operators. Our customer satisfaction is also evidenced by a recently published survey by J.D. Power and Associates in which we were awarded first place in both their 1999 Fixed Line and 1999 Pay TV studies. According to the study, we performed well above the fixed line industry average in the areas of Price/Value, Customer Service and Installation. We achieved first place in Pay TV as well, based upon our performance in the areas of Cost/Value as well as Reception Quality and Billing.

     The quality of our customer's experience is further evidenced by the results published by OFTEL. These results are exhibited in the following table and highlight our improved performance over BT in a number of measures which effect the quality of our customer's experience.

                                                                    1998
                                                --------------------------------------------
                                                 NTL         BT         TELEWEST        CWC
                                                -----       -----       --------       -----
Faults Cleared................................   98.1%       79.9%        88.3%         75.7%
Reported Faults per 100 lines.................    2.3         4.1          4.5           6.6
Orders Completed..............................   97.7%       97.3%        90.4%         83.2%

     INDUSTRY STATISTICS

     Our industry has demonstrated strong growth over the last several years. The industry has now passed approximately 12 million homes (or 45% of the UK's total homes) with a broadband communications network. As a result, the UK can claim to have one of the most advanced communications infrastructures in the world. In addition, since January 1, 1992, the industry has connected approximately 4.5 million telephone lines. (During the same period, BT has also grown, adding approximately 2.5 million telephone lines.) Furthermore, since January 1, 1994, the industry has more than doubled its market share of multi-channel homes to 46%. The following tables illustrate these statistics:

                                                           TELEPHONE LINES
                              --------------------------------------------------------------------------
                                                                                           RESIDENTIAL
                              RESIDENTIAL AND BUSINESS     RESIDENTIAL                    TELEPHONE LINE
                                  TELEPHONE LINES        TELEPHONE LINES   HOMES PASSED    PENETRATION
                              ------------------------   ---------------   ------------   --------------
April 1, 1999...............         4,499,650              3,921,975       12,145,227          32%
January 1, 1999.............         4,070,866              3,567,786       11,904,341          30%
January 1, 1998.............         3,442,196              3,038,809       10,693,809          28%
January 1, 1997.............         2,278,113              2,039,081        8,351,310          24%
January 1, 1996.............         1,419,819              1,287,248        6,042,296          21%
January 1, 1995.............           717,566                649,350        4,116,971          16%
January 1, 1994.............           314,381                279,728        2,786,202          10%
January 1, 1993.............           106,989                 92,715        1,954,829           5%
January 1, 1992.............            21,225                    N/A        1,343,557          --

---------------
Source: ITC
*Does not include the results of a BSkyB free dish offer commenced in the second quarter of 1998, for which statistics are not publicly available.

                                                    MULTI-CHANNEL HOMES
                       ------------------------------------------------------------------------------
                        BROADBAND                      BSKYB             TOTAL
                          CABLE         BSKYB      NET ADDITIONS/    MULTI-CHANNEL    BROADBAND CABLE
                       SUBSCRIBERS      HOMES       (DECREASES)*         HOMES        AS A % OF TOTAL
                       -----------    ---------    --------------    -------------    ---------------
April 1, 1999........   2,971,574     3,445,000*       (13,000)        6,416,574            46%
January 1, 1999......   2,826,010     3,458,000       (125,000)        6,284,010            45%
January 1, 1998......   2,373,548     3,583,000        137,000         5,956,548            40%
January 1, 1997......   1,872,962     3,446,000        276,000         5,318,962            35%
January 1, 1996......   1,326,842     3,170,000        352,000         4,496,842            30%
January 1, 1995......     908,018     2,818,000        380,000         3,726,018            24%
January 1, 1994......     611,423     2,438,000             --         3,049,423            20%

---------------
Source: ITC; BSkyB

     LOCAL BROADBAND NETWORKS

     Our local franchise areas will cover approximately 5.6 million homes (not including France), spanning a broad geographic area across England, Scotland, Wales, Northern Ireland and the Republic of Ireland. Our local broadband networks use advanced, high capacity SDH fiber rings that serve entire communities, bringing fiber connections directly to businesses and "Siamese" coaxial/copper connections to residences. Our networks serve entire regional communities, passing every home, business, and government institution. We currently provide our telephony services over the copper connection and our cable services over the coaxial cable connection. We estimate that, including recent acquisitions, our local franchise networks (not including our national network) cover approximately 7,000 route miles of fiber backbone network, with approximately 400,000 fiber miles, and an estimated 75,000 route miles of coaxial/copper connections.

     This high coverage network strategy allows us to pursue four revenue streams (residential telephony, residential cable television, Internet access services and business telecommunications services) without a significant increase in fixed investment. In addition, the fact that we have installed both copper and coaxial cables into each of our customers homes allows us the advantage of deploying either of the major high bandwidth communications technologies that are developing today: cable modems and DSL solutions.

NATIONAL TELECOMS SERVICES

     Our objective in National Telecoms Services is to provide high quality voice, data and video communications services to businesses throughout the UK and to carriers which require UK and international connectivity. According to published OFTEL statistics, the total market for telecom services in the UK for the twelve months ended March 31, 1998 was estimated at approximately L24 billion. Of the total telecoms market, we estimate that approximately L13 billion represents business telecoms and carrier telecom services. Our national network has significantly expanded our telecoms opportunities beyond our franchise areas allowing us to serve the much greater UK national market. We approach this market by serving the following two market segments:

     - National Business Telecoms
     - Carrier Services

     In addition, we serve a national base of customers for a variety of telecommunications and related services using our national infrastructure of towers. These lines of business are discussed in greater detail under the "Broadcast Transmission and Tower Services" section below.

     NATIONAL BUSINESS TELECOMS

     In the business market, we describe ourselves as a "nationally competitive but locally accountable" service provider, whose business purpose is to "enable businesses to become more efficient and effective".

     Our general business telecoms strategy is to provide comprehensive communications solutions to our customers. Rather than simply offering our customers a lower price for their existing service, we offer a package of services to the customer that is designed to address all of their communications needs at a price which offers good value for money. The services which we offer are often custom-designed for the specific needs of the customer.

     To date, we have been successful in obtaining telecoms contracts from businesses located within our franchise areas. As of March 31, 1999, excluding recent acquisitions, we had over 14,300 business customers and approximately 56,000 business telephony lines installed, which represented an increase of 80% over the same period in 1998 for both customers and lines. Including our recent acquisitions we had approximately 36,000 business customers and 145,500 business telephony lines installed.

     Business Customers. While we offer our services to a wide array of companies throughout the UK within our franchise areas, we focus upon education, healthcare, local government, and media and information technology companies. Our communications solutions are attractive to these customers because of our reliable, high bandwidth services and our ability to package several services together at attractive prices. In addition, we have a strong local presence due to the localization of our facilities and the services we provide. As a result, our customers view us as a community partner and benefit our local account management.

     We use a variety of different access technologies to connect customers, based on customer size, geographic location and our network reach. Access technologies currently deployed in our network include fiber optics, copper wire and microwave radio.

     We connect our larger business customers to our network using fiber optic cable. This utilizes the significant penetration of fiber that we have in our local access network. As the cost of fiber falls, the size of business we will connect with fiber extends correspondingly. We use copper wire pairs to connect small enterprises.

     An example of our sector focused strategy is our success in penetrating the education market. We support customers at all levels of education within the United Kingdom. One such customer is the UK's Joint Academic Network (JANET), which is the UK's academic and research system connecting several hundred institutions, including all UK universities, most higher education colleges and most research establishments. SuperJANET is the broadband, or high-speed portion of JANET. We developed high bandwidth metropolitan area networks in a number of our regions throughout the UK to support SuperJANET.

     Cambridge University is a SuperJANET node where we provide all of the university's high-speed data circuits and approximately 10,000 local extensions, including lines in 6,500 student dorm rooms. At Oxford University, students use our links for access to SuperJANET, and more than 700 students also have our phone lines in their dorm rooms. We also provide the services of the South Wales Academic Network (SWAN). SWAN is a 60 mile fiber network, with 13 sites which serve approximately 16,000 PC's, creating approximately 2 million e-mails and 12 million hits on the World Wide Web every month. SWAN will provide the gateway to SuperJANET for 23 institutions of higher learning that was previously available only to the Universities in Cardiff and Swansea.

     Our program for education has not only provided value-added technology services to universities, but has also accelerated the connection of local secondary and primary schools to the Internet. We provide services to more than 2,500 primary and secondary schools. Funding for these connections has been provided by the National Grid for Learning and the Technology Trust infrastructure campaign. We were the first company in the UK to introduce an economical flat rate Internet access package to all schools within our franchise areas. To date, over 1,600 schools have taken advantage of our attractive Internet offers. In England, Technology Colleges Trust has partnered with us to link up the trust's more than 650 schools. This will enable the schools, for a flat rate, to get unlimited usage of a 2 Mb/sec broadband connection to a new supergrid.

     Our schools initiative in Londonderry aims to provide free Internet access to every school in the city. This long term project will introduce modern technology into education utilising our infrastructure. We will also host approximately 150,000 e-mail accounts (one for every student and teacher) and connect to all 568 schools in Hertfordshire County Council using ISDN and PSTN dial up. Bedfordshire County Council now has all 270 schools connected to the Internet via our ISDN Select.

     National Services. Capitalizing on our experience in local business markets and the extended reach of our national network, we have expanded the scope of our business in order to compete for a share of the business telecoms market on a national basis. We believe that we can build on the strengths gained in our local franchise areas to approach targeted business users located in other areas of the UK, initially focusing on users with multiple business locations. We launched our national business telecoms service in November 1997 and our strategy is to target medium and large businesses, beginning with those located near the major urban areas currently served by our national network.

     We have a variety of alternative methods to connect the "last mile" to the customers' premise from the national network:

     - As a certified national public telecommunications operator, we can readily obtain the permits to construct telecoms networks, and can simply build out our network to reach customers. Although this is clearly the most costly, the expense can be justified in the case of large customers or when a significant level of traffic is obtained from several customers. For example, we have extended our fiber optic network in London to support CNN's facilities.

     - We can lease circuits on the local networks of other service providers to connect to the customer's premises. Although this may reduce the operating margin on a particular account, it requires significantly less capital expense than a direct connection, can often be installed relatively quickly, and can be replaced at a later date if a more profitable connection method can be deployed.

     - We can also connect customers to our national network by implementing one of two wireless bandwidth solutions, described in more detail below.

     Wireless Bandwidth Delivery. We have already been successful in utilizing our significant tower infrastructure to efficiently connect our network to customers using digital point to point microwave radio links. As part of our broadcasting businesses, we own or have direct access to over 1,300 tower sites in attractive locations all across the UK. Microwave radio represents an efficient and reliable method for connecting customer locations to the national network.

     Illustrations of the current use of our tower infrastructure to connect our network to customers follow:

EDGAR DESCRIPTION OF PRINTED GRAPHIC

SERE Motor Group, Northern Ireland, CENTREX Network.

     Illustration of three customer locations connected to a switch. The switch is shown as connected to an NTL transmission tower which is shown as connected by 'wireless fibre' to another location.

     In addition to the methods to connect the "last mile" described above, we have been awarded a license to operate radio fixed access services on a national basis throughout the UK at the 10 GHz frequency, comprising 30 MHz of spectrum. With the 30 MHz, we will be able to transmit at 16 Mbps in any direction; our goal is to be able to simultaneously operate in up to 12 directions from a single base station, thereby enabling us to provide up to 192 Mbps from a particular site. Furthermore, we believe the use of ATM across the 10 GHz network will allow even greater capacity (up to 4x 192 Mbps) from a single base station. This technology can be used as a "wireless local loop" alternative to connect to customers which are not currently connected to our national network via wired circuits. We intend to use this point-to-multipoint wireless service where it represents a more efficient method to connect to customers that traditional wired or point-to-point wireless links. The 10 GHz frequency of our license is lower than the frequency which is being used by several major wireless telephony providers in the US (for example, the US frequency allocation for companies like Teligent and Winstar is typically in the 24-38 GHz band). This lower frequency is advantageous because lower frequencies offer better propagation and lower interference (and thus greater range) than higher frequencies.

     Using our 10 GHz service, we have the potential of reaching a large customer base in regions not covered by our fiber network. A service launch in the second or third quarter of 2000 of between five and six large markets is currently being contemplated. In addition to London, we are considering Birmingham, Leeds, Branford, and Bristol as initial target markets. A total of 25 to 50 base stations will likely be deployed in these areas.

     We are currently evaluating the services that we will offer over 10 GHz. We intend to take advantage of our national network as well as our ATM technology. Our 10 GHz technology will use this ATM platform, to enable delivery of voice, data and multimedia services to small and medium-sized business customers. Such services include voice access, leased line, Internet access, private Internet, LAN-to-LAN, and Frame Relay. We also intend to use the frequency for backhaul purposes, where a wireless connection will be less costly to install than our fiber or microwave links.

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

     The following chart depicts the 10 GHz wireless local loop technology:

EDGAR DESCRIPTION OF PRINTED GRAPHIC

     Illustration of five interlocking circles representing wireless local loop areas. Each area is shown with a central base station. One local loop area is shown with subscriber terminals within the area. Three of the areas are connected to an ATM network. One of these connections is labelled wireless/wireline backhaul. The ATM network is shown as connected to a central office switch, billing server, network management server, TDM, database, ISP router and frame relay.

     We are currently undergoing test trials of the service in preparation for operational trials with major business customers. If the test trials are successful, and if we determine to seek and deploy the additional capital resources to pursue this opportunity and the networks are developed, the 10 GHz license would further facilitate the development of our local access reach to businesses.

     Products and Services. We base our approach to the large and medium-sized businesses on or close to our network, by grouping our products and services into five groups:

     - Simple "Access" Services that connect the customer to us for inbound and outbound voice and data calls. These access services include traditional analog Business Exchange Lines and Digital Business Exchange Lines or DEL's. DEL services include Basis Rate Access, also known as "ISDN2", and Primary Rate Access, also known as "ISDN30". These and other direct and indirect access services are priced competitively and offered in competition with a number of other direct and indirect suppliers.

     - Managed Voice Services are best illustrated by our Central Exchange "Centrex" service. This service presents the customer with business exchange lines configured as a "virtual PABX", complete with call-handling facilities normally associated with a traditional PABX (or PBX). The success of this product is best demonstrated in the East Midlands where eight of the 11 local government organizations use NTL Centrex as their main business service, including the Nottingham City Council with more than 3,500 lines.

     - Managed Data Services include fixed point-to-point private circuits at speeds from 64Kbit/s, through multiples of that speed and individually tailored 100Mbit/s and 155Mbit/s services. Other services in this family include the provision of intersite data services with particular transmission protocols, such as Internet Protocol also known as TCP/IP, Frame Relay

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

and ATM. An example of these services is our provision of a 155Mbit/s ATM network to a group of 16 university and hospital sites in South Wales.

     - Our Internet group of products and services ranges from "Dial-up" customers to dedicated private circuits at speeds of 64Kbit/s and above. We expect to launch a range of new services and branded hardware products in the third quarters of 1999, which should include both entry level and advanced "firewalls", and a self-provisioning web-hosting service. We own an interest in and provide all the support for Virgin Net and provide service to BusinessNet and more than twenty other Internet Service Providers.

     - Closed Circuit Television, also known as CCTV, and remote monitoring services complement our national business telecom's effort. We believe that CCTV services offer the potential to increase network traffic, broaden our product base, enhance relationships with customers and reinforce our image as a complete communications company. Current customers include the Royal Yacht Britannia, Bristol Prison and many town and city centers across the UK.

     Business Telecoms Marketing. In the business market, we are recognized as having the third largest national telecommunications network in the UK. We are utilizing this in two ways:

     - through a dedicated team of national account managers dealing with the largest national accounts including many of the other services carriers; and

     - through the regional sales and marketing structure.

     Our sales strategy within our regional franchises employs a mixture of telephone sales and marketing for single line businesses and a direct and consultative sales approach for the larger businesses.

     We are market-driven and have analyzed the market and segmented it into communities of interest -- for example, health, education and information technology. We treat our smaller towns as a unique community of interest. The sales and marketing teams are structured to support this approach.

     CARRIER SERVICES AND INTERNATIONAL

     We compete in the growing market for bandwidth, voice, data and leased line services in the national and international wholesale telecommunications market. We provide carrier customers with digital leased lines from 2Mbits per second to STM-16 on both a national and international basis. This capacity is used to interconnect carrier facilities in major regions of the UK, as well as to the US and Europe. Customers include fixed line and mobile telecommunications operators, cable operators, Internet service providers, and various information technology and facilities management companies.

     We have considerably expanded our 'carriers' customer base over the last year through utilizing our own international, national and local infrastructure. Relationships with a number of major national and international operators have been established, notably:

          - COLT, where we have been awarded 'preferred supplier' status for the distribution of COLT's traffic outside the London area. This covers bandwidths from 2Mbits to STM-1.

          - Energis, for which we provide high speed managed services to enable the operator to more effectively address its 'off-net' customer base.

          - Global One where, as part of this international operator's roll-out, we are providing managed services between London and Dublin over our recently completed sub-sea cable.

          - Vodaphone and Orange, for which we provide inter-switch capacity on our national network. During 1998, both Vodafone and Orange considerably increased their requirements

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

     for network services, and as of December 1998, we supplied Orange with the majority of its inter-switch capacity.

     As a result of our recent acquisition of EGT, we gained significant fiber assets connecting the east and south coast major submarine cable landing sites to London. This acquisition, in conjunction with our fiber infrastructure which covers the UK's southwest, has enabled us to expand geographically providing international cable owners with connectivity to the main telecommunications hub sites in the UK. We have correspondingly developed our broadband product portfolio to specifically address the large bandwidth 'backhaul' services required by this customer base.

     Our international facilities license allows us to supply international services to other carriers as well as purchase international capacity at qualified carrier rates. This not only creates significant incremental revenue opportunities for us, but also allows us to achieve significant internal cost savings. We have entered into long-term agreements to purchase international telecoms capacity on new transatlantic fiber optic cables connecting the Netherlands, Germany, the UK and the United States. We recently completed the extension of our UK SDH network to Ireland via two submarine cables and the installation of a duct route between Dublin and Belfast. This cable system is the first independent cable system to Ireland and has been reported to be the largest submarine cable system in the world with 48 fibers. Our investment in that cable has allowed us to swap a portion of our capacity for connectivity to France, Italy and Scandanavia.

     In an effort to continue to expand our international presence, we have also created an international alliance with Williams Vyvx. Through this alliance, NTL and Williams Vyvx offer each other direct access to their teleports and national fiber-optic networks. Williams Vyvx has four satellite teleports and an extensive digital fiber network in the US. In addition to network access, NTL and Williams Vyvx have jointly established a new transatlantic fiber service to provide transmission services between London and New York. This fiber link will be provided via a fully redundant SDH ring to provide optimum reliability, and will also be linked to the NTL and Williams Vyvx fiber networks for connection in Europe and the US.

     Carrier Services Products, and Marketing. We expect to continue to successfully serve this marketplace through our strategy of providing high quality and competitively priced services. Additionally, we continue to utilize our specialized ability to provide tailored solutions necessary to serve this demanding market.

     The rapid expansion in voice traffic is expected to continue and we have entered into interconnect agreements with national and international operators to both reduce the costs of carriage and termination of our originated traffic and for the termination of other carriers' traffic.

     The expected growth in the number of international operators building and operating submarine cable systems has been substantial and continues to grow with many of these cables transiting the UK. We have considerably increased physical connectivity to UK international cable landing stations and products have been successfully developed to address the needs of these international cable operators for backhaul services between the cable landing sites and the major UK international nodes such as Telehouse, London.

     We believe the UK market for wholesale data services is significant and growing rapidly due to the fast growth in IP, Internet and other data traffic. Utilizing our state of the art ATM network, we have developed Frame Relay and ATM wholesale products to address this increasing demand for high speed data connectivity. Additionally, utilizing our core data network, local loop infrastructure and connectivity to the main international UK nodes will allow us to address the needs of international operators for the termination/origination of UK bound/generated data traffic.

     In addition to telecoms and data services we also offer wholesale Internet access solutions including network services, call center operations, customer provisioning and billing to UK
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

Internet Service Providers ("ISPs") and other corporate customers that would like to expand their Internet presence. This service was launched in 1995 as our first national product offering.

     In 1996, we established the VirginNet joint venture with Virgin Communications Limited. The joint venture is 49% owned by us and 51% by Virgin. VirginNet offers connectivity and proprietary content services to consumers and small businesses throughout the UK. VirginNet recently launched a "free access" product offering, whereby customers only pay for the minutes that they are online or in contact with a customer care representative. We are able to support this service profitably because we carry the majority of the VirginNet Internet traffic on our owned network facilities.

     By integrating our Internet infrastructure with our national telecoms network we have been able to decrease the costs of providing these wholesale services as well as increase the value of the proposition by retaining a higher portion of the revenue from the data traffic that our customers generate. We plan to continue to enhance our Internet network, both nationally and internationally, to accommodate the growth in the business.

     Our carrier services product portfolio also includes a comprehensive range of satellite services for media and broadcast customers who need to distribute programming around the globe either occasionally or full time. We enable TV broadcasters with full time channels to transmit their programming from their playout or production center, using a fiber link, to one of our three satellite teleports. This is then beamed up to the satellite, which in turn re-transmits the programming towards earth for reception by viewers.

     Our teleports are connected by fiber and radio circuits and provide uplinking services to UK cable television programme suppliers. At our main site near Winchester, UK, we have antennas up to 40 feet in diameter. The site is linked to our two London teleports through our own national broadband network. Together they form an interconnected virtual teleport offering nonstop resilience.

     Through these teleports we have access to all the main satellites orbiting Earth including Astra, Eutelsat, Intelsat, Orion, and PanAmSat.

     The ultimate end users for our full-time services include households receiving a television channel in their own home, or other program distributors such as cable companies who pass the signal onto their end users. Our major fixed service customers include Turner Broadcasting Systems, Flextech, BBC, QVC and TV New Zealand.

     To cover live news coverage and sporting events, we operate a fleet of satellite news gathering trucks. Our global capability and infrastructure means we can respond rapidly to consumer demand. In addition, we can now offer customers the facility to transmit programming between 48 US cities and Europe by use of a transatlantic fiber link.

BROADCAST TRANSMISSION AND TOWER SERVICES

     We are a leading owner and operator of broadcast transmission and wireless communications infrastructure in the UK and Australia. As of December, 1998 and after giving effect to the acquisition of NTN in Australia, we own or share approximately 1,874 towers and sites, of which 1,313 are in the UK and 561 are in Australia.

     We operate a number of businesses utilizing our sites.

     -  Analog and Digital Broadcast Services for Television and Radio
     -  Site Leasing
     -  Radio Communications and Network Services

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

     Each business operates in markets that are undergoing rapid growth driven principally by the conversion of analog wireless services to digital. Revenues from site rental operations are usually typically derived from long-term leases, typically 15-20 years.

     We believe that we are uniquely positioned to capitalize on the two major trends that will shape global broadcasting in the coming years: privatization and digitalization. Since 1998, we have focused on creating partnerships with major broadcasters to design, build and operate complex digital broadcast systems. Our strategy is to duplicate our success in the UK in other countries.

     Our towers sites provide extensive network coverage of the UK population for a range of wireless services. The population coverage estimates are highlighted in the following chart:

                             MARKET           UK POPULATION COVERAGE
                             ------           ----------------------
                     TV & Radio Broadcast(1)           99.4%(2)
                     Cellular communications           75.0%(3)
                     Paging                            97.0%(3)
                     Private Mobile Radio              97.0%(3)

---------------
(1) Coverage includes that from leased facilities in addition to NTL's owned and shared sites.

(2) Source: Independent Television Commission, the UK commercial television regulatory authority

(3) Source: NTL estimates; UK government 1991 census

     Our tower sites include large hilltop transmission structures 100m to almost 400m in height, a network of 30m to 50m hilltop broadcast repeater and PMR sites, and a network of recently-constructed 15m to 30m multi-user cellular structures and rooftops covering urban centres and the UK road network.

     We have extensively marketed our sites and now accommodate the equipment of a significant number of lessees on our existing site portfolio. With current growth trends in mobile communications and the roll-out across the UK of digital broadcast services, we anticipate significant continued growth in the leasing at our facilities. At the end of 1998, we had over 4,000 lessees of our UK towers.

     KEY TRENDS IN THE TOWERS AND SITES MARKETS

     There are a number of key market trends which are creating opportunities for us to expand and grow our Broadcast Transmission and Tower Services businesses:

     - Digital terrestrial broadcast services will gradually replace their analog predecessors, resulting in major new services with operators running in parallel and in competition with existing analog services. The launch of digital terrestrial television services will ultimately require the creation of an entire national broadcast network of approximately 1,200 sites to serve the UK population.

     - The increasing global trend towards private rather than state ownership and operation of television and radio broadcast transmission networks. The outsourcing of these networks will result in new business opportunities for us.

     - The continuation of the rapid growth of UK cellular mobile telephony with greater than 50% annual growth in subscribers for current services. According to published reports, mobile subscribers have grown from 8.6 million in February 1998 to 13.6 million in February 1999, or approximately 22% of the population of the UK. The rapid growth in mobile subscribers has increased demand for antenna space and tower sites.

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

     - The rollout of new wireless communications technologies, such as PCN and digital Terrestrial Trunked Radio (known as TETRA) and granting of five licenses in the UK for 3rd generation Universal Mobile Telephone Service (known as UMTS mobile) in early 2000 will further enhance demand for antenna space and tower sites.

     - The continuing liberalization of the telecommunications market, causing proliferation of radio fixed links as the most economic and quickest method of establishing competition within the local loop. These links will be driven by competition for local loop traffic, high bandwidth WANs and core network for newly licensed PTOs. This will also enhance the demand for antenna space and tower sites.

     - Environmental pressures will continue to encourage sharing of site facilities.

     - Increasing recognition that ownership and operation of networks is not the core business of many communications and media companies and the consequential transition to outsourced provision.

     The UK Government policy continues to encourage new entrants into all areas of the telecommunications and media market, continuing its leadership in de-regulation of these markets. The advent of new digital technologies in all areas of communications is creating new markets and opportunities for business benefits and differentiation through communications. The UK's lead in broadcast digital technology positions us as a key player in a technology that will be deployed across the world over the next few years.

     BROADCAST TRANSMISSION

     Our Broadcast Transmission group has provided television and radio broadcasters with broadcast transmission services for more than 40 years. This group designs, installs, operates and maintains new transmitter networks and has a spectrum planning service to plan the coverage of television and radio networks. It operates a national infrastructure in the UK of over 1,300 transmission sites which deliver broadcast signals for ITV, Channel 4, S4C, Channel 5, Teletext and many of the UK's independent local, regional and national radio broadcasters. In addition to transmission services, the Broadcast Transmission group markets value added services to its existing television customers including additional monitoring services, reserve system services and contribution/distribution services.

     We have been involved in broadcast television since the 1950s when we designed and built the television transmission system for the UK's first independent commercial television network. The Broadcast Transmission group provides a recurring contracted revenue stream from a variety of customers through long-term contracts. The projected total value of our currently contracted revenues for broadcast services is $1.8 billion. The foregoing projection of the expected approximate revenues receivable pursuant to existing contracts, which includes Channel 3, Channel 4/S4C transmission contracts, is based on various factors and was derived utilizing several assumptions. Important assumptions and other important factors that could cause actual revenues to differ include, among other things, general economic conditions, the regulatory regime prevailing from time to time, adherence to the construction, service and other obligations of such contracts, absence of labor or weather difficulties, absence of defaults, particularly payment defaults, by the counter-parties to such contracts or the termination or non-renewal of such contracts.

     The particularly attractive feature of our broadcast contracts is that we own both the towers and the transmission equipment responsible for generating the broadcast signal. The nature of these arrangements is such that there are significant switching costs for any customer wishing to service provider. The barriers to entry that a new service provider would need to overcome include:

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     - provision of all capital equipment to provide transmission services and provision of studio coding, decoding and distribution circuits;

     - re-engineering of network either around NTL sites, or more complex still, around a different set of sites (as planning permission would be very difficult to receive for an alternative set of large transmitter sites);

     - attaining spectrum for a differently-engineered network, since there is a shortage of spectrum for broadcast.

     Television Broadcasting. We currently provide broadcast transmission services for the three commercial national television channels in the UK, Channel 3, Channel 4/S4C and Channel 5.

     The contracts with the ITV companies and Channel 4 terminate on December 31, 2012, or at the time of analog switch-off, whichever occurs first. If analog switch-off occurs later than December 31, 2012, the contract can be extended on a daily basis. The contract with S4C presently terminates on December 31, 2002.

     In November 1998, we made broadcasting history with the launch of the first digital terrestrial television network. Two of the four recipients of the digital terrestrial television (also known as DTT) multiplexes, Digital 3 and 4 and SDN (in which we hold a 33% equity interest) selected us as the supplier of transmission services. We have signed 12-year contracts to provide a complete, end-to-end service, including studio compression, transmission and full systems integration. We have successfully completed on time the first phase of the build program from play-out centers to transmission. At the launch of DTT there were 22 transmitting stations with a roll-out plan set to reach 81 stations achieving 85% population coverage. It is expected that the digital network will ultimately grow to match coverage from the analog system to enable its switch-off.

     Digital broadcast systems require a more complex engineering design than their analog predecessors. We have exploited this by extending our range of services to include tower leasing and transmission services (as with analog), plus "end to end" system integration and service, from studio playout centers to terrestrial transmission. This has the twin benefits of enlarging the total market available from broadcasting, and further differentiating us as a unique provider able to offer towers, transmission and system integration services for digital TV.

     In addition to the continued roll-out, there will be opportunities to develop the business as the full potential of digital is realized and new services are introduced. There will also be opportunity to expand the NTL playout capability to provide total service packages for the broadcasters, as their business becomes more media and less technology-based.

     Radio Broadcasting. The Broadcast radio market in the UK comprises the publicly funded BBC and the commercial radio industry. The BBC operates five national radio networks and 44 local radio stations. All non-BBC radio in the UK is regulated by the Radio Authority, who currently licence 3 national commercial stations (such as Virgin and Classic FM) and 220 metropolitan, regional and local stations. Despite this diversity, ownership concentration is high, with 5 or 6 major groups controlling the majority of stations.

     Commercial radio stations are free to contract with any supplier for their transmission needs. We have an 85% share by value of the local commercial radio transmission market and a 40% share by value of the national commercial market.

     We also offer a range of services to local and national radio broadcasting licensees in the UK including: target service area planning; site location, installation and construction; and equipment selection, procurement, operation, monitoring and maintenance. This division offers total broadcast contract services, where it designs, builds, owns and maintains the operator's transmission facilities, and facility management contract services where it maintains customer-

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owned equipment and administers the operation of the transmission service. It maintains over 70 total broadcast contract services and 60 facility management contract services.

     The migration to a new digital transmission platform will create significant growth in the broadcast radio transmission market. The Radio Authority are committed to a fast roll-out of the new digital multiplex licenses and have already awarded the only national licence to Digital One, of which we are a founding equity partner with a 33% equity interest. We have a contract for the transmission of Digital One with a lifetime value of L50 million. A total of 26 licenses for regional and local digital radio will be awarded between 1999 and 2001, and we are well positioned to win transmission contracts for a portion of the licenses, and provide site leasing services associated with some of the remaining licenses.

     THE TOWER AND SITES DIVISION

     We rent antenna space on our owned and leased towers and sites to a variety of carriers operating cellular, PCS, SMR, ESMR, paging and other wireless networks. We typically receive fees for installing customer's equipment and antennas on a tower and also receive rental payments from customers payable under site leases. As of December 31, 1998, over 150 companies rented antenna space on our towers and sites. These site rental agreements have terms which are typically 15 years in length (and renewable), and are generally subject to price indexation with inflation. Site sharing customers are typically billed a year in advance. During the last 4 years, the number of lessees on our towers has grown by 63%, from 1,989 to over 3,200.

     The cellular market is the largest of these markets in terms of users, coverage, and usage of radio sites, and is witnessing extraordinary growth that is expected to accelerate into the next millennium. Current build plans of UK cellular operators would indicate a doubling of the number of base stations built to meet the increased demand over the next 3 years.

     Cellular growth will necessitate reliable communications infrastructure in all commercial trading spaces, leading to a requirement for good cellular coverage inside buildings. We believe this creates a new type of radio site, which unlike towers will exist within commercial buildings, transport hubs, shopping malls and other large buildings. Our initial analysis shows that there are approximately 2,000 large retail, transport or other multi-tenanted commercial properties in the UK that may require communications infrastructure to facilitate mobile telephony. To this end we have won the exclusive contract to provide this service inside Bluewater, Britain's largest and newest shopping complex.

     Against the backdrop of projected demand for suitable radio sites, the UK planning/ regulatory environment is increasingly encouraging site sharing to prevent proliferation of single-user towers. Intense price competition in the cellular market is leading to out-sourcing opportunities as the network operators look to achieve broad and deep coverage without developing significant single-user tower portfolios.

     As of December 1998, we own or share 1,313 towers and sites in the UK. Our inventory of owned and shared towers and sites was increased substantially from 1995 to 1998 as a result of the following transactions.

     - In May 1998, we purchased 114 sites from Simoco Group. This portfolio was originally developed as part of the Phillips PMR business, the sites being strategically located across the UK in hilltop locations ideally suited to PMR VHF systems.

     - In December 1998, we acquired 126 sites as part of the purchase of all of the business and assets of Eastern Group Telecom (EGT). These sites included the right to develop up to 1,000 more locations of Eastern Group property for site sharing purposes. Overall, we believe that this portfolio has been developed for good cellular telephone coverage.

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

     - In 1995, we embarked on a contract to build network for UK PCN operator "one2one." As part of this contract, we acquired approximately 240 cellular sites, with one2one as anchor tenant.

     RADIO COMMUNICATIONS

     Our Radio Communications group offers a full range of services, including the operation of radio networks and the provision of support and maintenance services to customers with "mission critical" radio communications needs. We serve an estimated 70% of the radio installation and maintenance market for Public Safety Services within England and Wales and includes associated customers such as HM Prison Service and HM Coast Guard. These customers provide us with a steady source of revenues, and have also proven to be very effective references for other services and products. Our track record for reliability and responsive customer care is also clearly demonstrated through these customers.

     RadioComms is involved in mobile communications maintenance, support and facilities management. This enables us to offer customers the optimum solution to their requirements, from equipment specific component repair/replacement, to full turnkey site and equipment maintenance.

     We intend to secure further customers and contracts, expanding from facilities and maintenance activities into complete outsource arrangements. We have positioned ourselves to effectively compete in the major growth sector in the radio communications market over the next five years by targeting both public and private mobile operators. Several large contracts of this type are under bid process in 1999, with contract awards expected later this year. Long-term contracts (typically greater than five years) of this nature, if awarded to us, are expected to substantially increase the revenue profile of the group and help us maintain our overall revenue stability. There can be no assurances that such contracts will be awarded to us.

     OTHER INTERNATIONAL ACTIVITIES

     We provide broadcast and telecommunications engineering services to various customers throughout the world, solving problems of broadcast planning, systems design and integration. This capability has given us access to the international broadcast arena by utilising our world-leading expertise to solve issues in the modernisation of broadcast systems around the world. We have had success in bidding for broadcast consulting contracts in Europe and Asia.

     With the expertise of our engineers and technical staff, we are a turnkey provider to the wireless communications and broadcast industries. We can provide customers with ready-to-operate network infrastructure or any of the component services involved therein. Such services include network design and site selection services to carriers and other customers on a consulting contract basis. Our network design and site selection services provide our customers with relevant information including recommendations regarding location and height of towers, appropriate types of antennas, transmission power and frequency selection and related fixed network considerations.

     NTL AUSTRALIA

     Based on our track record of more than 40 years of providing broadcasting services to the UK's independent television operators and our expertise in digital broadcasting, we believe that we are uniquely placed to capitalize on the trends towards privatization and digitalization in the global broadcasting industry. Our strategy is to duplicate our success in the UK in other countries.

     In March 1999, the Australian Government accepted our bid to own and operate the Australian National Transmission Network or NTN. We purchased all of the shares of National

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Transmission Company, the entity which holds all of the NTN assets, for an aggregate purchase price of approximately $650 million Australian (approximately $407 million US). The transaction was successfully completed in April 1999.

     NTN operates over 561 tower sites and provides exclusive television and radio transmission services to Australia's only national TV and radio broadcasters, ABC and SBS. In addition, NTN serves regional and community TV and radio broadcasters, and provides equipment hosting services to telecom operators and emergency service communications on its towers. NTN's customers include Telstra, WIN Television, Prime Television, Vodafone and Air Services Australia. NTN holds long term contractual relationships with the majority of its customers.

     Our strategy for NTN is to develop and exploit numerous opportunities including:

     - introduction of digital terrestrial television broadcasting from 2001;

     - introduction of digital radio broadcasting and datacasting;

     - generating higher revenues from the provision of transmission site rental and services to non-broadcast services, such as cellular carriers;

     - develop advanced radio communications services for Emergency Services, based on TETRA technology.

NETWORKS

     LOCAL BROADBAND NETWORKS

     We believe that our advanced network design is sufficiently flexible to permit us to deliver a wide variety of existing entertainment, telecommunications and information services today and will enable us to offer anticipated new services in the future without incurring significant additional construction costs to adapt its existing underground network.

     Our local franchise areas cover approximately 5.2 million homes, spanning a broad geographic area across England, Scotland, Wales and Northern Ireland and the Republic of Ireland. As of March 31, 1999, our integrated full-service networks (including recent acquisitions) had been constructed past approximately
3.6 million homes (or approximately 69%) of our franchise homes. Our local broadband networks use advanced high capacity SDH fiber rings that serve entire communities, bringing fiber connections directly to businesses and "Siamese" coaxial/copper connections to residences. We estimate that, including recent acquisitions, our local franchise networks (not including our national network) cover approximately 7,000 route miles of fiber backbone network, with approximately 400,000 fiber miles, and an estimated 75,000 route miles of coaxial/copper connections.

     The full-service network that we are installing is capable of providing a high speed, high capacity, two-way voice, data and video communications pathway to the customer. This approach allows us to pursue four revenue streams (residential telephony, residential cable television, Internet access services and business telecommunications services) without a significant increase in fixed investment. Our networks serve entire regional communities, passing every home, business, and government institution, A graphical depiction of our regional networks appears below.

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EDGAR DESCRIPTION OF PRINTED GRAPHIC

     Illustration of NTL's regional network showing six nodes. Within the fibre rings covered by the nodes are business parks, schools/hospitals, city center, industrial areas and homes. Each node is depicted as serving 600 homes. Coax/copper cables are shown connecting nodes to distribution points serving 60 homes and then connecting to individual homes. The business parks, city center and industrial areas are shown as connected to the nodes by fibre cable. The city center and industrial center are each surrounded by a high capacity fiber ring. Several of the nodes are shown connected to a telephone switch and cable head end which is shown as connected to NTL's national fiber network.

     Our local broadband fiber networks are extended by both coaxial and copper cable connections to each home that we pass. We currently provide our telephony services over the copper connection and our cable services over the coaxial cable connection. Each home connected to our network is connected by two copper connections, allowing us to install two telephone lines without reinstalling a drop cable. Our cable networks employ a coaxial drop cable and are built to a 750MHz specification, which is easily expandable to 1 GHz of capacity. The networks currently have an active reverse path that allows us to provide impulse pay-per-view. We are in the process of completing the upgrade of these networks in order to provide digital cable services which will be trialed this summer and launched during the fall. Most importantly, the fact that we have installed both copper and coaxial cables into each of our customers homes allows us the advantage of deploying either of the major high bandwidth communications technologies that are developing today; cable modems and xDSL solutions. The graphic below depicts this advantage.

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EDGAR DESCRIPTION OF PRINTED GRAPHIC

     Illustration of two separate copper and coaxial cables traveling from a home node within a single duct, all extending to a customer's home. The customer's home receives 750 MHz to 1 GHz of bandwidth, which equals about 60 channels. There is a reverse path of 50 MHz. There is also shown a fiber cable linking a business location to the home node. The home node is shown to be connected to a switch through fiber cable and the switch is connected to a Web Server.

     All of the cables in our local networks are installed within ducts to allow for additional cable installations without further civil construction. This network design will ultimately allow us to provide fiber to the home connections at a small incremental cost.

     Our network design allows us to implement either of the two main broadband local-loop solutions: cable modems and DSL. The use of xDSL technologies enables us to exploit our copper wire assets more fully. We already use HDSL to meet the needs of particular business customers. ADSL offers us a useful means of extending our offerings to business customers and particularly those down-loading significantly more data than they are generating. ADSL speeds vary according to the length of the copper wire loop; the advantage that we have in the marketplace is our relatively short copper wire runs -- typically under 500m. This allows download speeds of over 6 Mb/s.

     We are in the process of implementing a commercial pilot of the ADSL technology in parts of our Surrey franchise where there are high concentrations of business premises. Alcatel, one of the world's leading ADSL suppliers, is our technology partner for the pilot. Up to 1000 ADSL lines will be installed in the appropriate street cabinets over the next 6 months. We will be working with key customers to explore how these high data rate connections can improve the effectiveness of their businesses.

     Our National Consumer Services or NCS are designed to allow us to serve customers connected to BT's network. Each of our NCS customer's calls are routed over their BT line to our national network through the use of a line powered auto dialer. This dialer inserts our indirect access code infront of each number the customer dials, routing the call to our network. This allows us to carry all of the customer's telephony traffic, whether it is generated by a voice call or Internet usage. A graphical depiction of this network solution appears below.


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EDGAR DESCRIPTION OF PRINTED GRAPHIC

     Illustration of both a customer's telephone line and internet television line leading directly into an NTL call router box, which is shown to be connected to a BT line. The BT line is connected first, to a BT switch and then to an NTL switch, where the voice/telephony line is directed to the NTL national network and the internet/data line is directed to an NTL web server.


     In the future, we plan to provide digital television services over a digital terrestrial television box that will form part of our National Consumer Services product offering. This box will allow us to offer customers throughout the UK a bundled offering of telephone, television, Internet and interactive services, that will mirror our in-franchise product set.

     Network Design. We are installing our broadband and telecommunications network using established state-of-the-art technology, deploying fiber optics directly to highly concentrated business areas and residential nodes typically averaging 600 telephone lines or 600 homes respectively. We are installing spare duct and transmission capacity in excess of anticipated needs. In this manner, we achieve the cost efficiencies and rapid deployment that using standardized equipment entails, while retaining the flexibility to expand and adapt our network over time with little or no additional underground or construction investment.

     The design and construction of a new network varies depending upon factors including the number of route miles to be installed, density of homes and businesses, type of surface, and the architecture of the network backbone. Each system has been designed with at least one head-end and at least one telephone switching office. Each system's head-end and telephone switching office is directly connected to each node by fiber optic cable. Each node is then connected to a subscriber's premises. Construction of each system has been planned on a neighborhood-by-neighborhood basis to allow revenue generating operations to commence in a neighborhood as construction of the portion of the system serving such neighborhood is completed.

     Fiber Optics. The evolution of fiber optic technology over the past decade, including increases in the capacity of laser transmitters and decreases in the price of optical receivers, has enabled the economic deployment of fiber optic cable much closer to the customer than in traditional coaxial cable television and twisted copper pair telephone networks, thereby improving the quality and capacity of the cable television and telephone service. The main advantages of deploying fiber in place of both coaxial cable or copper wire are its smaller size, greater capacity, freedom from electrical interference, and significant reduction of the requirement for periodic

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maintenance. We are deploying fiber to nodes which are normally less than several hundred meters from the furthest home.

     Network Architecture. Our broadband networks are being built with four 2-way channels having an initial capacity of 750 MHz, which is sufficient to carry over 60 analog channels of television. With digital compression of the television signal, many more channels can be transmitted. The system is upgradeable to 1 GHz. Generally, a maximum of one amplifier is required between the head-end optical receivers and a home. Traditional cable systems often employ "cascades" of more than 5 amplifiers which degrade signal quality and increase the chances of system failure.

     Our local telecommunications network uses an SDH redundant-ring based architecture, which improves our ability to flexibly deploy capacity and further enhances system resilience. Telephone signals are carried from the node to the home over traditional copper pair, over a shorter distance than in traditional telephone networks, which improves signal quality and allows higher bandwidth services to be more easily deployed. To connect our residential customers, we use a "dual drop" consisting of "Siamese" coaxial cable, capable of transmitting 1 GHz of bandwidth, and two copper twisted pairs capable of providing two telephone connections. Large business customers are connected to the telephone network directly through fiber optic cable or microwave links.

     The following is an illustration of this cabling.

EDGAR DESCRIPTION OF PRINTED GRAPHIC

    Illustration of the fiber optic cable used to connect businesses and the Coaxial cable, and two pair of twisted copper wires used to connect homes.

     Our licenses require us to build our network past a specified number of premises (or homes) each year. The total requirement for all our licenses, including the recent acquisitions, is to pass approximately 4.7 million homes, which is less than the actual total of homes available to us in our franchise area should we wish to construct our network past them.

     Digital Media Center. Our new media center is at the heart of our digital operations. The center acts as the marshaling point for all digital content, both television and interactive. Television and interactive services are brought to the center over satellite or fiber telecommunication links. Currently a 55 channel near video on demand service is produced using advanced digital storage and server technology. A complete sports channel, British Eurosport, is originated in the media center. In addition to the interactive television elements, conditional access for pay TV and electronic program guide datastreams are created and played out from the center. The center also houses the interactive servers for on-demand elements and is the point at which the broadband cable modem path is routed to access the Internet. The interactive system, scheduling and conditional access system are directly integrated with our customer management system. This allows direct customer interface through the TV screen for billing, on-line help or self-provisioning of new services. The system is controlled by a sophisticated scheduling system and control room which monitors all channels. The resulting service feed is carried from the center to each regional head using ATM technology. This feed is then combined with local content, such as regional TV channels for delivery over that local network. The system is capable of allowing full flexibility of the regional line up of channels, for example to include regional services from the major broadcasters, ITV, Channel 4 and the BBC.


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     The media center is connected to our UK national network and linked to our satellite hubs for both in-bound and out-bound traffic. The system architecture and flexibility allows the delivery of a customized service to any point connected to our fiber telecoms network (for example, the current reach includes Dublin which allows us to connect Cablelink's Dublin franchise to the center). In the future, we plan to connect our French cable operations to the digital media center, allowing us to further utilize our investment. This provides us with a significant advantage in providing enhanced television in France, as we won't need to duplicate our investment. This strategy can be duplicated in additional European markets if we were to pursue additional cable opportunities on the continent.

EDGAR DESCRIPTION OF PRINTED GRAPHIC

     Illustration of the Enhanced TV -- Overall System and Technology Partners. The illustration shows a box labeled 'Super Head-end', which contains several smaller boxes, including boxes representing DiviCom, Compaq, Magra, Ipsis and Microsoft, which are all interconnected and are shown to feed into a ball labeled 'EPG data'. The Super Head-end box is shown to receive external arrows, representing Programme Inputs, Corporate SMS and Call Center information, interactive Partners and Internet Data. The EPG data, connected to all the internal boxes, is shown to feed into the Existing NTL National Network (ATM), which is shown to feed into the Regional Head-end, containing a smaller DiviCom Multiplexing Out-of-bond data box. This Regional Head-end box is shown to connect to a box labeled 'Set top box', which contains the PACE logo, C-Cube Chip sets and Power TV Software.

     NATIONAL TELECOMS NETWORK

     Our national network was designed specifically for the high volume telecommunications market in the UK and connects many customer sites directly into the backbone network. We estimate that the our national network covers approximately 3,500 route miles and 140,000 fiber miles across England, Scotland and Wales. During 1998, we extended the network to include the first resilient fiber connection between Northern Ireland, the Republic of Ireland and England. In addition, in December 1998, we acquired Eastern Group Telecom, or EGT. This acquisition expanded our network to cover southeast England.

     Our national network is a fully redundant, SDH digital fiber network. The major fiber routes are complemented by microwave radio connections which increase the reach of the network. SDH is an advanced technology which is being increasingly adopted by the telecoms industry for the high speed transmission of voice, data and video. SDH technology improves network reliability and performance and provides greater flexibility than conventional transmission architecture. Provision speeds are also generally higher with SDH because it is remotely driven by software. In addition, network availability, reliability, management, and routing are also superior to conventional transmission architecture because signals are automatically re-routed to

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the best path available if another is degraded. We believe that we have a competitive advantage over other carriers such as BT and Cable & Wireless Communications, because SDH technology has been built in our networks from the start, thus avoiding integration problems with older technology.

     We have designed this network to allow us to place the active components (such as routing devices) at its edge and close to our customers. This design ultimately reduces our costs and increases our ability to offer a broad range of voice and data solutions. This "edge" network concept can be illustrated as follows:

                      EDGAR DESCRIPTION OF PRINTED GRAPHIC

     Illustration of two edge switches on the left and right outer rim of the NTL network bridging, customers' voice, PC and TV to the core network. The core network is shown to consist of two IP/ATM core switches connected by the national fiber network, DWDM Optical. One IP/ATM Core Switch is shown to connect to the PSTN and to the Internet.

     Our national network has been designed with significant existing capacity as well as the ability to efficiently increase capacity in the future. The fiber optic backbone network consists of fiber optic cable which generally contains 24 pairs (48 fibers), each pair providing 16 x 155Mbits/sec (STM-16). We have also provided for spare fiber optic pairs as well as duct space. For example, the trunk route specification provides for two large ducts, each with capacity for 4 sub-ducts, only one of those sub-ducts is currently used. Therefore, the network capacity can be increased by a further seven times with minimal incremental capital cost.

     Our national network supports voice, data, video, Internet and broadcast services. It provides the backbone for local franchises, carrying national and international traffic across the country. All local franchises and main broadcast sites are directly linked into the national network.

     Our local and national networks are not only physically, but also operationally integrated. In 1997, we created a Network Operations and Management directorate, responsible for the central monitoring, operations and management of both the local and national networks. From one location, our operators are able to remotely monitor the networks, identify faults and contact local field operators for repair (if necessary) and maximize network capacity utilization by accessing information about both the local and national networks simultaneously.

     During 1998, we implemented an umbrella management system to enable multiple platforms and equipment from different suppliers to be managed under a single system. This will allow us to exploit efficiencies between new local franchises and our national network more rapidly.

     The integration of our local networks with our national telecoms network creates strategic advantages for our telephony business. Our national network allows us to carry telecommunications traffic between each of our franchise areas and throughout the UK and, therefore, achieve significant savings on the interconnection fees we pay to other carriers. In addition, using the national telecoms network gives us greater pricing flexibility and will enable us to design and

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offer new telephony service packages such as NTL 3-2-1 to our customers, which we believe should have a positive effect on our penetration rates.

     The integration of our voice and data platforms creates strategic advantages for our Internet business. A key issue facing telecom operators such as BT is how to transition high volume, lower unit value Internet traffic from the traditional voice networks, as early as possible onto the more cost-effective packet-based IP infrastructures. By routing Internet traffic at the edge of our network, via the transit layer, we are able to achieve this, and therefore optimize our investment in switching infrastructure.

     We have made significant progress connecting our local switches to our national network. Nearly all of our local switches are connected either directly or via access hubs to our national network. In 1999, we will continue the development and connectivity of our networks, including the introduction of four additional local switches, a further international switch and a new national transit switching layer. The transit switching layer is expected to be comprised of 9 switches, which will be sited in major cities across the UK. It will act as a common interconnect gateway for voice and Internet traffic between us and other operators. During 1999, we will have connections to over 80% of the trunk network of BT for least cost routing. We have already begun carrying a portion of our own long distance voice and data traffic on our network. This will grow significantly during 1999 with the implementation of our transit network.

     NATIONAL BROADCAST TRANSMISSION NETWORK

     Our television transmission network consists of over 1,300 owned and shared transmission sites. The division's transmission tower at Emley Moor in Yorkshire is the UK's tallest free-standing structure at over 1,000 feet. These towers are complemented by other transmission sites and relay stations situated throughout the UK.

     In addition to the transmission sites owned by this division, this division also shares sites owned by Castle Transmission (formerly held by BBC), allowing us to complete our nationwide broadcasting coverage. In all, we maintain over 2,000 transmitters, currently monitored from our national control center at Emley Moor and maintained by a field force strategically positioned in 54 locations across the UK.

     Our transmitters range in size from a 2 watt repeater which serves a small village to 500 kilowatt main stations that cover large metropolitan areas. All of our transmitters which are analog can be divided into two categories: solid state circuitry and klystron tube. The klystron tube transmitters have been manufactured by Pye and Marconi, while the solid state units were manufactured by Harris, NEC, Thomson and CML, all reputable manufacturers of transmission equipment. Klystron tube-type television transmitters have a useful life of 20 to 25 years, while the solid state transmitters can last well beyond this time frame. Solid state transmitters require less maintenance than klystron transmitters.

     In addition, we have built and currently operate and maintain radio transmission facilities for a number of independent local radio operators. These facilities share components of our television transmission network infrastructure.

COMPETITION

     We face significant competition from established and new competitors in the areas of residential telephony, business telecommunications services, Internet and cable television. We believe that competition will intensify in each of these business areas, particularly business telecommunications and Internet.

     Residential Services. We compete primarily with BT in providing telephone services to residential customers. BT occupies an established market position and manages fully built

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networks and resources substantially greater than ours. According to OFTEL, at
March 31, 1998, BT serviced nearly 87% of UK residential telephone exchange line customers. Our growth in telecommunications services, therefore, depends upon its ability to convince BT's customers to switch to our telecommunications services. We believe that value for money is currently one of the most important factors influencing the decision of UK customers to switch from BT to a competitive telecommunications service. BT has, however, introduced price reductions in certain categories of calls and, due to regulatory price controls, BT will be making further reductions in its telecommunications prices. Accordingly, although we intend to remain competitive, in the future it may be unable to offer residential telephone services at rates lower than those offered by BT. In such case, we may not achieve desired penetration rates and may experience a decline in total revenues. There can be no assurance that any such decline in revenues or penetration rates will not adversely affect us. In addition to BT, other telecommunications competitors could prevent us from increasing our share of the residential telecommunications market. In particular, BT is under a regulatory obligation to introduce carrier pre-selection on its network, which it expects to do in the second half of 2000. Carrier pre-selection may increase the appeal of indirect access operators, whose discounted call charges may undercut us.

     We also compete with mobile networks. This technology may grow to become a competitive threat to our networks, particularly if call charges are reduced further on the mobile networks. Our Radio Communications group may enable us to benefit from the growth in this technology. There can be no assurance, however, that we will be able to compete successfully with BT or such other telecommunications operators.

     We believe that we have a competitive advantage in the residential market because we offer integrated telephone, cable television, telecommunications services (including Internet, interactive and on-line services) and multi-product packages designed to encourage customers to subscribe to multiple services. However, there can be no assurance that this competitive advantage will continue. Indeed, BT and all other operators will be permitted to provide and convey cable television services throughout the UK starting January 1, 2001. In addition, all areas currently without franchises will open to general competition in the future, and exclusive franchises will no longer be awarded.

     British Sky Broadcasting Limited currently markets telecommunications services on an indirect access basis (which requires the customer to dial additional digits before entering the primary telephone number, thus diverting calls onto another operator's network). In addition, BSkyB has proposed a joint venture with BT, Midland Bank and Matsushita that is known as Open (formerly British Interactive Broadcasting). If Open's bid to enter the interactive digital services market passes review by the competition directorate of the European Commission, we believe that the resulting combination would provide significant competition.

     Our cable television systems compete with direct reception over-the-air broadcast television, DTH satellite services and satellite master antenna systems. In addition, pay television and pay-per-view services offered by us compete to varying degrees with other communications and entertainment media, including home video, cinema exhibition of feature films, live theater and newly emerging multimedia services. We expect that, in the future, we may face competition from programming provided by video-on-demand services, including those that may be provided by PTOs with national licenses. In addition, there will be general licensing to provide cable television services, including in our franchise areas, from January 1, 2001. Should any additional operators, including BT and Cable & Wireless Communications choose to construct or adopt networks to provide cable television in these areas, it could have a material adverse effect on us.

     BSkyB and ON digital have recently dropped the practice of charging any upfront fee for digital set-top boxes, although they still charge in some instances for installation. Coupled with BSkyB's move to bundle free Internet access and discounted indirect access telephony (with

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calls priced at 40% below BT headline rates), these moves have reduced the competitive advantages previously represented by our offerings.

     We believe that the underlying technological advantages of our networks will allow us to respond to such moves by our competitors. Nevertheless, there can be no assurances that we will be able to continue to compete successfully in all segments of the residential markets.

     Business Telecommunications. BT is also our principal competitor in providing business telecommunications services. In addition, we compete with Cable & Wireless Communications, Energis Communications Limited, Scottish Telecom in Scotland and with other companies that have been granted telecommunications licenses such as MCI-WorldCom and Colt. In the future, we may compete with additional entrants to the business telecommunications market. Competition is based on price, range and quality of services, and we expect price competition to intensify if existing and other new market entrants compete aggressively. Most of these competitors have substantial resources and there can be no assurance that these or other competitors will not expand their businesses in our existing markets or that we will be able to continue to compete successfully with such competitors in the business telecommunications market.

     On September 29, 1993, the ITC issued a statement pursuant to which it took the position (shared by OFTEL and DTI) that BT and the other national PTOs may provide video-on-demand services under their existing licenses. No assurance can be given that video-on-demand will not provide substantial competition to us within our markets in the future.

     Broadcast Transmission and Tower Services. Castle Transmission Ltd, a subsidiary of Crown Castle, Inc., is NTL's primary competition in the terrestrial broadcast transmission market in the United Kingdom. Castle provides analog transmission services to the BBC. It also has been awarded the transmission contract for the new DTT multiplex service for the BBC and Ondigital. Castle has diversified from its core television broadcasting business using its transmission infrastructure to enter into the radio transmission and telecommunications sectors.

     Although Castle is our direct competitor, we each have reciprocal rights to use each others' sites for broadcast transmission usage in order to enable each of us to achieve the necessary country-wide coverage. This relationship is formalized by the site-sharing agreement entered into in 1991 when those towers were privatized.

     Castle also offers site rental on a significant number of its sites (some of which are managed on behalf of third parties). Like us, Castle offers a full range of site-related services to its customers, including installation and maintenance. We believe our towers to be at least as well situated as Castle's and that we will be able to continue expanding our own third-party site-sharing penetration.

     All four UK mobile operators own site infrastructure and lease space to other users. Their openness to sharing with direct competitors varies by operator. Cellnet and Vodafone have agreed to cut site costs by jointly developing and acquiring sites in the Scottish Highlands. BT and Cable & Wireless Communications are both major site-sharing customers but also compete by leasing their own sites to third parties. BT's position in the market is even larger when considered in combination with its interest in Cellnet.

     Several other companies compete in the market for site rental. These include British Gas, Racal Network Systems, Aerial Sites Plc, Relcom Aerial Services and the Royal Automobile Club. Some companies own sites initially developed for their own networks, while others are developing sites specifically to exploit this market.

     We face competition from a large number of companies in the provision of network services. The companies include CTL, speciality consultants and equipment manufacturers such as Nortel and Ericsson.

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REGULATION

     Cable television and cable telephone service industries in the UK are governed by legislation under the Telecommunications Act, the Broadcasting Act 1990, and the Broadcasting Act 1996. The operator of a cable television and cable telephone franchise in the UK covering more than 1,000 homes requires the following two principal licenses for each franchise area:

          - a telecommunications license, granted under the Telecommunications Act by the Secretary of State and supervised by the DTI and OFTEL, which authorizes the installation and operation of the telecommunications network used to provide cable television and cable telephone services.

          - a cable television license, which authorizes the provision of broadcasting services within a defined geographical area and which may be either:

             (i) a Prescribed Diffusion Service License ("PDSL"), granted prior to 1991, which allows an operator to provide cable television and other entertainment services by means of a cable network, or

             (ii) an LDL, granted since January 1, 1991 under the Broadcasting Act 1990, which allows an operator to deliver television and other programming services by means of a licensed telecommunications network including a cable network.

     Each type of license described above contains various conditions, and in the event of the breach of such conditions, the Director General or the ITC, as appropriate, could issue an enforcement order and ultimately commence proceedings to require compliance or to revoke such licenses.

     Under the Broadcasting Act 1990, cable operators may elect to replace certain PDSLs with LDLs with similar terms.

     The regulatory environment in the UK has generally encouraged the development of the cable telecommunications and the cable television industry by, among other things, licensing only one operator for each cable franchise area and restricting the national PTOs from using existing telecommunications networks to carry broadcast entertainment.

     On April 23, 1998, the Department of Trade and Industry announced the UK government's intention to progressively end this policy, allowing any operator to seek a license to compete in the provision of broadcast entertainment in those areas outside current cable franchises. From January 1, 2001, competition within current cable franchises will also be permitted.

     CABLE TELEVISION

     THE BROADCASTING ACT 1990

     The Broadcasting Act 1990 established the ITC to license and regulate commercial television services (terrestrial and satellite) and the Radio Authority to regulate radio services. The ITC's functions are, among other things, to grant licenses for television broadcasting activities and to regulate the commercial television sector by issuing codes on programming, advertising and sponsorship, monitoring programming content and enforcing compliance with the Broadcasting Act and cable television license conditions. The ITC has the power to vary cable television licenses and impose fines and revoke such licenses in the event of a breach of the license conditions. The ITC also enforces ownership restrictions on those who hold or may hold an interest in licenses issued under the Broadcasting Act. See "-- Cable Television Licenses -- Ownership Restrictions".

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     CABLE TELEVISION LICENSES

     General. As of December 31, 1998, cable television licenses have been granted for over 160 franchise areas in the UK. On April 23, 1998, the Department of Trade and Industry announced the UK Government's intention to progressively end the policy of granting only one cable television license for a franchise area. As a result, any operator can seek a license to compete in the provision of broadcast entertainment in those areas outside current cable franchises. From January 1, 2001, competition within current cable franchises will also be permitted. The ITC also has indicated that certain areas, for which cable television licenses have yet to be awarded, may be advertised at the request of applicants. In the past, such licenses (LDLs) were awarded after competitive bids. However, it is now the government's policy to grant licenses in new areas to all suitable applicants. Before awarding an LDL, the ITC must be satisfied as to certain matters, including the technical specification of the proposed system; that the applicant has sufficient funding to run the franchise; and that the applicant is a fit and proper person to be awarded a license.

     Cable operators may carry UK licensed broadcast services, foreign satellite programs or text in their services. Cable television licenses also require cable operators to ensure that advertising and foreign satellite programs carried by them as part of their services conform to the restrictions set forth in the codes on advertising, sponsorship and programming issued by the ITC. Cable television licenses also impose an obligation on licensees to provide any information which the ITC may require for purposes of exercising its statutory functions.

     Term, Renewal and Revocation of Cable Television Licenses. We hold 39 PDSLs and 13 LDLs, all for 15-year terms.

     An application may be made to the ITC to extend a PDSL for up to an additional eight years if the cable operator holds a 23-year telecommunications license. Fees would continue to be payable on the same basis as for the unextended PDSLs and no PQRs or cash bids would be payable during this 8-year term. If we elect to extend the PDSLs, we will upon expiration of such PDSLs as so extended, be required to apply for a new LDL under the competitive bid procedures described above. If we elect not to extend a PDSL, we may apply to the ITC (no earlier than five years prior to the expiration of the PDSL) for a replacement 15-year LDL, with respect to which it must agree with the ITC on the amount of the cash bid and PQR payments that will be payable over the term of the LDL (based on what would have been offered if the franchise had been offered for competitive bids).

     Our PDSLs will currently all expire at varying dates from 2000. We have not yet applied to extend any of our PDSLs, nor have we applied for any replacement LDLs under the procedure outlined above, but will do so at the appropriate time.

     The ITC may refuse an application for renewal, but only on limited grounds, including that the ITC proposes to grant a license in an area different from that described under the existing license or that the applicant is not providing services through the whole of its franchise area.

     The ITC may, after consultation with the DTI and the Director General, revoke a cable television license if an operator fails to comply with its conditions or with any direction of the ITC, and the ITC considers revocation to be in the public interest. The ITC must be notified of changes in control of the licensee, of changes in directors and of certain other changes in shareholdings in the licensee. If there is any change in either the nature or characteristics of an operator that is a corporate entity, or any change in persons controlling or having an interest in it, the ITC can revoke the license if, as a result, it would not have awarded the license had the new ownership or control existed at the time the application for the license originally was considered. The ITC can also revoke any cable television license in order to enforce restrictions on ownership contained in the Broadcasting Act 1990 as amended by the Broadcasting Act 1996 (see below) and can impose fines and shorten the license period of LDLs.

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     We hold a number of licenses to provide local television program services under the Broadcasting Act 1990. All of these licenses are for a period of 10 years.

     Ownership Restrictions. The ITC has a general duty to ensure that cable television licenses are held by "fit and proper" persons and may exercise control over who may hold a license where financial assistance is provided to, or influence is exercised over, a license holder which may produce results which it considers adverse to the public interest. The Broadcasting Act 1990 also contains specific restrictions on the types of entities which may hold cable television licenses or significant interests therein. Cable television licenses may not be held by a local authority, an advertising agency, a religious or political body (or one of its officers) or any entity controlled by them. Ownership restrictions also apply to ownership of different licensed services (including local delivery services, television, satellite and radio services and newspapers), or associates of entities operating such services. See "-- Media Ownership". While PDSLs in most respects continue to be regulated under the Broadcasting Act 1990 and the Broadcasting Act 1996 as if the CBA remained in force, the ownership restrictions for PDSLs and LDLs are substantially similar.

     There is currently no statutory restriction on the number of cable television licenses which may be held by any one person. However, in October 1998, the ITC indicated that where a merger would lead to a concentration of ownership of connected homes exceeding 25% of all pay-TV homes, the ITC would consider possible competition concerns and would consult the OFT.

     CABLE TELECOMMUNICATIONS

     THE TELECOMMUNICATIONS ACT

     The Telecommunications Act provides a licensing and regulatory framework for telecommunications activities in the UK and established OFTEL under the Director General as an independent regulatory authority. Telecommunications policy is overseen by the DTI. The DTI on behalf of the Secretary of State also has primary licensing authority under the Telecommunications Act, although it may delegate that authority to the Director General. The functions of the Director General are, among other things, to monitor and enforce compliance with telecommunications license conditions, establish and administer standards for telecommunications equipment and contractors, and investigate complaints and exercise certain functions concurrently with other regulators to promote or ensure competition in telecommunications markets. The Director General may modify telecommunications licenses either with the agreement of the licensee following a statutory period of public consultation or following a report by the MMC. The Director General is also empowered to issue enforcement orders requiring compliance with telecommunication license conditions which have been breached (see below).

     TELECOMMUNICATIONS LICENSES

     We hold individual franchise telecommunications licenses. A telecommunications license authorizes a cable operator to install and operate the physical network used to provide cable television and cable telecommunications services. It also authorizes the operator to connect its system to other television and telecommunications systems, including those operated by the PTOs, the terrestrial broadcasting authorities and satellite broadcasting systems. Although individual franchise telecommunications licenses granted to a cable operator are for a particular area, they are not exclusive and, as a result, a cable telephone operator is subject to competition with respect to the provision of telephone services from national PTOs such as BT and CWC and other telephone service providers in its franchise area. There are more than 200 telecommunication licensed operators in the UK. See
"Competition -- Business Telecommunications" and "-- Competition -- Residential Telephony". Following the Duopoly Review, the Government has granted a telecommunications license to any applicant provided the applicant has satisfied certain

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requirements, including with respect to financial viability and, in some cases, service commitments. See "-- Duopoly Review".

     A cable operator's telecommunications license contains conditions regulating the manner in which the licensee operates its telecommunications system, provides telecommunications services, connects its systems to others and generally operates its business. A cable operator's telecommunications license also contains a number of detailed provisions relating to the technical aspects of the licensed system (e.g., numbering, metering and the use of standard technical interfaces) and the manner in which the licensee conducts its business (e.g., publication of certain prices, terms and conditions). In addition, a cable operator's telecommunications license contains prohibitions on undue preference and discrimination in providing service. The cable operator's telecommunications license also requires the licensee to provide any information which the Director General may require for the purposes of carrying out his statutory functions. Failure to comply with an enforcement order in respect of a breach of a telecommunications license condition might give rise to revocation, an injunction by the Director General or to a third party's right to damages. In September 1997 OFTEL completed its review of the PTO licenses held by cable operators to convert them to the standard "slimline" format of non-dominant PTOs which Mercury's modified license now follows to a large extent. Modifications to these cable operators licenses have now been issued and have come into effect. This has resulted in the deletion of a number of conditions in our individual franchise telecommunications licenses, for example, those relating to the pre-notification of prices and the prohibition on unfair cross-subsidies, although such conduct may fall within the fair trading condition.

     The telecommunications licenses of BT and Cable & Wireless Communications now contain a condition, referred to as the fair trading condition, which prohibits any abuse of their dominant position and any agreement or concerted practice between the licensee and other entities restricting or distorting competition in the telecommunications market. This condition has been incorporated into new telecommunications licenses issued since December 31, 1996 including our telecommunications licenses.

     The fees payable for the telecommunications license consist of an initial fee payable on the grant of the license and annual fees thereafter. The annual fees are based on a proportion of the costs of the Director General in exercising his functions under the Telecommunications Act and in certain cases a proportion of costs of the MMC incurred in relation to license modification references under the Telecommunications Act.

     A telecommunications license is not transferable. However, certain changes in ownership of an entity holding a license are allowed, subject to compliance with a notification requirement.

     NETWORK CONSTRUCTION AND SERVICE OBLIGATIONS

     Where a cable operator holds a PDSL or an LDL replacing a PDSL (see
"-- Certain Regulatory Matters -- General"), the milestones are contained in the corresponding telecommunications license and are reviewable by OFTEL.

     Where, on the other hand, a cable operator holds a new LDL which is not a conversion from a PDSL, the milestones are contained in the LDL and are reviewable by the ITC.

     Each of our individual franchise telecommunications licenses prescribes milestones which require us to construct our network to pass a specified number of premises within prescribed time periods. The milestones may be varied by the Director General if he considers that the variation would enable the licensee to meet the final milestone more easily. The final milestones can be modified only following a public consultation period and with the approval of the Director General. If the milestones prescribed by a telecommunications license are not met, the Director General may take enforcement action which, if not complied with, could result in the revocation of such license. Similarly, the LDLs which we have acquired contain build milestones which may be varied by the ITC. We understand that all milestones from now on will be contained in LDLs. We also understand that the ITC will have jurisdiction to enforce these milestones. To date, the ITC has not published any guidelines on enforcement of milestones.

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     Where a cable network has been installed, a licensee must provide a cable television service to anyone who reasonably requests it. A cable operator is not required to provide telephony services, but where it does so, and achieves a 25% or more share of the relevant market for such services (as determined by the Director General) within its licensed area, the licensee may, at the direction of the Director General, be required to ensure that telephone services are available to anyone in the licensed area who reasonably requests them. We have not received any such direction from the Director General.

     Under a telecommunications license, the cable operator is subject to and has the benefit of the Telecommunications Code promulgated under the Telecommunications Act. The Telecommunications Code provides certain rights and obligations with respect to installing and maintaining equipment such as ducts, cables and cabinets on public or private land (including the installation of equipment on public highways). The activities of cable operators under the Telecommunications Code are also subject to planning legislation.

     Cable operators have the benefit of, and must comply with, the New Roads and Street Works Act, which provides them with the same rights and responsibilities with respect to construction on public highways as other public utilities. The New Roads and Street Works Act standardizes fees for inspections of construction works by local governmental authorities and standardizes specifications for reinstatement of property following excavation. As a result, construction delays previously experienced by cable operators because of separate and often lengthy negotiations with local governmental entities have been reduced.

     Cable operators are required to post bonds for local authorities in respect of their obligation to ensure reinstatement of roads and streets in the event the operators become insolvent, cease to carry on business or have their telecommunications license terminated. In order to install equipment on private property cable operators must obtain legal permission from occupiers, property owners and others.

     TERM, RENEWAL AND REVOCATION OF TELECOMMUNICATIONS LICENSES

     To date, telecommunications licenses have generally been granted for periods of 15 or 23 years. All of our individual franchise telecommunications licenses are valid for an initial period of 23 years, commencing on the date specified by the Secretary of State (which, in practice, is the date on which the cable system first becomes operative).

     Upon expiration, a telecommunications license cannot be extended and an application must be made for a new license.

     A telecommunications license may be revoked if the licensee fails to pay the license fees when due, fails to comply with an enforcement order, upon the occurrence of certain insolvency-related events or if the cable television license relating to the licensee's system is revoked. A telecommunications license may also be revoked if, among other things, the licensee fails to give the required notification to the DTI of changes in shareholdings and changes in control and agreements affecting control of the licensee, or if the DTI concludes that any such change would be against the interests of national security or the UK Government's international relations.

     LICENSING DIRECTIVE IMPLEMENTATION

     On December 31, 1998, the UK Government implemented the EC Licensing Directive (97/13/EC). The Directive requires that all UK licenses conform to a number of key conditions and criteria set out in the Directive. All new licenses would conform to these criteria and the Government announced its intention to amend all existing licenses by the end of 1998 to ensure that they too were in conformity with the Directive.

     In September 1998, the Government issued a consultation document setting out how it proposed to effect these changes to existing licenses. Broadly, existing license conditions would
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be amended or supplemented to reflect the precise wording and conditions of the
Licensing Directive, the Interconnection Directive, and the Revised Voice Telephony Directive. The Government stated that it did not expect these changes to lead to material changes to the operating circumstances of existing licensees. The final date for completing this process of amendment was subsequently put back to the end of June 1999, and at the time of writing, the Government has not issued either final drafts of the new licenses or the legal regulations which would make the necessary changes to licenses.

     DUOPOLY REVIEW

     In 1991, the UK Government concluded in its Duopoly Review that the termination of the duopoly policy (which permitted only BT and CWC to operate local, national or international fixed-link networks in the UK to provide public telephone services) might increase competition and benefit consumers in the UK telecommunications market. As a result, the UK Government revised its policy and determined that application for licenses would be considered from any person seeking to operate new telecommunications networks over fixed links within the UK. Such licenses normally would be granted subject to the general statutory duties of the DTI and the Director General to ensure the provision of telecommunications services, to satisfy all reasonable demands for them and the ability of a person providing the services to finance their operations.

     The Duopoly Review also recommended specific amendments to license conditions that are particularly important to cable operators. Until the Duopoly Review, for a cable operator to provide telephone services it had to enter an agreement with BT or Cable & Wireless Communications with respect to the terms and conditions (including price) under which the operator would provide telephone services, obtain a determination from the Director General that services could be provided and operate its network as agent for either BT or Cable & Wireless Communications. Since the Duopoly Review, cable operators have been permitted to provide all forms of wired telecommunications services in their own right, including the ability to switch their own traffic. The Duopoly Review also recommended changes to and further study of arrangements relating to interconnection, number portability and equal access (discussed below).

     As a result of the Duopoly Review, we applied for and received modified telecommunications licenses to enable us to provide wired telecommunications services.

     INTERCONNECT ARRANGEMENTS

     The ability of cable operators to provide viable voice and other telecommunications services is dependent on their ability to interconnect cost-effectively with other PTO's telecommunications networks in order to complete calls that originate from a customer on their cable network but that terminate off their network or that originate from a customer off their cable network and terminate on their network. Since the Duopoly Review, cable operators with contiguous franchises have been able to connect their networks without regard to whether they are under common ownership without using the services of BT or Cable & Wireless Communications.

     The Telecommunications (Interconnection) Regulations came into force on December 31, 1997. These implement the Interconnection Directive (Directive 97/33/EC), which will extend, to a certain extent, the categories of operator in the UK who will have the right to request interconnection and a reciprocal obligation to provide it. These rights and obligations may extend to certain operators who operate under class licenses. It is not currently possible to predict accurately which categories of operator/service provider will fall within the criteria set out in these regulations and therefore to which operators interconnection rights and obligations will be extended. Operators wishing to benefit from such interconnection rights and obligations will be required to apply to OFTEL which will assess whether the relevant criteria have been met.

     PTOs are required under the telecommunications licenses to enter into interconnection agreements with other PTOs such as NTL (if requested to do so by such a PTO), and we have

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interconnection agreements with BT, Cable & Wireless Communications, Energis,
Global One and ACC. Our agreements with BT and CWC may be terminated by either party upon two years' notice. Our agreements with Energis may be terminated by either party on six months' notice. Our agreement with Global One may be terminated by either party upon one month's notice after an initial term of one year. If we are unable to negotiate acceptable pricing terms with BT, Cable & Wireless Communications, Energis or Global One in connection with any continuation or extension of these agreements or scheduled reviews of these agreements, we may request that the Director General determine such terms. In 1995 a House of Lords decision established that it is possible for a regulated company to challenge in the UK courts a determination by the Director General of terms of interconnection agreements. The Director General also has the power to make determinations in respect of certain obligations of any party under an interconnection agreement.

     Until October 1, 1997 OFTEL determined standard interconnect charges. The first interim charge determination covered the period from April 1, 1995 to March 31, 1996. Interim charges were based on BT's forecast financial statements (on a fully allocated costs basis). OFTEL has now assessed final charges based on BT's final financial statements for that period. As a result of these revised charges, we will receive outgoing interconnect charge rebates, and must pay incoming termination rebates for periods from April 1, 1995. At the end of 1996, OFTEL completed another consultation process and published interim charges for the period from April 1, 1996 to March 31, 1997. OFTEL has issued its determination of final charges for this period. OFTEL has now determined interim charges for the period from April 1, 1997 to September 30, 1997, and is expecting to publish final charges for that period in the near future.

     As from October 1, 1997 the twice yearly determination by OFTEL of BT's network charges has been replaced by a system of network price controls and the cost base for interconnection charges has been changed from fully allocated costs to long run incremental costs. After a lengthy consultation period begun in December 1995, in July 1997 OFTEL issued its final proposals which have been accepted by BT and the necessary modifications have been incorporated into BT's license. The new system provides for the application of price controls depending on the level of competitiveness of the service. Services which are not competitive are divided into baskets, each basket being subject to a charge cap of RPI minus X. The July 1997 document determined the value of X for each basket at 8%. Charges for those services which are expected to become competitive during the next price control period (August 1997 until the middle of 2001), will not be included in the network baskets, but will be governed by safeguard caps of RPI plus 0%. Charges for those services which were expected to become competitive before August 1997 or which are determined by the Director General to be competitive during the control period, will be free of network controls. The July 1997 document also sets out the starting charges for the services in the network baskets which are based on BT's long run incremental costs. The new system which commenced from October 1, 1997 will run for four years.

     In November 1997 OFTEL published non-legally binding guidelines on the structure and operation of the new network charge control arrangements and on OFTEL's approach to complaints about charges and other interconnect terms and conditions. In respect of complaints that BT's charges are unreasonable, OFTEL will first test whether the charge falls between a cost floor and ceiling determined by BT using a methodology prescribed by OFTEL and designed to indicate whether the charge may be anti-competitive. Floors and ceilings for all non-competitive services will be published each year by BT as part of their long run incremental costs financial statements.

     NUMBER TRANSLATION SERVICES

     In March 1999, OFTEL issued a statement on the interconnect and retail pricing regime for 'Number Translation Services' -- freephone, national rate and local rate numbers, the latter of which are used in the UK by many operators to connect dial-up Internet services.
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     The OFTEL document stated that its existing formula for dividing the revenue generated by such calls between the originating network and the terminating network -- which some operators had argued allocated too much revenue to the terminating network -- would remain in place until the next retail price control review in 2001. OFTEL would, however, be exploring ways in which greater competition in this market could be encouraged through the creation of additional retail price points for NTS services. We believe that the effect on us of OFTEL's decision is likely to be neutral given that its origination of Internet call traffic is now being balanced by substantial Internet termination revenues.

     PRICE REGULATION

     Although to date we have for the most part been able to price our cable telephone call charges below those of BT, there can be no assurance that we will be able to continue to do so in the future. BT currently is subject to controls over the prices it may charge customers, including a requirement that the overall basket of charges may not be changed by more than an amount equal to the percentage change in the RPI less X (and BT may, as a result, have to decrease prices). In particular, BT may not increase charges for certain services by more than the amount of the percentage change in the RPI.

     OFTEL's latest proposals for control of BT's retail prices have been incorporated in BT's license. The retail price controls will continue until 2001 and OFTEL has indicated that this is likely to be the last retail price control imposed on BT. The controls will only be put in place where consumer protection is required, that is, for low to medium-spending residential customers and small businesses. The current price cap is RPI minus 4.5% on the narrower basket of services described above. Safeguard caps of RPI plus 0% have been imposed on certain services. See "-- Competition -- Residential Telephony".

     BT has limited opportunity for differential pricing to the same class of customer because it is subject to prohibitions on undue preference and undue discrimination across the UK. Following the Duopoly Review, BT's telecommunications license was modified to permit it to offer discounts to high volume users, subject to several conditions. However, BT may not offer discounted services in local markets without offering the discounts nationally if such discounts result in undue discrimination or unfair cross-subsidy.

     We are not subject to equivalent scrutiny and control by OFTEL of our retail telephone prices, given our non-dominant status in the market. We, as well as other PTO operators, are required to publish our standard prices, terms and conditions.

     INDIRECT AND EQUAL ACCESS ("CARRIER PRE-SELECTION")

     Indirect access is access to a customer through another operator. Equal access means preselection by the customer of the indirect access operator or dialing parity, where the number of digits dialed for calls over the first (access) network is the same as for calls over the second (indirect) network. In July 1996, OFTEL released a statement setting out its policy on indirect and equal access, dealing with the continued provision by BT of indirect access to CWC and other operators, the possible extension of the obligation imposed on BT to include equal access, and the possible extension of an indirect access obligation to Cable & Wireless Communications and other "non-dominant" operators.

     The OFTEL statement concludes that indirect access will remain an important route for many customers who are not yet able to take advantage of competition in direct connections to receive the benefits of competitive provision of telecommunication services. It also states that, given BT's continuing dominant position in the direct access network, BT should continue to be obligated to provide indirect access to other operators. However, OFTEL also concluded that this obligation on BT should not extend to providing equal access to other operators. OFTEL, having commissioned a cost benefit analysis, concluded that, rather than a cost benefit, there would be
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a significant net cost in implementing equal access. Further, OFTEL concluded that "non-dominant" operators (such as Cable & Wireless Communications and the cable operators) should not be required to give indirect access to other operators. Although all PTO licenses include a condition regarding the provision of indirect access, it is subject to a number of tests including the need to ensure that the requirements of fair competition are satisfied and that indirect access, in all the circumstances, is reasonably required. OFTEL considered that these tests were not satisfied. However, OFTEL stated that it considers the "well established" operator threshold of 25% of customer connections in a relevant market to be a useful guide in determining whether a "non-dominant" operator should, in the future, be required to grant indirect access to other operators. OFTEL stated that this threshold would not automatically mean that the operator would be required to grant indirect access, but that OFTEL would investigate the issue further in respect of that operator and market conditions generally once that threshold was reached. On December 1, 1997 the EC Council of Telecommunications Ministers reached political agreement on a draft directive to amend the Interconnection Directive (Directive 97/33/EC) with regard to number portability and carrier pre-selection. This will require member states (except those which have been granted a derogation under the Full Competition Directive (Dir 96/19/EC)) to introduce carrier pre-selection by January 1, 2000, for operators designated as having "Significant Market Power" as defined in the Interconnection Directive. OFTEL has concluded that BT and Kingston Communication should be so designated in the United Kingdom. Member states may request a deferment of this obligation if they can show that it would impose "an excessive burden on certain organizations or classes of organization". The UK Government has sought a short deferment until the end of 2000.

     NUMBER PORTABILITY

     Telephone subscribers changing their telephone service to a cable operator have historically had to change their telephone numbers. As a result certain customers have been reluctant to switch carriers because they would lose their existing telephone numbers. In response to this, we have provided our business customers with the opportunity to use our telephone service for their outgoing telephone calls, which generally carry higher revenues than incoming calls, and for their specialized telecommunications needs, while retaining their existing service provider (and their existing telephone number) for incoming telephone calls.

     In January 1994, the Director General announced that OFTEL was working on directives to require BT to introduce number portability for the cable operators who had provided OFTEL with the necessary information as to where and when they could provide portability to BT. The Director General's statement indicated that number portability may be introduced in the geographic areas where it is technically feasible in the foreseeable future. BT rejected a framework proposed by OFTEL for determining the charges payable for number portability in the event of a dispute between BT and other operators. In April 1995, the Director General referred the matter to the MMC to establish whether the failure of BT to reach agreements with other operators on the commercial terms and conditions for number portability was against the public interest, and if so, whether the adverse effects could be remedied or prevented by modifications to the conditions of BT's telecommunications license. On December 14, 1995, the Director General announced the MMC's conclusions, including that the absence of number portability operated against the public interest, that the absence of number portability was an obstacle to operators' (including cable operators) ability to win customers from BT, that the introduction of number portability will strengthen competition, and that BT's telecommunications license should be modified (following a statutory consultation period) to enable the allocation of BT's costs incurred in this regard between BT and other operators (including cable operators), with BT bearing the greater share. The MMC also noted that there is general agreement in the industry that reciprocity should continue to be an essential element in the introduction of number portability, and that the arrangements to be made for allocating portability costs need to take

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account of the fact that BT will not always be the exporting operator. BT's telecommunications license has been modified accordingly.

     On April 9, 1997, OFTEL issued a statement which set out OFTEL's proposals to modify the license conditions of Cable & Wireless Communications and other fixed operators including cable operators to ensure that they too provide number portability for all users of fixed phones including portability of specially tariffed services such as toll-free (0800), premium rate and national rate services.

     Appropriate license modifications were made on December 17, 1997. These take full account of the MMC report and are based on the current license condition in BT's PTO license. They also apply the MMC's principles on the charges which operators can make to each other for providing portability. In particular, the following principles are applied:

          - the licensee would be required to provide portability on request from another qualifying licensee

          - the principle of reciprocity would apply

          - each licensee would be required to pay the initial costs of modifying its network

          - each licensee would be able to pass on to the other licensee concerned the costs of enabling individual customers to port their numbers

          - the exporting licensee would not directly charge the importing licensee for any additional conveyance costs associated with routing a call to a ported number

          - if requested, the Director General would determine the reasonableness of the terms and conditions upon which portability was offered.

     These license modifications came into effect on December 17, 1997. In addition, the European Union agreed in 1998 to a revision to the Interconnection Directive that made it a requirement for Member States to mandate number portability. The revision has not yet been implemented in the UIC, but often has indicated that when implemented it will place a requirement to offer number portability by no longer than January 1, 2000.

     RESTRICTIONS ON NATIONAL PTOS

     The Duopoly Review maintained restrictions upon BT and other national PTOs from conveying or providing entertainment services (such as the cable television services currently provided by us) over their national telecommunications networks. The new Labour government started reviewing the restrictions upon the conveyance and provision by BT and Cable & Wireless Communications of broadcast entertainment ahead of the schedule set by the former Conservative government, which did not intend to review the restrictions on conveyance and on provision until 2001 although the government was prepared to reconsider the conveying aspect after March 1998 on the advice of the Director General of Telecommunications. In November 1997 the Labour government stated that it expects to publish proposals in the near future. See "-- Certain Regulatory Matters -- General". The Duopoly Review policy did not prevent the national PTOs from providing cable television services of the kind currently provided by us, but it did require that such services be provided through separate systems by separate subsidiaries of the national PTOs under separate licenses similar to those held by us. The ITC's historical policy of granting one cable television license for each geographic area ensured that no national PTO subsidiaries compete with us in the provision of cable television services in the same area. On April 23, 1998, the Department of Trade and Industry announced the UK Government's intention to progressively end this policy, allowing any operator to seek a license to compete in the provision of broadcast entertainment in those areas outside current cable franchises. From January 1, 2001, competition within current cable franchises will also be permitted. Since April 1, 1994, cable television services may be provided locally by the national PTOs without requiring
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separate subsidiaries, although all other licensing requirements, including the need for the national PTO to obtain an LDL to provide cable services within each locality, will remain applicable to both national PTOs and to other cable operators, including us. In November 1994, the DTI stated that if national PTOs (including BT and Cable & Wireless Communications) successfully bid for a new cable television license, the DTI would be prepared to issue a telecommunications license to enable any such national PTO to convey entertainment services over its own systems within the relevant franchise area.

     Following a consultative document issued in March 1996, the UK Government announced on June 6, 1996, that it was ending the duopoly between BT and Cable & Wireless Communications as international carriers from the UK. A license holder may now provide international services from the UK on telecommunications facilities owned and controlled by the company providing the service, and will be able to offer services on any route it chooses. A large number of international facilities licenses have been granted.

     ACCESS TO HIGHER BANDWIDTH SERVICES

     In January 1999, OFTEL issued a consultation document on the arrangements for access to so-called 'higher bandwidth' services, including fast Internet access and video on demand. The document envisaged a number of possible arrangements whereby such services could be provided over the BT network, both by BT itself and by third party service providers. The document sought views on whether there was substantial unmet demand for these services, whether this demand could be met by other means, and, if not, what form of regulatory intervention might be appropriate to mandate the development of such services over the BT network. OFTEL emphasized that any such intervention would need to be consistent with OFTEL's wider policy of encouraging the development of alternative infrastructure. At the time of writing, it is not known what conclusions OFTEL has drawn from the responses to the consultation.

     DIGITAL BROADCASTING

     The Broadcasting Act 1996 introduced provisions for the licensing of digital terrestrial broadcasting and introduced a "must carry" requirement on cable companies where both program provider and cable operator use digital technology to ensure the universal availability of designated public service channels. Must carry obligations concerning public service channels already apply to holders of PDSLs.

     The Broadcasting Act 1996 distinguishes between "multiplex" providers, the providers of the frequency ranges on which the television channels will be carried, and the digital program service providers, who provide the programs to be broadcast on the multiplexes. Each must be licensed by the ITC. Licensed digital multiplex providers will be required to contract with licensed digital program providers to carry their services on the multiplexes on a fair and non-discriminatory basis.

     Initially six multiplexes are available for digital terrestrial television. Each of the existing terrestrial broadcasters have reserved capacity on these multiplexes, being offered half a multiplex for each existing channel. This means that the BBC has full control of one multiplex, Channel 3 and Channel 4 have joint control of a multiplex and Channel 5 and S4C each have half of a third multiplex. Existing terrestrial broadcasters have obligations to simulcast their existing analog channels and will be able to use their remaining multiplex capacity to provide new free-to-air or pay services. Following a competitive tender, the ITC announced in June 1997 that the remaining three multiplexes would be awarded to ONDigital, a joint venture between Carlton Communications and Granada Group. BSkyB was also originally a member of the joint venture but because of competition concerns the ITC required it to divest itself of the shareholding which was transferred equally to Carlton and Granada. BSkyB however will remain a major supplier of

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programming to BDB. The joint venture arrangements are currently being investigated by the EC competition authorities. The licenses were formally granted by the ITC on December 19, 1997 following conclusion of the ITC's own discussions with the EC competition authorities regarding their concerns. The licenses contain conditions which are intended to address, among other things, concerns over program service contracts with BSkyB. The conditions include the limitation of program supply agreements to five years, a requirement for the licensee to support open technical standards on integrated TV sets and conditions to ensure that BDB is not prevented from competing with BSkyB.

     TV-TELEPHONY BUNDLING

     The Independent Television Commission and the Office of Telecommunications, acting jointly, recently issued a consultation paper on the bundling of TV and telephony services. The paper seeks views on whether such practices might distort competition in the market for either service separately. The approach taken in the paper follows established competition low methodology, in which the relevant market must first be identified, together with an analysis of whether the party complained of (in this case cable operators) is dominant in that market. Most independent commentators in the industry believe the market for television services to be national, and the consultation paper itself records OFTEL's view that the market for telephony services is national. If this position results from the consultation, we will not be found to be dominant and no abuse could be identified in the practice of bundling TV and telephony services.

     FUTURE DEVELOPMENTS

     CONDITIONAL ACCESS

     Pay television broadcasters need to use conditional access systems to ensure that only subscribers receive their services. Conditional access systems provide two main types of services: encryption services and customer management services. The EC Advanced Television Standards Directive (Directive 95/47/EC) requires, among other things, that conditional access services for digital television services should be available to broadcasters on a fair, reasonable and non-discriminatory basis. This Directive was implemented in the UK by the Advanced Television Services Regulations which came into force on January 7, 1997. In addition to the requirement that conditional access services must be offered on a fair, reasonable and non-discriminatory basis, the Regulations provide that broadcasters may obtain information on the conditional access system prior to its being put on the market. Further, the Regulations provide that conditional access operators are required to cooperate with cable operators so that cable operators are able to receive and rebroadcast television services using their own conditional access system without incurring unnecessary or unreasonable expense.

     The Regulations also modify the Telecommunications Act 1984 to provide for conditional access systems which make available conditional access services including encryption, subscriber management or subscriber authorization services to be treated as telecommunications systems. Each such system must be licensed and the UK Secretary of State granted a Class License to authorize the running of these conditional access systems which came into force also on January 7, 1997 and runs until July 31, 2001 unless previously revoked. The license contains similar provisions to those in the Regulations set out above and, in addition, includes the fair trading condition.

     Under the Class License, the Director General can order a licensee to make available its intellectual property rights if the licensee is using them to prevent or obstruct products from being made available. The Director General can also designate an interface between the licensed system and a broadcaster's conditional access or other transmission system as an "essential interface" and thereafter the licensee must comply with any relevant standard specified by a broadcaster which includes applicable European standards or other standards specified by the Director General.

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     Following public consultation, OFTEL published guidelines on the regulation of conditional access services for digital television. The guidelines set out how OFTEL would propose to deal with anti-competitive behavior in relation to the provision of conditional access services. The guidelines are not legally binding and are expected to be reviewed where market developments so require.

     In July 1997 the DTI and OFTEL issued a joint consultation proposing the extension of the current conditional access regime for digital television broadcasts to digital non-television broadcasts and non-broadcast services in the light of the convergence of the technologies and markets in broadcasting and telecommunications. The services to be covered include non-broadcast interactive services such as home-shopping and non-broadcast information services. Conditional access systems for analog services are not included.

     In December 1998, the UK government issued proposals for new license conditions on 'access control' (conditional access services for non-television applications) following on from the July 1997 consultation, which it was intended would be included in all telecommunications licences. Following representations from operators, the UK Government has now indicated that, rather than including such conditions in all licences, the conditions will be confined to a special class licence for access control services, under which any party wishing to offer such services will be required to operate. As of the date hereof, the draft of this class licence is not available. The UK Government has however indicated that the specific conditions on access control provided for in the new licence will only be imposed on an operator when that operator is dominant in the market for access control services.

     In addition, in October 1997, OFTEL issued a consultative document relating to guidance on the pricing of conditional access systems to ensure that they are offered on a fair, reasonable and non-discriminatory basis. The aim is to ensure that prices are reasonable and that comparable broadcasters receive comparable treatment by not being subject to differential pricing. OFTEL proposes to group together providers of subscription services and to assess whether they are comparable by reference to number of subscribers and number of different services (or combination of services) offered to subscribers.

     BSkyB has entered into a joint venture with BT, Midland Bank and Matsushita (one of the manufacturers of decoders for accessing digital television channels) known as Open to create and operate a platform for the provision of digital interactive television services to UK viewers. The interactive services which it hopes to offer include home banking, home shopping and Internet access via TV screens. Open intends to subsidize the costs of the manufacture and installation of the decoders needed to access the services. The joint venture arrangements have yet to be approved by the EU Competition authorities. Such authorities have indicated that strict conditions will apply if the venture is, as expected, approved later this year.

     MEDIA OWNERSHIP

     The Broadcasting Act 1996 amends the media ownership rules contained in the Broadcasting Act 1990. It relaxes the earlier rules limiting ownership between terrestrial television, satellite and cable broadcasters, except for those broadcasters which are already more than 20% owned by a newspaper with more than 20% national newspaper circulation. Qualifying terrestrial broadcasters are now allowed to have controlling interests in cable and satellite companies, provided their total interests do not exceed 15% of the total television market (defined by audience share including public service broadcasters) and qualifying cable companies will be able to control terrestrial television companies, subject to the 15% total television market limit and certain restrictions on the number of terrestrial licenses held. Newspaper groups with less than 20% national newspaper circulation are now able to control television broadcasters constituting up to 15% of the total television market, subject to a limit on the number of terrestrial licenses held, unless the ITC decides that such control would be against the public interest. Newspaper companies, the

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license holders of Channel 3 and Channel 5 and satellite and cable broadcasters, are to have the ability to control any number of digital terrestrial television licenses, in addition to any analogue licenses.

     BSM SERVICES

     In August 1995 OFTEL issued a consultative document which addressed the potential development of broadband switched mass-market (also known as BSM) services in the UK and related regulatory issues. BSM services involve the delivery of video-quality images over a switched system, at prices intended to encourage the development of a mass market. The consultative document suggested that dominant operators (potentially including cable operators) should be required to provide, on transparent and non-discriminatory terms, broadband conveyance (including switching) as a network business to service providers which could have direct commercial relationships with individual customers. Requirements for accounting separation and the possible need for some form of price control were also considered. OFTEL suggested that BT is likely, at an early stage, to be considered a dominant operator, possibly when it starts to roll out BSM services aimed at covering a significant portion of the UK, either nationally or in a specific regional market. OFTEL suggested that such regulation should only be applied to the cable sector when it becomes dominant, either nationally or in a specific regional market, and is able to compete on equal terms with BT and any other BSM services distributor. In the meantime the document recognized the importance of encouraging continuing local investment in the cable industry's infrastructure. The document also raised the question whether license obligations on cable operators to provide cable television services where their systems have been installed should not apply to BSM services (other than the broadcast entertainment services for which they have exclusive cable distribution rights in their franchise areas) until they become dominant in their relevant markets. The stated purpose of the consultative document was to raise issues in order to stimulate debate to assist in the development of the kind of regulatory regime that will best promote the new services. The August 1995 consultative document was followed by a consultative document in February 1996 and by a statement by the Director General in June 1996, both of which were concerned with promoting competition in the current market for services such as on-line information, electronic data interchange and voice messaging.

     ACCOUNTING SEPARATION

     The EC Interconnection Directive requires that operators who have special or exclusive rights for the provision of services in sectors other than telecommunications in the same or another member state must keep separate accounts of their telecommunications activities if their turnover from the provision of public telecommunications networks or publicly available telecommunications services is more than 50 million ecus. This requirement has been implemented in the UK by the Telecommunications (Interconnection) Regulations. See "-- Cable Telecommunications -- Interconnect Arrangements".

     The DTI and OFTEL take the view that cable operators have special or exclusive rights for the provision of entertainment services over their cable systems and therefore fall within this obligation. Several cable operators, including us, have challenged this interpretation because they are subject to competition in their franchise areas from DTH satellite service operators and digital terrestrial television.

     The implementing regulations do not set out detailed guidelines for the accounting separation requirements, but it appears that our individual franchises do not cross the revenue threshold necessary for these conditions to become operative.

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     SEPARATION OF CABLE AND TELECOMMUNICATIONS OPERATIONS

     The EC Commission is of the view that accounting separation provided for under the existing Cable TV Directive (95/51/EC) is not sufficient to ensure competition and is proposing an amending directive under its powers in Article 90 of the EC Treaty, relating to the structural separation of operators' cable television and telecommunications activities. The draft directive was adopted by the Commission on December 16, 1997 and will be subject to a two month period of consultation commencing on the date the draft text is published in the Official Journal. At the end of the consultation period the Commission can then formally adopt the directive with or without taking into account comments of third parties, the European Parliament or the European Council received during that period. The amending directive should enter into force twenty days after its publication. As it is still in draft form, any impact of the amending directive on UK cable operators cannot yet be predicted. However, it would appear that the requirement for legal separation of the provision of public telecommunications and cable TV networks will apply to dominant telecommunications operators which also have special/exclusive rights in respect of the provision of cable TV networks and (if the operator is not state-controlled) in respect of the use of relevant radio frequencies. In a footnote in a relevant communication, the Commission specifically described the situation in the UK where BT, Cable & Wireless Communications and Kingston Communications can operate cable TV networks, if they obtain a franchise, but the networks have to be run separately from the main telecommunications activities of those entities. In addition, the Commission takes the view that full divestment could still be required in specific cases. In its current form, the directive would not appear to require any structural separation by us given the nature and extent of our current authorized activities.

     COMPETITION BILL

     The UK Government has enacted the Competition Act which grants concurrent powers to the industry specific regulators and the Director General of Fair Trading for the enforcement of prohibitions modeled on Article 85 and 86 of the European Community Treaty. The Competition Act introduces a prohibition on the abuse of a dominant position and on anti-competitive agreements, and introduces third party rights, stronger investigative powers, interim measures and effective enforcement powers.

     Under the Competition Act, the Director General of Telecommunications is able, but not required, to exercise concurrent powers with the Director General of Fair Trading in relation to "commercial activities connected with telecommunications". The Competition Act enables third parties to bring enforcement actions directly against telecommunications operators who are in breach of the prohibitions and seek damages, rather than have to wait for the Director General of Telecommunications to make an enforcement order.

     In December 1998, OFTEL issued specific guidance on the application of the Competition Act in the telecommunications sector. This guidance states that OFTEL would follow closely general principles of competition law in its application of the new prohibitions.

  BROADCAST AND NATIONAL TELECOMS SERVICES

     A significant proportion of our total revenues is attributable to the provisions of television and radio transmission and distribution services and the provision of telecommunications services. In the UK, the provision of such services is governed by the Telecommunications Act and The Wireless Telegraphy Act 1949. Set forth below is a brief summary of the principal licenses of our National Telecoms and Broadcast Services divisions granted pursuant to these acts.

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  TELECOMMUNICATIONS ACT LICENSES

     We hold five licenses under the Telecommunications Act (in addition to Telecommunications Act licenses for its cable franchises).

     - Transmission License: a license to run telecommunications systems for the provision of television and radio transmission services. The Transmission License enables us to run telecommunications systems for the provision of television and radio transmission services. It permits us to carry out our core business of providing transmission services to television and radio broadcasters. The Transmission License was granted on December 20, 1990 for a period of 25 years from January 1, 1991. It is subject to revocation thereafter on 10 years' notice in writing. No notice may be given before the end of the fifteenth year.

     Our Transmission License contains conditions and other provisions which, among other things:

     - require us to provide specified telecommunications services to specified persons on request

     - specify certain criteria to be met by us in providing those services

     - require the connection of our telecommunications systems with those of certain other transmission operators and the transmission over those systems by such operators of messages for general reception

     - require us to publish our charges and terms and conditions of business and not to show undue preference to or exercise undue discrimination against particular persons in the provision of certain telecommunications services

     - requires us to hold Wireless Telegraphy Act licenses in respect of each item of wireless telegraphy comprised in its system

     - impose on us an obligation to share our transmission sites with other transmission operators

     - restrict the prices which we are allowed to charge for the provision of some services

     - prohibit us from cross-subsidizing the unregulated side of our business

     - impose a requirement for separate accounts to be produced in relation to both the regulated and unregulated parts of our business. However, we are not obliged to do anything "not reasonably practicable."

     The Secretary of State may revoke the Transmission License in the circumstances described under "Telecommunications Licenses -- Term, Renewal and Revocation of Licenses" above.

     - OBS License. a license to run telecommunications systems for the provision of outside broadcasting services by means of satellite systems. The OBS License, which permits us to run telecommunications systems for the provision of outside broadcasting services by means of satellite systems, enables us to operate satellite up-links from outside broadcast sites (sites which are not permanently equipped or adapted for television or radio broadcasting). The OBS License was granted on February 6, 1991 for a period of 25 years from February 7, 1991, thereafter revocable on 10 years' notice in writing. No notice may be given before the end of the fifteenth year. The OBS License contains conditions similar to those in the Transmission License. The OBS License specifies the circumstances in which it may be revoked by the Secretary of State which include on revocation of the Transmission License.

     - Telecoms License: a license to run telecommunications systems. The Telecoms License enables us to convey messages (including voice and data) between points on our telecommunications networks. The Telecoms License also contains conditions and revocation provisions

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similar to those in the Transmission License. The Telecoms License was granted on December 30, 1992 for a period of 10 years from December 30, 1992. Thereafter it is revocable on 5 years' written notice. No notice may be given before the end of the fifth year.

     - PTO License: a license to run telecommunications systems. The PTO License permits us to run telecommunications systems of every description within the UK and to provide telecommunications services. Both authorizations are subject to certain exceptions. Our PTO License was granted on February 14, 1996 for a period of 25 years from that date. Thereafter, it is revocable on 10 years' written notice. No notice may be given before the end of the fifteenth year. Our PTO License also includes a condition obliging it, subject to certain exceptions, to enter into an agreement to connect its system to the system of any operator which requires it to do so, provided that operator has been granted a license authorizing it to connect its system to our system. The PTO License details the exceptions and conditions subject to which the Telecommunications Code will apply to us. The Telecommunications Code confers certain important rights on PTO's in relation to network construction, buildings and land.

     International Facilities License. The international facilities license permits us to provide direct international facilities based services, without being required to do so via BT or Cable & Wireless Communications. The license will enable us to take advantage of the expanding volumes of international telecommunication traffic, especially data services such as the Internet, and substantially reduce our international call conveyance costs. In this connection, we have been awarded telecommunications licenses in the Republic of Ireland and in the United States. As part of the implementation of the licensing directive, the UK Government has indicated that it will end the approach of separately licensing international facilities and will transfer the rights under such licenses into the main PTO licenses of those operators, such as us, who currently have both.

  WIRELESS TELEGRAPHY ACT LICENSES

     We hold a number of Wireless Telegraphy Act licenses of which the most important are the following:

          - License for the Transmission of Broadcasting Services. This license was granted on January 1, 1991 and permits us to operate wireless telegraphy stations at those sites set out in a schedule to the License. In respect of each station, site and mast heights, power, polarization and frequency to be used are specified.

          - Microwave Fixed Link License. This license permits us to establish and use fixed stations for sending and receiving wireless telegraphy at those sites as detailed in the schedule to the license.

          - Private Mobile Radio License. This license permits us to establish sending and receiving stations for wireless telegraphy (both base stations and mobile stations) and to use these stations for the purpose of sending and receiving spoken messages concerning our business.

          - Earth Station Licenses. We hold a number of earth station licenses. These licenses permit us to establish earth stations at specified locations in the UK for the purpose of providing wireless telegraphy up-links between the earth station and specified geo-stationary satellites.

     Each of the four types of license referred to above continue in force from year to year unless revoked by the Secretary of State or unless any of the license fees are unpaid by the licensee in which case the relevant license expires.

     Licenses for the Transmission of Broadcasting Services (special status). We provide transmission services for a large number of radio stations pursuant to our License for the Transmission of Broadcasting Services dated January 1, 1991. In respect of two radio stations,

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Classic FM and Virgin Radio, we have been issued licenses which are specific for those radio stations. This has been done for the sake of administrative convenience because, in both cases, the license fees are paid direct to the Radio Communications Agency by the radio station concerned.

     Radio Fixed Access License. A Radio Fixed Access License has been granted for services provided at 10 GHz. This license allows us to provide short-range radio-links between our business customers and our network.

     Conditions in the Company's Wireless Telegraphy Act Licenses. Our Wireless Telegraphy Act licenses contain conditions relating to revocation of the Licenses and notifications to the Secretary of State. In general, the Secretary of State may revoke a Wireless Telegraphy Act license at any time. There are no notification requirements in respect of a change of control. The license for the transmission of broadcasting services contain provisions which enable the Secretary of State to revoke the license if, among other things:

     - the licensee is, in the opinion of the Secretary of State, not a fit and proper body to hold such a license,

     - it appears to the Secretary of State requisite or expedient to do so for purposes connected with the EU or any other international organization or obligation or co-operation,

     - the licensee ceases to hold any contracts for the broadcasting of television or sound broadcasting services

     - the licensee's license granted under the Telecommunications Act is for any reason revoked.

     On June 18, 1998, the new Wireless Telegraphy Act came into force. This allows the UK's Radiocommunications Agency for the first time to charge more for spectrum than the costs they incur in allocating it. The Agency has set out its detailed proposals on how the first wave of "spectrum pricing" will be applied. This envisages increases in the price which we pay for microwave fixed links from July 1999. We consider that the increases will not impact significantly on the business.

     The Agency has indicated that the spectrum pricing approach could be applied in the future (possibly from July 2000 onwards) to other spectrum uses. It has indicated, however, that spectrum pricing is unlikely to broadcast spectrum.

  PRICE CAP REVIEW

     Our regulated business may be divided into two categories: Price Regulated Business and Applicable Rate Business. Price Regulated Business comprises those telecommunication services which we are obliged to provide pursuant to its Transmission License and in respect of which price controls are imposed. Our Applicable Rate Business comprises those telecommunications services which we are obliged to provide but which do not fall within the definition of Price Regulated Business. Charges for Applicable Rate Business are agreed between us and the relevant customer. If despite all reasonable efforts an agreement cannot be reached between us and a significant proportion of our customers in respect of any particular telecommunications service, the charge will be determined by the Director General.

     In respect of any services provided by us which are not Price Regulated Business or Applicable Rate Business, our prices are wholly unregulated, except for the overriding duty not to engage in any pricing policy which constitutes undue preference or undue discrimination against any person or class of persons in respect of telecommunications services. Our unregulated income would include, for example, charges for site rentals to PCN operators.

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     Our Price Regulated Business consists of the television transmission service provided to the ITV (Channel 3) companies and Channel 4/S4C including the operation and maintenance of transmission equipment and the provision to third party transmission operators of the accommodation, masts and antennae necessary for the operation of broadcast transmission services.

     On December 24, 1996, the Director General issued the formal modification to our Telecommunications Act Licenses to effect the price controls which are to apply to us for the period from January 1, 1997 to December 31, 2002. The Price Cap Review had two purposes: (1) to establish a new "P0" (allowable revenues for the first year of the next control period, 1997, in respect of our Maximum Price Regulated Business) and (2) to establish a new "X" (the percentage by which such revenues must, after allowing for consumer price inflation, be reduced each year thereafter). The Director General's review concluded that, on present assumptions, the new P0 is L53.15 million and the new X is 4.0%.

     In addition to price control, the Price Cap Review raised a number of other issues which will impact upon our Price Regulated Business in the future. In particular, the Director General suggested that it would be desirable for us to "unbundle" the prices for operational services and required site rentals which it charges to each broadcaster (such as Channel 3 and Channel 4/ S4C) in the form of a transmission fee in order to expose those elements of the service which are potentially competitive and allow broadcasters to choose an alternative supplier if they wish. OFTEL has proposed to review whether we should publish a ratecard with a menu of prices for unbundled services in 2002 when our regulated business is next due for full review. At present, the system for calculating the proportion of Channel 3's total transmission fee which is charged to each individual franchisee is based on net advertising revenues ("NAR") accruing to each franchisee, rather than the costs of actually providing the transmission service to each of the franchisees.

     OFTEL proposed that we should continue to charge Channel 3 as a group a single price for each component of its transmission service, although each component would be separately distinguished. This arrangement would continue unless and until NAR arrangements no longer applied. This decision could only be taken after agreement with the Department of Culture, Media and Sport and consultation with other interested bodies.

  EUROPEAN UNION LEGISLATION

     Our business is further regulated by the EU under various European Commission Directives. In addition, EU law, in particular Directive 94/46, regulates the provision of satellite services within the EU. In addition, possible future EU legislation (Green Paper on Convergence) may subject us to additional controls as a result of dealing both with broadcasting and telephony services on a single network.

GENERAL

  RESEARCH AND DEVELOPMENT

     Our research and development activities involve the analysis of technological developments affecting our cable television, telephone and telecommunications business, the evaluation of existing services and sales and marketing techniques and the development of new services and techniques.

  PATENTS, COPYRIGHTS AND LICENSES

     We do not have any material patents or copyrights nor do we believe that patents play a material role in our business. We are substantially dependent on the licenses and franchises granted by the legislative agencies which regulate our respective businesses. The loss of any one or more of our licenses or franchises could have a material adverse effect on our business

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and financial condition. There are no material intellectual property licenses used by us, the loss of which would have such an effect.

  CUSTOMERS

     Except for our broadcast services business, no material part of our business is dependent upon a single customer or a few customers, the loss of any one or more of which would have a materially adverse effect on us. The broadcast services business is, however, substantially dependent on the revenues it receives pursuant to its contracts with the ITV companies and Channel 4/S4C, the loss of one or more of which may have a material adverse effect on us.

  EMPLOYEES

     At March 31, 1999, we had approximately 10,000 employees. Approximately 190 employees are represented by the Broadcasting, Entertainment, Cinematographic and Theatre Union which has entered into a collective bargaining agreement with NTLIH. None of our other employees is represented by any labor organization. We believe that our relationship with our employees is good.

PROPERTIES

     We own, lease or occupy under license 29 business units and regional head-offices throughout the UK, our corporate head-office in Farnborough, and 11 retail shops. In addition, we own or lease approximately 135 switching centers/head-ends and operational hub-sites together with warehouses and other non-operational properties, as well as various cable television, telephone and telecommunications equipment used in each of its regional systems.

     We own, lease or occupy under license approximately 770 properties, of which approximately 700 are used as transmitter sites. In addition, we also are the lessee or licensee of approximately 600 transmitter sites which are owned by Castle Transmission and shared between the two organizations pursuant to a site sharing agreement.

     We maintain offices under lease for our corporate staff in New York City.

     We believe that our facilities are presently adequate for their current use. We intend to continue to expand the systems in accordance with the requirements of the network build schedules and acquire new sites as part of the ongoing expansion of our transmission networks.

LEGAL PROCEEDINGS

     We are involved in, or have been involved in, certain disputes and litigation arising in the ordinary course of business, including claims involving contractual disputes and claims for damages to property and personal injury resulting from the construction of our networks and the maintenance and servicing of our transmission masts, none of which are expected to have a material adverse effect on our financial position or results of operations or cash flows.

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                                   MANAGEMENT

     The following are our current directors and executive officers and their
ages as of June   , 1999:

NAME                                   AGE                           POSITION
----                                   ---                           --------
George S. Blumenthal.................  55     Chairman of the Board, Treasurer and Director
J. Barclay Knapp.....................  42     President, Chief Executive Officer and Director
Robert T. Goad.......................  44     Director
Sidney R. Knafel.....................  68     Director
Ted H. McCourtney....................  60     Director
Del Mintz............................  71     Director
Alan J. Patricof.....................  64     Director
Warren Potash........................  67     Director
Michael S. Willner...................  47     Director
Gregg Gorelick.......................  40     Vice President - Controller
John F. Gregg........................  35     Senior Vice President - Chief Financial Officer
Richard J. Lubasch...................  52     Executive Vice President - General Counsel and
                                              Secretary
Steven L. Wagner.....................  47     Vice President - Consumer Services
Leigh Costikyan Wood.................  41     Senior Vice President

     George S. Blumenthal has been our Chairman, Treasurer and a director since our formation. Mr. Blumenthal was also our Chief Executive Officer until October 1996. Mr. Blumenthal was President of Blumenthal Securities, Inc. (and its predecessors), a member firm of The New York Stock Exchange, from 1967 until 1992. Mr. Blumenthal was Chairman, Treasurer and a director of Cellular Communications, Inc., which positions he held since CCI's founding in 1981 until its merger in August 1996 into a subsidiary of AirTouch Communications, Inc. Mr. Blumenthal is also Chairman and a director of CoreComm Limited, Chairman, Treasurer and a director of Cellular Communications of Puerto Rico, Inc. and a director of Andover Togs, Inc.

     J. Barclay Knapp is our President and Chief Executive Officer, as well as a director. He has held these positions since our formation with the exception that Mr. Knapp was Chief Operating Officer until October 1996 when he was appointed Chief Executive Officer and he was Chief Financial Officer until June 1999. In addition, Mr. Knapp was also Executive Vice President, Chief Operating Officer, Chief Financial Officer and a director of CCI until August 1996 and was Executive Vice President and Chief Operating Officer of Cellular Communications International, Inc. until June 1998. Mr. Knapp is also President, Chief Executive Officer and a director of Cellular Communications of Puerto Rico, and President, Chief Executive Officer, Chief Financial Officer and a director of CoreComm.

     Robert T. Goad has been a director since March 1999. Mr. Goad was a director and the Chief Executive Officer of Diamond Cable Communications Plc from May 1994 to March 8, 1999, and served as Chief Financial Officer from May 1994 until July 1995. Mr. Goad is a founder of and principal in ECE Management International, LLC and has been President of Columbia Management, Inc. since 1984.

     Sidney R. Knafel, a director since our formation, has been Managing Partner of SRK Management Company, a private investment company, since 1981. In addition, Mr. Knafel is Chairman of Insight Communications, Inc. and BioReliance Corporation. Mr. Knafel is also a director of General American Investors Company, Inc., IGENE Biotechnology, Inc., Cellular Communications of Puerto Rico, CoreComm and some privately owned companies.

     Ted H. McCourtney, a director since our formation, is a General Partner of Venrock Associates, a venture capital investment partnership, a position he has held since 1970. Mr. McCourtney also serves as a director of MedPartners Inc., Visual Networks, Inc., CoreComm and several privately owned companies.

     Del Mintz, a director since our formation, is President of Cleveland Mobile TeleTrak, Inc. and Cleveland Mobile Radio Sales, Inc. and Ohio Mobile TeleTrak, Inc., companies providing telephone answering and radio communications services in Cleveland and Columbus, respectively. Mr. Mintz has held similar positions with the predecessor of these companies since 1967. Mr. Mintz is also a director of Cellular Communications of Puerto Rico, CoreComm and several privately owned companies.

     Alan J. Patricof, a director since our formation, is Co-Chairman of Patricof & Co. Ventures, Inc., a venture capital firm he founded in 1969. Mr. Patricof also serves as a director of Cellular Communications of Puerto Rico, CoreComm, Boston Properties, Inc. and other privately owned companies.

     Warren Potash has been a director since our formation. He retired in 1991 as President and Chief Executive Officer of the Radio Advertising Bureau, a trade association, a position he held since February 1989. Prior to that time and beginning in 1986, he was President of New Age Communications, Inc., a communications consultancy firm. Until his retirement in 1986, Mr. Potash was a Vice President of Capital Cities/ABC Broadcasting, Inc., a position he held since 1970. Mr. Potash is also a director of Cellular Communications of Puerto Rico and CoreComm.

     Michael S. Willner, a director since October 1993, has served as President and Chief Operating Officer of Insight Communications Company, Inc. since 1985. Mr. Willner is currently President of Insight Communications, Inc., a position he has held since 1985. Mr. Willner is also a director of Source Media, Inc., C-Span and the National Cable Television Association, where he is the Treasurer and serves on the Executive Committee.

     Gregg Gorelick, 40, has been our Vice President - Controller since our formation. From 1981 to 1986 he was employed by Ernst & Whinney (now known as Ernst & Young LLP). Mr. Gorelick is a certified public accountant and was Vice President - Controller of CCI from 1986 until August 1996. He also holds that position at Cellular Communications of Puerto Rico and CoreComm (where he is also Treasurer).

     John F. Gregg, 35, has been our Senior Vice President, Chief Financial Officer since June 1999. Prior to that time, commencing in August 1996, he was Vice President of Corporate Development, and Managing Director of Corporate Development from 1994. He is Vice Chairman and a director of Virgin Net, a joint venture between us and Virgin Communications Group. Prior to his employment with us, Mr. Gregg was employed by Golder, Thoma & Cressey, a venture capital firm.

     Richard J. Lubasch, 52, has been our Executive Vice President - General Counsel and Secretary since June 1999. Prior to that time he was Senior Vice President - General Counsel and Secretary since our formation. Mr. Lubasch was Vice President - General Counsel and Secretary of CCI from July 1987 until August 1996. Mr. Lubasch is also Senior Vice President - General Counsel and Secretary of Cellular Communications of Puerto Rico and CoreComm.

     Steven L. Wagner, 47, is our Vice President-Consumer Services and is Group Managing Director of the National Media Services division in our U.K. operations. Mr. Wagner joined us in February 1994 as Group Director of Consumer Services of the Company's U.K. operations and was appointed Vice
President - Consumer Services of NTL in June 1994. Mr. Wagner has spent the past fifteen years in consumer and business related activities. Most recently, Mr. Wagner served as Vice President, Eastern Region for the Walt Disney Company's premium television service, the Disney Channel.

     Leigh Costikyan Wood, 41, has been our Senior Vice President since October 1996 and is the Chief Operating Officer of our U.K. operations. From April 1993 until the CCI merger, Ms. Wood had been the Chief Executive Officer of a Joint Venture between CCI and AirTouch. From 1982 until 1984, she was Deputy Chief Financial Officer of General Atlantic Corp., a private investment firm. Previously, she was employed by Peat Marwick Mitchell & Co. Ms. Wood was Vice President - Operations of CCI from 1984 until August 1996.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of the common stock, as of June 9, 1999, by

     (1) each of our executive officers and directors,

     (2) all directors and executive officers as a group and

     (3) stockholders holding 5% or more of the common stock.

     Presently Exercisable Options, Warrants, Convertible Bonds and Exchangeable Preferred includes shares of common stock purchased upon the exercise of options which are exercisable or become so in the next 60 days ("presently exercisable options"), shares of common stock purchased upon the conversion of the following convertible debt securities: (a) 7% convertible subordinated notes due 2008; and
(b) 7% convertible subordinated notes due 2008, and shares of common stock purchased upon the exchange of the senior redeemable exchangeable preferred stock which are exchangeable or become so in the next 60 days (the "exchangeable preferred"). Of the options, warrants, convertible bonds and exchangeable preferred shown in the table below,

     (1) 395,491 options were assumed by us in 1993, having a weighted average exercise price of $1.70 per share;

     (2) 8,053,588 options are employee and non-employee director options that have been issued by us under the 1993 Employee Stock Option Plan, the 1993 Non-Employee Director Stock Option Plan, the 1998 Non-Qualified Stock Option Plan or certain other stock option agreements, having a weighted average exercise price of $24.09 per share; and

     (3) 619,870 are seven-year warrants that were issued by us pursuant to certain non-competition agreements having an exercise price of $5.57 per share.

     Percentages include common stock and presently exercisable options, warrants, convertible bonds and exchangeable preferred.

                                                 AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                             -------------------------------------------------
                                                          PRESENTLY
                                                         EXERCISABLE
                                                           OPTIONS,
                                                          WARRANTS,
                                                         CONVERTIBLE
                                                          BONDS AND
EXECUTIVE OFFICERS, DIRECTORS                 COMMON     EXCHANGEABLE
AND PRINCIPAL STOCKHOLDERS                     STOCK      PREFERRED       TOTAL      PERCENT
-----------------------------                ---------   ------------   ---------   ----------
J. Barclay Knapp...........................    140,932    1,834,446     1,975,378      2.61%
George S. Blumenthal(1)....................    114,126    1,551,719     1,665,845      2.21%
Richard J. Lubasch(2)......................     23,279      267,463       290,742      *
Leigh Costikyan Wood.......................        695      210,889       211,584      *
Gregg Gorelick.............................     54,496       42,060        96,556      *
John F. Gregg..............................        800      173,333       174,133      *
Steven L. Wagner...........................          0      141,000       141,000      *
Robert T. Goad(3)..........................    490,790            0       490,790      *
Sidney R. Knafel(4)........................  1,053,584      378,277     1,431,861      1.93%
Ted H. McCourtney(5).......................    115,120       68,342       183,462      *
Del Mintz(6)...............................    519,544       68,342       587,886      *
Alan J. Patricof(7)........................      6,958       68,342        75,300      *
Warren Potash..............................      1,389       68,342        69,731      *
Michael S. Willner(8)......................    485,088      360,334       846,422      1.14%
All directors and officers as a group (14
  in number)...............................  3,006,801    5,232,889     8,240,690     10.41%

                                                 AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                             -------------------------------------------------
                                                          PRESENTLY
                                                         EXERCISABLE
                                                           OPTIONS,
                                                          WARRANTS,
                                                         CONVERTIBLE
                                                          BONDS AND
EXECUTIVE OFFICERS, DIRECTORS                 COMMON     EXCHANGEABLE
AND PRINCIPAL STOCKHOLDERS                     STOCK      PREFERRED       TOTAL      PERCENT
-----------------------------                ---------   ------------   ---------   ----------
The Goldman Sachs Group, L.P.(9)...........  8,976,261                  8,976,261     12.14%
Goldman Sachs & Co.(9)
European Cable Capital Partners, L.P.(9)
European Cable Capital Partners Holding,
  Inc.(9)
Stone Street Fund 1996, L.P.(9)
Bridge Street Fund 1996, L.P.(9)
Stone Street Empire Corp.(9)
GS Capital Partners, L.P.(9)
GS Advisors, L.P.(9)
  85 Broad Street
  New York, NY 10004
Goldman Sachs Performance Partners, L.P.(9)
Commodities Corporation LLC(9)
  701 Mount Lucas Road
  Princeton, NJ 08540
Microsoft Corporation(10)..................          0    6,204,448     6,204,448      7.74%
  One Microsoft Way
  Redmond, WA 98052
Prime 66 Partners, L.P.(11)................  4,384,871      816,325     5,201,196      6.96%
Composite 66, L.P.(11).....................    241,235            0       241,235      0.33%
H&S Partners I(11).........................          0      326,530       326,530      0.44%
  201 Main Street, Suite 3200
  Fort Worth, TX 76102
Comcast UK Holdings, Inc.(12)..............  4,820,790                  4,820,790      6.52%
  1500 Market Street
  Philadelphia, PA 19102

---------------

  *  Represents less than one percent.

 (1) Includes 2,112 shares of common stock owned by trusts for the benefit of Mr. Blumenthal's children and options to purchase 399,999 shares of common stock held in Grantor Retained Annuity Trusts.

 (2) Includes 111 shares of common stock owned by Mr. Lubasch as custodian for his child, as to which shares Mr. Lubasch disclaims beneficial ownership.

 (3) Includes 469,381 shares of common stock owned by Mr. Goad's wholly-owned investment company, Columbia Management, Inc., Columbia Management, Inc., of which Mr. Goad is the sole shareholder, is a limited partner in European Cable Capital Partners, L.P. ("ECCP"). Columbia Management, Inc. owns or has options to acquire, in each case as a limited partner, an aggregate of 206,086 Units of partnership interests in ECCP ("ECCP Units"), which constitute 9.20% of all ECCP Units on a fully-diluted basis. ECCP owns 8,413,168 shares of the Company. Neither Mr. Goad nor Columbia Management, Inc. has a right to control or direct ECCP or the disposition of shares of common stock, which it owns, and they therefore disclaim any beneficial ownership of the shares of common stock owned by ECCP.

 (4) Includes 25,804 shares of common stock owned by Mr. Knafel's wife as to which shares Mr. Knafel disclaims beneficial ownership.

 (5) Includes 104,073 shares of common stock held by limited partnerships of which Mr. McCourtney is a general partner, as to which shares Mr. McCourtney disclaims beneficial ownership except to the extent of his pro-rata interest. An additional 556 shares of common stock are held by trusts for the benefit of Mr. McCourtney's children, as to which shares Mr. McCourtney disclaims beneficial ownership.

 (6) Includes 25 shares owned by Mr. Mintz's wife, as to which shares Mr. Mintz disclaims beneficial ownership.

 (7) Includes 69 shares of common stock owned by Mr. Patricof's wife, as to which shares Mr. Patricof disclaims beneficial ownership.

 (8) Includes 118,267 shares of common stock held by a trust account for the benefit of Mr. Willner's children as to which shares Mr. Willner disclaims beneficial ownership.

 (9) Based solely upon Schedule 13-G, dated March 24, 1999, filed by The Goldman Sachs Group, L.P., Goldman Sachs & Co., European Cable Partners, L.P., European Cable Capital Partners Holding, Inc., Stone Street Fund 1996, L.P., Bridge Street Fund 1996, L.P., Stone Street Empire Corp., GS Capital Partners, L.P., GS Advisors, L.P., Goldman Sachs Performance Partners, L.P. and Commodities Corporation LLC with the SEC.

(10) Based solely upon Schedule 13-G, dated February 8, 1999, filed by Microsoft Corporation with the SEC.

(11) Based solely upon Schedule 13-G (Amendment No. 2), dated February 19, 1999, filed by Prime 66 Partners, L.P., Composite 66, L.P. and H&S Partners I with the SEC.

(12) Based solely upon Schedule 13-G, dated November 9, 1998, filed by Comcast UK Holdings, Inc. with the SEC.

                      DESCRIPTION OF THE CONVERTIBLE NOTES

     The convertible notes will be issued under an indenture dated as of
          , 1999, by and between NTL Communications, NTL Incorporated and The Chase Manhattan Bank, as trustee. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary of selected provisions of the convertible notes and the indenture is not complete and is qualified in its entirety by reference to the provisions of the convertible notes and the indenture, including the definitions in the indenture of some of the terms used below. The definitions of some terms used in the following summary are set forth below under "-- Selected definitions."

     The convertible notes are general unsecured obligations of NTL Communications, subordinated in right of payment to all existing and future senior debt of NTL Communications as described under "-- Subordination of convertible notes" and convertible into common stock of NTL Incorporated as described under "-- Conversion." The convertible notes rank equal in right of payment to the existing convertible notes of NTL Communications. The indenture does not contain any financial covenants or restrictions on the payment of dividends, the incurrence of senior debt or issuance or repurchase of securities of NTL Communications. The indenture contains no covenants or other provisions to afford protection to holders of the convertible notes in the event of a highly leveraged transaction or a change in control of NTL Communications except to the extent described under "-- Repurchase at the option of holders."

     The operations of NTL Communications are conducted through its subsidiaries, partnerships and joint ventures and, therefore, NTL Communications is dependent upon the cash flow of its subsidiaries, partnerships and affiliated joint ventures to meet its obligations, including its obligations under the convertible notes. As a result, the convertible notes are effectively subordinated to all existing and future liabilities of NTL Communications' subsidiaries, partnerships and affiliated joint ventures, including trade payables.

     IN THIS SECTION OF THE PROSPECTUS "DESCRIPTION OF THE CONVERTIBLE NOTES," REFERENCES TO NTL ARE TO NTL COMMUNICATIONS ONLY AND NOT TO ANY OF ITS SUBSIDIARIES.

PRINCIPAL, MATURITY AND INTEREST

     The convertible notes are limited to                aggregate principal
amount. The convertible notes bear interest from the date of original issuance, at the rate per annum set forth on the cover page of this prospectus and mature
on           , 2009.

     Interest on the convertible notes is payable semiannually on           and
          of each year (each an "Interest Payment Date"), commencing on
          , 1999, to holders of record at the close of business on           or
          (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

     Interest on the convertible notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance.

     The convertible notes are payable both as to principal interest at the office or agency of NTL maintained for such purpose within the City and State of New York or, at the option of NTL, payment of interest may be made by check mailed to the holders of the convertible notes at their respective addresses set forth in the register of holders of convertible notes. However, a holder of convertible notes with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such holder if such holder previously specified in writing to NTL and the paying agent wire transfer instructions. Until otherwise designated by NTL, NTL's office or agency in New York will be the office of the Trustee maintained for such purpose. The convertible notes were issued in registered form, without coupons, and in denominations of $1,000 and integral multiples thereof.

OPTIONAL REDEMPTION

     Except as referred to in this prospectus under "-- Optional tax redemption," the convertible notes are redeemable, in whole or from time to time in part, in any integral multiple of $1,000, at the option of NTL at any time on
or after           ,      , at the following redemption prices, expressed as
percentages of the principal amount set forth below, upon not less than 30 nor more than 60 days' prior notice, if redeemed during the 12-month period
beginning           of the years indicated:

                                                           REDEMPTION
YEAR                                                         PRICE
----                                                       ----------

In the case of a redemption of any convertible notes referred to under "-- Optional tax redemption," redemption of such convertible notes shall be made at the principal amount thereof together with accrued and unpaid interest and Liquidated Damages, if any, to the applicable redemption date.

OPTIONAL TAX REDEMPTION

     The convertible notes may be redeemed at the option of NTL, in whole but not in part, upon not less than 30 nor more than 60 days' prior notice, at any time at a redemption price equal to the principal amount of those notes together with accrued and unpaid interest to the date fixed for redemption if after the date on which the provisions described under "-- Additional amounts" become applicable (the "Relevant Date") there has occurred any change in or amendment to the laws (or any regulations or official rulings promulgated thereunder) of the United Kingdom, the Netherlands, Netherlands Antilles, Bermuda or the Cayman Islands, (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to the official application or interpretation of such laws, regulations or rulings (a "Change in Tax Law") which becomes effective after the Relevant Date, as a result of which NTL is or would be so required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the convertible notes with respect to withholding taxes imposed by the United Kingdom, the Netherlands, Netherlands Antilles, Bermuda or the Cayman Islands, (or any political subdivision or taxing authority thereof or therein)(a "Withholding Tax") and such Withholding Tax is imposed at a rate that exceeds the rate (if any) at which Withholding Tax was imposed on the Relevant Date; provided, however, that

          (1) this paragraph shall not apply to the extent that, at the Relevant Date it was known or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom, the Netherlands, Netherlands Antilles, Bermuda or the Cayman Islands, as the case may be, been sought, that a Change in Tax Law in the United Kingdom, the Netherlands, Netherlands Antilles, Bermuda or the Cayman Islands, was to occur after the Relevant Date,

          (2) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which NTL would be obliged to pay such Additional Amounts were a payment in respect of the Convertible Notes then due,

          (3) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect and

          (4) the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to NTL.

     The convertible notes may also be redeemed, in whole but not in part, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for redemption if the person formed after the Relevant Date by a consolidation, amalgamation, reorganization or reconstruction (or other similar arrangement) of NTL or the person into which NTL is merged after the Relevant Date or to which NTL conveys, transfers or leases its properties and assets after the Relevant Date substantially as an entirety (collectively, a "Subsequent Consolidation") is required, as a consequence of such Subsequent Consolidation and as a consequence of a Change in Tax Law in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands occurring after the date of such Subsequent Consolidation to pay Additional Amounts with respect to Withholding Tax on the Convertible Notes and such Withholding Tax is imposed at a rate that exceeds the rate (if any) at which Withholding Tax was or would have been imposed on the date of such Subsequent Consolidation; provided, however, that this paragraph shall not apply to the extent that, at the date of such Subsequent Consolidation it was known or would have been known had professional advice of a nationally recognized accounting firm in the United Kingdom been sought, that a Change in Tax Law in the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands was to occur after such date. NTL will also pay, or make available for payment, to holders on the redemption date any Additional Amounts (as described, but subject to the exceptions referred to, under "Additional Amounts") resulting from the payment of such redemption price.

MANDATORY REDEMPTION

     Except as set forth below under "Repurchase at the option of holders," NTL is not required to make mandatory redemption or sinking fund payments with respect to the convertible notes.

REPURCHASE AT THE OPTION OF HOLDERS

     Upon the occurrence of a Change of Control, each holder of convertible notes shall have the right to require NTL to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Convertible Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the Change of Control Payment Date (the "Change of Control Payment"). Within 40 days following any Change of Control, NTL shall mail a notice to each holder stating:

          (1) that the Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all Convertible Notes tendered will be accepted for payment;

          (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Change of Control Payment Date");

          (3) that any convertible notes not tendered will continue to accrue interest;

          (4) that, unless NTL defaults in the payment of the Change of Control Payment, all convertible notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that holders electing to have any convertible notes purchased pursuant to a Change of Control Offer will be required to surrender the convertible notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the convertible notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (6) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of

     Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of convertible notes delivered for purchase, and a statement that such holder is withdrawing his election to have such convertible notes purchased; and

          (7) that holders whose convertible notes are being purchased only in part will be issued new convertible notes equal in principal amount to the unpurchased portion of the convertible notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

     NTL will comply with the requirements of Rules 13e-4 and 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the convertible notes in connection with a Change of Control.

     On the Change of Control Payment Date, NTL will, to the extent lawful,

          (1) accept for payment convertible notes or portions thereof tendered pursuant to the Change of Control Offer,

          (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all convertible notes or portions thereof so tendered and

          (3) deliver or cause to be delivered to the trustee the convertible notes so accepted together with an officers' certificate stating the convertible notes or portions thereof tendered to NTL. The paying agent shall promptly mail to each holder of convertible notes so accepted for payment (or, if such holder of convertible notes holds an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such holder if such holder previously specified in writing to NTL and the paying agent) an amount equal to the purchase price for such convertible notes, and the trustee shall promptly authenticate and mail to each holder a new convertible note equal in principal amount to any unpurchased portion of the convertible notes surrendered, if any; provided that each such new convertible note shall be in a principal amount of $1,000 or an integral multiple thereof. NTL will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     Except as described above with respect to a Change of Control, the indenture does not contain any other provisions that permit the holders of the convertible notes to require that NTL repurchase or redeem the convertible notes in the event of a takeover, recapitalization or similar restructuring. Although the indenture contains several covenants, including the provision described under "-- Merger, consolidation or sale of assets" below, the provisions of the indenture may not necessarily afford holders of the convertible notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving NTL that may adversely affect the holders of the convertible notes.

     The Change of Control Offer requirement of the convertible notes may in certain circumstances make more difficult or discourage a takeover of NTL, and, thus, the removal of incumbent management. The Change of Control Offer requirement, however, is not the result of management's knowledge of any specific effort to accumulate NTL's stock or to obtain control of NTL by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of antitakeover provisions. Instead, the Change of Control Offer requirement is a result of negotiations between NTL and the initial purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that NTL would decide to do so in the future. Subject to the limitations discussed below, NTL could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect NTL's capital structure or credit ratings.

     Change of control provisions are contained in each of the indentures for:

     - NTL's 11 1/2% notes, in an aggregate principal amount of $625 million,

     - NTL's 12 3/8% notes, in an aggregate principal amount at maturity of $450 million,

     - NTL's 9 1/2% senior notes due 2008 (the "9 1/2% notes"), in an aggregate principal amount of L125 million ($207 million),

     - NTL's 10 3/4% senior deferred coupon notes due 2008 (the "10 3/4% notes"), in an aggregate principal amount at maturity of L300 million ($498 million),

     - NTL's 9 3/4% senior deferred coupon notes due 2008 (the "9 3/4% notes"), in an aggregate principal amount at maturity of $1.3 billion,

     - NTL's 10% senior notes due 2007 (the "10% notes"), in an aggregate principal amount of $400 million,

     - NTL's 12 3/4% senior deferred coupon notes due 2005 (the "12 3/4% notes"), in an aggregate principal amount at maturity of $277,803,500, and, NTL's 11 1/2% deferred coupon notes due 2006 (the "11 1/2% deferred coupon notes") in an aggregate principal amount at maturity of $1.05 billion and,

     - NTL's 9 3/4% senior deferred coupon notes due 2009 (the "9 3/4% notes due 2009", and, together with the 11 1/2% notes, the 12 3/8% notes, the 9 1/2% notes, the 10 3/4% notes, the 9 3/4% notes, the 10% notes and the 12 3/4% notes, the "Senior Notes"), in an aggregate principal amount at maturity of L330 million ($548 million).

     The indentures for the Existing Convertible Notes, for the outstanding indebtedness of Diamond and for the Partners 11.20% Debentures also contain change of control provisions.

     NTL's ability to pay cash to the holders of Convertible Notes pursuant to a Change of Control Offer may be limited by NTL's then existing financial resources. See "Risk Factors -- Our substantial leverage could adversely affect our financial health and prevent us from fulfilling our obligation under the notes" and "-- NTL Incorporated and NTL Communications Corp. are holding companies that are dependent upon cash flow from their subsidiaries to meet their obligations -- their ability to access that cash flow may be limited in some circumstances." Future credit agreements or other agreements relating to indebtedness of NTL may, contain prohibitions or restrictions on NTL's ability to effect a Change of Control Payment. In the event a Change of Control occurs at a time when such prohibitions or restrictions are in effect, NTL could seek the consent of its lenders to the purchase of the convertible notes and other indebtedness containing change of control provisions or could attempt to refinance the borrowings that contain such prohibition. If NTL does not obtain such a consent or repay such borrowings, NTL will be effectively prohibited from purchasing the convertible notes. In such case, NTL's failure to purchase tendered convertible notes would constitute an Event of Default under the indenture. Moreover, the events that constitute a Change of Control under the indenture constitute events of default under NTL's credit facility and may also constitute events of default under future debt instruments or credit agreements of NTL or NTL's subsidiaries. Such events of default may permit the lenders under such debt instruments or credit agreements to accelerate the debt and, if such debt is not paid or repurchased, to enforce their security interests in what may be all or substantially all of the assets of NTL's subsidiaries. Any such enforcement may limit NTL's ability to raise cash to repay or repurchase the convertible notes.

     For the reasons described in the three immediately preceding paragraphs, there can be no assurance that NTL will be able to repurchase the convertible notes upon a Change of Control.

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     The Board of Directors of NTL may not, by itself, waive or modify the
Change of Control provisions of the indenture. All the provisions of the indenture, including the Change of Control provision, may only be waived or modified pursuant to the provisions described under "-- Amendment, supplement and waiver" below.

SELECTION AND NOTICE

     If less than all of the convertible notes are to be redeemed at any time, selection of convertible notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the convertible notes are listed, or, if the convertible notes are not so listed, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate, provided that no convertible notes of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days, prior to the redemption date to each holder of convertible notes to be redeemed at its registered address. If any convertible note is to be redeemed in part only, the notice of redemption that relates to such convertible note shall state the portion of the principal amount thereof to be redeemed. A new convertible note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original convertible note. On and after the redemption date, interest ceases to accrue on convertible notes or portions of them called for redemption.

CONVERSION

     The holder of any convertible note has the right, exercisable at any time after 90 days following the date of original issuance thereof and prior to maturity, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into shares of common stock of NTL
Incorporated at the conversion price of $     , subject to adjustment as
described below (the "Conversion Price"), except that if a convertible note is called for redemption, the conversion right will terminate at the close of business on the business day immediately preceding the date fixed for redemption. Upon conversion, no adjustment or payment will be made for interest, but if any holder surrenders a convertible note for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date will be paid to the registered holder of such convertible note on such record date. In such event, such convertible note, when surrendered for conversion, need not be accompanied by payment of an amount equal to the interest payable on such interest payment date on the portion so converted. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest.

     The indenture provides that the Conversion Price is subject to adjustment upon the occurrence of certain events, including:

          (1) the issuance of shares of common stock as a dividend or distribution on the common stock;

          (2) the subdivision or combination of the outstanding common stock;

          (3) the issuance to substantially all holders of common stock of rights or warrants to subscribe for or purchase common stock (or securities convertible into common stock) at a price per share less than the then current market price per share, as defined;

          (4) the distribution of shares of capital stock of NTL Incorporated (other than common stock), evidences of indebtedness or other assets (excluding dividends in cash, except as described in clause (5) below) to all holders of common stock;

          (5) the distribution, by dividend or otherwise, of cash to all holders of common stock in an aggregate amount that, together with the aggregate of any other distributions of cash that
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

     did not trigger a Conversion Price adjustment to all holders of its common stock within the 12 months preceding the date fixed for determining the stockholders entitled to such distribution and all Excess Payments in respect of each tender offer or other negotiated transaction by NTL Incorporated or any of its Subsidiaries for common stock concluded within the preceding 12 months not triggering a conversion price adjustment, exceeds 10% of the product of the current market price per share (determined as set forth below) on the date fixed for the determination of stockholders entitled to receive such distribution times the number of shares of common stock outstanding on such date;

          (6) payment of an Excess Payment in respect of a tender offer or other negotiated transaction by NTL Incorporated or any of its subsidiaries for common stock, if the aggregate amount of such Excess Payment, together with the aggregate amount of cash distributions made within the preceding 12 months not triggering a conversion price adjustment and all Excess Payments in respect of each tender offer or other negotiated transaction by NTL Incorporated or any of its subsidiaries for common stock concluded within the preceding 12 months not triggering a conversion price adjustment, exceeds 10% of the product of the current market price per share on the expiration of such tender offer times the number of shares of common stock outstanding on such date; and

          (7) the distribution to substantially all holders of common stock of rights or warrants to subscribe for securities (other than those referred to in clause (3) above). In the event of a distribution to substantially all holders of common stock of rights to subscribe for additional shares of Incorporated's capital stock (other than those referred to in clause (3) above), NTL may, instead of making any adjustment in the Conversion Price, make proper provision so that each holder of a convertible note who converts such convertible note after the record date for such distribution and prior to the expiration or redemption of such rights shall be entitled to receive upon such conversion, in addition to shares of common stock, an appropriate number of such rights. No adjustment of the Conversion Price will be made until cumulative adjustments amount to one percent or more of the Conversion Price as last adjusted.

     If NTL Incorporated reclassifies or changes its outstanding common stock, or consolidates with or merges into or transfers or leases all or substantially all of its assets to any person, or is a party to a merger that reclassifies or changes its outstanding common stock, the convertible notes will become convertible into the kind and amount of securities, cash or other assets which the holders of the convertible notes would have owned immediately after the transaction if the holders had converted the convertible notes immediately before the effective date of the transaction.

     The indenture also provides that if rights, warrants or options expire unexercised the Conversion Price shall be readjusted to take into account the actual number of such warrants, rights or options which were exercised.

     In the indenture, the "current market price" per share of common stock on any date shall be deemed to be the average of the Daily Market Prices for the shorter of

          (1) 30 consecutive business days ending on the last full trading day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination (as defined in the indenture) or

          (2) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or warrants or such distribution through such last full trading day prior to the time of determination.

     NTL is permitted to make such reductions in the Conversion Price as it, in its discretion, determines to be advisable in order that any stock dividend, subdivision of shares, distribution or

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rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by NTL Incorporated to its stockholders will not be taxable to the recipients.

SUBORDINATION OF CONVERTIBLE NOTES

     The convertible notes are subordinate in right of payment to all existing and future Senior Debt. The indenture does not restrict the amount of Senior Debt or other Indebtedness of NTL or any Subsidiary of NTL.

     The payment of the principal of, interest on or any other amounts due on the convertible notes is subordinated in right of payment to the prior payment in full of all Senior Debt of NTL. No payment on account of principal of, redemption of, interest on or any other amounts due on the convertible notes, including, without limitation, any payments on the Change of Control Offer, and no redemption, purchase or other acquisition of the convertible notes may be made unless

     (1) full payment of amounts then due on all Senior Debt have been made or duly provided for pursuant to the terms of the instrument governing such Senior Debt, and

     (2) at the time for, or immediately after giving effect to, any such payment, redemption, purchase or other acquisition, there shall not exist under any Senior Debt or any agreement pursuant to which any Senior Debt has been issued, any default which shall not have been cured or waived and which shall have resulted in the full amount of such Senior Debt being declared due and payable.

     In addition, the indenture provides that if any of the holders of any issue of Senior Debt notify (the "Payment Blockage Notice") NTL and the trustee that a default has occurred giving the holders of such Senior Debt the right to accelerate the maturity thereof, no payment on account of principal, redemption, interest, or any other amounts due on the convertible notes and no purchase, redemption or other acquisition of the convertible notes will be made for the period (the "Payment Blockage Period") commencing on the date notice is received and ending on the earlier of

     (A) the date on which such event of default shall have been cured or waived or

     (B) 180 days from the date notice is received.

     Notwithstanding the foregoing, only one Payment Blockage Notice with respect to the same event of default or any other events of default existing and known to the person giving such notice at the time of such notice on the same issue of Senior Debt may be given during any period of 360 consecutive days unless such event of default or such other events of default have been cured or waived for a period of not less than 90 consecutive days. No new Payment Blockage Period may be commenced by the holders of Senior Debt during any period of 360 consecutive days unless all events of default which triggered the preceding Payment Blockage Period have been cured or waived.

     Upon any distribution of its assets in connection with any dissolution, winding-up, liquidation or reorganization of NTL or acceleration of the principal amount due on the convertible notes because of an Event of Default, all Senior Debt must be paid in full before the holders of the convertible notes are entitled to any payments whatsoever.

     As a result of these subordination provisions, in the event of NTL's insolvency, holders of the convertible notes may recover ratably less than general creditors of NTL.

     If payment of the convertible notes is accelerated because of an Event of Default, NTL or the Trustee shall promptly notify the holders of Senior Debt or the trustee(s) for such Senior Debt of the acceleration. NTL may not pay the convertible notes until five days after such holders or trustee(s) of Senior Debt receive notice of such acceleration and, thereafter, may pay the

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

convertible notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

     The convertible notes are obligations exclusively of NTL. Since the operations of NTL are conducted through its Subsidiaries, the cash flow and the consequent ability to service debt, including the convertible notes, of NTL, are dependent upon the earnings of its Subsidiaries and the distribution of those earnings to, or upon loans or other payments of funds by those Subsidiaries to, NTL. The payment of dividends and the making of loans and advances to NTL by its Subsidiaries may be subject to statutory or contractual restrictions, are dependent upon the earnings of those Subsidiaries and are subject to various business considerations.

     Any right of NTL to receive assets of any of its Subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the convertible notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary's creditors (including trade creditors), except to the extent that NTL is itself recognized as a creditor of such Subsidiary, in which case the claims of NTL would still be subordinate to any security interests in the assets of such Subsidiary and any indebtedness of such Subsidiary senior to that held by NTL.

     On March 31, 1999, NTL had approximately $5.6 billion of indebtedness outstanding that would have constituted Senior Debt (excluding liabilities of a type not required to be reflected as a liability on the balance sheet of NTL in accordance with GAAP) and approximately $2.5 billion of indebtedness outstanding and other obligations of Subsidiaries of NTL (excluding intercompany liabilities and liabilities of a type not required to be reflected as a liability on the balance sheet of such subsidiaries in accordance with GAAP) as to which the convertible notes would have been structurally subordinated. The indenture will not limit the amount of additional indebtedness, including Senior Debt, which NTL can create, incur, assume or guarantee, nor will the indenture limit the amount of indebtedness and other liabilities which any Subsidiary can create, incur, assume or guarantee.

     In the event that, notwithstanding the foregoing, the trustee or any holder of convertible notes receives any payment or distribution of assets of NTL of any kind in contravention of any of the terms of the Indenture, whether in cash, property or securities, including, without limitation by way of set-off or otherwise, in respect of the convertible notes before all Senior Debt is paid in full, then such payment or distribution will be held by the recipient in trust for the benefit of holders of Senior Debt, and will be immediately paid over or delivered to the holders of Senior Debt or their representative or representatives to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Debt.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     The indenture provides that NTL may not consolidate or merge with or into (whether or not NTL is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another corporation, person or entity unless

          (1) NTL is the surviving corporation or the entity or the person formed by or surviving any such consolidation or merger (if other than NTL) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda, the Cayman Islands or of the United States, any state thereof or the District of Columbia;

          (2) the entity or person formed by or surviving any such consolidation or merger (if other than NTL) or the entity or person to which such sale, assignment, transfer, lease,

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

     conveyance or other disposition will have been made assumes all the Obligations (including the due and punctual payment of Additional Amounts if the surviving corporation is a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands) of NTL under the convertible notes and the indenture, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

          (3) immediately after such transaction no Default or Event of Default exists;

          (4) NTL or any entity or person formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made will have a ratio of Indebtedness to Annualized Pro Forma EBITDA equal to or less than the ratio of Indebtedness to Annualized Pro Forma EBITDA of NTL immediately preceding the transaction; provided, however, that, if the ratio of Indebtedness to Annualized Pro Forma EBITDA of NTL immediately preceding such transaction is 6:1 or less, then the ratio of Indebtedness to Annualized Pro Forma EBITDA of NTL may be 0.5 greater than such ratio immediately preceding such transaction; and

          (5) such transaction would not result in the loss of any material authorization or Material License of NTL or its Subsidiaries.

ADDITIONAL AMOUNTS

     The following provisions of this paragraph will apply only in the event that NTL becomes, or a successor to NTL is, a corporation organized or existing under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands. All payments made by NTL on the convertible notes will be made without deduction or withholding, for or on account of, any and all present or future taxes, duties, assessments, or governmental charges of whatever nature unless the deduction or withholding of such taxes, duties, assessments or governmental charges is then required by law. If any deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands (or any political subdivision or taxing authority thereof or therein) shall at any time be required in respect of any amounts to be paid by NTL under the convertible notes, NTL will pay or cause to be paid such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts received by a holder of a convertible note after such deduction or withholding shall be not less than the amounts specified in such convertible note to which such holder is entitled; provided, however, that NTL shall not be required to make any payment of Additional Amounts for or on account of:

          (1) any tax, assessment or other governmental charge to the extent such tax, assessment or other governmental charge would not have been imposed but for

             (a) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, nominee, trust, partnership or corporation), other than the holding of a convertible note or the receipt of amounts payable in respect of a convertible note and the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands or any political subdivision or taxing authority thereof or therein, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or

             (b) the presentation of a convertible note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became

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

        due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to Additional Amounts had the convertible note been presented on the last day of such period of 30 days;

          (2) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the holder of a convertible note, or, if different, the beneficial owner of the interest payable on a convertible note, with a timely request of NTL addressed to such holder or beneficial owner to provide information, documents or other evidence concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner which is required or imposed by a statute, regulation or administrative practice of the taxing jurisdiction a precondition to exemption from all or part of such tax, assessment or governmental charge;

          (3) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

          (4) any tax, assessment or other governmental charge which is collectible otherwise than by withholding from payments of principal amount at maturity, redemption amount, Change of Control Payment, interest with respect to a convertible note or withholding from the proceeds of a sale or exchange of a convertible note;

          (5) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal amount at maturity, redemption amount, Change of Control Payment or interest with respect to a convertible note, if such payment can be made, and is in fact made, without such withholding by any other Paying Agent located inside the United States;

          (6) any tax, assessment or other governmental charge imposed on a holder that is not the beneficial owner of a convertible note to the extent that the beneficial owner would not have been entitled to the payment of any such Additional Amounts had the beneficial owner directly held such convertible note;

          (7) any combination of items (1), (2), (3), (4), (5) and (6) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, any convertible note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor would not have been entitled to any Additional Amounts had such beneficiary or settlor been the holder of such convertible note. All references to interest on the convertible notes in the indenture or the convertible notes shall include any Additional Amounts payable to NTL pursuant to this paragraph.

REPORTS

     Whether or not required by the rules and regulations of the Commission, so long as any convertible notes are outstanding, NTL will file with the Commission and furnish to the holders of the convertible notes all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K (or the equivalent thereof under the Securities Exchange Act of 1934, as amended (the "Exchange Act") for foreign private issuers in the event NTL becomes a corporation organized under the laws of the United Kingdom, the Netherlands, the Netherlands Antilles, Bermuda or the Cayman Islands), including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and with respect to the annual information only, a report thereon by NTL's certified independent accountants, in each case, as required by the rules and regulations of the Commission as in effect on the Issuance Date.

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EVENTS OF DEFAULTS AND REMEDIES

     The indenture provides that each of the following constitutes an Event of
Default:

          (1) default for 30 days in the payment when due of interest (and Additional Amounts, if applicable) on the convertible notes;

          (2) default in payment when due of principal on the convertible notes;

          (3) failure by NTL to comply with the provisions described under "-- Repurchase at the option of the holders";

          (4) failure by NTL for 60 days after notice to comply with certain other covenants and agreements contained in the indenture or the convertible notes;

          (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by NTL or any of its Restricted Subsidiaries (or the payment of which is guaranteed by NTL or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issuance Date, which default (a) is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;

          (6) failure by NTL or any Restricted Subsidiary of NTL to pay final judgements (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $5 million, which judgments are not stayed within 60 days after their entry;

          (7) certain events of bankruptcy or insolvency with respect to NTL or any of its Material Subsidiaries; and

          (8) the revocation of a Material License.

     If any Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding convertible notes may declare all the convertible notes to be due and payable immediately, subject to the provisions limiting payment described in "-- Subordination of convertible notes." Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to NTL or any Material Subsidiary, all outstanding convertible notes will become due and payable without further action or notice. Holders of the convertible notes may not enforce the indenture or the convertible notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding convertible notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the convertible notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages, if any) if it determines that withholding notice is in their interest.

     The holders of a majority in aggregate principal amount of the convertible notes then outstanding by notice to the trustee may on behalf of the holders of all of the convertible notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the convertible notes.

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     NTL is required to deliver to the trustee annually a statement regarding compliance with the indenture, and NTL is required, upon becoming aware of any Default or Event of Default, to deliver to the trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS

     No director, officer, employee, incorporator or shareholder of NTL, as such, shall have any liability for any Obligations of NTL under the convertible notes or the indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each holder of the convertible notes by accepting a convertible note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the convertible notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

BOOK-ENTRY, DELIVERY AND FORM

     The convertible notes will be issued in the form of one or more global notes. The global notes will be deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee. Except as set forth below, the global notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interests in the global notes directly through DTC if they are Participants in such system or indirectly through organizations that are Participants in such system.

     DTC is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or "DTC's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. DTC's Participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or "DTC's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through DTC's Participants or DTC's Indirect Participants.

     NTL expects that pursuant to procedures established by DTC ownership of the convertible notes evidenced by the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the Depositary's Participants), DTC's Participants and DTC's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer convertible notes evidenced by the global notes will be limited to such extent.

     So long as the global note holder is the registered owner of any convertible notes, the global note holder will be considered the sole holder under the indenture of any convertible notes evidenced by the global notes. Beneficial owners of convertible notes evidenced by the global notes will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither NTL nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the convertible notes.

     Payments in respect of the principal of and interest on any convertible notes registered in the name of the global note holder on the applicable record date will be payable by the Trustee to or at the direction of the global note holder in its capacity as the registered holder under the Indenture. Under the terms of the indenture, NTL and the trustee may treat the persons in whose
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names convertible notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither NTL nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of convertible notes (including principal and interest). NTL believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of DTC. Payments by DTC's Participants and DTC's Indirect Participants to the beneficial owners of convertible notes will be governed by standing instructions and customary practice and will be the responsibility of DTC's Participants or DTC's Indirect Participants.

CERTIFICATED NOTES

     Subject to some conditions, any person having a beneficial interest in the global notes may, upon request to the trustee, exchange such beneficial interest for convertible notes evidenced by certificated securities. Upon any such issuance, the trustee is required to register such certificated securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if

          (1) NTL notifies the trustee in writing that DTC is no longer willing or able to act as a depositary and NTL is unable to locate a qualified successor within 90 days or

          (2) NTL, at its option, notifies the trustee in writing that it elects to cause the issuance of convertible notes in the form of certificated securities under the Indenture, then, upon surrender by the global note holder of its global notes, convertible notes in such form will be issued to each person that the global note holder and DTC identify as being the beneficial owner of the related convertible notes.

     Neither NTL nor the trustee will be liable for any delay by the global note holder or DTC in identifying the beneficial owners of convertible notes and NTL and the trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange convertible notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and NTL may require a holder to pay any taxes and fees required by law or permitted by the indenture. NTL is not required to transfer or exchange any convertible note selected for redemption. Also, NTL is not required to transfer or exchange any convertible note for a period of 15 days before a selection of convertible notes to be redeemed.

     The registered holder of a convertible note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the indenture or the convertible notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then outstanding convertible notes (including consents obtained in connection with a tender offer or exchange offer for convertible notes), and any existing default or compliance with any provision of the indenture or the convertible notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding convertible notes (including consents obtained in connection with a tender offer or exchange offer for convertible notes).

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     Without the consent of each holder affected, an amendment or waiver may not
(with respect to any convertible notes held by a nonconsenting holder of convertible notes)

          (1) reduce the principal amount of convertible notes whose holders must consent to an amendment, supplement or waiver,

          (2) reduce the principal of or change the fixed maturity of any convertible note or alter the provisions with respect to the redemption of the convertible notes,

          (3) reduce the rate of or change the time for payment of interest on any Convertible Note,

          (4) waive a default in the payment of principal of or interest on any convertible notes (except a rescission of acceleration of the convertible notes by the holders of at least a majority in aggregate principal amount of the convertible notes and a waiver of the payment default that resulted from such acceleration),

          (5) make any convertible note payable in money other than that stated in the convertible notes,

          (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of convertible notes to receive payments of principal of or interest, on the convertible notes,

          (7) waive a redemption payment with respect to any convertible note,

          (8) impair the right to convert the convertible notes into common stock,

          (9) modify the conversion or subordination provisions of the indenture in a manner adverse to the holders of the convertible notes or

          (10) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any holder of convertible notes, NTL and the trustee may amend or supplement the indenture or the convertible notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated convertible notes in addition to or in place of certificated convertible notes, to provide for the assumption of NTL's obligations to holders of the convertible notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the convertible notes or that does not adversely affect the legal rights under the Indenture of any such holder, or to comply with requirements of the Commission in order to maintain the qualification of the indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The indenture contains certain limitations on the rights of the trustee, should it become a creditor of NTL, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding convertible notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that, in case an Event of Default shall occur (which shall not have been cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of convertible notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.
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ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the indenture without charge by writing to NTL, 110 East 59th Street, New York, New York 10022, Attention: Richard J. Lubasch, Esq., Executive Vice President, General Counsel and Secretary.

DEFINITIONS

     Set forth below are selected defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used in this "Description of the Convertible Notes" section of the prospectus for which no definition is provided.

     "Annualized Pro Forma EBITDA" means, with respect to any person, such person's Pro Forma EBITDA for the latest fiscal quarter multiplied by four.

     "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests.

     "Change of Control" means

          (1) the sale, lease or transfer of all or substantially all of the assets of NTL to any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder),

          (2) the approval by the requisite stockholders of NTL of a plan of liquidation or dissolution of NTL,

          (3) any "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all classes of the voting stock of NTL and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, unless, as a result of such transaction, the ultimate direct or indirect ownership of NTL is substantially the same immediately after such transaction as it was immediately prior to such transaction, or

          (4) during any period of two consecutive years, individuals who at the beginning of such period constituted NTL's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of NTL was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of NTL's Board of Directors then in office.

     "Consolidated Interest Expense" means, for any person, for any period, the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and noncash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement, however denominated, with respect to such Indebtedness), the amount of Redeemable Dividends, Restricted Subsidiary Preferred Stock Dividends and the interest component of rentals in respect of any capital lease obligation paid, in each case whether accrued or scheduled to be paid or accrued by such person and its Subsidiaries (other than Non-Restricted Subsidiaries) during such period to the extent such

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

amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a capital lease obligation shall be deemed to accrue at an interest rate reasonably determined by such person to be the rate of interest implicit in such capital lease obligation in accordance with GAAP consistently applied.

     "Consolidated Net Income" means, with respect to any person for any period, the aggregate of the Net Income of such person and its Subsidiaries (other than Non-Restricted Subsidiaries) for such period, on a consolidated basis, determined in accordance with GAAP; provided that

          (1) the Net Income of any person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent person or a Wholly Owned Subsidiary,

          (2) the Net Income of any person that is a Subsidiary (other than a Subsidiary of which at least 80% of the Capital Stock having ordinary voting power for the election of directors or other governing body of such Subsidiary is owned by the referent person directly or indirectly through one or more Subsidiaries) shall be included only to the extent of the amount of dividends or distributions paid to the referent person or a Wholly Owned Subsidiary,

          (3) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and

          (4) the cumulative effect of a change in accounting principles shall be excluded.

     "Default" means any event that is or, with the passage of time or the giving of notice or both, would be an Event of Default.

     "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Convertible Notes mature.

     "EBITDA" means, for any person, for any period, an amount equal to

          (1) the sum of

             (a) Consolidated Net Income for such period (exclusive of any gain or loss realized in such period upon an Asset Sale), plus

             (b) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus

             (c) Consolidated Interest Expense for such period, plus

             (d) depreciation for such period on a consolidated basis, plus

             (e) amortization of intangibles for such period on a consolidated basis, plus

             (f) any other noncash item reducing Consolidated Net Income for such period, minus

          (2) all noncash items increasing Consolidated Net Income for such period, all for such person and its Subsidiaries determined in accordance with GAAP consistently applied.

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

     "Excess Payment" means the excess of

          (A) the aggregate of the cash and value of other consideration paid by the Company or any of its Subsidiaries with respect to shares acquired in a tender offer or other negotiated transaction over

          (B) the market value of such acquired shares after giving effect to the completion of a tender offer or other negotiated transaction.

     "Exchange Rate Contract" means, with respect to any person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, designed to provide protection against fluctuations in currency exchange rates. An Exchange Rate Contract may also include an Interest Rate Agreement.

     "Existing Convertible Notes" means NTL's 7% Convertible Subordinated Notes Due 2008.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect on the Issuance Date.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Indebtedness" means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases and sale-and-leaseback transactions) or representing any hedging obligations under an Exchange Rate Contract or an Interest Rate Agreement, except any such balance that constitutes an accrued expense or trade payable if and to the extent any of the foregoing indebtedness (other than obligations under an Exchange Rate Contract or an Interest Rate Agreement) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, and also include to the extent not otherwise included, the Guarantee of items which would be included within this definition.

     "Interest Rate Agreement" means, for any person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

     "Issuance Date" means the date on which the convertible notes are first authenticated and issued.

     "Material License" means a license to operate a cable or telephone system held by NTL or any its Subsidiaries which system at the time of determination covers a number of Net Households which equals exceeds 5% of the aggregate number of Net Households covered by all of the licenses to operate cable telephone systems held by NTL and its Subsidiaries at such time.

     "Material Subsidiary" means

     (1) NTL UK Group, Inc. (formerly known as OCOM Sub II, Inc.), NTL Group Limited, CableTel Surrey, CableTel Cardiff Limited, CableTel Glasgow, CableTel Newport and CableTel Kirklees and

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

     (2) any other Subsidiary of the Company which is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation is in effect on the date of the Indenture).

     "Net Income" means, with respect to any person for a specific period, the net income (loss) of such person during such period, determined in accordance with GAAP, excluding, however, any gain (but not loss) during such period, together with any related provision for taxes on such gain (but not loss), realized during such period in connection with any Asset Sale (as defined in the Indenture) (including, without limitation, dispositions pursuant to sale-and-leaseback transactions), and excluding any extraordinary gain (but not loss) during such period, together with any related provision for taxes on such extraordinary gain (but not loss).

     "10% Notes" means NTL's 10% Series B Senior Notes Due 2007 outstanding at any given time.

     "12 3/4% Notes" means NTL's 12 3/4% Series A Senior Deferred Coupon Notes Due 2005 outstanding at any given time.

     "11 1/2% Deferred Coupon Notes" means NTL's 11 1/2% Series B Senior Deferred Coupon Notes Due 2006 outstanding at any given time.

     "10 3/4% Notes" means NTL's 10 3/4% Senior Deferred Coupon Notes Due 2008 and NTL's 10 3/4% Series B Senior Deferred Coupon Notes due 2008 outstanding at any given time.

     "9 3/4% Notes" means NTL's 9 3/4% Senior Deferred Coupon Notes Due 2008 and NTL's 9 3/4% Series B Deferred Coupon Notes Due 2008 outstanding at any given time.

     "9 1/2% Notes" means NTL's 9 1/2% Senior Notes Due 2008 and NTL's 9 1/2% Series B Deferred Coupon Notes Due 2008 outstanding at any given time.

     "11 1/2% Notes" means NTL's 11 1/2% Senior Notes Due 2008 and NTL's 11 1/2% Series B Senior Notes Due 2008 outstanding at any given time.

     "12 3/8% Notes" means NTL's 12 3/8% Senior Deferred Coupon Notes Due 2008 and NTL's 12 3/8% Series B Senior Deferred Coupon Notes Due 2008 outstanding at any given time.

     "9 3/4% Notes Due 2009" means NTL's 9 3/4% Senior Deferred Coupon Notes Due 2009 and NTL's 9 3/4% Series B Senior Deferred Coupon Notes Due 2009 outstanding at any given time.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Designee" means

     (1) a spouse or a child of a Permitted Holder,

     (2) trusts for the benefit of a Permitted Holder or a spouse or child of a Permitted Holder,

     (3) in the event of the death or incompetence of a Permitted Holder, his estate, heirs, executor, administrator, committee or other personal representative or

     (4) any person so long as a Permitted Holder owns at least 50% of the voting power of all classes of the voting stock of such person.

     "Permitted Holders" means George S. Blumenthal, J. Barclay Knapp and their Permitted Designees.

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

     "Pro Forma EBITDA" means for any Person, for any period, the EBITDA of such Person as determined on a consolidated basis in accordance with GAAP consistently applied after giving effect to the following:

          (1) if, during or after such period, such Person or any of its Subsidiaries shall have made any Asset Sale (as defined in the Indenture), Pro Forma EBITDA of such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Pro Forma EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period and

          (2) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person or whose assets are held directly by such Person or a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to the acquisition of such Person or business; and provided further that, with respect to NTL, all of the foregoing references to "Subsidiary" or "Subsidiaries" shall be deemed to refer only to a "Restricted Subsidiary" or "Restricted Subsidiaries" of NTL.

     "Redeemable Dividend" means, for any dividend with regard to Disqualified Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Stock.

     "Restricted Subsidiary" means any Subsidiary of NTL which is not a Non-Restricted Subsidiary.

     "Restricted Subsidiary Preferred Stock Dividend" means, for any dividend with regard to preferred stock of a Restricted Subsidiary, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such preferred stock.

     "Senior Debt" means the principal of, interest on and other amounts due on

          (1) Indebtedness of NTL, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed by NTL, for money borrowed from banks or other financial institutions;

          (2) Indebtedness of NTL, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed by NTL, including, without limitation, the Senior Notes; and

          (3) Indebtedness of NTL under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements:

unless, in the instrument creating or evidencing or pursuant to which Indebtedness under (1) or (2) is outstanding, it is expressly provided that such Indebtedness is not senior in right of payment to the convertible notes. Senior Debt includes, with respect to the obligations described in clauses (1) and (2) above, interest accruing, pursuant to the terms of such Senior Debt, on or after the filing of any petition in bankruptcy or for reorganization relating to NTL, whether or not post-filing interest is allowed in such proceeding, at the rate specified in the instrument governing the relevant obligation. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include:

          (a) Indebtedness of or amounts owed by NTL for compensation to employees, or for goods or materials purchased in the ordinary course of business, or for services;

          (b) Indebtedness of NTL to a Subsidiary of NTL; or

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

          (c) the Existing Convertible Notes.

     "Senior Notes" means the 10% Notes, the 12 3/4% Notes, the 11 1/2% Deferred Coupon Notes, the 10 3/4% Notes, the 9 3/4% Notes, the 9 1/2% Notes, the 11 1/2% Notes, the 12 3/8% Notes and the 9 3/4% Notes Due 2009.

     "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any person or one or more of the other Subsidiaries of that person or a combination thereof.

     "Wholly Owned Subsidiary" means, at any time, a Restricted Subsidiary all of the Capital Stock of which (except directors' qualifying shares) is at the time owned directly or indirectly by NTL.

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                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     Our authorized capital stock consists of 400,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. At the close of business on June 9, 1999:

     - approximately 74,073,000 shares of common stock were issued and outstanding;

     - no shares of common stock were held by in our treasury;

     - approximately 129,000 shares of 13% preferred stock were issued and outstanding;

     - 1,000,000 shares of series A junior participating preferred stock, the "rights preferred stock", were reserved for issuance pursuant to the rights agreement;

     - approximately 17,055,000 shares of common stock were reserved for issuance pursuant to the conversion of the 7% convertible notes;

     - approximately 2,864,000 shares of common stock were reserved for issuance upon the exercise of certain warrants;

     - approximately 15,540,000 shares of common stock were reserved for issuance pursuant to various employee and director stock options;

     - 125,280 shares of 9.9% non-voting mandatorily redeemable preferred stock, series A, the "9.9% preferred stock, series A", were issued and outstanding;

     - 52,217 shares of 9.9% non-voting mandatorily redeemable preferred stock, series B, the "9.9% preferred stock, series B", were issued and outstanding;

     - 500,000 shares of 5 1/4% convertible preferred stock, series A, were issued and outstanding; and

     - 4,448 shares of 5 1/4% convertible preferred stock, series B, were issued and outstanding, the 5 1/4% convertible preferred stock, series A and series B, together the "5 1/4% preferred stock"

COMMON STOCK

     The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders and do not have cumulative voting rights in the election of directors. Holders of common stock are entitled to receive ratably such dividends as may from time to time be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock would be entitled to share ratably in all of our assets available for distribution to holders of common stock remaining after payment of liabilities and liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities, and there are no redemption provisions with respect to such shares. All of the outstanding shares of common stock are fully paid and nonassessable.

PREFERRED STOCK

     Our board of directors has the authority to issue preferred stock in one or more series and to fix as to any series of preferred stock the designation, title, voting powers and any other preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions, without any further vote or action by our stockholders.

     13% Preferred Stock. The 13% preferred stock ranks prior to the common stock, rights preferred stock, 9.9% preferred stock and 5 1/4% preferred stock with respect to dividend rights

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and rights on liquidation, winding up and dissolution, and each share of 13%
preferred stock has a liquidation preference of $1,000. Holders of shares of 13% preferred stock are entitled to receive, when, as and if declared by our board of directors, quarterly dividends per share at a rate of 13% per annum. Dividends accruing on or prior to February 15, 2004, may, at our option, be paid in cash, by issuing additional shares of 13% preferred stock having an aggregate liquidation preference equal to the amount of such dividends, or in any combination of cash and additional shares of preferred stock. Dividends accruing after February 15, 2004 must be paid in cash. We may redeem any or all of the 13% preferred stock on or after February 15, 2002 at declining redemption prices as set forth in the certificate of designation with respect to the 13% preferred stock, plus accrued and unpaid dividends to the date of redemption. We must redeem all outstanding shares of 13% preferred stock on February 15, 2009 at a price equal to 100% of the liquidation preference of the 13% preferred stock, plus accrued and unpaid dividends to the date of redemption.

     Holders of 13% preferred stock have no general voting rights, except as otherwise required under the DGCL and except in some circumstances as set forth in the certificate of designation with respect to the 13% preferred stock including:

          - amending certain rights of the holders of the 13% preferred stock

          - the issuance of any class of equity securities that ranks on a parity with or senior to the 13% preferred stock, other than additional shares of the 13% preferred stock issued instead of cash dividends or parity securities issued to finance the redemption by us of the 13% preferred stock.

     In addition, if:

          - dividends are in arrears for six quarterly periods (whether or not consecutive) or

          - we fail to make a mandatory redemption or an offer to purchase all of the outstanding shares of 13% preferred stock following an 13% preferred stock change of control triggering event, as defined in the certificate of designation with respect to the 13% preferred stock, as required or fail to pay pursuant to that redemption or offer,

          - holders of a majority of the outstanding shares of 13% preferred stock, voting as a class, will be entitled to elect two directors to our board of directors.

     In the event of an 13% preferred stock change of control triggering event, we will, subject to some conditions, offer to purchase all outstanding shares of 13% preferred stock at a purchase price equal to 101% of the liquidation preference of the 13% preferred stock, plus accrued and unpaid dividends to the date of purchase. Moreover, in the event of an 13% preferred stock change of control call event, as defined in the certificate of designation with respect to the 13% preferred stock, we will have the option to redeem all of the outstanding shares of 13% preferred stock at a redemption price equal to 100% of the liquidation preference of the 13% preferred stock plus the applicable premium and accrued and unpaid dividends to the date of repurchase.

     On any scheduled dividend payment date, we may, at our option, exchange all, but not less than all, of the shares of 13% preferred stock then outstanding into our 13% series B subordinated exchange debentures due 2009.

     9.9% preferred stock, series A. The 9.9% preferred stock, series A ranks prior to the common stock and rights preferred stock with respect to dividend rights and rights on liquidation, winding up and dissolution, and each share of 9.9% preferred stock, series A has a liquidation preference of $1,000 per share. Holders of shares of 9.9% preferred stock, series A are entitled to receive, when, as and if declared by our board of directors cumulative dividends at a rate of 9.9% per annum of the stated value of $1,000. Dividends are payable on the 9.9% preferred stock, series A on the date that the 9.9% preferred stock, series A is redeemed. Dividends may, at our option, be paid in cash, by issuing shares of common stock or by issuing shares of
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convertible preferred stock, or in any combination of cash, common stock and convertible preferred stock. We may redeem any or all of the 9.9% preferred stock, series A at any time at a redemption price equal to $1,000 per share, plus accrued and unpaid dividends to the date of redemption. We must redeem all outstanding shares of 9.9% preferred stock, series A on September 21, 2008 at a redemption price equal to $1,000 per share, plus accrued and unpaid dividends to the date of redemption. If we have not exercised our right to optionally redeem the 9.9% preferred stock, series A by December 22, 1998, we shall mandatorily redeem all of the outstanding shares of 9.9% preferred stock, series A at a redemption price equal to $1,000 per share plus accrued and unpaid dividends to the date of redemption. We, at our option, may effect the mandatory redemption of the 9.9% preferred stock, series A, in cash, in exchange for shares of common stock, in exchange for shares of convertible preferred stock or in any combination of cash, common stock and convertible preferred stock.

     Holders of 9.9% preferred stock, series A have no general voting rights, except as otherwise required under the DGCL and except in some circumstances as set forth in the certificate of designation with respect to the 9.9% preferred stock, series A including amending certain rights of the holders of the 9.9% preferred stock, series A. No approval is required of the holders of the 9.9% preferred stock, series A for the issuance of any other class of equity securities.

     Convertible preferred stock. The convertible preferred stock, par value $.01 per share, the "convertible preferred stock", may be issued, at our option, in redemption of the 9.9% preferred stock. The convertible preferred stock, if issued, will rank prior to the common stock, the rights preferred stock and any other class of capital stock or series of preferred stock that by its terms ranks junior to the convertible preferred stock, collectively "junior stock", with respect to dividend rights and rights on liquidation, winding up and dissolution. Each share of convertible preferred stock will have a liquidation preference of $1,000. Holders of convertible preferred shares will be entitled to receive, when as and if declared by our board of directors, cumulative dividends from the date that the convertible preferred stock is issued in accordance to the following terms:

          - dividends will be declared in preference to dividends on any junior stock;

          - dividends will be paid at a rate determined at the time of issuance of the convertible preferred stock

          - dividends may be paid, in our sole discretion, in cash, by issuing shares of common stock or by issuing additional shares of convertible preferred stock or any combination of the cash, common stock and convertible preferred stock. Dividends will accrue semi-annually from the second anniversary of the issuance of the convertible preferred stock.

     The convertible preferred shares will be redeemable at any time, in whole or in part, at our option, for $1,000 in cash per share. After the third anniversary of their issuance, the convertible preferred stock may be redeemed, at our option, for shares of common stock. The convertible preferred stock is mandatorily redeemable on the tenth anniversary of its issuance at a redemption price of $1,000 per share in cash or for shares of common stock. The convertible preferred stock will be convertible at the option of the holders thereof at any time into an amount of shares of common stock determined in accordance with a formula set forth in the certificate of designation relating to that preferred stock, subject to adjustment in some circumstances.

     The holders of convertible preferred stock will have no voting rights, except as required by law and as provided in the certificate of designation relating to that preferred stock. Convertible preferred stock holders may elect two new members of our board of directors if the accumulation of accrued and unpaid dividends on the outstanding convertible preferred stock constitutes an amount equal to three semi-annual dividends.

     9.9% preferred stock, series B. The 9.9% preferred stock, series B ranks prior to the common stock and the rights preferred stock with respect to dividend rights and rights on
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liquidation, winding up and dissolution, and each share of 9.9% preferred stock, series B has a liquidation preference of $1,000 per share. Holders of shares of 9.9% preferred stock, series B are entitled to receive, when, as and if declared by our board of directors dividends at a rate of 9.9% per annum of the stated value of $1,000. Dividends are payable on the 9.9% preferred stock, series B on the date that the 9.9% preferred stock, series B is redeemed. Dividends may, at our option, be paid in cash, by issuing shares of common stock, or in any combination of cash and common stock. We may redeem any or all of the 9.9% preferred stock, series B at any time at a redemption price equal to $1,000 per share, plus accrued and unpaid dividends to the date of redemption. We must redeem all outstanding shares of 9.9% preferred stock, series B on December 21, 2008 at a redemption price equal to $1,000 per share, plus accrued and unpaid dividends to the date of redemption. If we have not exercised our right to optionally redeem the 9.9% preferred stock, series B by June 15, 2000, we shall mandatorily redeem all of the outstanding shares of 9.9% preferred stock, series B at a redemption price equal to $1,000 per share plus accrued and unpaid dividends to the date of redemption. We must also redeem all outstanding shares of 9.9% preferred stock, series B in the event of a reorganization, as defined in the certificate of designation with respect to the 9.9% preferred stock, series B, subject to some exceptions. We, at our option, may effect the mandatory redemption of the 9.9% preferred stock, series B in cash, in exchange for shares of common stock, or in any combination of cash and common stock.

     Holders of the 9.9% preferred stock, series B have no general voting rights, except as otherwise required under the DGCL and except in some circumstances as set forth in the certificate of designation with respect to the 9.9% preferred stock, series B, including amending certain rights to the holders of the 9.9% preferred stock, series B.

     5 1/4% convertible preferred stock. The 5 1/4% preferred stock ranks prior to the common stock, the rights preferred stock, the 9.9% preferred stock, series A, and the 9.9% preferred stock, series B, and junior only to the 13% preferred stock, with respect to dividend rights and rights on liquidation, winding up and dissolution, and each share of 5 1/4% preferred stock has a liquidation preference of $1,000, plus any accrued and unpaid dividends. Holders of shares of 5 1/4% preferred stock are entitled to receive, when, as and if declared by our board of directors quarterly dividends per share at a rate of 5 1/4% per annum. Dividends may be paid, at our option, either in

          - cash,

          - common stock or

          - additional shares of preferred stock having terms substantially similar to the 5 1/4% preferred stock, "additional preferred", except that the conversion rate and value of the shares of such additional preferred shall be increased for each dividend payment date after the first dividend payment date by a compounding factor set forth in the certificate of designations with respect to the 5 1/4% preferred stock.

     We may redeem any or all of the 5 1/4% preferred stock on the earlier of

          - seven years from the issue date and

          - that date when the common stock has for a period of over 25 trading days traded at a value over $120 per share, at our option, for either

             (A) cash in an amount of $1,000 per share of 5 1/4% preferred stock, plus accrued and unpaid dividends,

             (B) common stock valued at $1,025 per share of 5 1/4% preferred stock, plus accrued and unpaid dividends, in the case of a redemption occurring at the earliest, seven years from the issue date,

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             (C) common stock valued at $1,000 per share of 5 1/4% preferred stock, plus accrued and unpaid dividends, in the case of a redemption due to the trading value of the common stock over a 25-day period, or

             (D) any combination of cash and common stock at a redemption price based on the respective combination of the consideration. Holders of shares of 5 1/4% preferred stock have the option to require us to redeem all outstanding shares of 5 1/4% preferred stock on and after January 28, 2009, at a price equal to 100% of the liquidation preference thereof, payable in cash, common stock, or any combination thereof.

     We must redeem all shares of 5 1/4% preferred stock that remain outstanding on the twentieth anniversary of the issue date at a redemption price equal to $1,000 per share, payable at our option in cash, common stock or any combination of cash and common stock, plus accrued and unpaid dividends.

     Holders of shares of 5 1/4% preferred stock have no general voting rights, except as otherwise required by law and except in some circumstances as set forth in the certificate of designations with respect to the 5 1/4% preferred stock, including:

          - if dividends are in arrears for six quarterly periods (whether or not consecutive),

          - for purposes of amending certain rights of the holders of shares of the 5 1/4% preferred stock or

          - to approve the issuance of any equity securities that rank on a parity with or senior to the 5 1/4% preferred stock or the increase of the authorized amounts of any such other class or series, other than shares of additional preferred or shares of securities that rank on a parity with or senior to the 5 1/4% preferred stock issued in order to refinance, redeem or refund the 13% preferred stock, provided the maximum accrual value of such securities may not exceed the maximum accrual value of the 13% preferred stock.

     Holders of shares of 5 1/4% preferred stock have the right, at any time and from time to time, to convert any or all outstanding shares of 5 1/4% preferred stock held by them (but not any fractional shares) into common stock, such that each share of the 5 1/4% preferred stock is convertible into 10 shares of common stock, subject to adjustment in accordance with the certificate of designation. However, the number of shares of common stock deliverable upon conversion of the 5 1/4% preferred stock (together with the conversion of any shares of additional preferred) shall not exceed 7,590,994, subject to adjustment in accordance with the certificate of designation.

CERTAIN SPECIAL CHARTER PROVISIONS

     Our certificate of incorporation, the "charter", contains the provisions described below. Those charter provisions may have the effect, alone or in combination with each other or with the existence of authorized but unissued common stock and any series of preferred stock, of precluding or rendering more difficult a hostile takeover making it more difficult to remove or change the composition of our incumbent board of directors and its officers, being adverse to stockholders who desire to participate in a tender offer and depriving stockholders of possible opportunities to sell their shares at temporarily higher prices.

     Classified board and filling of vacancies on the board of directors. The charter provides that the directors shall be divided into three classes, each of which shall serve a staggered three-year term, and that vacancies on our board of directors that may occur between annual meetings may be filled by our board of directors. In addition, this provision specifies that any director elected to fill a vacancy on our board of directors will serve for the balance of the term of the replaced director.

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

     Removal of directors. The charter provides that directors can be removed only by the stockholders for cause and then only by the affirmative vote of the holders of not less than two-thirds of our combined voting power.

     Voting requirement for certain business combinations. The charter also provides that, in addition to any affirmative vote required by law, the affirmative vote of holders of two-thirds of our voting power shall be necessary to approve any "business combination", as defined below, proposed by an "interested stockholder", as defined below. The additional voting requirements will not apply, however, if:

          - the business combination was approved by not less than a majority of the continuing directors or

          - a series of conditions are satisfied requiring, in summary, the following:

             (A) that the consideration to be paid to our stockholders in the business combination must be at least equal to the higher of

                (1) the highest per-share price paid by the interested stockholder in acquiring any shares of common stock during the two years prior to the announcement date of the business combination or in the transaction in which it became an interested stockholder, such date is referred to herein as the "determination date", whichever is higher or

                (2) the fair market value per share of common stock on the announcement date or determination date, whichever is higher, in either case appropriately adjusted for any stock dividend, stock split, combination of shares or similar event (non-cash consideration is treated similarly) and

             (B) various "procedural" requirements are complied with, such as the consent solicitation of proxies pursuant to the rules of the SEC and no decrease in regular dividends, if any, after the interested stockholder became an interested stockholder (except as approved by a majority of the continuing directors).

     An "interested stockholder" is defined as anyone who is the beneficial owner of more than 15% of the voting power of the voting stock, other than NTL and any employee stock plans sponsored by us, and includes any person who is an assignee of or has succeeded to any shares of voting stock in a transaction not involving a public offering that were at any time within the prior two-year period beneficially owned by an interested stockholder. The term "beneficial owner" includes persons directly and indirectly owning or having the right to acquire or vote the stock. Interested stockholders participate fully in all stockholder voting.

     A "business combination" includes the following transactions:

          - merger or consolidation of us or any subsidiary of ours with an interested stockholder or with any other corporation or entity which is, or after such merger or consolidation would be, an affiliate of an interested stockholder;

          - the sale or other disposition by us or a subsidiary of ours of assets having a fair market value of $5,000,000 or more if an interested stockholder (or an affiliate thereof) is a party to the transaction;

          - the adoption of any plan or proposal for our liquidation or dissolution proposed by or on behalf of an interested stockholder (or an affiliate of an interested stockholder); or

          - any reclassification of securities, recapitalization, merger with a subsidiary, or other transaction which has the effect, directly or indirectly, of increasing the proportionate share of any class of our outstanding stock (or securities convertible into stock) or a subsidiary owned by an interested stockholder (or an affiliate of an interested stockholder).

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     Determinations of the fair market value of non-cash consideration are made by a majority of the continuing directors.

     The term "continuing directors" means any member of our board of directors, while that person is a member of our board of directors, who is not an affiliate or associate or representative of the interested stockholder and was a member of our board of directors prior to the time that the interested stockholder became an interested stockholder, and any successor of a continuing director while that successor is a member of the our board of directors, who is not an affiliate or associate or representative of the interested stockholder and is recommended or elected to succeed the continuing director by a majority of continuing directors.

     Voting requirements for certain amendments to the charter. The charter provides that the provisions set forth in this section under the heading "Certain special charter provisions" may not be repealed or amended in any respect, unless that action is approved by the affirmative vote of the holders or not less than two-thirds of our voting power. The requirement of an increased stockholder vote is designed to prevent a stockholder who controls a majority of our voting power from avoiding the requirements of the provisions discussed above by simply amending or repealing such provisions.

SECTION 203 OF THE DGCL

     Generally, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in any business combination with an interested stockholder for a period of three years following the time that such stockholder becomes an interested stockholder, unless

          - prior to such time either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation,

          - upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares held by persons who are both directors and officers and certain employee stock plans or

          - at or after such time the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder. A business combination includes certain mergers, consolidations, asset sales, transfers and other transactions resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns (or within the preceding three years, did own) 15% or more of the corporation's voting stock.

TRANSFER AGENT AND REGISTRAR

     Our transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company.

RIGHTS AGREEMENT

     On August 27, 1993, our board of directors adopted the rights agreement. The rights agreement provides that one right will be issued with each share of common stock issued (whether originally issued or from our treasury) on or after October 13, 1993 and prior to the rights distribution date, as defined below. The rights are not exercisable until the rights distribution date and will expire at the close of business on October 13, 2003 unless previously

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redeemed by us as described below. When exercisable, each right entitles the owner to purchase from us one one-hundredth of a share of rights preferred stock at a purchase price of $100.00.

     Except as described below, the rights will be evidenced by the common stock certificates. The rights will separate from the common stock and a "rights distribution date" will occur upon the earlier of

          (1) 10 days following a public announcement that a person or group of affiliated or associated persons, an "acquiring person", has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of the common stock, the "stock acquisition date", and

          (2) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an acquiring person.

     After the rights distribution date, rights certificates will be mailed to holders of record of the common stock as of the rights distribution date and after that time the separate rights certificates alone will represent the rights.

     The rights preferred stock issuable upon exercise of the rights will be entitled to a minimum preferential quarterly dividend payment of $0.01 per share and will be entitled to an aggregate dividend of 100 times the dividend, if any, declared per share of common stock other than one payable in common stock. In the event of liquidation, the holders of the rights preferred stock will be entitled to a minimum preferential liquidation payment of $1.00 per share plus accrued and unpaid dividends and will be entitled to an aggregate payment of 100 times the payment made per share of the common stock. Each share of rights preferred stock will have 100 votes and will vote together with the common stock. In the event of any merger, consolidation or other transaction in which shares of the common stock are changed or exchanged, each share of rights preferred stock will be entitled to receive 100 times the amount received per share of the common stock. These rights are protected by customary antidilution provisions. Because of the nature of the rights preferred stock's dividend, liquidation and voting rights, the value of one one-hundredth of a share of rights preferred stock purchasable upon exercise of each right should approximate the value of one share of the common stock.

     In the event that a person becomes an acquiring person (except pursuant to a tender offer or an exchange offer for all outstanding shares of common stock at a price and on terms determined by at least a majority of the members of our board of directors who are not our officers and who are not representatives, nominees, affiliates or associates of an acquiring person, to be fair to our stockholders and otherwise in our best interests and the best interests of our stockholders, a "qualifying offer"), each holder of a right will after that time have the right to receive, upon the exercise of that right at the then current exercise price, the common stock (or, in some circumstances, cash, property or other of our securities) having a value equal to two times the exercise price of the right. Notwithstanding any of the foregoing, following the occurrence of any such event, all rights that are or (under some circumstances specified in the rights agreement) were beneficially owned by any acquiring person (or related parties) will be null and void. However, rights are not exercisable following the occurrence of the event set forth above until such time as the rights are no longer redeemable by us as set forth below.

     In the event that, at any time following the stock acquisition date,

          (1) we are acquired in a merger or other business combination transaction in which we are not the surviving corporation or the common stock is changed or exchanged (other than a merger which follows a qualifying offer and satisfies certain other requirements) or

          (2) 50% or more of our assets, cash flow or earning power is sold or transferred, each holder of a right (except rights which previously have been voided as set forth above) shall after that time after have the right to receive, upon the exercise thereof at the then current

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     exercise price, common stock of the acquiring company having a value equal to two times the exercise price of the right.

     At any time until 10 days following the stock acquisition date, we may redeem the right in whole, but not in part, at a price of $0.01 per right. Immediately upon the action of our board of directors ordering redemption of the rights, the rights will terminate and the only right of the holders of the rights will be to receive the $0.01 redemption price.

     Until a right is exercised, the holder of a right, as such, shall have no rights as our stockholder, including without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for the common stock (or other consideration) or for common stock of the acquiring company as set forth above.

     Other than those provisions relating to the principal terms of the rights, any of the provisions of the rights agreement may be amended by our board of directors prior to the rights distribution date. After the rights distribution date, the provisions of the rights agreement may be amended by our board of directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of rights (excluding the interests of any acquiring person) or to shorten or lengthen any time period under the rights agreement, provided that no amendment to adjust the time period governing redemption shall be made at such time as the rights are not redeemable.

     The rights have anti-takeover effects as they will cause substantial dilution to a person or group that acquires a substantial interest in us without the prior approval of our board of directors. The effect of the rights may be to inhibit a change in control of NTL (including through a third party tender offer at a price which reflects a premium to then prevailing trading prices) that may be beneficial to our stockholders.

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                       DESCRIPTION OF OTHER INDEBTEDNESS

     Each of the following are summaries of NTL Communications' or its subsidiaries existing debt instruments. You should refer to the relevant agreements for a full description of the terms of those debt instruments. See "Where you can find more information about us." Capitalized terms used and not defined below have the meanings set forth in such debt instruments.

THE 12 3/4% NOTES

     In April 1995, NTL Communications issued $277,803,500 aggregate principal amount at maturity of its 12 3/4% senior deferred coupon notes due 2005, the "old 12 3/4% notes", at a discount to their aggregate principal amount to generate gross proceeds to NTL Communications of approximately $150 million. The old 12 3/4% notes were issued and sold in a transaction exempt from the registration requirement of the Securities Act pursuant to Rule 144A under the Securities Act or in transactions complying with Regulation S under the Securities Act. On August 18, 1995 NTL Communications issued $277,803,500 aggregate principal amount at maturity of the 12 3/4% series A senior deferred coupon notes due 2005, the "12 3/4% notes", in exchange for the old 12 3/4% notes pursuant to the indenture relating thereto, the "12 3/4% notes indenture". The terms of the 12 3/4% notes are identical in all material respects to the old 12 3/4% notes except for certain transfer restrictions and registration rights applicable to the old 12 3/4% notes. The old 12 3/4% notes were cancelled on August 18, 1995 on consummation of the exchange offer which was made pursuant to our prospectus dated July 18, 1995, forming part of the registration statement on Form S-4 (File No. 33-92794) filed with the Commission on May 26, 1995.

     The 12 3/4% notes accrete at a rate of 12 3/4% computed on a semiannual bond equivalent basis to an aggregate principal amount at maturity of $277,803,500. Cash interest on the 12 3/4% notes does not accrue until prior to April 15, 2000. Thereafter, the 12 3/4% notes accrue interest in cash at the rate of 12 3/4% per annum on the principal amount payable semiannually on April 15 and October 15 of each year, commencing October 15, 2000 to holders of record on the immediately preceding April 1, and October 1. The 12 3/4% notes mature on April 15, 2005. The 12 3/4% notes are redeemable, at NTL Communications' option at any time, in whole or in part, on or after April 15, 2000 at the redemption prices set forth in the 12 3/4% notes indenture, plus any unpaid interest, if any, to the date of redemption. The 12 3/4% notes may also be redeemed at NTL Communications' option in whole but not in part in some circumstances where additional amounts, as defined in the 12 3/4% notes indenture, are payable under the 12 3/4% notes. In those circumstances the 12 3/4% notes to be repurchased must be repurchased at 100% of Accreted Value, or, as the case may be, principal amount thereof. Upon a Change of Control Triggering Event, as defined in the 12 3/4% notes indenture, holders of the 12 3/4% notes have the right to require NTL Communications to repurchase all or any part of the 12 3/4% notes at a repurchase price equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any. Subject to various conditions, NTL Communications is obligated to offer to purchase the 12 3/4% notes and other Qualified Senior Notes, as defined in the 12 3/4% notes indenture, with the Excess Proceeds of some Asset Sales at a redemption price of 100% of the Accreted Value or, as the case may be, principal amount thereof plus accrued and unpaid interest. The
12 3/4% notes indenture contains restrictions with respect to, among other things, the payment of dividends, the repurchase of stock and the making of certain other Restricted Payments, the incurrence of additional Indebtedness, the creation of certain Liens, certain Asset Sales, transactions with Subsidiaries and other Affiliates and mergers and consolidations.

     The 12 3/4% notes are senior unsecured obligations of NTL Communications ranking equal in right of payment of principal and interest with all of NTL Communications' other existing and future senior unsecured obligations and rank senior to all of NTL Communications Corp.'s other existing and future subordinated debts, including, without limitation, the convertible notes and the existing convertible notes.

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     In January 1996, NTL Communications obtained the necessary consents of the registered holders of the 12 3/4% notes to certain proposed amendments to the 12 3/4% notes indenture. On January 22, 1996, NTL Communications and Chemical Bank, now known as The Chase Manhattan Bank, as trustee, executed a first supplemental indenture to effect those amendments. In general, the amendments modified the 12 3/4% notes indenture by amending the covenant entitled "Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries" and other provisions to facilitate the arrangement of our then proposed credit facilities and other financings and make certain conforming and other changes to the 12 3/4% notes indenture.

     In October 1998, NTL Communications received the necessary consents of registered holders of the 12 3/4% notes to amend the 12 3/4% notes indenture so as to allow NTL Communications and its subsidiaries to take certain actions that were previously prohibited under the 12 3/4% notes indenture, particularly regarding the financing of NTL Communications' and its subsidiaries' business and pending and future acquisitions, including NTL Communications' acquisition of Partners. In addition, the amendment eliminated some, but not all, of certain differences between the covenants in the 12 3/4% notes indenture and the existing 10 3/4% notes, 9 3/4% notes and 9 1/2% notes indentures. On October 14, 1998, we and The Chase Manhattan Bank, as trustee, executed a second supplemental indenture to effect such amendment.

THE 11 1/2% DEFERRED COUPON NOTES

     In January 1996, NTL Communications issued $1,050 million aggregate principal amount at maturity of its 11 1/2% series A senior deferred coupon notes due 2006, the "old 11 1/2% deferred coupon notes", at a discount to their aggregate principal amount to generate gross proceeds to us of approximately $600,127,500. The old 11 1/2% deferred coupon notes were issued and sold in a transaction exempt from the registration requirement of the Securities Act pursuant to Rule 144A under the Securities Act. On May 23, 1996, we issued $1,050 million aggregate principal amount at maturity of the 11 1/2% series B senior deferred coupon notes due 2006, the "11 1/2% deferred coupon notes", in exchange for the old 11 1/2% deferred coupon notes pursuant to the indenture relating thereto, the "11 1/2% deferred coupon notes indenture". The terms of the 11 1/2% deferred coupon notes are identical in all material respects to the old 11 1/2% deferred coupon notes except for certain transfer restrictions and registration rights applicable to the old 11 1/2% deferred coupon notes. The old 11 1/2% deferred coupon notes tendered for exchange were cancelled on May 23, 1996 on consummation of the exchange offer made pursuant to NTL Communications' prospectus dated April 22, 1996, forming part of NTL Communications' registration statement on Form S-4 (File No. 333-1010) filed with the Commission on April 16, 1996.

     The 11 1/2% deferred coupon notes accrete at a rate of 11 1/2% computed on a semiannual bond equivalent basis to an aggregate principal amount at maturity of $1,050 million. Cash interest on the 11 1/2% deferred coupon notes does not accrue until February 1, 2001. Thereafter, the 11 1/2% deferred coupon notes accrue interest in cash at the rate of 11 1/2% per annum on the principal amount payable semiannually on February 1 and August 1 of each year, commencing August 1, 2001, to holders of record on the immediately preceding January 15, and July
15. The 11 1/2% deferred coupon notes mature on February 1, 2006. The 11 1/2% deferred coupon notes are redeemable, at NTL Communications' option at any time, in whole or in part, on or after February 1, 2001 at the redemption prices set forth in the 11 1/2% deferred coupon notes indenture plus any accrued unpaid interest to the date of redemption. The 11 1/2% deferred coupon notes may also be redeemed at NTL Communications' option in whole but not in part in some circumstances where "Additional Amounts", as defined in the 11 1/2% deferred coupon notes indenture, are payable under the 11 1/2% notes. In those circumstances, the 11 1/2% deferred coupon notes to be repurchased must be repurchased at 100% of accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest. Upon a Change of Control Triggering Event, as defined in the 11 1/2% deferred coupon notes indenture, holders of the 11 1/2% deferred coupon notes have the right to require NTL Communications to repurchase all or any

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part of the 11 1/2% deferred coupon notes at a repurchase price equal to 101% of the accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest, if any. Subject to various conditions, NTL Communications is obligated to offer to purchase the 11 1/2% deferred coupon notes and other Qualified Senior Notes, as defined in the 11 1/2% deferred coupon notes indenture, with the Excess Proceeds of certain Asset Sales at a redemption price of 100% of the accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest, if any. The 11 1/2% deferred coupon notes indenture contains restrictions with respect to, among other things, the payment of dividends, the repurchase of stock and the making of some other Restricted Payments, the incurrence of additional Indebtedness, the creation of some Liens, some sales of assets, transactions with Subsidiaries and other Affiliates and mergers and consolidations.

     In October 1998, NTL Communications received the necessary consents of registered holders of the 11 1/2% deferred coupon notes to amend the 11 1/2% deferred coupon notes indenture so as to allow NTL Communications and its subsidiaries to take certain actions that were previously prohibited under the 11 1/2% deferred coupon notes indenture, particularly regarding the financing of NTL Communications' and its subsidiaries' business and pending and future acquisitions, including NTL Communications' acquisition of Partners. In addition, the amendment eliminated some, but not all, of certain differences between the covenants in the 11 1/2% deferred coupon notes indenture and the existing 10 3/4% notes, 9 3/4% notes and 9 1/2% notes indentures. On October 14, 1998, NTL Communications and The Chase Manhattan Bank, as trustee, executed a first supplemental indenture to effect such amendment.

     The 11 1/2% deferred coupon notes are senior unsecured obligations of NTL Communications ranking equal in right of payment of principal and interest with all of NTL Communications Corp.'s other existing and future senior unsecured obligations and rank senior to all of NTL Communications Corp.'s other existing and future subordinated debt, including, without limitation, the convertible notes and the existing convertible notes.

THE 10% NOTES

     In February 1997, NTL Communications issued $400 million aggregate principal amount of its 10% series A senior notes due 2007, the "old 10% notes". The old 10% notes were issued and sold in a transaction exempt from the registration requirement of the Securities Act pursuant to Rule 144A under the Securities Act. On June 27, 1997 NTL Communications issued $400 million aggregate principal amount at maturity of its 10% series B senior notes due 2007, the "10% notes", in exchange for the old 10% notes pursuant to the indenture relating thereto, the "10% notes indenture". The terms of the 10% notes are identical in all material respects to the old 10% notes except for certain transfer restrictions and registration rights applicable to the old 10% notes. The old 10% notes tendered for exchange were cancelled on June 27, 1997 on consummation of the exchange offer made pursuant to our prospectus dated May 27, 1997, forming part of our registration statement on Form S-4 (File No. 333-25577) filed with the Commission on April 21, 1997.

     The 10% notes accrue interest in cash at the rate of 10% per annum on the principal amount payable semiannually on February 15 and August 15 of each year, to holders of record on the immediately preceding February 1, and August 1. The 10% notes mature on February 15, 2007. The 10% notes are redeemable, at NTL Communications' option at any time, in whole or in part, on or after February 15, 2002 at redemption prices set forth in the 10% notes indenture, plus any accrued unpaid interest to the date of redemption. The 10% notes may also be redeemed at NTL Communications' option in whole but not in part in some circumstances where "Additional Amounts", as defined in the 10% notes indenture, are payable under the 10% notes. In those circumstances, the 10% notes to be repurchased must be repurchased at 100% of the principal amount thereof plus accrued and unpaid interest. Upon a Change of Control Triggering Event, as defined in the 10% notes indenture, holders of the 10% notes have the right to require NTL Communications to repurchase all or any part of the 10% notes at a repurchase price equal to
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

101% of the principal amount thereof plus accrued and unpaid interest, if any. Subject to various conditions, NTL Communications is obligated to offer to purchase the 10% notes and other Qualified Senior Notes, as defined in the 10% notes indenture, with the Excess Proceeds of some Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any. The 10% notes indenture contains restrictions with respect to, among other things, the payment of dividends, the repurchase of stock and the making of some other Restricted Payments, the incurrence of additional Indebtedness, the creation of some Liens, some sales of assets, transactions with Subsidiaries and other Affiliates and mergers and consolidations.

     In October 1998, NTL Communications received the necessary consents of registered holders of the 10% notes to amend the 10% notes indenture so as to allow NTL Communications and its subsidiaries to take certain actions that were previously prohibited under the 10% notes indenture, particularly regarding the financing of NTL Communications and its subsidiaries' business and pending and future acquisitions, including NTL Communications' acquisition of Partners. In addition, the amendment eliminated some, but not all, differences between the covenants in the 10% notes indenture and the existing 10 3/4% notes, the 9 3/4% notes and the 9 1/2% notes indentures. On October 14, 1998, NTL Communications and The Chase Manhattan Bank, as trustee, executed a first supplemental indenture to effect such amendment.

     The 10% notes are senior unsecured obligations of NTL Communications ranking equal in right of payment of principal and interest with all of its other existing and future senior unsecured obligations and rank senior to all of its other existing and future subordinated debt, including, without limitation, the convertible notes and the existing convertible notes.

THE 10 3/4% NOTES

     In March 1998, NTL Communications issued L300 million ($497,850,000) aggregate principal amount of maturity of its 10 3/4% senior deferred coupon notes due 2008, the "old 10 3/4% notes", at a discount to their aggregate principal amount to generate gross proceeds to NTL Communications of approximately L124,587,000. The old 10 3/4% notes were issued and sold in a transaction exempt from the registration requirement of the Securities Act pursuant to Rule 144A under the Securities Act. On December 24, 1998 NTL Communications closed an exchange offer exchanging L300 million principal amount at maturity of the 10 3/4% series B senior deferred coupon notes due 2008, the "new 10 3/4% notes" and, together with the old 10 3/4% notes, the "10 3/4% notes", registered under the Securities Act for a like principal amount at maturity of the old 10 3/4% notes. The terms of the new 10 3/4% notes are identical in all material respects to the old 10 3/4% notes except for some transfer restrictions and registration rights applicable to the old 10 3/4% notes.

     The 10 3/4% notes accrete at a rate of 10 3/4% computed on a semiannual bond equivalent basis to an aggregate principal amount at maturity of L300 million ($497,850,000). Cash interest on the 10 3/4% notes does not accrue until April 1, 2003. Thereafter, the 10 3/4% notes accrue interest in cash at the rate of 10 3/4% per annum on the principal amount payable semiannually on April 1 and October 1 of each year, commencing April 1, 2003, to holders of record on the immediately preceding March 15, and September 15. The 10 3/4% notes mature on April 1, 2008. The 10 3/4% notes are redeemable, at NTL Communications' option at any time, in whole or in part, on or after April 1, 2003 at the redemption prices set forth in the 10 3/4% notes indenture plus any accrued unpaid interest to the date of redemption. The 10 3/4% notes may also be redeemed at NTL Communications' option in whole but not in some circumstances where "Additional Amounts", as defined in the 10 3/4% notes indenture, are payable under the
10 3/4% notes. In those circumstances, the 10 3/4% notes to be repurchased must be repurchased at 100% of accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest. Upon a Change of Control Triggering Event, as defined in the 10 3/4% notes indenture, holders of the
10 3/4% notes have the right to require NTL Communications to repurchase all or any part of the 10 3/4% notes at a repurchase price equal to 101% of the accreted value or, as the case may be,
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

principal amount thereof plus accrued and unpaid interest, if any. Subject to various conditions, NTL Communications is obligated to offer to purchase the 10 3/4% notes and other Qualified Senior Notes, as defined in the 10 3/4% notes indenture, with the Excess Proceeds of some Asset Sales at a redemption price of 100% of the accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest, if any. The 10 3/4% notes indenture contains restrictions with respect to, among other things, the payment of dividends, the repurchase of stock and the making of some other Restricted Payments, the incurrence of additional Indebtedness, the creation of some Liens, some sales of assets, transactions with Subsidiaries and other Affiliates and mergers and consolidations.

     The 10 3/4% notes are senior unsecured obligations of NTL ranking equal in right of payment of principal and interest with all of NTL Communications' other existing and future senior unsecured obligations and rank senior to all of NTL Communications' other existing and future subordinated debt, including, without limitation, the convertible notes and the existing convertible notes.

THE 9 3/4% NOTES

     In March 1998, NTL Communications issued $1.3 billion aggregate principal amount at maturity of its 9 3/4% senior deferred coupon notes due 2008, the "old 9 3/4% notes", at a discount to their aggregate principal amount to generate gross proceeds to NTL Communications of approximately $802,412,000. The old
9 3/4% notes were issued and sold in a transaction exempt from the registration requirement of the Securities Act pursuant to Rule 144A under the Securities Act. On December 24, 1998 NTL Communications closed an exchange offer exchanging $1,248,970,000 principal amount at maturity of the 9 3/4% series B senior deferred coupon notes due 2006, the "new 9 3/4% notes" and, together with the old 9 3/4% notes, the "9 3/4% notes," registered under the securities act for a like principal amount at maturity of the old 9 3/4% notes. The terms of the new 9 3/4% notes are identical in all material respects to the old 9 3/4% notes except for some transfer restrictions and registration rights applicable to the old 9 3/4% notes.

     The 9 3/4% notes accrete at a rate of 9 3/4% computed on a semiannual bond equivalent basis to an aggregate principal amount at maturity of $1,300,000,000. Cash interest on the 9 3/4% notes does not accrue until April 1, 2003. Thereafter, the 9 3/4% notes accrue interest in cash at the rate of 9 3/4% per annum on the principal amount payable semiannually on April 1 and October 1 of each year, commencing April 1, 2003, to holders of record on the immediately preceding March 15, and September 15. The 9 3/4% notes mature on April 1, 2008. The 9 3/4% notes are redeemable, at NTL Communications, option at any time, in whole or in part, on or after April 1, 2003 at the redemption prices set forth in the 9 3/4% notes indenture plus any accrued unpaid interest to the date of redemption. The 9 3/4% notes may also be redeemed at NTL Communications, option in whole but not in part in certain circumstances where "Additional Amounts", as defined in the 9 3/4% notes indenture, are payable under the 9 3/4% notes. In those circumstances, the 9 3/4% notes to be repurchased must be repurchased at 100% of the accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest. Upon a Change of Control Triggering Event, as defined in the 9 3/4% notes indenture, holders of the 9 3/4% notes have the right to require NTL Communications to repurchase all or any part of the 9 3/4% notes at a repurchase price equal to 101% of the accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest, if any. Subject to various conditions, NTL Communications is obligated to offer to purchase the 9 3/4% notes and other Qualified Senior Notes, as defined in the 9 3/4% notes indenture, with the Excess Proceeds of some Asset Sales at a redemption price of 100% of the accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest, if any. The 9 3/4% notes indenture contains restrictions with respect to, among other things, the payment of dividends, the repurchase of stock and the making of some other Restricted Payments, the incurrence of additional Indebtedness, the

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

creation of some Liens, some sales of assets, transactions with Subsidiaries and other Affiliates and mergers and consolidations.

     The 9 3/4% notes are senior unsecured obligations of NTL Communications ranking equal in right of payment of principal and interest with all of its other existing and future senior unsecured obligations and rank senior to all of its other existing and future subordinated debt, including, without limitation, the convertible notes and the existing convertible notes.

THE 9 1/2% NOTES

     In March 1998 NTL Communications issued L125 million ($207,437,500) aggregate principal amount of its 9 1/2% senior notes due 2008, the "old 9 1/2% notes". The old 9 1/2% notes were issued and sold in a transaction exempt from the registration requirement of the Securities Act pursuant to Rule 144A under the Securities Act. On December 24, 1998 NTL Communications closed an exchange offer exchanging L123,686,000 principal amount of the 9 1/2% series B senior notes due 2008, the "new 9 1/2% notes" and, together with the old 9 1/2% notes, the "9 1/2% notes", registered under the Securities Act for a like principal amount of the old 9 1/2% notes. The terms of the new 9 1/2% notes are identical in all material respects to the old 9 1/2% notes except for some transfer restrictions and registration rights applicable to the old 9 1/2% notes.

     The 9 1/2% notes accrue interest in cash at the rate of 9 1/2% per annum on the principal amount payable semiannually on April 1, and October 1 of each year, to holders of record on the immediately preceding March 15 and September
15. The 9 1/2% notes mature on April 1, 2008. The 9 1/2% notes are redeemable at NTL Communications' option at any time, in whole or in part, on or after April 1, 2003 at redemption prices set forth in the 9 1/2% notes indenture, plus any accrued unpaid interest to the date of redemption. The 9 1/2% notes may also be redeemed at NTL Communications' option in whole but not in part in some circumstances where "Additional Amounts", as defined in the 9 1/2% notes indenture, are payable under the 9 1/2% notes. In those circumstances, the 9 1/2% notes to be repurchased must be repurchased at 100% of the principal amount thereof plus accrued and unpaid interest. Upon a Change of Control Triggering Event, as defined in the 9 1/2% notes indenture, holders of the 9 1/2% notes have the right to require NTL Communications to repurchase all or any part of the 10% notes at a repurchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any. Subject to various conditions, NTL Communications is obligated to offer to purchase the 9 1/2% notes and other Qualified Senior Notes, as defined in the 9 1/2% notes indenture, with the Excess Proceeds of certain Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any. The 9 1/2% notes indenture contains restrictions with respect to, among other things, the payment of dividends, the repurchase of stock and the making of some other Restricted Payments, the incurrence of additional Indebtedness, the creation of some Liens, some sales of assets, transactions with Subsidiaries and other Affiliates and mergers and consolidations.

     The 9 1/2% notes are senior unsecured obligations of NTL Communications ranking equal in right of payment of principal and interest with all of its other existing and future senior unsecured obligations and rank senior to all of its other existing and future subordinated debt, including, without limitation, the convertible notes and the existing convertible notes.

THE 11 1/2% NOTES

     On November 2, 1998, NTL Communications issued $625 million aggregate principal amount of its 11 1/2% senior notes due 2008, the "11 1/2% old notes". The 11 1/2% old notes were offered and sold in transactions exempt from the registration requirement of the Securities Act pursuant to Rule 144A under the Securities Act and Regulation S under the Securities Act. On June 10, 1999, NTL Communications closed an exchange offer exchanging $624,660,000 aggregate principal amount of 11 1/2% old notes for a like principal amount of 11 1/2% series B senior notes due 2008, the "11 1/2% new notes" and, together with the 11 1/2% old notes, the "11 1/2% notes." The terms of
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the 11 1/2% new notes are identical in all material respects to the 11 1/2% old notes except for certain transfer restrictions and registration rights applicable to the 11 1/2% old notes.

     The 11 1/2% notes accrue interest in cash at the rate of 11 1/2% per annum on the principal amount payable semiannually on April 1, and October 1 of each year, to holders of record on the immediately preceding March 15 and September
15. The 11 1/2% notes mature on October 1, 2008. The 11 1/2% notes are redeemable at NTL Communications' option at any time, in whole or in part, on or after October 1, 2003 at redemption prices set forth in the 11 1/2% notes indenture, plus any accrued unpaid interest to the date of redemption. The
11 1/2% notes may also be redeemed at NTL Communications' option in whole but not in part in some circumstances where "Additional Amounts", as defined in the 11 1/2% notes indenture, are payable under the 11 1/2% notes. In those circumstances, the 11 1/2% notes to be repurchased must be repurchased at 100% of the principal amount thereof plus accrued and unpaid interest. Upon a Change of Control Triggering Event, as defined in the 11 1/2% notes indenture, holders of the 11 1/2% notes have the right to require NTL Communications to repurchase all or any part of the 11 1/2% notes at a repurchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any. Subject to various conditions, NTL Communications is obligated to offer to purchase the 11 1/2% notes and other Qualified Senior Notes, as defined in the 11 1/2% notes indenture, with the Excess Proceeds of some Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any. The 11 1/2% notes indenture contains restrictions with respect to, among other things, the payment of dividends, the repurchase of stock and the making of some other Restricted Payments, the incurrence of additional Indebtedness, the creation of some Liens, some sales of assets, transactions with Subsidiaries and other Affiliates and mergers and consolidations.

     The 11 1/2% notes are senior unsecured obligations of NTL Communications ranking equal in right of payment of principal and interest with all its other existing and future senior unsecured obligations and rank senior to all of its other existing and future subordinated debt, including, without limitation, the convertible notes and the existing convertible notes.

THE 12 3/8% NOTES

     On November 6, 1998, NTL Communications issued $450 million aggregate principal amount at maturity of its 12 3/8% senior deferred coupon notes due 2008, the "12 3/8% old notes". The 12 3/8% old notes were offered and sold in transactions exempt from the registration requirements of the Securities Act pursuant to Rule 144A under 144A under the Securities Act and Regulation S under the Securities Act. On June 10, 1999, NTL Communications closed an exchange offer exchanging $450,000,000 aggregate principal amount at maturity of 12 3/8% old notes for a like principal amount of 12 3/8% series B senior deferred coupon notes due 2008, the "12 3/8% new notes" and, together with the 12 3/8% old notes, the "12 3/8% notes." The terms of the 12 3/8% new notes are identical in all material respects to the 12 3/8% old notes except for certain transfer restrictions and registration rights applicable to the 12 3/8% old notes.

     The 12 3/8% notes accrete at a rate of 12 3/8% computed on a semiannual bond equivalent basis to an aggregate principal amount at maturity of $450 million. Cash interest on the 12 3/8% notes does not accrue until April 1, 2003. Thereafter, the 12 3/8% notes accrue interest in cash at the rate of 12 3/8% per annum on the principal amount payable semiannually on April 1 and October 1 of each year, commencing October 1, 2003, to holders of record on the immediately preceding March 15, and September 15. The 12 3/8% notes mature on October 1, 2008. The 12 3/8% notes are redeemable, at NTL Communications' option at any time, in whole or in part, on or after October 1, 2003 at the redemption prices set forth in the 12 3/8% notes indenture plus any accrued unpaid interest to the date of redemption. The 12 3/8% notes may also be redeemed at NTL Communications' option in whole but not in part in some circumstances where "Additional Amounts", as defined in the 12 3/4% notes indenture, are payable under the 12 3/8% notes. In those circumstances, the 12 3/8% notes to be repurchased must be repurchased at 100% of accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest. Upon a
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Change of Control Triggering Event, as defined in the 12 3/8% notes indenture, holders of the 12 3/8% notes have the right to require NTL Communications to repurchase all or any part of the 12 3/8% notes at a repurchase price equal to 101% of the accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest, if any. Subject to various conditions, NTL Communications is obligated to offer to purchase the 12 3/8% notes and other Qualified Senior Notes, as defined in the 12 3/8% notes indenture, with the Excess Proceeds of some Asset Sales at a redemption price of 100% of the accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest, if any. The 12 3/8% notes indenture contains restrictions with respect to, among other things, the payment of dividends, the repurchase of stock and the making of some other Restricted Payments, the incurrence of additional Indebtedness, the creation of some Liens, some sales of assets, transactions with Subsidiaries and other Affiliates and mergers and consolidations.

     The 12 3/8% notes are senior unsecured obligations of NTL Communications ranking equal in right of payment of principal and interest with all of its other existing and future senior unsecured obligations and rank senior to all of its other existing and future subordinated debt, including, without limitation, the convertible notes and the existing convertible notes.

THE 9 3/4% NOTES

     On April 7, 1999, NTL Communications issued L330 million ($547,635,000) aggregate principal amount at maturity of its 9 3/4% senior deferred coupon notes due 2009, the "1999 9 3/4% notes". The 1999 9 3/4% notes were offered and sold in transactions exempt from the registration requirements of the Securities Act pursuant to Rule 144A under 144A under the Securities Act and Regulation S under the Securities Act.

     The 1999 9 3/4% notes accrete at a rate of 9 3/4% computed on a semiannual bond equivalent basis to an aggregate principal amount at maturity of L330 million. Cash interest on the 1999 9 3/4% notes does not accrue until April 15, 2004. Thereafter, the 1999 9 3/4% notes accrue interest in cash at the rate of 9 3/4% per annum on the principal amount payable semiannually on April 15 and October 15 of each year, commencing October 15, 2004, to holders of record on the immediately preceding April 1 and October 1. The 1999 9 3/4% notes mature on April 15, 2009. The 9 3/4% notes are redeemable, at NTL Communications' option at any time, in whole or in part, on or after April 15, 2004 at the redemption prices set forth in the 1999 9 3/4% notes indenture plus any accrued unpaid interest to the date of redemption. The 1999 9 3/4% notes may also be redeemed at NTL Communications' option in whole but not in part in some circumstances where "Additional Amounts", as defined in the 1999 9 3/4% notes indenture, are payable under the 1999 9 3/4% notes. In those circumstances, the 1999 9 3/4% notes to be repurchased must be repurchased at 100% of accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest. Upon a Change of Control Triggering Event, as defined in the 1999 9 3/4% notes indenture, holders of the 1999 9 3/4% notes have the right to require NTL Communications to repurchase all or any part of the 1999 9 3/4% notes at a repurchase price equal to 101% of the accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest, if any. Subject to various conditions, NTL Communications Corp. is obligated to offer to purchase the 1999 9 3/4% notes and Other Qualified Notes, as defined in the 1999 9 3/4% notes indenture, with the Excess Proceeds of some Asset Sales at a redemption price of 100% of the accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest, if any. The 1999 9 3/4% notes indenture contains restrictions with respect to, among other things, the payment of dividends, the repurchase of stock and the making of some other Restricted Payments, the incurrence of additional Indebtedness, the creation of some Liens, some sales of assets, transactions with Subsidiaries and other Affiliates and mergers and consolidations.

     The 1999 9 3/4% notes are senior unsecured obligations of NTL Communications ranking equal in right of payment of principal and interest with all of its other existing and future senior

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unsecured obligations and rank senior to all of its other existing and future subordinated debt, including, without limitation, the convertible notes and the existing convertible notes.

PARTNER'S 11.20% DISCOUNT DEBENTURES DUE 2007

     On November 15, 1995, Partners issued $517,321,000 aggregate principal amount at maturity of its 11.20% senior discount debentures due 2007, the "Partners 11.20% debentures", at a discount to their aggregate principal amount to generate gross proceeds to Partners of approximately $299,999,621. The Partners 11.20% debentures were registered with the Commission on Partners' registration statement on Form S-1 (File No. 33-96932).

     The Partners 11.20% debentures accrete at the rate of 11.20% per annum, compounded semiannually to an aggregate principal amount at maturity of $517,321,000. Cash interest on the Partners 11.20% debentures does not accrue until November 15, 2000. Thereafter, the Partners 11.20% debentures accrue interest at the rate of 11.20% per annum on the principal amount payable semiannually on May 15 and November 15 of each year, commencing May 15, 2001. The Partners 11.20% debentures mature on November 15, 2007. The Partners 11.20% debentures are redeemable, at the option of Partners at any time, in whole or in part, on or after November 15, 2000 at the redemption prices set forth in the Partners 11.20% debentures indenture plus accrued and unpaid interest to the date of redemption. The Partners 11.20% debentures may also be redeemed by Partners in whole but not in part in certain circumstances where "Additional Amounts", as defined in the Partners 11.20% debentures indenture, are payable on the Partners 11.20% debentures after November 15, 2001. In such circumstances, the Partners 11.20% debentures may be redeemed at 100% of their principal amount plus accrued and unpaid interest to the date of redemption. Upon a Change of Control Triggering Event, as defined in the Partners 11.20% debentures indenture, holders of the Partners 11.20% debentures have the right to require Partners to repurchase all or any part of the Partners 11.20% debentures at a repurchase price equal to 101% of the accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest, if any. Subject to various conditions, Partners is obligated to offer to purchase the Partners 11.20% debentures with the Excess Proceeds of some Asset Sales at a redemption price of 100% of the accreted value or, as the case may be, principal amount thereof plus accrued and unpaid interest, if any. The Partners 11.20% debentures indenture contains restrictions with respect to, among other things, the payment of dividends, the repurchase of stock and the making of some other Restricted Payments, the incurrence of additional Indebtedness, the creation of some Liens, some sales of assets, transactions with Affiliates and mergers and consolidations.

     The Partners 11.20% debentures are senior unsecured obligations of Partners ranking equal in right of payment of principal and interest with all other existing and future senior unsecured obligations of Partners.

THE DIAMOND 10% NOTES

     In February 1998 Diamond issued L135,000,000 aggregate principal amount at maturity of its 10% senior notes due February 1, 2008 (the "Diamond 10% notes"). Interest on the Diamond 10% Notes is payable semi-annually in arrears on August 1 and February 1 of each year at a rate of 10% per annum.

     The Diamond 10% notes will be redeemable, in whole or in part, at the option of Diamond at any time on or after February 1, 2003. The 10% notes are also redeemable in whole, but not in part, at the option of Diamond at any time at 100% of the principal amount thereof, plus accrued and unpaid interest and any other amounts payable thereon to the date of redemption in the event of certain tax law changes requiring the payment of additional amounts. Upon the occurrence of a Change of Control, as defined in the indenture governing the Diamond 10% notes, Diamond is required to offer to repurchase all outstanding 10% Notes at 101% of their principal amount plus accrued and unpaid interest and any other amounts payable thereon to the date of repurchase.

THE DIAMOND 9 1/8% NOTES

     In February 1998, Diamond issued $110,000,000 aggregate principal amount at maturity of its 9 1/8% senior notes due February 1, 2008 (the "Diamond 9 1/8% notes"). Interest on the Diamond 9 1/8% Notes is payable semi-annually in arrears on August 1 and February 1 of each year, commencing August 1, 1998 at a rate of 9 1/8% per annum.

     The Diamond 9 1/8% notes will be redeemable, in whole or in part, at the option of Diamond at any time on or after February 1, 2003. The Diamond 9 1/8% notes are also redeemable in whole, but not in part at the option of Diamond at any time at 100% of the principal amount thereof, plus accrued and unpaid interest and any other amounts payable thereon to the date of redemption in the event of certain tax law changes requiring the payment of additional amounts. Upon the occurrence of a Change of Control, as defined in the indenture governing the 9 1/8% notes, Diamond is required to offer to repurchase all outstanding 9 1/8% notes at 101% of their principal amount plus accrued and unpaid interest and any other amounts payable thereon to the date of repurchase.

THE DIAMOND 13 1/4% NOTES

     In September 1994, Diamond issued its 13 1/4% senior discount notes due September 30, 2004 (the "Diamond 13 1/4% notes"). Interest on the Diamond
13 1/4% notes will be payable on March 31 and September 30 of each year, commencing March 31, 2000, at a rate of 13 1/4% per annum.

     The Diamond 13 1/4% Notes are redeemable, in whole or in part, at the option of Diamond at any time on or after September 30, 1999. The Diamond
13 1/4% Notes are also redeemable in whole, but not in part, at the option of Diamond at any time at 100% of the principal amount thereof plus accrued interest to the date of redemption (or, prior to September 30, 1999, at 100% of Accreted Value, as defined in the indenture governing the Diamond 13 1/4% notes) in the event of certain tax law changes requiring the payment of additional amounts. Diamond is required to offer to repurchase all outstanding Diamond
13 1/4% notes at 101% of the principal amount thereof plus accrued interest to the date of repurchase (or, prior to September 30, 1999, at 101% of Accreted Value on the date of repurchase) after the occurrence of a Change of Control, as defined in the indenture governing the Diamond 13 1/4% notes. In addition, upon the occurrence of an Asset Disposition, as defined in the indenture governing the Diamond 13 1/4% notes, Diamond may be obligated to make an offer to purchase all or a portion of the outstanding Diamond 13 1/4% notes at 100% of the principal amount thereof plus accrued interest to the date of repurchase (or, prior to December 15, 2000, at 100% of Accreted Value on the date of repurchase).

THE DIAMOND 11 3/4% NOTES

     In December 1995, Diamond issued its 11 3/4% senior discount notes due December 15, 2005 (the 11 3/4% Diamond notes). Interest on the Diamond 11 3/4% notes will be payable on June 15 and December 15 of each year, commencing June 15, 2001, at a rate of 11 3/4% per annum.

     The Diamond 11 3/4% notes are redeemable, in whole or in part, at the option of Diamond at any time on or after December 15, 2000. The Diamond 11 3/4% notes are also redeemable in whole, but not in part, at the option of Diamond at any time at 100% of the principal amount thereof plus accrued interest to the date of redemption (or, prior to December 15, 2000, at 100% of the Accreted Value thereof, as defined in the indenture governing the Diamond 11 3/4% notes) in the event of certain tax law changes requiring the payment of additional amounts. Diamond is required to offer to repurchase all outstanding Diamond
11 3/4% notes at 101% of principal amount thereof plus accrued interest to the date of repurchase (or, prior to December 15, 2000, at 101% of Accreted Value on the date of repurchase) after the occurrence of a Change of Control, as defined in the indenture governing the Diamond 11 3/4% Notes. In addition, upon the occurrence of an Asset Disposition, as defined in the indenture governing the Diamond 11 3/4% notes, Diamond may be obligated to make an offer to purchase all or a portion of the outstanding Diamond 11 3/4% notes at 100% of the principal amount thereof plus accrued interest to the date of repurchase (or, prior to December 15, 2000, at 100% of Accreted Value on the date of repurchase).

THE DIAMOND 10 3/4% NOTES

     In February 1997, Diamond issued its 10 3/4% Senior Discount Notes due February 15, 2007 (the Diamond 10 3/4% notes). Interest on the Diamond 10 3/4% notes will be payable on February 15 and August 15 of each year, commencing August 15, 2002, at a rate of 10 3/4% per annum.

     The Diamond 10 3/4% notes are redeemable, in whole or in part, at the option of Diamond at any time on or after February 15, 2002. The Diamond 10 3/4% notes are also redeemable in whole, but not in part, at the option of Diamond at any time at 100% of the principal amount thereof plus accrued interest to the date of redemption (or, prior to February 15, 2002, at 100% of Accreted Value, as defined in the indenture governing the Diamond 10 3/4% notes) in the event of certain tax law changes requiring the payment of additional amounts. Diamond is required to offer to repurchase all outstanding Diamond 10 3/4% notes at 101% of the principal amount thereof plus accrued interest to the date of repurchase (or, prior to February 15, 2002, at 101% of Accreted Value on the date of repurchase) after the occurrence of a Change of Control, as defined in the indenture governing the Diamond 10 3/4% Notes. In addition, upon the occurrence of an Asset Disposition, as defined in the indenture governing the Diamond
10 3/4% notes, Diamond may be obligated to make an offer to purchase all or a portion of the outstanding Diamond 10 3/4% notes at 100% of the principal amount thereof plus accrued interest to the date of repurchase (or, prior to February 15, 2002, at 100% of Accreted Value on the date of repurchase).

EXISTING CONVERTIBLE NOTES

     In June 1996, NTL Communications issued and sold an aggregate principal amount of $275 million of its 7% convertible subordinated notes due 2008, in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Cash interest on the existing convertible notes is payable semiannually on June 15 and December 15 of each year, commencing December 16, 1996. These convertible notes mature on June 15, 2008. These convertible notes are convertible at the option of the holder thereof at any time prior to maturity, unless previously redeemed, into shares of our common stock, at a conversion price of $37.875 per share subject to further adjustment in some events. These convertible notes are redeemable, in whole or in part, at NTL Communications Corp.'s option, at any time on or after June 5, 1999, at the redemption prices set forth in the indenture pursuant to which the existing convertible notes were issued. Upon a Change of Control Triggering Event, as defined in the indenture relating to these convertible notes, holders of the convertible notes have the right to require NTL Communications to purchase all or any part of the convertible notes at a purchase price equal to 101% of the principal amount thereof and any accrued and unpaid interest to the date of purchase. The indenture relating to these convertible notes contains restrictions with respect to, among other things, some Asset Sales, payment of Additional Amounts and mergers and consolidations.

     The convertible notes are unsecured obligations of NTL Communications subordinated in right of payment to all of its existing and future senior debt, as defined in the existing convertible notes indenture, including, without limitation, the senior notes.

     On September 13, 1996, the Commission declared effective NTL
Communications' shelf registration statement relating to the resale of the convertible notes and the common stock issuable upon conversion thereof by the holders thereof.

     On May 26, 1999, NTL Communications announced that it was calling for redemption of all these convertible notes. The redemption date is June 25, 1999 and the redemption price is 104.9% of the principal amount, plus accrued and unpaid interest through the date of redemption.

     In December 1998, NTL Communications issued and sold an aggregate principal amount of $600 million of its 7% convertible subordinated notes due 2008, in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Cash interest on the existing convertible notes is payable semiannually on June 15 and December 15 of each year, commencing December 15, 1999. These convertible notes mature on December 15, 2008. These convertible notes are convertible at the option of the holder thereof at any time prior to maturity, unless previously redeemed, into shares of common stock of NTL Incorporated, at a conversion price of $61.25 per share subject to further adjustment in some events. These convertible notes are redeemable, in whole or in part, at NTL Communications' option, at any time on or after December 15, 2001, at the redemption prices set forth in the indenture pursuant to which the convertible notes were issued. Upon a Change of Control Triggering Event, as defined in the indenture relating to those convertible notes, holders of the convertible notes have the right to require NTL Communications to purchase all or any part of the convertible notes at a purchase price equal to 101% of the principal amount thereof and any accrued and unpaid interest to the date of purchase. The indenture relating to those convertible notes contains restrictions with respect to, among other things, some Asset Sales, payment of Additional Amounts and mergers and consolidations.

     These convertible notes are unsecured obligations of NTL Communications subordinated in right of payment to all of its existing and future senior debt, as defined in the indenture relating to those convertible notes, including, without limitation, the senior notes.

     On June 7, 1999, the Commission declared effective NTL Communications, and NTL Incorporated's shelf registration statement relating to the resale of these convertible notes and the common stock issuable upon conversion thereof by the holders thereof.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Future sales of substantial amounts of common stock in the public market could adversely affect the market price of the common stock.

     Upon completion of this offering, we will have outstanding shares of common stock, assuming the issuance of
               shares of common stock offered hereby and no exercise of options
after March 31, 1999. Of these shares, the                shares sold in this
offering will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act (whose sales would be subject to limitations and restrictions described below).

     We have issued and sold shares of common stock held by existing stockholders in reliance on exemptions from the registration requirements of the Securities Act. Following the offering, all of these shares will become eligible for sale, subject in most cases to the limitations of Rule 144. In addition, holders of stock options could exercise those options and sell some of the shares issued upon exercise as described below.

     As of March 31, 1999, there were a total of                shares of common
stock subject to outstanding options under our stock option plans and outside our stock option plans, of which were vested. Shares purchased upon exercise of options granted generally would be available for resale in the public market.

RULE 144

     In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of common stock for at least one year would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of

     (a) 1% of the number of shares of common stock then outstanding, which will
equal approximately                shares immediately after this offering; or

     (b) the average weekly trading volume of the common stock on the Nasdaq National Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

     Sales under Rule 144 are also subject to some other requirements regarding the manner of sale, notice filing and the availability of current public information about us.

RULE 144(K)

     Under Rule 144(k), a person who is not deemed to have been one of our "affiliates," as defined in Rule 144, at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an "affiliate," is entitled to sell those shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144. As a result, unless otherwise restricted, "144(k) shares" may be sold immediately upon the completion of this offering.

REGISTRATION RIGHTS AGREEMENTS

     Diamond Acquisition The registration rights agreement entered into by us in connection with the Diamond acquisition obligates us to file a registration statement with the Commission at any time, and from time to time, during the period beginning on the six month anniversary date of the closing of the Diamond acquisition and ending five years after that date upon notice by a holder or group of holders who hold and propose to sell our common stock received in connection with the Diamond acquisition with an aggregate value of at least $50 million or, in the case of some holders, $25 million. In addition, we are obligated to file with the Commission one or more shelf registration statements providing for the registration, and the sale on a continuous or delayed basis in secondary "market-making" transactions by Goldman, Sachs & Co., of outstanding publicly traded debt and equity securities of NTL. We will not be required to effect more than one demand registration in any six-month period or more than seven demand registrations in total. Each holder will have the right to participate in a demand registration of another holder or group of other holders.

     Under the registration rights agreement that was entered into by us in connection with the Diamond acquisition, each holder also has the right to "piggyback" on registrations filed by NTL subject to customary terms, except where such right would violate the registration rights agreement in connection with the Comcast acquisition.

     We are required to bear the expenses of the registration of the shares our common stock received by holders in connection with the Diamond acquisition. Holders are not responsible for paying any underwriting discounts and broker's commissions incurred in connection with the sale or other disposition of our common stock received in connection with the Diamond acquisition, as well as any fees and expenses of legal counsel and other advisors separately engaged by them.

     Comcast Acquisition The registration rights agreement entered into by us in connection with the acquisition of Comcast obligates us to file a registration statement with the Commission upon written notice by either Comcast Corporation or Warburg, Pincus to register shares of our common stock received in connection with the acquisition of Comcast. The registration rights agreement entitles each Comcast Corporation and Warburg, Pincus to request the filing of two registration statements, provided that (1) neither Comcast Corporation or Warburg, Pincus may demand more than one registration statement in any 12-month period and (2) we will not be required to effect more than one demand registration in any 3-month period. Each of Comcast Corporation and Warburg, Pincus will have the right to participate in the demand of the other, but no stockholder will have the right, or would be given the right, to "piggyback" on any such demand.

     Pursuant to the registration rights agreement, each of Comcast Corporation and Warburg, Pincus will have the right to "piggyback" on up to two registrations filed by NTL subject to customary terms, including priority of NTL primary shares.

     We are required to bear the expenses of the registration of the shares of our common stock received by Comcast Corporation and Warburg, Pincus in connection with the Comcast acquisition. We will also pay the fees and disbursements, subject to some limitations, of counsel selected by each of Comcast Corporation and Warburg, Pincus to represent them. Comcast Corporation and Warburg, Pincus are responsible for paying any other selling expenses, including underwriting discounts and broker's commissions, and expenses of their respective counsel except as described in the previous sentence.

                    UNITED STATES FEDERAL TAX CONSIDERATIONS

     The following is a discussion of material anticipated U.S. federal income tax consequences of the purchase, ownership and disposition of the convertible notes as of the date of this prospectus. It deals only with convertible notes held as capital assets by initial holders, and does not deal with special situations including those that may apply to a particular holder such as exempt organizations, dealers in securities, financial institutions, insurance companies, persons who are not U.S. holders, and holders whose "functional currency" is not the U.S. dollar, or special rules with respect to straddle or "hedging transactions." The federal income tax considerations set forth below are based upon the Internal Revenue Code of 1986, as amended and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly retroactively) so as to result in federal income tax consequences different from those discussed below. As used in this section of the prospectus, the term "U.S. holder" means a beneficial owner of a convertible note that is for United States federal income tax purposes

          (1) a citizen or resident of the United States,

          (2) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof,

          (3) an estate or trust, described in Section 7701(a)(30) of the Internal Revenue Code, or

          (4) a person whose worldwide income or gain is otherwise subject to United States federal income taxation on a net income basis.

Prospective investors are urged to consult their tax advisors regarding the particular tax consequences of purchasing, holding and disposing of the convertible notes or the common stock, including the tax consequences arising under any state, local or foreign laws.

     Payments of interest on convertible notes generally will be taxable to U.S. holders as ordinary interest income at the time such payments are accrued or received (in accordance with the U.S. holder's method of accounting for federal income tax purposes).

     A U.S. holder will not recognize gain or loss upon conversion of the convertible notes solely into our common stock (except with respect to cash received in lieu of fractional shares, or any amounts attributable to accrued and unpaid interest on the convertible notes, which will be treated as interest for federal income tax purposes). The U.S. holder's basis in the common stock received on conversion will be the same as such holder's adjusted tax basis in the convertible notes at the time of conversion, and the holding period for the common stock received on conversion will include the holding period of the convertible notes that were converted.

     A U.S. holder will recognize gain or loss upon the sale, redemption or other taxable disposition of the convertible notes in an amount equal to the difference between such holder's adjusted tax basis in the convertible note and the amount received therefor (other than amounts attributable to accrued and unpaid interest on the convertible notes, which will be treated as interest for federal income tax purposes). Such gain or loss generally will be long-term capital gain or loss if the convertible notes were held for more than one year.

     The conversion price of the convertible notes is subject to adjustment under certain circumstances. Under Section 305 of the Internal Revenue Code and the Treasury Regulations issued thereunder, adjustments or the failure to make such adjustments to the conversion price of the convertible notes may result in a taxable constructive distribution to U.S. holders of convertible notes, resulting in ordinary income (subject to a possible dividends received deduction in the case of corporate holders) to the extent of our current and accumulated earnings and profits if, and to the extent that, certain adjustments in the conversion price that may occur in limited circumstances (particularly an adjustment to reflect a taxable dividend to holders of our common stock) increase the proportionate interest of a U.S. holder of a convertible note convertible into fully diluted common stock, whether or not the holders ever convert the convertible notes. Generally, a U.S. holder's tax basis in a convertible note will be increased by the amount of any such constructive dividend.

     The preceding discussion of selected United States federal income tax consequences is for general information only and is not tax advice. Accordingly, each investor should consult its own tax adviser as to particular tax consequences to it of purchasing, holding, and disposing of the convertible notes and our common stock, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

                                  UNDERWRITING


     Under the terms and subject to the conditions contained in the underwriting agreement dated the date of this prospectus, the underwriters named below, for whom Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Donaldson, Lufkin & Jenrette Securities Corporation are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them an aggregate of
     shares of common stock and        aggregate principal amount of convertible
notes. The number of shares of common stock and principal amount of convertible notes that each underwriter has agreed to purchase is set forth opposite its name below:



                                                         NUMBER OF     PRINCIPAL AMOUNT
                         NAME                             SHARES     OF CONVERTIBLE NOTES
                         ----                            ---------   --------------------
Morgan Stanley & Co. Incorporated......................
Goldman, Sachs & Co....................................
Donaldson, Lufkin & Jenrette Securities Corporation....

                                                         ---------        ---------
     Total.............................................                   $
                                                         =========        =========


     The underwriters are offering the shares and convertible notes subject to their acceptance of the shares and convertible notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock and convertible notes offered by this prospectus is subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock and convertible notes offered this prospectus, other than those shares of common stock covered by the over-allotment option described below, if any of those shares are taken.

     The underwriters initially propose to offer part of the shares of common stock and convertible notes directly to the public at the public offering price set forth on the cover page hereof and part to certain dealers at a price that represents a concession not in excess of $ a share and $ a convertible note under the public offering price. Any underwriters may allow, and those dealers may reallow, a concession not in excess of $ a share and $ a convertible note to other underwriters or to certain other dealers. After the initial offering of the shares of common stock and the convertible notes, the offering price and other selling terms may from time to time be varied by the representatives of the underwriters.

     Pursuant to the underwriting agreement, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase
up to an aggregate of           additional shares of common stock at the public
offering price set forth on the cover page hereof, less underwriting discounts and commissions. The underwriters may exercise such option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of common stock offered hereby. To the extent such option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares of common stock as the number set forth next to such underwriter's name in the preceding table bears to the total number of shares of common stock set forth next to the names of all underwriters in the preceding table. If the underwriter's over-allotment option is exercised in
full, the total price to public would be $          , the total underwriters'
discounts and commissions would be $          , and the total proceeds to us
would be $          .

     In order to facilitate the offering of the common stock and the convertible notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock and the convertible notes . Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the common stock and the convertible notes for their own account. In addition, to cover over-allotments or to stabilize the price of the common stock and the convertible notes, the underwriters may bid for, and purchase, shares of common stock and the convertible notes in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the common stock and the convertible notes in the offering if the syndicate repurchases previously distributed shares of common stock or the convertible notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the common stock and the convertible notes above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

     We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS


     The validity of the issuance the shares of common stock and the convertible notes offered by this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriters by Latham & Watkins, New York, New York.


                                    EXPERTS

     The consolidated financial statements (including schedules incorporated by reference) of NTL Incorporated as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing and incorporated by reference herein. The financial statements are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements as of December 31, 1997 and for the year then ended of Comcast UK Cable Partners Limited included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements as of December 31, 1997 and the year then ended of Birmingham Cable Corporation Limited and Cable London PLC included in this prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their report appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The combined financial statements as of December 31, 1997 and for the year then ended of ComTel UK Finance, B.V. and its subsidiaries, and the combined financial statements of Telecential Communications (Canada) Limited and Telecential Communications (UK) Limited as of December 31, 1996 and for the 16 months then ended, included in this prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their report appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The combined financial information as of and for the year ended December 31, 1996 of ComTel UK Finance B.V. included in this prospectus, has been so included in reliance on the report of Coopers & Lybrand, independent Chartered Accountants given on the authority of said firm as experts in auditing and accounting.

                      ENFORCEABILITY OF CIVIL LIABILITIES

     A substantial majority of our assets are located outside the United States. As a result, it may not be possible for you to realize in the United States upon judgments of courts of the United States predicated upon the civil liability provisions under the federal securities laws of the United States. The United States and England do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, a final judgment for the payment of a fixed debt or sum of money rendered by any United States court based on civil liability, whether or not predicated solely upon the United States federal securities laws, would not automatically be enforceable in England. In order to enforce in England a United States judgment, proceedings must be initiated by way of common law action before a court of competent jurisdiction in England. An English court will, subject to what is said below, normally order summary judgment on the basis that there is no defense to the claim for payment and will not reinvestigate the merits of the original dispute. In such an action, an English court will treat the United States judgment as creating a valid debt upon which the judgment creditor could bring an action for payment, as long as

     (1) the United States court had jurisdiction over the original proceeding,

     (2) the judgment is final and conclusive on the merits,

     (3) the judgment does not contravene English public policy,

     (4) the judgment must not be for a tax, penalty or a judgment arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained and

     (5) the judgment has not been obtained by fraud or in breach of the principles of natural justice.

     Based on the foregoing, there can be no assurance that you will be able to enforce in England judgments in civil and commercial matters obtained in any United States court. There is doubt as to whether an English court would impose civil liability in an original action predicated solely upon the United States federal securities laws brought in a court of competent jurisdiction in England.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

     NTL Incorporated and NTL Communications are currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended. NTL Incorporated and NTL Communications filed reports, proxy statements, information statements and other information with the Commission under the Exchange Act. You can inspect and copy at prescribed rates any reports, proxy statements, information statements and other information we file with the Commission at the public reference facilities the Commission maintains at:

     Room 1024, Judiciary Plaza,
     450 Fifth Street, N.W.,
     Washington, D.C. 20549,

     and at the Commission's Regional Offices located at:

     Suite 1400, Northwestern Atrium Center,
     500 West Madison Street,
     Chicago, Illinois 60661

     and

     13th Floor, Seven World Trade Center,
     New York, New York 10048,

     and you may also obtain copies of that material by mail from the Public Reference Section of the Commission at:

     450 Fifth Street, N.W.,
     Washington, D.C. 20549,

     The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov. That site also contains our reports, proxy and information statements and other information. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the Nasdaq Stock Market, Reports Section, at:

     1735 K Street, N.W.,
     Washington, D.C. 20006.

     This prospectus is part of a registration statement filed by NTL Incorporated and NTL Communications with the Commission. It does not contain all the information included or incorporated in the registration statement. The full registration statement can be obtained from the Commission as indicated above or from us.

     The Commission allows us to incorporate by reference some information about us that we file with the Commission. This allows us to disclose important information to you by referencing those filed documents. Any information that we reference this way is considered part of this prospectus.

     The following documents filed by us with the Commission are incorporated by reference into this prospectus:

          (a) NTL Communications' Annual Report on Form 10-K for the year ended December 31, 1998, dated March 31, 1999;

          (b) NTL Communications' Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, dated May 17, 1999;

          (c) NTL Communications' Current Reports on Form 8-K dated January 25, 1999 (filed on January 25, 1999), March 8, 1999 (filed on March 11, 1999) and March 18, 1999 (filed on March 23, 1999), April 1, 1999 (filed April 1, 1999), April 8, 1999
     (filed on April 12, 1999), April 8, 1999 (filed on April 13, 1999) and June 3, 1999 (filed June 3, 1999);

          (d) NTL Communications, Form 8-B dated October 14, 1993 (filed on October 18, 1993), with a description of the common stock and associated rights;

          (e) NTL Incorporated's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 dated May 17, 1999;

          (f) NTL Incorporated's Proxy Statement on Schedule 14A dated April 28, 1999; and

          (g) NTL Incorporated's Current Reports on Form 8-K dated April 1, 1999 (filed April 1, 1999), April 8, 1999 (filed April 12, 1999) and April 30, 1999 (filed May 12, 1999).

     Any reports and proxy statements NTL Incorporated files with the Commission pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering will be deemed to be incorporated by reference in this prospects. Any information incorporated by reference this way will automatically be deemed to update and supersede this information.

     We will provide you without charge on your request, a copy of any or all documents which are incorporated by reference to this prospectus, except for exhibits which are specifically incorporated by reference into those documents. You should make your request in writing or by telephone to:

     NTL Incorporated
     110 East 59th Street
     26th Floor
     New York NY 10022
     Attention: Richard J. Lubasch
     Tel: (212) 906-8440

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
NTL INCORPORATED AND SUBSIDIARIES
Report of Independent Auditors..............................    F-3
Consolidated Balance Sheets as of December 31, 1998 and
  December 31, 1997.........................................    F-4
Consolidated Statements of Operations for the Years Ended
  December 31, 1998, December 31, 1997 and December 31,
  1996......................................................    F-5
Consolidated Statements of Shareholders' Equity (Deficiency)
  for the Years Ended December 31, 1998, December 31, 1997
  and December 31, 1996.....................................    F-6
Consolidated Statement of Cash Flows for the Years Ended
  December 31, 1998, December 31, 1997 and December 31,
  1996......................................................    F-8
Notes to Consolidated Financial Statements..................    F-9
Condensed Consolidated Balance Sheet as of March 31, 1999...   F-34
Condensed Consolidated Statements of Operations for the
  Three months ended March 31, 1998.........................   F-35
Condensed Consolidated Statement of Shareholders' Equity for
  the Three months ended March 31, 1999.....................   F-36
Condensed Consolidated Statements of Cash Flows for the
  Three months ended March 31, 1999 and March 31, 1998......   F-37
Notes to Condensed Consolidated Financial Statements........   F-38
COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES
Independent Auditors' Report................................   F-44
Consolidated Balance Sheet as of December 31, 1997..........   F-45
Consolidated Statement of Operations for the Year Ended
  December 31, 1997.........................................   F-46
Consolidated Statement of Cash Flows for the Year Ended
  December 31, 1997.........................................   F-47
Consolidated Statement of Shareholders' Equity for the Year
  Ended December 31, 1997...................................   F-48
Notes to Consolidated Financial Statements..................   F-49
NTL (BERMUDA) LIMITED (FORMERLY COMCAST UK CABLE PARTNERS
  LIMITED) AND SUBSIDIARIES
Condensed Consolidated Balance Sheet as of September 30,
  1998 (Unaudited)..........................................   F-63
Condensed Consolidated Statement of Operations and
  Accumulated Deficit for the Nine Months Ended September
  30, 1998 and 1997 (Unaudited).............................   F-64
Condensed Consolidated Statement of Cash Flows for the Nine
  Months Ended September 30, 1998 and 1997 (Unaudited)......   F-65
Notes to Condensed Consolidated Financial Statements
  (Unaudited)...............................................   F-66
BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES
Independent Auditors' Report................................   F-72
Consolidated Balance Sheet as of December 31, 1997..........   F-73
Consolidated Statement of Operations for the Year Ended
  December 31, 1997.........................................   F-74
Consolidated Statement of Cash Flows for the Year Ended
  December 31, 1997.........................................   F-75
Consolidated Statement of Shareholders' Equity for the Year
  Ended December 31, 1997...................................   F-76
Notes to Consolidated Financial Statements..................   F-77

                                                              PAGE
                                                              ----

CABLE LONDON PLC AND SUBSIDIARIES
Independent Auditors' Report................................   F-84
Consolidated Balance Sheet as of December 31, 1997..........   F-85
Consolidated Statement of Operations for the Year Ended
  December 31, 1997.........................................   F-86
Consolidated Statement of Cash Flows for the Year Ended
  December 31, 1997.........................................   F-87
Consolidated Statement of Shareholders' (Deficiency) Equity
  for the Year Ended December 31, 1997......................   F-88
Notes to Consolidated Financial Statements..................   F-89
COMTEL UK FINANCE B.V.
AUDITED COMBINED FINANCIAL STATEMENTS
Independent Auditors' Report................................   F-96
Report of Independent Accountants...........................   F-97
Combined Statements of Operations for each of the years in
  the two year period ended December 31, 1997...............   F-98
Combined Balance Sheets as of December 31, 1996 and 1997....   F-99
Combined Statements of Shareholders' Equity for each of the
  years in the two year period ended December 31, 1997......  F-100
Combined Statements of Cash Flows for each of the years in
  the two year period ended December 31, 1997...............  F-101
Notes to the Combined Financial Statements..................  F-102
COMBINED FINANCIAL STATEMENTS
Combined Statements of Operations for each of the six month
  periods ended June 30, 1997 and June 30, 1998.............  F-110
Combined Balance Sheets as of June 30, 1998.................  F-111
Combined Statement of Shareholders' Equity for the six month period ended June 30, 1998................................  F-112
Combined Statements of Cash Flows for each of the six month
  periods ended June 30, 1997 and June 30, 1998.............  F-113
Notes to the Unaudited Combined Financial Statements........  F-114
TELECENTIAL COMMUNICATIONS (CANADA) LIMITED
TELECENTIAL COMMUNICATIONS (UK) LIMITED
  AUDITED COMBINED FINANCIAL STATEMENTS
Independent Auditors' Report................................  F-116
Combined Statement of Operations for the sixteen month
  period ended December 31, 1996............................  F-117
Combined Balance Sheet as of December 31, 1996..............  F-118
Combined Statement of Shareholders' Equity for the sixteen
  month period ended December 31, 1996......................  F-119
Combined Statement of Cash Flows for the sixteen month
  period ended December 31, 1996............................  F-120
Notes to the Combined Financial Statements..................  F-121

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
NTL Incorporated

     We have audited the consolidated balance sheets of NTL Incorporated and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity (deficiency) and cash flows for each of the three years in the period ended December 31, 1998. Our audits also included the financial statement schedules listed in the Index at Item 14(a). These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of NTL Incorporated and Subsidiaries at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

ERNST & YOUNG LLP

New York, New York
March 26, 1999

                       NTL INCORPORATED AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                        DECEMBER 31
                                                              -------------------------------
                                                                   1998             1997
                                                              --------------   --------------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $  736,265,000   $   98,902,000
  Marketable securities.....................................     260,631,000        4,998,000
  Accounts receivable -- trade, less allowance for doubtful
     accounts of $38,475,000 (1998) and $8,056,000 (1997)...     152,356,000       66,022,000
  Other.....................................................      55,248,000       67,232,000
                                                              --------------   --------------
Total current assets........................................   1,204,500,000      237,154,000
Fixed assets, net...........................................   3,854,430,000    1,756,985,000
Intangible assets, net......................................     725,028,000      364,479,000
Investment in Cable London PLC, net of accumulated
  amortization of $3,093,000................................     229,093,000               --
Other assets, net of accumulated amortization of $56,264,000
  (1998) and $25,889,000 (1997).............................     181,046,000       63,021,000
                                                              --------------   --------------
Total assets................................................  $6,194,097,000   $2,421,639,000
                                                              ==============   ==============
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
  Accounts payable..........................................  $  167,079,000   $   45,475,000
  Accrued expenses and other................................     221,070,000      163,158,000
  Accrued construction costs................................      88,033,000       26,930,000
  Interest payable..........................................      34,258,000       18,875,000
  Deferred revenue..........................................      69,820,000       35,060,000
  Current portion of long-term debt.........................      23,691,000               --
                                                              --------------   --------------
Total current liabilities...................................     603,951,000      289,498,000
Long-term debt..............................................   5,043,803,000    2,015,057,000
Commitments and contingent liabilities
Deferred income taxes.......................................      67,062,000       70,218,000
Senior redeemable exchangeable preferred stock -- $.01 par
  value, plus accreted dividends; liquidation preference
  $125,000,000; less unamortized discount of $3,133,000
  (1998) and $3,444,000 (1997); issued and outstanding
  125,000 (1998) and 110,000 (1997) shares..................     124,127,000      108,534,000
SHAREHOLDERS' EQUITY (DEFICIENCY):
Series preferred stock -- $.01 par value; authorized
  10,000,000 shares:
  Series A -- liquidation preference $128,760,000; issued
     and outstanding 125,000 (1998) and none (1997)
     shares;................................................           2,000               --
  Series B -- liquidation preference $52,517,000; issued and
     outstanding 52,000 (1998) and none (1997) shares;......              --               --
  Series A -- issued and outstanding none (1998) and 780
     (1997) shares..........................................              --               --
Common stock -- $.01 par value; authorized 400,000,000
  shares; issued and outstanding 60,249,000 (1998) and
  32,210,000 (1997) shares..................................         602,000          322,000
Additional paid-in capital..................................   1,501,561,000      538,054,000
Accumulated other comprehensive income......................     104,657,000      117,008,000
(Deficit)...................................................  (1,251,668,000)    (717,052,000)
                                                              --------------   --------------
                                                                 355,154,000      (61,668,000)
                                                              --------------   --------------
Total liabilities and shareholders' equity (deficiency).....  $6,194,097,000   $2,421,639,000
                                                              ==============   ==============

                            See accompanying notes.

                       NTL INCORPORATED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                       YEAR ENDED DECEMBER 31
                                           -----------------------------------------------
                                               1998             1997             1996
                                           -------------    -------------    -------------
REVENUES
Local telecommunications and
  television.............................  $ 355,589,000    $ 166,951,000    $  89,209,000
National and international
  telecommunications.....................    248,895,000      185,194,000       45,430,000
Broadcast transmission and other.........    140,156,000      130,799,000       83,618,000
Other telecommunications.................      2,375,000        8,831,000       10,086,000
                                           -------------    -------------    -------------
                                             747,015,000      491,775,000      228,343,000
COSTS AND EXPENSES
Operating expenses.......................    372,134,000      301,644,000      144,315,000
Selling, general and administrative
  expenses...............................    299,494,000      169,133,000      114,992,000
Franchise fees...........................     25,036,000       23,587,000       13,117,000
Corporate expenses.......................     17,048,000       18,324,000       14,899,000
Nonrecurring charges.....................     (4,194,000)      20,642,000               --
Depreciation and amortization............    266,112,000      150,509,000       98,653,000
                                           -------------    -------------    -------------
                                             975,630,000      683,839,000      385,976,000
                                           -------------    -------------    -------------
Operating (loss).........................   (228,615,000)    (192,064,000)    (157,633,000)
OTHER INCOME (EXPENSE)
Interest and other income................     46,024,000       28,415,000       33,634,000
Interest expense.........................   (328,815,000)    (202,570,000)    (137,032,000)
Other gains..............................             --       21,497,000               --
Foreign currency transaction gains.......      4,152,000          574,000        2,408,000
                                           -------------    -------------    -------------
(Loss) before income taxes, minority
  interests and extraordinary item.......   (507,254,000)    (344,148,000)    (258,623,000)
Income tax benefit (provision)...........      3,327,000       15,591,000       (7,653,000)
                                           -------------    -------------    -------------
(Loss) before minority interests and
  extraordinary item.....................   (503,927,000)    (328,557,000)    (266,276,000)
Minority interests.......................             --               --       11,822,000
                                           -------------    -------------    -------------
(Loss) before extraordinary item.........   (503,927,000)    (328,557,000)    (254,454,000)
Loss from early extinguishment of debt...    (30,689,000)      (4,500,000)              --
                                           -------------    -------------    -------------
Net (loss)...............................  $(534,616,000)   $(333,057,000)   $(254,454,000)
                                           =============    =============    =============
Basic and diluted net (loss) per common
  share:
  (Loss) before extraordinary item.......  $      (12.69)   $      (10.60)   $       (8.20)
  Extraordinary item.....................           (.74)            (.14)              --
                                           -------------    -------------    -------------
Net (loss) per common share..............  $      (13.43)   $      (10.74)   $       (8.20)
                                           =============    =============    =============

                            See accompanying notes.

                       NTL INCORPORATED AND SUBSIDIARIES

          CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIENCY)

                                        SERIES A         SERIES A         SERIES B
                                       PREFERRED        PREFERRED        PREFERRED         COMMON STOCK
                                         STOCK            STOCK            STOCK          $.01 PAR VALUE
                                      ------------   ----------------   ------------   ---------------------
                                      SHARES   PAR   SHARES     PAR     SHARES   PAR     SHARES       PAR
                                      ------   ---   -------   ------   ------   ---   ----------   --------
BALANCE, DECEMBER 31, 1995..........                                                   30,202,000   $302,000
Exercise of stock options...........                                                      396,000      4,000
Exercise of warrants................                                                       53,000      1,000
Issuance of warrants in connection
  with consent solicitations........
Shares issued for acquisitions......    780    $--                                      1,415,000     14,000
Comprehensive income:
Net loss for the year ended December
  31, 1996..........................
Currency translation adjustment.....
    Total...........................
                                       ----    --    -------   ------   ------   --    ----------   --------
BALANCE, DECEMBER 31, 1996..........    780    --                                      32,066,000    321,000
Exercise of stock options...........                                                      119,000      1,000
Exercise of warrants................                                                       25,000
Accreted dividends on senior
  redeemable exchangeable preferred
  stock.............................
Accretion of discount on senior
  redeemable exchangeable preferred
  stock.............................
Comprehensive income:
Net loss for the year ended December
  31, 1997..........................
Currency translation adjustment.....
    Total...........................
                                       ----    --    -------   ------   ------   --    ----------   --------
BALANCE, DECEMBER 31, 1997..........    780    --                                      32,210,000    322,000
Exercise of stock options...........                                                      298,000      3,000
Exercise of warrants................                                                       70,000
Accreted dividends on preferred
  stock.............................
Accretion of discount on preferred
  stock.............................
Conversion of 7 1/4% Convertible
  Subordinated Notes................                                                    6,958,000     70,000
Conversion of Series Preferred
  Stock.............................   (780)                                            1,950,000     20,000
Preferred stock issued for
  acquisition.......................                 125,000   $2,000   52,000   --
Common stock issued for
  acquisition.......................                                                   18,763,000    187,000
Issuance of warrants in connection
  with consent solicitations........
Comprehensive income:
Net loss for the year ended December
  31, 1998..........................
Currency translation adjustment.....
    Total...........................
                                       ----    --    -------   ------   ------   --    ----------   --------
BALANCE, DECEMBER 31, 1998..........     --    $--   125,000   $2,000   52,000   $--   60,249,000   $602,000
                                       ====    ==    =======   ======   ======   ==    ==========   ========

                            See accompanying notes.

                       NTL INCORPORATED AND SUBSIDIARIES

                                                                           ACCUMULATED
                                           ADDITIONAL                         OTHER
                                            PAID-IN       COMPREHENSIVE   COMPREHENSIVE
                                            CAPITAL           LOSS           INCOME          (DEFICIT)
                                         --------------   -------------   -------------   ---------------
BALANCE, DECEMBER 31, 1995.............  $  462,223,000                   $  6,273,000    $  (129,541,000)
Exercise of stock options..............       1,362,000
Exercise of warrants...................         298,000
Issuance of warrants in connection with
  consent solicitations................       1,641,000
Shares issued for acquisitions.........      83,123,000
Comprehensive income:
Net loss for the year ended December
  31, 1996.............................                   $(254,454,000)                     (254,454,000)
Currency translation adjustment........                     156,868,000    156,868,000
                                                          -------------
    Total..............................                   $ (97,586,000)
                                         --------------   -------------   ------------    ---------------
BALANCE, DECEMBER 31, 1996.............     548,647,000                    163,141,000       (383,995,000)
Exercise of stock options..............       1,532,000
Exercise of warrants...................         138,000
Accreted dividends on senior redeemable
  exchangeable preferred stock.........     (11,978,000)
Accretion of discount on senior
  redeemable exchangeable preferred
  stock................................        (285,000)
Comprehensive income:
Net loss for the year ended December
  31, 1997.............................                   $(333,057,000)                     (333,057,000)
Currency translation adjustment........                     (46,133,000)   (46,133,000)
                                                          -------------
    Total..............................                   $(379,190,000)
                                         --------------   -------------   ------------    ---------------
BALANCE, DECEMBER 31, 1997.............     538,054,000                    117,008,000       (717,052,000)
Exercise of stock options..............       6,331,000
Exercise of warrants...................         508,000
Accreted dividends on preferred
  stock................................     (18,761,000)
Accretion of discount on preferred
  stock................................        (311,000)
Conversion of 7 1/4% Convertible
  Subordinated Notes...................     186,942,000
Conversion of Series Preferred Stock...         (20,000)
Preferred stock issued for
  acquisition..........................     178,493,000
Common stock issued for acquisition....     600,245,000
Issuance of warrants in connection with
  consent solicitations................      10,080,000
Comprehensive income:
Net loss for the year ended December
  31, 1998.............................                   $(534,616,000)                     (534,616,000)
Currency translation adjustment........                     (12,351,000)   (12,351,000)
                                                          -------------
         Total.........................                   $(546,967,000)
                                         --------------   -------------   ------------    ---------------
BALANCE, DECEMBER 31, 1998.............  $1,501,561,000                   $104,657,000    $(1,251,668,000)
                                         ==============   =============   ============    ===============

                            See accompanying notes.

                       NTL INCORPORATED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                           YEAR ENDED DECEMBER 31
                                                              -------------------------------------------------
                                                                   1998             1997             1996
                                                              ---------------   -------------   ---------------
OPERATING ACTIVITIES
Net loss....................................................  $  (534,616,000)  $(333,057,000)  $  (254,454,000)
Adjustment to reconcile net loss to net cash (used in)
  operating activities:
  Depreciation and amortization.............................      266,112,000     150,509,000        98,653,000
  Loss from early extinguishment of debt....................       30,689,000       4,500,000                --
  Amortization of non competition agreements................        1,389,000       1,852,000         2,906,000
  Provision for losses on accounts receivable...............       27,282,000       6,891,000         2,597,000
  Minority interests........................................               --              --       (11,822,000)
  Deferred income taxes.....................................       (3,327,000)    (16,852,000)        5,063,000
  Amortization of original issue discount...................      232,691,000     122,639,000       104,264,000
  Other.....................................................      (30,916,000)     (8,148,000)        8,578,000
  Changes in operating assets and liabilities, net of effect from business acquisitions:
    Accounts receivable.....................................      (70,364,000)    (30,430,000)       10,050,000
    Other current assets....................................       22,631,000      (6,563,000)      (20,316,000)
    Other assets............................................            6,000       2,303,000           (24,000)
    Accounts payable........................................       (2,564,000)     (4,615,000)       (2,869,000)
    Accrued expenses and other..............................       15,272,000      74,706,000        35,691,000
    Deferred revenue........................................       26,772,000      18,994,000           278,000
                                                              ---------------   -------------   ---------------
Net cash (used in) operating activities.....................      (18,943,000)    (17,271,000)      (21,405,000)
INVESTING ACTIVITIES
Purchase of fixed assets....................................     (772,144,000)   (503,656,000)     (505,664,000)
Payment of deferred purchase price..........................               --     (57,330,000)               --
Increase in other assets....................................      (35,595,000)     (4,322,000)       (6,013,000)
Acquisitions of subsidiaries and minority interests, net of
  cash acquired.............................................     (746,817,000)             --      (332,693,000)
Proceeds from sales of assets...............................        1,312,000              --                --
Purchase of marketable securities...........................     (540,639,000)   (145,939,000)               --
Proceeds from sales of marketable securities................      291,276,000     142,596,000                --
                                                              ---------------   -------------   ---------------
Net cash (used in) investing activities.....................   (1,802,607,000)   (568,651,000)     (844,370,000)
FINANCING ACTIVITIES
Proceeds from borrowings and sale of preferred stock, net of
  financing costs...........................................  $ 3,525,588,000   $ 490,302,000   $ 1,146,190,000
Principal payments..........................................     (845,018,000)   (242,424,000)      (95,283,000)
Cash placed in escrow.......................................     (217,622,000)             --                --
Cash released from escrow...................................               --              --         1,600,000
Proceeds from borrowings from minority partner..............               --              --        31,232,000
Consent solicitation payments...............................      (11,333,000)             --                --
Proceeds from exercise of stock options and warrants........        6,842,000       1,671,000         1,665,000
                                                              ---------------   -------------   ---------------
Net cash provided by financing activities...................    2,458,457,000     249,549,000     1,085,404,000
Effect of exchange rate changes on cash.....................          456,000     (10,609,000)       50,972,000
                                                              ---------------   -------------   ---------------
Increase (decrease) in cash and cash equivalents............      637,363,000    (346,982,000)      270,601,000
Cash and cash equivalents at beginning of year..............       98,902,000     445,884,000       175,283,000
                                                              ---------------   -------------   ---------------
Cash and cash equivalents at end of year....................  $   736,265,000   $  98,902,000   $   445,884,000
                                                              ===============   =============   ===============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest exclusive of
  amounts capitalized.......................................  $    90,513,000   $  72,047,000   $    27,595,000
Income taxes paid...........................................          336,000       1,107,000           367,000
Supplemental schedule of noncash financing activities
Accretion of dividends and discount on preferred stock......  $    19,072,000   $  12,263,000   $            --
Conversion of Convertible Notes, net of unamortized deferred
  financing costs of $4,738,000.............................      187,012,000              --                --
Preferred stock issued for acquisitions.....................      178,495,000              --                --
Common stock issued for acquisitions........................      600,432,000              --        34,137,000
Warrants issued in connection with consent solicitations....       10,080,000              --         1,641,000
Preferred stock issued for acquisition of minority interest,
  including notes payable to minority partner...............               --              --        49,000,000
Liabilities incurred in connection with acquisitions........               --              --        81,906,000

                            See accompanying notes.

                       NTL INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS

     NTL Incorporated (the "Company"), through its subsidiaries and joint ventures, owns and operates television and radio broadcasting, cable television, telephone and telecommunications systems in the United Kingdom. Based on revenues and identifiable assets, the Company's predominant lines of business are television and radio broadcasting, cable television, telephone and telecommunications services in the United Kingdom.

2.  SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries and entities where the Company's interest is greater than 50%. Significant intercompany accounts and transactions have been eliminated in consolidation.

  Foreign Currency Translation

     The financial statements of the Company's foreign subsidiaries have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation." All balance sheet accounts have been translated using the current exchange rates at the respective balance sheet dates. Statement of operations amounts have been translated using the average exchange rates for the respective years. The gains or losses resulting from the change in exchange rates have been reported as a component of accumulated other comprehensive income.

  Cash Equivalents

     Cash equivalents are short-term highly liquid investments purchased with a maturity of three months or less. Cash equivalents were $651,242,000 and $55,894,000 at December 31, 1998 and 1997, respectively, which consisted primarily of corporate commercial paper. At December 31, 1998 and 1997, $120,734,000 and none, respectively, of the cash equivalents were denominated in British pounds sterling.

  Marketable Securities

     Marketable securities are classified as available-for-sale, which are carried at fair value. Unrealized holding gains and losses on securities, net of tax, are carried as a component of accumulated other comprehensive income. The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in interest income. Realized gains and losses and declines in value judged to be other than temporary are included in interest income. The cost of securities sold or matured is based on the specific identification method. Interest on securities is included in interest income.

     Marketable securities at December 31, 1998 consisted principally of corporate commercial paper. Marketable securities at December 31, 1997 consisted of federal agency notes. During the

                       NTL INCORPORATED AND SUBSIDIARIES
years ended December 31, 1998, 1997 and 1996, there were no realized gains or losses on sales of securities. All of the marketable securities as of December 31, 1998 and 1997 had a contractual maturity of less than one year.

  Fixed Assets

     Fixed assets are stated at cost, which includes amounts capitalized for labor and overhead expended in connection with the design and installation of operating equipment. Depreciation is computed by the straight-line method over the estimated useful lives of the assets. Estimated useful lives are as follows: operating equipment -- 5 to 40 years and other equipment -- 3 to 40 years.

     Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and the carrying value of the asset.

  Investments

     Investments in entities in which the Company has the ability to exercise significant influence over the operating and financial policies of the investee are accounted for under the equity method. Equity method investments are recorded at original cost and adjusted periodically to recognize the Company's proportionate share of the investees' net income or losses after the date of investment, additional contributions made and dividends received. The difference between the Company's recorded investment and its proportionate interest in the book value of the investees' net assets are being amortized on a straight-line basis over 10 years.

  Intangible Assets

     Intangible assets include goodwill, license acquisition costs and customer lists. Goodwill is the excess of the purchase price over the fair value of net assets acquired in business combinations accounted for as purchases. Goodwill is amortized on a straight-line basis over the periods benefited of 15 or 30 years. License acquisition costs represent the portion of purchase price allocated to the licenses acquired in business combinations. License acquisition costs are amortized on a straight-line basis over the remaining lives of the licenses at acquisition, which vary from approximately two years to 23 years. Customer lists represent the portion of the purchase price allocated to the value of the customer base. Customer lists are amortized on a straight-line basis over 5 years. The Company continually reviews the recoverability of the carrying value of these assets using the same methodology that it uses for the evaluation of its other long-lived assets.

  Deferred Financing Costs

     Deferred financing costs were incurred in connection with the issuance of debt and are amortized over the term of the related debt.

  Capitalized Interest

     Interest is capitalized as a component of the cost of fixed assets constructed. In 1998, 1997 and 1996, interest of $27,760,000, $6,770,000 and
$10,294,000, respectively, was capitalized.

                       NTL INCORPORATED AND SUBSIDIARIES

  Revenue Recognition

     Revenues are recognized at the time the service is provided to the customer.

  Cable Television System Costs, Expenses and Revenues

     The Company accounts for costs, expenses and revenues applicable to the construction and operation of its cable television, telephone and telecommunications systems in accordance with SFAS No. 51, "Financial Reporting by Cable Television Companies."

  Advertising Expense

     The Company charges the cost of advertising to expense as incurred. Advertising costs were $33,951,000, $31,003,000 and $22,727,000 in 1998, 1997 and 1996, respectively.

  Net (Loss) Per Share

     The Company reports its basic and diluted net (loss) per share in accordance with Financial Accounting Standards Board ("FASB") SFAS No. 128, "Earnings Per Share".

  Stock-Based Compensation

     The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock option plans.

  Reclassifications

     Certain prior year amounts have been reclassified to conform to the 1998 presentation.

3.  RECENT ACCOUNTING PRONOUNCEMENTS

     In 1998, the Company adopted the following Statements of Financial Accounting Standards:

     - SFAS 130, "Reporting Comprehensive Income", which requires the components of comprehensive income to be disclosed in the financial statements.

     - SFAS 131, "Disclosures about Segments of an Enterprise and Related Information", which requires disclosures of certain information about the Company's operating segments on a basis consistent with the way in which the Company is managed and operated.

     - SFAS 132, "Employer's Disclosures about Pensions and Other Postretirement Benefits", which revises disclosures about pensions and other postretirement benefits and requires presentation of information about such plans in a standardized format.

     Adoption of these new standards required that the Company make certain new disclosures in the consolidated financial statements or in the notes to the consolidated financial statements.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is required to be adopted by the Company effective January 1, 2000. The Company is currently evaluating the impact the adoption of SFAS No. 133 will have on its earnings and financial position.

                       NTL INCORPORATED AND SUBSIDIARIES

4.  CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES

     Need for Additional Financing

     The Company will require additional financing in the future. There can be no assurance that the required financing will be obtainable on acceptable terms.

  Concentrations

     The Company's television and radio broadcasting business is substantially dependent upon contracts with a small group of companies for the right to broadcast their programming, and upon a site sharing agreement for a large number of its transmission sites. The loss of any one of these contracts or the site sharing agreement could have a material adverse effect on the business of the Company.

  Currency Risk

     To the extent that the Company obtains financing in United States dollars and incurs construction and operating costs in British pounds sterling, it will encounter currency exchange rate risks. In addition, the Company's revenues are generated primarily in British pounds sterling while its interest and principal obligations with respect to most of the Company's existing indebtedness are payable in United States dollars.

5.  FIXED ASSETS

     Fixed assets consist of:

                                                              DECEMBER 31
                                                    --------------------------------
                                                         1998              1997
                                                    --------------    --------------
Operating equipment...............................  $3,528,973,000    $1,612,440,000
Other equipment...................................     376,518,000       225,514,000
Construction-in-progress..........................     369,923,000       134,795,000
                                                    --------------    --------------
                                                     4,275,414,000     1,972,749,000
Accumulated depreciation..........................    (420,984,000)     (215,764,000)
                                                    --------------    --------------
                                                    $3,854,430,000    $1,756,985,000
                                                    ==============    ==============

6.  INTANGIBLE ASSETS

     Intangible assets consist of:

                                                               DECEMBER 31
                                                       ----------------------------
                                                           1998            1997
                                                       ------------    ------------
License acquisition costs, net of accumulated
  amortization of $69,202,000 (1998) and $46,620,000
  (1997).............................................  $153,007,000    $123,116,000
Goodwill, net of accumulated amortization of
  $32,358,000 (1998) and $13,449,000 (1997)..........   514,529,000     241,363,000
Customer lists, net of accumulated amortization of
  $3,375,000.........................................    57,492,000              --
                                                       ------------    ------------
                                                       $725,028,000    $364,479,000
                                                       ============    ============

                       NTL INCORPORATED AND SUBSIDIARIES

     The Company made the following acquisitions in 1998:

          (i) The Company acquired ComTel Limited and Telecential Communications (collectively, "ComTel") for a total of (pound)550 million comprised of (pound)475 million in cash and 125,000 shares of 9.9% Non-voting Mandatorily Redeemable Preferred Stock, Series A in two stages completed in June and September 1998. The Company financed the cash portion of the transaction through a bank loan, completed through an amendment to the Company's then existing bank facility with The Chase Manhattan Bank. The preferred stock was valued at (pound)75 million, based on an appraisal as of the date of issuance. ComTel is a provider of cable television and telecommunications services in England.

          (ii) In October 1998, a wholly-owned subsidiary of the Company, NTL (Bermuda) Limited ("NTL Bermuda") acquired all of the outstanding common stock of Comcast UK Cable Partners Limited ("Partners") in exchange for 18,763,000 shares of the Company's common stock. The Company's common stock was valued at $600,432,000, the fair value on the date prior to the announcement. Partners provides cable television and telecommunications services in England.

          (iii) In December 1998, the Company acquired Eastern Group Telecoms ("EGT") for (pound)60 million in cash and 52,000 shares of 9.9% Non-voting Mandatorily Redeemable Preferred Stock, Series B. The preferred stock was valued at $52,217,000, based on an appraisal as of the date of issuance. EGT's telecoms division has a fibre-optic network across portions of England, and its radio sites division serves mobile phone operators in portions of England.

     These acquisitions have been accounted for as purchases, and accordingly, the net assets and results of operations of the acquired businesses have been included in the consolidated financial statements from the dates of acquisition. The aggregate purchase price of $1.7 billion, which includes the related acquisition costs and the return of cash acquired in the ComTel transaction of (pound)31 million, exceeded the fair value of the net tangible assets acquired by $591 million, which has been allocated as follows: $185.6 million to the investment in Cable London PLC, $52.4 million to license acquisition costs, $60.9 million to customer lists and $292.1 million to goodwill.

     The pro forma unaudited consolidated results of operations for the years ended December 31, 1998 and 1997 assuming consummation of the above mentioned transactions as of January 1, 1997 is as follows:

                                                              DECEMBER 31
                                                     ------------------------------
                                                         1998             1997
                                                     -------------    -------------
Total revenue......................................  $ 966,694,000    $ 667,534,000
(Loss) before extraordinary item...................   (627,249,000)    (618,510,000)
Net loss...........................................   (657,938,000)    (623,010,000)
Basic and diluted net loss per share:
  (Loss) before extraordinary item.................         (11.54)          (12.64)
  Net (loss).......................................         (12.08)          (12.73)

     In 1996, the Company acquired (i) the remaining 40% interest it did not already own in CableTel Newport, which owns and operates cable television and telecommunications franchises in South Wales, (ii) the remaining 30% interest it did not already own in English Cable

                       NTL INCORPORATED AND SUBSIDIARIES

Enterprises, Inc., which owns and operates cable television and telecommunications franchises in the northern suburbs of London and (iii) all of the outstanding shares of NTL Group Limited, which provides television and radio transmission services and a range of other services in the broadcasting and telecommunications industries. The NTL Group Limited acquisition was accounted for as a purchase, and accordingly, the net assets and results of operations of NTL Group Limited was included in the consolidated financial statements from the date of acquisition. The aggregate purchase price for these acquisitions including the costs incurred was $526 million, consisting of 780 shares of Series A Preferred Stock, 1,415,000 shares of common stock and cash of L256.1 million (of which L35 million was paid in 1997). The 780 shares of Series A Preferred Stock were valued at $49 million, based on an appraisal as of the date of issuance. The 1,415,000 shares of common stock were valued at $34 million, based on the market price on the date of issuance. The aggregate purchase price exceeded the aggregate fair value of the net tangible assets acquired by $273 million, which was allocated $10 million to license acquisition costs and $263 million to goodwill.

7.  INVESTMENT IN CABLE LONDON PLC

     NTL Bermuda has a 50% ownership interest in Cable London PLC ("Cable London"). Cable London operates integrated cable television and telecommunications systems in the London metropolitan area. Included in the investment in Cable London as of December 31, 1998 are loans to Cable London of L28.5 million ($47.3 million) and accrued interest of (pound)8.6 million ($14.3 million). The loans accrue interest at a rate of 2% above the published base lending rate of Barclays Bank PLC (8.25% effective rate as of December 31, 1998) and are subordinate to Cable London's revolving bank credit facility. Of these loans, L21.0 million ($34.8 million) are convertible into ordinary shares of Cable London at a conversion price of L2.00 ($3.32) per share.

     In August 1998, Partners and Telewest Communications plc ("Telewest") entered into an agreement to rationalize their joint ownership of Cable London pursuant to an agreed procedure (the "Shoot-out"). Between April 29 and July 29, 1999, NTL Bermuda can notify Telewest of the price at which it is willing to sell its 50% ownership interest in Cable London to Telewest. Following such notification, Telewest at its option will be required at that price to either purchase NTL Bermuda's 50% ownership interest in Cable London or sell its 50% ownership interest in Cable London to NTL Bermuda. If NTL Bermuda fails to give notice to Telewest by July 29, 1999, it will be deemed to have delivered an offer notice for L100 million ($166 million).

8.  DIAMOND ACQUISITION

     The Company acquired Diamond Cable Communications plc ("Diamond") in March 1999. The Company issued an aggregate of approximately 13 million shares in exchange for each ordinary share and deferred share of Diamond at a ratio of .85 shares of the Company's common stock for four Diamond ordinary shares or one deferred share. Diamond had five different notes outstanding at December 31, 1998 for an aggregate principal amount at maturity of $1.6 billion. Diamond intends to commence an offer to repurchase its outstanding notes at 101% of their accreted value or principal amount on or about April 1, 1999 pursuant to the "change of control" provisions of the indentures. The offer will expire 30 days thereafter. The Company has entered into a bridge facility to finance the redemption of Diamond bonds tendered, if any, which is subject to certain funding conditions.

                       NTL INCORPORATED AND SUBSIDIARIES

9. LONG-TERM DEBT

     Long-term debt consists of:

                                                                      DECEMBER 31
                                                            --------------------------------
                                                                 1998              1997
                                                            --------------    --------------
10 7/8% Senior Deferred Coupon Notes ("10 7/8%
  Notes")(a)..............................................  $           --    $  194,959,000
12 3/4% Series A Senior Deferred Coupon Notes ("12 3/4%
  Notes")(b)..............................................     236,935,000       209,387,000
11 1/2% Series B Senior Deferred Coupon Notes ("11 1/2%
  Series B Notes")(c).....................................     831,976,000       743,961,000
10% Series B Senior Notes ("10% Notes")(d)................     400,000,000       400,000,000
9 1/2% Senior Sterling Notes, less unamortized discount of
  $639,000 ("Sterling Senior Notes")(e)...................     206,800,000                --
10 3/4% Senior Deferred Coupon Sterling Notes ("Sterling
  Deferred Coupon Notes")(f)..............................     317,511,000                --
9 3/4% Senior Deferred Coupon Notes ("9 3/4% Notes")(g)...     865,880,000                --
11 1/2% Senior Notes ("11 1/2% Notes")(h).................     625,000,000                --
12 3/8% Senior Deferred Coupon Notes ("12 3/8
  Notes")(i)..............................................     254,718,000                --
7 1/4% Convertible Subordinated Notes ("7 1/4 Convertible
  Notes")(j)..............................................              --       191,750,000
7% Convertible Subordinated Notes ("7% Convertible
  Notes")(k)..............................................     275,000,000       275,000,000
7% Convertible Subordinated Notes ("New Convertible
  Notes")(l)..............................................     600,000,000                --
11.2% Senior Discount Debentures ("11.2%
  Debentures")(m).........................................     421,835,000                --
Other(n)..................................................      31,839,000                --
                                                            --------------    --------------
                                                             5,067,494,000     2,015,057,000
Less current portion......................................      23,691,000                --
                                                            --------------    --------------
                                                            $5,043,803,000    $2,015,057,000
                                                            ==============    ==============

          (a) In October 1998, the Company redeemed the 10 7/8% Notes with an accreted value of $211 million for cash of $218 million. The Company recorded an extraordinary loss from the early extinguishment of the 10 7/8% Notes of approximately $12.1 million in 1998, which includes $4.8 million of unamortized deferred financing costs. In October 1993, the Company issued $212,000,000 aggregate principal amount of 10 7/8% Notes due 2003 at a price to the public of 58.873% or $124,811,000. During 1998, 1997 and 1996, the Company recognized $15,344,000, $19,591,000 and $17,620,000, respectively, of the original issue discount as interest expense.

          (b) In April 1995, the Company issued $277,803,500 aggregate principal amount of 12 3/4% Senior Deferred Coupon Notes due 2005. The 12 3/4% Notes were issued at a price to the public of 53.995% or $150,000,000. The Company incurred $6,192,000 in fees and expenses in connection with the issuance of 12 3/4% Notes which is included in deferred financing costs. The original issue discount accretes at a rate of 12 3/4%, compounded semiannually, to an aggregate principal amount of $277,803,500 by April 15, 2000. Interest will thereafter accrue at 12 3/4% per annum, payable semiannually beginning on October 15, 2000. During 1998, 1997 and 1996, the Company recognized $27,548,000, $24,344,000 and $21,515,000, respectively, of original issue discount as interest expense. The 12 3/4% Notes

                       NTL INCORPORATED AND SUBSIDIARIES
     may be redeemed at the Company's option, in whole or in part, at any time on or after April 15, 2000 at 103.64% the first year, 101.82% the second year and 100% thereafter, plus accrued and unpaid interest to the date of redemption.

          (c) In January 1996, the Company issued $1,050,000,000 aggregate principal amount of 11 1/2% Series B Senior Deferred Coupon Notes due 2006. The 11 1/2% Series B Notes were issued at a price of 57.155% of the aggregate principal amount at maturity or $600,127,500. The Company incurred $19,273,000 in fees and expenses in connection with the issuance of the 11 1/2% Series B Notes which is included in deferred financing costs. The original issue discount accretes at a rate of 11 1/2%, compounded semiannually, to an aggregate principal amount of $1,050,000,000 by February 1, 2001. Interest will thereafter accrue at 11 1/2% per annum, payable semiannually beginning on August 1, 2001. During 1998, 1997 and 1996, the Company recognized $88,015,000, $78,704,000 and $65,129,000 of original issue discount as interest expense. The 11 1/2% Series B Notes may be redeemed at the Company's option, in whole or in part, at any time on or after February 1, 2001 at 105.75% the first year, 102.875% the second year and 100% thereafter, plus accrued and unpaid interest to the date of redemption.

          (d) In February 1997, the Company issued $400,000,000 aggregate principal amount of 10% Series B Senior Notes due 2007. The Company received net proceeds of $389,000,000 after discounts and commissions from the issuance of the 10% Notes. Discounts, commissions and other fees incurred of $11,885,000 are included in deferred financing costs. The 10% Notes accrue interest at 10% per annum, payable semiannually as of August 15, 1997. The 10% Notes may be redeemed at the Company's option, in whole or in part, at any time on or after February 15, 2002 at a redemption price of 105% that declines annually to 100% in 2005, in each case together with accrued and unpaid interest to the date of redemption.

          (e) In March 1998, the Company issued L125,000,000 aggregate principal amount of 9 1/2% Senior Notes due 2008. The Sterling Senior Notes were issued at 99.67% or L124.6 million. The aggregate of the discounts, commissions and other fees incurred of $5,981,000 is included in deferred financing costs. The Sterling Senior Notes accrue interest at 9 1/2% per annum, payable semiannually, which commenced on October 1, 1998. The Sterling Senior Notes may be redeemed at the Company's option, in whole or in part, at any time on or after April 1, 2003, at a redemption price of 104 3/4% to 105 3/8% that declines annually to 100% in 2006, in each case together with accrued and unpaid interest to the date of redemption.

          (f) In March 1998, the Company issued L300,000,000 aggregate principal amount at maturity of 10 3/4% Senior Deferred Coupon Sterling Notes due 2008. The Sterling Deferred Coupon Notes were issued at 58.62% or L175.9 million. The aggregate of the discounts, commissions and other fees incurred of $9,181,000 is included in deferred financing costs. The original issue discount of the Sterling Deferred Coupon Notes accretes at a rate of 10 3/4%, compounded semiannually, to an aggregate principal amount of L300,000,000 by April 1, 2003. Interest on the Sterling Deferred Coupon Notes will thereafter accrue at 10 3/4% per annum payable semiannually beginning on October 1, 2003. In 1998, the Company recognized $25,697,000 of the original issued discount as interest expense. The Sterling Deferred Coupon Notes may be redeemed at the Company's option, in whole or in part, at any time on or after April 1, 2003, at a redemption price of 105 3/8% that declines annually to 100% in 2006, together with accrued and unpaid interest to the date of redemption.

          (g) In March 1998, the Company issued $1.3 billion aggregate principal amount at maturity of 9 3/4% Senior Deferred Coupon Notes due 2008. The
     9 3/4% Notes were issued at

                       NTL INCORPORATED AND SUBSIDIARIES

     61.724% or $802.4 million. The aggregate of the discounts, commissions and other fees incurred of $24,931,000 is included in deferred financing costs. The original issue discount of the 9 3/4% Notes accretes at a rate of 9 3/4%, compounded semiannually, to an aggregate principal amount of $1.3 billion by April 1, 2003. Interest on the 9 3/4% Notes will thereafter accrue at 9 3/4% per annum payable semiannually beginning on October 1, 2003. In 1998, the Company recognized $63,468,000 of the original issued discount as interest expense. The Sterling Deferred Coupon Notes may be redeemed at the Company's option, in whole or in part, at any time on or after April 1, 2003, at a redemption price of 105 3/8% that declines annually to 100% in 2006, together with accrued and unpaid interest to the date of redemption.

          (h) In November 1998, the Company issued $625,000,000 aggregate principal amount of 11 1/2% Senior Notes due 2008. The aggregate of the discounts, commissions and other fees incurred of $18,253,000 is included in deferred financing costs. The 11 1/2% Notes accrue interest at 11 1/2% per annum, payable semiannually beginning on April 1, 1999. The 11 1/2% Notes may be redeemed, at the Company's option, in whole or in part, at any time on or after October 1, 2003 at a redemption price of 105.75% that declines annually to 100% in 2006, in each case together with accrued and unpaid interest to the date of redemption.

          (i) In November 1998, the Company issued $450,000,000 aggregate principal amount at maturity of 12 3/8% Senior Deferred Coupon Notes due 2008. The 12 3/8% Notes were issued at 55.505% or $249,773,000. The aggregate of the discounts, commissions and other fees incurred of $8,040,000 is included in deferred financing costs. The original issue discount on the 12 3/8% Notes accretes at a rate of 12 3/8%, compounded semiannually, to an aggregate principal amount of $450,000,000 by October 1, 2003. Interest will thereafter accrue at 12 3/8% per annum, payable semiannually beginning on April 1, 2004. In 1998, the Company recognized $4,945,000 of the original issue discount as interest expense. The 12 3/8% Notes may be redeemed, at the Company's option, in whole or in part, at any time on or after October 1, 2003 at a redemption price of 106.188% that declines annually to 100% in 2006, in each case together with accrued and unpaid interest to the date of redemption.

          (j) In April and May 1995, the Company issued $191,750,000 principal amount of 7 1/4% Convertible Subordinated Notes due 2005. In March 1998, the Company called for redemption all of the 7 1/4% Convertible Notes. The redemption date was April 20, 1998, at a redemption price of 105.08% of the principal amount plus accrued and unpaid interest through the date of redemption. The 7 1/4% Convertible Notes were convertible into common stock at a conversion price of $27.56 per share. In April 1998, all of the 7 1/4% Convertible Notes were converted into approximately 6,958,000 shares of the Company's common stock.

          (k) In June 1996, the Company issued $275,000,000 aggregate principal amount of 7% Convertible Subordinated Notes due 2008. Interest payments began on December 15, 1996 and interest is payable every six months thereafter. The 7% Convertible Notes mature on June 15, 2008. The 7% Convertible Notes are unsecured obligations convertible into shares of common stock prior to maturity at a conversion price of $37.875 per share, subject to adjustment. There are approximately 7,261,000 shares of common stock reserved for issuance upon conversion of the 7% Convertible Notes. The 7% Convertible Notes are redeemable, in whole or in part, at the option of the Company at any time on or after June 15, 1999, at a redemption price of 104.9% that declines annually to 100% in 2006, in each case together with accrued and unpaid interest to the redemption date. The Company incurred $8,616,000 in fees and expenses in connection with the issuance of the 7% Convertible Notes, which is included in deferred financing costs.

                       NTL INCORPORATED AND SUBSIDIARIES

          (l) In December 1998, the Company issued $600,000,000 aggregate principal amount of 7% Convertible Subordinated Notes due 2008. Interest is payable semiannually on June 15 and December 15 of each year, commencing June 15, 1999. The New Convertible Notes mature on December 15, 2008. The New Convertible Notes are unsecured obligations convertible into shares of common stock prior to maturity at a conversion price of $61.25 per share, subject to adjustment. There are approximately 9,796,000 shares of common stock reserved for issuance upon conversion of the New Convertible Notes. The New Convertible Notes are redeemable, in whole or in part, at the option of the Company, at any time on or after December 15, 2001, at a redemption price of 104.375% that declines annually to 100% in 2006, in each case together with accrued and unpaid interest to the redemption date. The Company incurred $16,729,000 in fees and expenses in connection with the issuance of the New Convertible Notes which is included in deferred financing costs.

          (m) NTL Bermuda has assumed the obligations of Partners' $517.3 million principal amount at maturity, 11.2% Debentures. Interest accretes on the 11.2% Debentures at 11.2% per annum compounded semi-annually from November 15, 1995 to November 15, 2000, after which date interest will be paid in cash on each May 15 and November 15 through November 15, 2007. In 1998, the Company recognized $7,674,000 of the original issue discount as interest expense.

          (n) Other includes notes payable by NTL Bermuda to Comcast U.K. Holdings, Inc. (an affiliate of a shareholder of the Company) of $20,428,000 and other obligations of subsidiaries of NTL Bermuda of $11,411,000. The notes payable accrue interest at 9% and are due in September 1999.

     The indentures governing the notes issued by the Company and the 11.2% Debentures contain restrictions relating to, among other things: (i) incurrence of additional indebtedness and issuance of preferred stock, (ii) dividend and other payment restrictions and (iii) mergers, consolidations and sales of assets.

     In connection with the ComTel acquisition, the Company borrowed an aggregate of (pound)475 million under its credit facility from The Chase Manhattan Bank. In November 1998, the Company received net proceeds of $849 million from the issuance of the 11 1/2% Notes and the 12 3/8% Notes, a substantial portion of which was used to repay the $799 million outstanding under the bank loan. The Company recorded an extraordinary loss from the early extinguishment of the bank loan of $18,579,000 in 1998.

     The Company required consents from the holders of some of its notes to modify certain indenture provisions in order to proceed with the Partners acquisition. In October 1998, the Company paid $11,333,000 in consent payments and issued warrants to purchase 766,000 shares of common stock in lieu of additional consent payments of $10,080,000. In 1996, pursuant to the terms of the consent solicitations to the holders of the 10 7/8% Notes and to the holders of the 12 3/4% Notes to gain consent to modify certain indenture provisions, the Company paid an aggregate of $3,592,000 in consent payments and issued warrants to purchase 164,000 shares of common stock in lieu of additional consent payments of $1,641,000.

     The 11.2% Debentures restrict the payment of cash dividends and loans from NTL Bermuda to the Company. At December 31, 1998, restricted net assets of NTL Bermuda were approximately $587 million.

                       NTL INCORPORATED AND SUBSIDIARIES

     Long-term debt repayments are due as follows:

Year ended December 31:
     1999...................................  $   23,691,000
     2000...................................       1,539,000
     2001...................................       1,261,000
     2002...................................       1,090,000
     2003...................................         999,000
     Thereafter.............................   5,038,914,000
                                              --------------
                                              $5,067,494,000
                                              ==============

10.  REDEEMABLE PREFERRED STOCK

     In February 1997, the Company issued $100,000,000 of its 13% Senior Redeemable Exchangeable Preferred Stock (the "Redeemable Preferred Stock"). The Company received net proceeds of $96,625,000 after discounts and commissions from the issuance of the Redeemable Preferred Stock. Discounts, commissions and other fees incurred of $3,729,000 were recorded as unamortized discount at issuance.

     Of the 2,500,000 authorized shares of Series Preferred Stock, 100,000 shares of Redeemable Preferred Stock were issued. Dividends accrue at 13% per annum ($130 per share) and are payable quarterly in arrears as of May 15, 1997. Dividends, whether or not earned or declared, will accrue without interest until declared and paid, which declaration may be for all or part of the accrued dividends. Dividends accruing on or prior to February 15, 2004 may, at the option of the Company, be paid in cash, by the issuance of additional Redeemable Preferred Stock or in any combination of the foregoing. As of December 31, 1998, the Company has accrued $27,260,000 for dividends and has issued approximately 25,000 shares for $25,225,000 of such accrued dividends. The Redeemable Preferred Stock may be redeemed, at the Company's option, in whole or in part, at any time on or after February 15, 2002 at a redemption price of 106.5% of the liquidation preference of $1,000 per share that declines annually to 100% in 2005, in each case together with accrued and unpaid dividends to the redemption date. The Redeemable Preferred Stock is subject to mandatory redemption on February 15, 2009. On any scheduled dividend payment date, the Company may, at its option, exchange all of the shares of Redeemable Preferred Stock then outstanding for the Company's 13% Subordinated Exchange Debentures due 2009 (the "Subordinated Debentures").

     The Subordinated Debentures, if issued, will bear interest at a rate of 13% per annum, payable semiannually in arrears on February 15 and August 15 of each year commencing with the first such date to occur after the date of exchange. Interest accruing on or prior to February 15, 2004 may, at the option of the Company, be paid in cash, by the issuance of additional Subordinated Debentures or in any combination of the foregoing. The Subordinated Debentures will be redeemable, at the Company's option, in whole or in part, on or after February 15, 2002 at a redemption price of 106.5% that declines annually to 100% in 2005, in each case together with accrued and unpaid interest to the redemption date.

11.  NONRECURRING CHARGES INCLUDING RESTRUCTURING CHARGES

     Nonrecurring charges of $20,642,000 in 1997 include deferred costs written-off of $5,013,000 and restructuring costs of $15,629,000. The deferred costs written-off arose in connection with the Company's unsuccessful bid for United Kingdom digital terrestrial television multiplex

                       NTL INCORPORATED AND SUBSIDIARIES
licenses. Restructuring costs relate to the Company's announcement in September 1997 of a reorganization of certain of its operations. This charge consisted of employee severance and related costs of $6,726,000 for approximately 280 employees to be terminated, lease exit costs of $6,539,000 and penalties of $2,364,000 associated with the cancellation of contractual obligations. As of December 31, 1998, $9,172,000 of the provision has been used, including $5,558,000 for severance and related costs, $1,450,000 for lease exit costs and $2,164,000 for penalties associated with the cancellation of contractual obligations. As of December 31, 1998, 177 employees had been terminated. The $4,194,000 reversed in 1998 from changes in estimates of costs to be incurred includes $1,168,000 for severance and related costs, $2,826,000 for lease exit costs and $200,000 for penalties associated with the cancellation of contractual obligations. This reversal was necessary because employees whose positions were eliminated chose to remain with the Company in other positions rather than leave the Company and receive severence pay; and the real estate markets in which the Company sublet space improved increasing the sublet rentals and shortening the period of time required to find sub tenants. The remaining restructuring reserve of $2,263,000 is for lease costs net of sublease revenue.

12.  OTHER GAINS

     Other gains of $21,497,000 in 1997 include a legal settlement of $10,000,000 and a gain on the sale of fixed assets of $11,497,000. In October 1997, following the U.S. District Court's decision to dismiss the Company's complaint against LeGroupe Videotron Ltee and its subsidiary, the Company entered into a Settlement Agreement dismissing the Company's complaint in exchange for a payment of $10,000,000. In December 1997, a U.S. subsidiary of the Company sold its fixed and other assets utilized in its microwave transmission service business and recognized a gain of $11,497,000.

13.  INCOME TAXES

     The provision (benefit) for income taxes consists of the following:

                                                   YEAR ENDED DECEMBER 31
                                          -----------------------------------------
                                             1998            1997           1996
                                          -----------    ------------    ----------
Current:
  Federal...............................  $        --    $         --    $       --
  State and local.......................           --       1,261,000       344,000
  Foreign...............................           --              --     2,246,000
                                          -----------    ------------    ----------
Total current...........................           --       1,261,000     2,590,000
                                          -----------    ------------    ----------
Deferred:
  Federal...............................           --              --            --
  State and local.......................           --              --            --
  Foreign...............................   (3,327,000)    (16,852,000)    5,063,000
                                          -----------    ------------    ----------
Total deferred..........................   (3,327,000)    (16,852,000)    5,063,000
                                          -----------    ------------    ----------
                                          $(3,327,000)   $(15,591,000)   $7,653,000
                                          ===========    ============    ==========

                       NTL INCORPORATED AND SUBSIDIARIES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the deferred tax liabilities and assets are as follows:

                                                              DECEMBER 31
                                                     ------------------------------
                                                         1998             1997
                                                     -------------    -------------
Deferred tax liabilities:
  Fixed assets.....................................  $  68,766,000    $  68,380,000
  Other............................................      6,598,000        4,894,000
                                                     -------------    -------------
Total deferred tax liabilities.....................     75,364,000       73,274,000
Deferred tax assets:
  Net operating losses.............................    244,394,000      107,208,000
  Net deferred interest expense....................    113,993,000       94,689,000
  Depreciation and amortization....................    107,378,000       16,935,000
  Other............................................     19,975,000       18,164,000
                                                     -------------    -------------
Total deferred tax assets..........................    485,740,000      236,996,000
Valuation allowance for deferred tax assets........   (477,438,000)    (233,940,000)
                                                     -------------    -------------
Net deferred tax assets............................      8,302,000        3,056,000
                                                     -------------    -------------
Net deferred tax liabilities.......................  $  67,062,000    $  70,218,000
                                                     =============    =============

     At December 31, 1998, the Company had net operating loss carryforwards of approximately $280,000,000 for U.S. federal income tax purposes that expire in varying amounts commencing in 2009. The Company also has United Kingdom net operating loss carryforwards of approximately $470,000,000 which have no expiration date. Pursuant to United Kingdom law, these losses are only available to offset income of the separate entity that generated the loss.

     The Company is currently undergoing a U.S. federal income tax audit. The Internal Revenue Service has issued notices of proposed adjustment. The Company does not expect that the audit adjustments, if any, will have a material adverse effect on its financial position, results of operations or cash flows.

     The reconciliation of income taxes computed at U.S. federal statutory rates to income tax expense is as follows:

                                                YEAR ENDED DECEMBER 31
                                    ----------------------------------------------
                                        1998             1997             1996
                                    -------------    -------------    ------------
Provision (benefit) at federal
  statutory rate (35%)............  $(188,309,000)   $(120,452,000)   $(90,518,000)
  Add (deduct):
  State and local income tax, net
     of federal benefit...........             --          820,000         224,000
  Foreign losses with no
     benefit......................     83,500,000       59,804,000      44,610,000
  Amortization of goodwill and
     license acquisition costs....      4,366,000        3,925,000       4,031,000
  U.S. losses with no benefit.....     97,116,000       40,312,000      49,184,000
  Other...........................             --               --         122,000
                                    -------------    -------------    ------------
                                    $  (3,327,000)   $ (15,591,000)   $  7,653,000
                                    =============    =============    ============

                       NTL INCORPORATED AND SUBSIDIARIES

14.  FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

          Cash and cash equivalents: The carrying amounts reported in the consolidated balance sheets approximate fair value.

          Long-term debt: The fair values of the Company's debt are based on the quoted market prices.

          Redeemable Preferred Stock: The fair value is based on the quoted market price.

     The carrying amounts and fair values of the Company's financial instruments are as follows:

                                      DECEMBER 31, 1998              DECEMBER 31, 1997
                                 ----------------------------    --------------------------
                                   CARRYING                       CARRYING
                                    AMOUNT        FAIR VALUE       AMOUNT       FAIR VALUE
                                 ------------    ------------    -----------    -----------
Cash and cash equivalents......  $736,265,000    $736,265,000    $98,902,000    $98,902,000
Long-term debt:
  10 7/8% Notes................            --              --    194,959,000    199,810,000
  12 3/4% Notes................   236,935,000     252,801,000    209,387,000    230,577,000
  11 1/2% Series B Notes.......   831,976,000     882,000,000    743,961,000    819,000,000
  10% Notes....................   400,000,000     408,000,000    400,000,000    422,000,000
  Sterling Senior Notes........   206,800,000     192,917,000             --             --
  Sterling Deferred Coupon
     Notes.....................   317,511,000     293,732,000             --             --
  9 3/4% Notes.................   865,880,000     835,250,000             --             --
  11 1/2% Notes................   625,000,000     681,250,000             --             --
  12 3/8% Notes................   254,718,000     274,500,000             --             --
  7 1/4% Convertible Notes.....            --              --    191,750,000    212,843,000
  7% Convertible Notes.........   275,000,000     411,125,000    275,000,000    264,688,000
  New Convertible Notes........   600,000,000     656,340,000             --             --
  11.2% Debentures.............   421,835,000     437,119,000             --             --
  Redeemable Preferred Stock...   124,127,000     124,127,000    108,534,000    121,846,000

15. RELATED PARTY TRANSACTIONS

     On July 25, 1990, Cellular Communications, Inc. ("CCI") and AirTouch Communications, Inc. ("AirTouch") entered into a Merger and Joint Venture Agreement, as amended as of December 14, 1990. In connection with this agreement, on July 31, 1991, CCI distributed to its shareholders the stock of the Company.

     Through August 1996, CCI provided management, financial and legal services to the Company. Amounts charged to the Company included direct costs where identifiable, and indirect costs allocated utilizing direct labor hours as reported by the common officers and employees of CCI and the Company. For the year ended December 31, 1996, CCI charged $1,194,000 which is included in corporate expenses. In August 1996, upon the merger of CCI with AirTouch, the Company commenced providing management, financial, legal and technical services to Cellular Communications International, Inc. ("CCII") and Cellular Communications of Puerto Rico, Inc. (formerly CoreComm Incorporated) ("CCPR"). In 1996, the Company charged CCII and CCPR $351,000 and $200,000, respectively, which included direct costs where identifiable and allocated

                       NTL INCORPORATED AND SUBSIDIARIES
corporate overhead based upon the amount of time incurred on CCII and CCPR business by the common officers and employees of the Company, CCII and CCPR. These charges reduced corporate expenses in 1996.

     In January 1997, the Company, CCPR and CCII agreed to a change in the Company's fee for the provision of services. In 1997, the Company charged CCPR and CCII $1,492,000 and $871,000, respectively, for direct costs where identifiable and a fixed percentage of its corporate overhead. In 1998, the Company charged CCPR, CCII and CoreComm Limited (which was formed in 1998 and has certain common officers and directors with the Company) $1,148,000, $982,000 and $313,000, respectively, for direct costs where identifiable and a fixed percentage of its corporate overhead. These charges reduced corporate expenses. In the opinion of management of the Company, the allocation methods are reasonable.

     As of December 31, 1998 and 1997, the Company had receivables of none and $69,000 from CCII, $588,000 and $71,000 from CCPR and $1,038,000 and none from CoreComm Limited, respectively.

16.  NET LOSS PER COMMON SHARE

     The following table sets forth the computation of basic and diluted net loss per share:

                                                       YEAR ENDED DECEMBER 31
                                           -----------------------------------------------
                                               1998             1997             1996
                                           -------------    -------------    -------------
Numerator:
Loss before extraordinary item...........  $(503,927,000)   $(328,557,000)   $(254,454,000)
Preferred stock dividend.................    (18,761,000)     (11,978,000)              --
                                           -------------    -------------    -------------
                                            (522,688,000)    (340,535,000)    (254,454,000)
Extraordinary item.......................    (30,689,000)      (4,500,000)              --
                                           -------------    -------------    -------------
Loss available to common shareholders....  $(553,377,000)   $(345,035,000)   $(254,454,000)
                                           -------------    -------------    -------------
Denominator for basic net loss per common
  share..................................     41,202,000       32,117,000       31,041,000
Effect of dilutive securities............             --               --               --
                                           -------------    -------------    -------------
Denominator for diluted net loss per
  common share...........................     41,202,000       32,117,000       31,041,000
                                           -------------    -------------    -------------
Basic and diluted net loss per common
  share:
  Loss before extraordinary item.........  $      (12.69)   $      (10.60)   $       (8.20)
  Extraordinary item.....................           (.74)            (.14)              --
                                           -------------    -------------    -------------
  Net loss...............................  $      (13.43)   $      (10.74)   $       (8.20)
                                           =============    =============    =============

     Stock options, warrants and convertible securities are excluded from the calculation of net loss per common share as their effect would be antidilutive.

17.  SHAREHOLDERS' EQUITY (DEFICIENCY)

  Series Preferred Stock

     In September 1998, the Company issued 125,000 shares of 9.9% Non-voting Mandatorily Redeemable Preferred Stock, Series A (the "Series A Preferred Stock") in connection with the ComTel acquisition. Each share of Series A Preferred Stock has a stated value of $1,000.

                       NTL INCORPORATED AND SUBSIDIARIES

Cumulative dividends accrue at 9.9% of the stated value per share. Dividends are payable when and if declared by the Board of Directors and may be paid, in the sole discretion of the Board, in cash, in shares of common stock, in shares of Convertible Preferred Stock or through any combination of the foregoing. As of December 31, 1998, accrued and unpaid dividends were $3,480,000. On December 22, 1999, all outstanding shares of the Series A Preferred Stock shall be redeemed for $1,000 per share together with accrued and unpaid dividends, at the Company's option, in cash, in shares of common stock, in shares of Convertible Preferred Stock or through any combination of the foregoing.

     In December 1998, the Company issued 52,000 shares of 9.9% Non-voting Mandatorily Redeemable Preferred Stock, Series B (the "Series B Preferred Stock") in connection with the EGT acquisition. Each share of Series B Preferred Stock has a stated value of $1,000. Cumulative dividends accrue at 9.9% of the stated value per share. Dividends are payable when and if declared by the Board of Directors and may be paid, in the sole discretion of the Board, in cash, in shares of common stock, or through a combination of the foregoing. The Series B Preferred Stock may be redeemed, at the Company's option, any time at a price equal to $1,000 per share, together with accrued and unpaid dividends to the redemption date. On July 1, 2000 all outstanding shares of Series B Preferred Stock shall be redeemed for $1,000 per share together with accrued and unpaid dividends, at the Company's option, in cash, in shares of common stock, or through a combination of the foregoing.

     As of December 31, 1998, the Series A Preferred Stock and the Series B Preferred Stock would have been redeemable into an aggregate of 3,140,000 shares of the Company's common stock.

     In October 1996, 780 shares of Non-Voting Convertible Preferred Stock, Series A ("Convertible Preferred Stock") were issued in connection with the CableTel Newport acquisition. In May 1998, the 780 outstanding shares of Convertible Preferred Stock were converted into 1,950,000 shares of Common Stock.

  Warrants

     The Company has the following warrants outstanding as of December 31, 1998:
(i) warrants to purchase an aggregate of 756,000 shares of common stock at $5.57 per share issued in 1993 that expire in 2000 (899,000 were originally issued),
(ii) warrants to purchase an aggregate of 158,000 shares of common stock at $23.78 per share issued in 1996 that expire in 2006 (164,000 were originally issued) and (iii) warrants to purchase an aggregate of 766,000 shares of common stock at $43.39 per share issued in 1998 that expire in 2008 (766,000 were originally issued).

  Shareholder Rights Plan

     The Rights Agreement provides that one Right will be issued with each share of common stock issued on or after October 13, 1993. The Rights are exercisable upon the occurrence of certain potential takeover events and will expire in October 2003 unless previously redeemed by the Company. When exercisable, each Right entitles the owner to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock ("Rights Preferred Stock") at a purchase price of $100.

     The Rights Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $.01 per share and will be entitled to an aggregate dividend of 100 times the dividend, if any, declared per share of common stock. In the event of liquidation, the holders of

                       NTL INCORPORATED AND SUBSIDIARIES

Rights Preferred Stock will be entitled to a minimum preferential liquidation payment of $1 per share and will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each share of Rights Preferred Stock will have 100 votes and will vote together with the common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are changed or exchanged, each share of Rights Preferred Stock will be entitled to receive 100 times the amount received per share of common stock. The Rights are protected by customary antidilution provisions.

     There are 2,500,000 authorized shares of Series Preferred Stock of which 1,000,000 shares are designated Rights Preferred Stock.

  Stock Options

     There are 2,164,000 shares of common stock reserved for issuance under the OCOM Corporation (a wholly-owned subsidiary of the Company) 1991 Stock Option Plan. The plan provides that incentive stock options ("ISOs") be granted at the fair market value of OCOM's common stock on the date of grant, and nonqualified stock options ("NQSOs") be granted at not less than 85% of the fair market value of OCOM's common stock on the date of grant. Options are exercisable as to 20% of the shares subject thereto on the date of grant and become exercisable as to an additional 20% of the shares subject thereto on each January 1 thereafter, while the optionee remains an employee of the Company. Options will expire ten years after the date of the grant.

     There are 6,653,000 shares of common stock reserved for issuance under the NTL Incorporated 1993 Stock Option Plan. The exercise price of an ISO may not be less than 100% of the fair market value of the Company's common stock on the date of grant, and the exercise price of a NQSO may not be less than 85% of the fair market value of the Company's common stock on the date of grant. Options are exercisable as to 20% of the shares subject thereto on the date of grant and become exercisable as to an additional 20% of the shares subject thereto on each January 1 thereafter, while the optionee remains an employee of the Company. Options will expire ten years after the date of the grant.

     There are 100,000 shares of common stock reserved for issuance under the OCOM Corporation Non-Employee Director Stock Option Plan. The plan provides that all options be granted at the fair market value of OCOM's common stock on the date of grant, and options will expire ten years after the date of the grant. Options are exercisable as to 20% of the shares subject thereto on the date of grant and become exercisable as to an additional 20% of the shares subject thereto on each subsequent anniversary of the grant date, while the optionee remains a director of the Company. Options will expire ten years after the date of the grant.

     There are 320,000 shares of common stock reserved for issuance under the NTL Incorporated 1993 Non-Employee Director Stock Option Plan. Under the terms of this plan, options will be granted to members of the Board of Directors who are not employees of the Company or any of its affiliates. The plan provides that all options be granted at the fair market value of the Company's common stock on the date of grant, and options will expire ten years after the date of the grant. Options are exercisable as to 20% of the shares subject thereto on the date of grant and become exercisable as to an additional 20% of the shares subject thereto on each subsequent anniversary of the grant date while the optionee remains a director of the Company. Options will expire ten years after the date of the grant.

     There are 15,000,000 shares of common stock reserved for issuance under the 1998 Non-Qualified Stock Option Plan. The exercise price of a NQSO shall be determined by the

                       NTL INCORPORATED AND SUBSIDIARIES

Compensation and Option Committee. Options are exercisable as to 20% of the shares subject thereto on the date of grant and become exercisable as to an additional 20% of the shares subject thereto on each January 1 thereafter, while the optionee remains an employee of the Company. Options will expire ten years after the date of the grant.

     Pro forma information regarding net loss and net loss per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for 1998, 1997 and 1996: risk-free interest rates of 5.02%, 5.89% and 6.56%, respectively, dividend yield of 0%, volatility factor of the expected market price of the Company's common stock of .331, .276 and .255, respectively, and a weighted-average expected life of the option of 10 years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Following is the Company's pro forma information:

                                               YEAR ENDED DECEMBER 31
                                   -----------------------------------------------
                                       1998             1997             1996
                                   -------------    -------------    -------------
Pro forma net (loss).............  $(580,747,000)   $(343,850,000)   $(261,245,000)
Basic and diluted pro forma net
  (loss) per share...............  $      (14.55)   $      (11.08)   $       (8.42)

     A summary of the Company's stock option activity and related information for the years ended December 31 follows:

                                   1998                            1997                           1996
                       -----------------------------   ----------------------------   ----------------------------
                                       WEIGHTED-                      WEIGHTED-                      WEIGHTED-
                                        AVERAGE                        AVERAGE                        AVERAGE
                       NUMBER OF        EXERCISE       NUMBER OF       EXERCISE       NUMBER OF       EXERCISE
                        OPTIONS          PRICE          OPTIONS         PRICE          OPTIONS         PRICE
                       ----------   ----------------   ---------   ----------------   ---------   ----------------
Outstanding --
  beginning of
  year...............   8,157,000        $15.98        6,738,000        $14.10        5,934,000        $11.04
Granted..............   8,864,000         37.59        1,571,000         23.97        1,390,000         25.94
Exercised............    (298,000)        21.24         (119,000)        12.85         (396,000)         3.44
Forfeited............    (275,000)        46.47          (33,000)        23.78         (190,000)        27.39
                       ----------        ------        ---------        ------        ---------        ------
Outstanding -- end of
  year...............  16,448,000        $27.02        8,157,000        $15.98        6,738,000        $14.10
                       ==========        ======        =========        ======        =========        ======
Exercisable at end of
  year...............   7,046,000        $16.55        5,663,000        $12.39        4,258,000        $10.71
                       ==========        ======        =========        ======        =========        ======

     Weighted-average fair value of options, calculated using the Black-Scholes option pricing model, granted during 1998, 1997 and 1996 is $20.54, $12.74 and $13.98, respectively.

                       NTL INCORPORATED AND SUBSIDIARIES

     The following table summarizes the status of the stock options outstanding and exercisable at December 31, 1998:

                               STOCK OPTIONS OUTSTANDING                     STOCK OPTIONS EXERCISABLE
                   --------------------------------------------------   ------------------------------------
RANGE OF EXERCISE  NUMBER OF    WEIGHTED-REMAINING   WEIGHTED-AVERAGE                       WEIGHTED-AVERAGE
     PRICES         OPTIONS      CONTRACTUAL LIFE     EXERCISE PRICE    NUMBER OF OPTIONS    EXERCISE PRICE
-----------------  ----------   ------------------   ----------------   -----------------   ----------------
$ 0.18 to $ 0.56       77,000       2.6 Years            $ 0.245               77,000           $ 0.245
$ 0.70 to $ 1.12      150,000       2.6 Years            $ 0.745              150,000           $ 0.745
$ 1.53 to $ 2.69      355,000       2.5 Years            $ 2.157              355,000           $ 2.157
$ 3.00 to $ 4.50       47,000       3.5 Years            $ 3.230               47,000           $ 3.230
$ 8.00 to $14.70    3,289,000       4.4 Years            $ 8.833            3,289,000           $ 8.833
$15.00 to $22.88    1,390,000       6.4 Years            $21.704            1,087,000           $21.671
$23.00 to $33.25    2,676,000       8.0 Years            $25.581            1,399,000           $26.088
$36.50 to $45.00    8,192,000       9.2 Years            $36.912              591,000           $40.485
$46.00 to $55.69      272,000       9.9 Years            $49.014               51,000           $49.202
                   ----------       ---------            -------            ---------           -------
     Total         16,448,000                                               7,046,000
                   ==========                                               =========

     As of December 31,1998, the Company has 38,325,000 shares of its common stock reserved for issuance upon the exercise of warrants and stock options and the conversion of debt and preferred stock.

18.  EMPLOYEE BENEFIT PLANS

     Certain subsidiaries of NTL Group Limited operate a defined benefit pension plan in the United Kingdom. The assets of the Plan are held separately from those of NTL Group Limited and are invested in specialized portfolios under the management of an investment group. The pension cost is calculated using the attained age method. The Company's policy is to fund amounts to the defined benefit plan necessary to comply with the funding requirements as prescribed by the laws and regulations in the United Kingdom.

                       NTL INCORPORATED AND SUBSIDIARIES

                                                              YEAR ENDED DECEMBER 31
                                                              ----------------------
                                                                1998         1997
                                                              ---------    ---------
                                                                  (IN THOUSANDS)
Change in benefit obligation
Benefit obligation at beginning of year.....................  $202,645     $157,002
Service cost................................................    13,365       10,693
Interest cost...............................................    14,684       12,765
Actuarial losses/(gains)....................................   (14,640)      26,732
Foreign currency exchange rate changes......................     2,363           --
Benefits paid...............................................    (4,968)      (4,547)
                                                              --------     --------
Benefit obligation at end of year...........................  $213,449     $202,645
                                                              ========     ========
Change in plan assets
Fair value of plan assets at beginning of year..............  $193,607     $158,965
Actual return on plan assets................................    24,144       30,852
Foreign currency exchange rate changes......................     2,257           --
Company contributions.......................................    10,233        8,905
Benefits paid...............................................    (4,968)      (4,547)
Other.......................................................        --         (568)
                                                              --------     --------
Fair value of plan assets at end of year....................  $225,273     $193,607
                                                              ========     ========
Funded status of the plan (underfunded).....................  $ 11,824     $ (9,038)
Unrecognized net actuarial losses/(gains)...................   (23,060)      (1,057)
Unrecognized transition obligation..........................     9,306       10,118
                                                              --------     --------
Prepaid/(accrued)benefit cost...............................  $ (1,930)    $     23
                                                              ========     ========
Actuarial assumptions:
  Weighted average discount rate............................      5.75%        7.25%
  Weighted average rate of compensation increase............      5.50%        8.00%
  Expected long-term rate of return on plan assets..........      8.00%        9.00%

     The components of net pension costs are as follows:

                                                  YEAR ENDED DECEMBER 31
                                       --------------------------------------------
                                           1998            1997            1996
                                       ------------    ------------    ------------
Service cost.........................  $ 13,365,000    $ 10,693,000    $  7,997,000
Interest cost........................    14,684,000      12,765,000      11,679,000
Actual return on plan assets.........   (24,144,000)    (30,852,000)    (16,103,000)
Net amortization and deferral........     8,282,000      17,327,000       4,241,000
                                       ------------    ------------    ------------
                                       $ 12,187,000    $  9,933,000    $  7,814,000
                                       ============    ============    ============

19.  LEASES

     Leases for buildings, office space and equipment extend through 2031. Total rental expense for the years ended December 31, 1998, 1997 and 1996 under operating leases was $29,356,000, $20,674,000 and $14,886,000, respectively.

                       NTL INCORPORATED AND SUBSIDIARIES

     Future minimum lease payments under noncancellable operating leases as of December 31, 1998 are as follows:

                                                OPERATING
                                                  LEASES
                                               ------------
Year ended December 31:
     1999....................................  $ 33,730,000
     2000....................................    35,499,000
                                                 36,658,000
     2001....................................            --
     2002....................................    33,231,000
     2003....................................    22,048,000
     Thereafter..............................   287,797,000
                                               ------------
                                               $448,963,000
                                               ============

20.  COMMITMENTS AND CONTINGENT LIABILITIES

     As of December 31, 1998, the Company was committed to pay approximately $264,000,000 for equipment and services.

     The Company has various licenses for its cable television, telephone and telecommunications business, and for its transmission and distribution services. The Company's license fees in 1998 were $5,924,000.

     Pursuant to the terms of the Company's local delivery operator license ("LDL") for Northern Ireland, a subsidiary of the Company is required to make annual cash payments to the ITC for 15 years in the amount of approximately L15.4 million (subject to adjustment for inflation). This is in addition to the percentages of qualifying revenue payments of 0% for the first ten years and 2% for the last five years of the LDL.

     In December 1998, a wholly-owned subsidiary of the Company acquired 9 million shares, representing 6.3% of the issued share capital, of Newcastle United PLC (the Newcastle United football club) for cash of approximately $17 million. In conjunction with the sale of shares, the seller entered into an irrevocable commitment to the Company that if the Company makes an offer for all of the issued share capital of Newcastle United, it will accept that offer in respect of the remaining balance of its shares. The seller would sell Newcastle United shares representing 50.8% of the issued share capital at a price of 111.7 pence per share in cash, or at the Company's option, in a zero coupon note.

     The Company is involved in, or has been involved in, certain disputes and litigation arising in the ordinary course of its business. None of these matters are expected to have a material adverse effect on the Company's financial position, results of operations or cash flows.

21.  INDUSTRY SEGMENTS

     The Company has four reportable segments: Local Telecoms and Television, National Telecoms, Broadcast and Corporate and Other. The Local Telecoms and Television segment delivers residential telephony and cable television services in regional franchise areas in the United Kingdom. The National Telecoms segment includes the Company's national business telecoms, national and international carrier telecoms, radio communications, satellite services and national Internet services business units. The Broadcast segment provides television and radio broadcasters with broadcast transmission services from owned and shared tower sites

                       NTL INCORPORATED AND SUBSIDIARIES
throughout the United Kingdom. Corporate and other includes the Company's shared services departments in the United Kingdom and OCOM, a subsidiary that operated long distance and microwave transmission businesses in the United States until June 1998.

     The accounting policies of the segments are the same as those described in the Summary of Significant Accounting Policies. The Company's management evaluates segment performance based on various financial and non-financial measurements. The results of operations data utilized in financial measurements are revenues and EBITDA, which is revenues less operating and selling, general and administrative expenses. Certain selling, general and administrative expenses are allocated to segments based on revenues. Segment assets include only those assets that are specific to the segment. Management does not allocate shared services departments and jointly used assets for purposes of measuring segment performance.

     The reportable segments are strategic business units that offer different services. They are managed separately because each business requires different technology and marketing strategies.

                       NTL INCORPORATED AND SUBSIDIARIES

                                            LOCAL
                                           TELECOMS                 CORPORATE
                                             AND        NATIONAL       AND
                             BROADCAST    TELEVISION    TELECOMS      OTHER         TOTAL
                             ---------    ----------    --------    ----------    ----------
                                                     (IN THOUSANDS)
YEAR ENDED DECEMBER 31,
  1998
Revenues...................  $140,156     $  355,589    $248,895    $    2,375    $  747,015
Depreciation and
  amortization.............    29,974        143,479      29,476        63,183       266,112
EBITDA (1).................    91,687         67,587      35,848      (119,735)       75,387
Expenditures for long-lived
  assets...................    88,476        413,917     297,745        67,141       867,279
          Total assets.....   289,068      3,100,492     761,097     2,043,440     6,194,097
YEAR ENDED DECEMBER 31,
  1997
Revenues...................  $130,799     $  166,951    $185,194    $    8,831    $  491,775
Depreciation and
  amortization.............    13,584         78,730       9,666        48,529       150,509
EBITDA (1).................    73,636         18,693      13,522       (84,853)       20,998
Expenditures for long-lived
  assets...................    36,142        304,656     105,076        20,519       466,393
          Total assets.....   230,920      1,323,808     220,318       646,593     2,421,639
YEAR ENDED DECEMBER 31,
  1996
Revenues...................  $ 83,618     $   89,209    $ 45,430    $   10,086    $  228,343
Depreciation and
  amortization.............     6,752         51,014       3,704        37,183        98,653
EBITDA (1).................    49,684        (52,215)     10,800       (39,233)      (30,964)
Expenditures for long-lived
  assets...................    29,195        505,345      29,224        24,311       588,075
          Total assets.....   220,077      1,184,156      98,912       951,466     2,454,611

---------------
(1) Represents earnings before interest, taxes, depreciation and amortization, corporate expenses, franchise fees, nonrecurring charges, other gains, minority interest and extraordinary items.

                       NTL INCORPORATED AND SUBSIDIARIES

     The reconciliation of segment combined EBITDA to loss before income taxes, minority interest and extraordinary item is as follows:

                                                     YEAR ENDED DECEMBER 31
                                               -----------------------------------
                                                 1998         1997         1996
                                               ---------    ---------    ---------
                                                         (IN THOUSANDS)
Segment Combined EBITDA......................  $  75,387    $  20,998    $ (30,964)
  (Add) Deduct:
  Franchise fees.............................     25,036       23,587       13,117
  Corporate expenses.........................     17,048       18,324       14,899
  Nonrecurring charges.......................     (4,194)      20,642           --
  Depreciation and amortization..............    266,112      150,509       98,653
  Interest and other income..................    (46,024)     (49,912)     (33,634)
  Interest expense...........................    328,815      202,570      137,032
  Foreign currency transaction gains.........     (4,152)        (574)      (2,408)
                                               ---------    ---------    ---------
                                                 582,641      365,146      227,659
                                               ---------    ---------    ---------
     Loss before income taxes, minority
       interest and extraordinary item.......  $(507,254)   $(344,148)   $(258,623)
                                               =========    =========    =========

22.  GEOGRAPHIC INFORMATION

                                                         UNITED STATES    UNITED KINGDOM
                                                         -------------    --------------
                                                                 (IN THOUSANDS)
1998
Revenues...............................................    $  2,375         $  744,640
Long-lived assets......................................     137,223          4,852,374
1997
Revenues...............................................       8,831            482,944
Long-lived assets......................................      55,173          2,129,312
1996
Revenues...............................................      10,086            218,257
Long-lived assets......................................      56,881          1,856,689

23.  SUBSEQUENT EVENTS

     In January 1999, the Company received $500 million in cash from Microsoft Corp. in exchange for 500,000 shares of the Company's 5.25% Convertible Preferred Stock, Series A and warrants to purchase 1,200,000 shares of the Company's common stock at an exercise price of $84 per share. The preferred stock is convertible into common stock at a conversion price of $100 per share. The preferred stock is redeemable 10 years from the date of issuance in cash or shares of common stock. The preferred stock may be redeemed by the Company on the earlier of seven years or the date on which the Company's common stock has traded above $120 per share for 25 consecutive trading days. Dividends are payable at the Company's option in cash, common stock or additional shares of preferred stock. The warrants expire in 2004.

     In March 1999, the Commonwealth of Australia accepted the Company's bid to own and operate the Australian National Transmission Network ("NTN"). NTN operates from over 560 tower sites and provides exclusive television and radio transmission services to Australia's only national TV and radio broadcasters, serves regional and community TV and radio

                       NTL INCORPORATED AND SUBSIDIARIES
broadcasters, and provides equipment hosting services to telecom operators and emergency service communications providers on its towers. A subsidiary of the Company will purchase the company that will hold the NTN assets for an aggregate purchase price of approximately $407 million.

                       NTL INCORPORATED AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                                 MARCH 31,
                                                                   1999
                                                              ---------------
                                                                (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 1,031,874,000
  Marketable securities.....................................      367,766,000
  Accounts receivable -- trade, less allowance for doubtful
     accounts of $49,752,000................................      167,629,000
  Other.....................................................       98,572,000
                                                              ---------------
Total current assets........................................    1,665,841,000
Fixed assets, net...........................................    4,688,167,000
Intangible assets, net......................................    1,986,306,000
Investment in Cable London PLC, net of accumulated
  amortization of $7,510,000................................      215,629,000
Other assets, net of accumulated amortization of
  $34,219,000...............................................      254,528,000
                                                              ---------------
Total assets................................................  $ 8,810,471,000
                                                              ===============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $   216,890,000
  Accrued expenses and other................................      268,212,000
  Accrued construction costs................................       66,015,000
  Interest payable..........................................       22,864,000
  Deferred revenue..........................................       66,556,000
  Current portion of long-term debt.........................       26,599,000
                                                              ---------------
Total current liabilities...................................      667,136,000
Long-term debt..............................................    6,457,732,000
Commitments and contingent liabilities
Deferred income taxes.......................................       65,122,000
Senior redeemable exchangeable preferred stock -- $.01 par
  value, plus accreted dividends; liquidation preference
  $129,000,000; less unamortized discount of $3,056,000;
  issued and outstanding 129,000 shares.....................      128,340,000
SHAREHOLDERS' EQUITY:
  Series preferred stock -- $.01 par value; authorized
     10,000,000 shares:
     Series A -- liquidation preference $131,860,000; issued
      and outstanding 125,000 shares........................            2,000
     Series B -- liquidation preference $53,624,000; issued
      and outstanding 52,000 shares.........................               --
     Convertible Series A -- liquidation preference
      $500,000,000; issued and outstanding 504,000 shares...            5,000
  Common stock -- $.01 par value; authorized 400,000,000
     shares; issued and outstanding 73,402,000 shares.......          734,000
  Additional paid-in capital................................    2,982,949,000
  Accumulated other comprehensive income....................       (9,462,000)
  (Deficit).................................................   (1,482,087,000)
                                                              ---------------
                                                                1,492,141,000
                                                              ---------------
Total liabilities and shareholders' equity..................  $ 8,810,471,000
                                                              ===============

                            See accompanying notes.

                       NTL INCORPORATED AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   THREE MONTHS ENDED
                                                                        MARCH 31
                                                              -----------------------------
                                                                  1999             1998
                                                              -------------    ------------
                                                                       (UNAUDITED)
REVENUES
Local telecommunications and television.....................  $ 168,827,000    $ 61,584,000
National and international telecommunications...............    105,730,000      51,012,000
Broadcast transmission and other............................     38,824,000      33,418,000
Other telecommunications....................................             --       1,778,000
                                                              -------------    ------------
                                                                313,381,000     147,792,000
COSTS AND EXPENSES
Operating expenses..........................................    161,544,000      77,333,000
Selling, general and administrative expenses................    119,270,000      56,728,000
Franchise fees..............................................      6,848,000       6,195,000
Corporate expenses..........................................      5,252,000       3,642,000
Depreciation and amortization...............................    141,734,000      45,856,000
                                                              -------------    ------------
                                                                434,648,000     189,754,000
                                                              -------------    ------------
Operating (loss)............................................   (121,267,000)    (41,962,000)

OTHER INCOME (EXPENSE)
Interest and other income...................................     11,013,000       5,143,000
Interest expense............................................   (130,823,000)    (58,058,000)
Foreign currency transaction gains..........................     10,658,000       1,205,000
                                                              -------------    ------------
Net (loss)..................................................  $(230,419,000)   $(93,672,000)
                                                              =============    ============
Basic and diluted net (loss) per common share...............         $(3.82)         $(3.02)
                                                              =============    ============

                            See accompanying notes.

                       NTL INCORPORATED AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                      SERIES A         SERIES B       CONVERTIBLE
                                     PREFERRED        PREFERRED         SERIES A           COMMON STOCK
                                       STOCK            STOCK       PREFERRED STOCK       $.01 PAR VALUE
                                  ----------------   ------------   ----------------   ---------------------
                                  SHARES     PAR     SHARES   PAR   SHARES     PAR       SHARES       PAR
                                  -------   ------   ------   ---   -------   ------   ----------   --------
                                                                 (UNAUDITED)
BALANCE, DECEMBER 31, 1998......  125,000   $2,000   52,000   $--                      60,249,000   $602,000
Exercise of stock options.......                                                          432,000      4,000
Exercise of warrants............                                                           15,000      1,000
Preferred stock issued for
  cash..........................                                    500,000   $5,000
Warrants issued for cash........
Accreted dividends on preferred
  stock.........................                                      4,000       --
Accretion of discount on
  preferred stock...............
Conversion of 7% Convertible
  Subordinated Notes............                                                            1,000         --
Common stock issued for
  acquisition...................                                                       12,705,000    127,000
Issuance of stock options in
  connection with an
  acquisition...................
Comprehensive income:
Net loss for the three months
  ended March 31, 1999..........
Currency translation
  adjustment....................
    Total.......................
                                  -------   ------   ------   --    -------   ------   ----------   --------
BALANCE, MARCH 31, 1999.........  125,000   $2,000   52,000   $--   504,000   $5,000   73,402,000   $734,000
                                  =======   ======   ======   ==    =======   ======   ==========   ========

                                                                           ACCUMULATED
                                           ADDITIONAL                         OTHER
                                            PAID-IN       COMPREHENSIVE   COMPREHENSIVE
                                            CAPITAL           LOSS        INCOME(LOSS)       (DEFICIT)
                                         --------------   -------------   -------------   ---------------
BALANCE, DECEMBER 31, 1998.............  $1,501,561,000                   $ 104,657,000   $(1,251,668,000)
Exercise of stock options..............      12,054,000
Exercise of warrants...................         102,000
Preferred stock issued for cash........     483,805,000
Warrants issued for cash...............      16,190,000
Accreted dividends on preferred
  stock................................      (8,644,000)
Accretion of discount on preferred
  stock................................         (78,000)
Conversion of 7% Convertible
  Subordinated Notes...................          50,000
Common stock issued for acquisition....     971,310,000
Issuance of stock options in connection
  with an acquisition..................       6,599,000
Comprehensive income:
Net loss for the three months ended
  March 31, 1999.......................                   $(230,419,000)                     (230,419,000)
Currency translation adjustment........                    (114,119,000)   (114,119,000)
                                                          -------------
    Total..............................                   $(344,538,000)
                                         --------------   -------------   -------------   ---------------
BALANCE, MARCH 31, 1999................  $2,982,949,000                   $  (9,462,000)  $(1,482,087,000)
                                         ==============   =============   =============   ===============

                            See accompanying notes.

                       NTL INCORPORATED AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   THREE MONTHS ENDED
                                                                        MARCH 31
                                                            --------------------------------
                                                                 1999              1998
                                                            --------------    --------------
                                                                      (UNAUDITED)
Net cash (used in) operating activities...................  $   (6,594,000)   $  (16,605,000)
INVESTING ACTIVITIES
Purchase of fixed assets..................................    (276,126,000)      (97,945,000)
Increase in other assets..................................     (48,905,000)         (426,000)
Cash of subsidiary at acquisition, net of costs...........     233,852,000                --
Purchase of marketable securities.........................    (204,914,000)      (78,481,000)
Proceeds from sales of marketable securities..............     101,352,000                --
                                                            --------------    --------------
Net cash (used in) investing activities...................    (194,741,000)     (176,852,000)
FINANCING ACTIVITIES
Proceeds from borrowings, net of financing costs..........              --     1,332,902,000
Proceeds from issuance of preferred stock and warrants....     500,000,000                --
Increase in deferred financing costs......................      (1,983,000)               --
Principal payments........................................              --       (65,836,000)
Proceeds from exercise of stock options and warrants......      12,161,000         1,942,000
                                                            --------------    --------------
Net cash provided by financing activities.................     510,178,000     1,269,008,000
Effect of exchange rate changes on cash...................     (13,234,000)       (4,754,000)
                                                            --------------    --------------
Increase in cash and cash equivalents.....................     295,609,000     1,070,797,000
Cash and cash equivalents at beginning of period..........     736,265,000        98,902,000
                                                            --------------    --------------
Cash and cash equivalents at end of period................  $1,031,874,000    $1,169,699,000
                                                            ==============    ==============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest exclusive of
  amounts capitalized.....................................  $   49,788,000    $   20,366,000
Income taxes paid.........................................         376,000            19,000
SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITIES
Accretion of dividends and discount on preferred stock....  $    8,722,000    $    3,716,000
Conversion of Convertible Notes...........................          50,000                --
Common stock and stock options issued for an
  acquisition.............................................     978,036,000                --

                            See accompanying notes.

                       NTL INCORPORATED AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE A -- BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is required to be adopted by the Company effective January 1, 2000. The Company is evaluating the impact the adoption of SFAS No. 133 will have on its earnings and financial position.

NOTE B -- CORPORATE RESTRUCTURING

     Effective April 1, 1999, NTL Incorporated completed a corporate restructuring to create a holding company structure. The holding company restructuring was accomplished through a merger so that all the stockholders of NTL Incorporated at the effective time of the merger became stockholders of the new holding company, and NTL Incorporated became a subsidiary of the new holding company. The new holding company has taken the name NTL Incorporated (and together with its subsidiaries, the "Company") and the holding company's subsidiary simultaneously changed its name to NTL Communications Corp. (and together with its subsidiaries, "NTL Communications").

     The formation of the holding company is part of the Company's effort to pursue opportunities outside the United Kingdom and Ireland. The first of these opportunities was through the acceptance in March 1999 by the Commonwealth of Australia of the Company's bid to own and operate the Australian National Transmission Network ("NTN"). NTN operates from over 560 tower sites and provides exclusive television and radio transmission services to Australia's national TV and radio broadcasters. In addition, NTN serves regional and community TV and radio broadcasters, and provides equipment hosting services to telecom operators and emergency service communications providers on its towers. In April 1999, a subsidiary of the Company purchased all of the shares of the entity which owns NTN for an aggregate purchase price of approximately $423 million. NTL Communications distributed $500 million to the Company, principally to finance this acquisition.

NOTE C -- SALE OF PREFERRED STOCK AND WARRANTS

     In January 1999, the Company received $500 million in cash from Microsoft Corp. in exchange for 500,000 shares of the Company's 5.25% Convertible Preferred Stock, Series A and warrants to purchase 1,200,000 shares of the Company's common stock at an exercise price of $84 per share. The preferred stock is convertible into common stock at a conversion price of $100 per share. The preferred stock is redeemable 10 years from the date of issuance in cash or shares of common stock. The preferred stock may be redeemed by the Company on the earlier of seven years or the date on which the Company's common stock has traded above $120 per

                       NTL INCORPORATED AND SUBSIDIARIES
share for 25 consecutive trading days. Dividends are payable quarterly at the Company's option in cash, common stock or additional shares of preferred stock. The Company issued 4,000 shares of 5.25% Convertible Preferred Stock on the first dividend payment date in March 1999. The warrants expire in 2004.

NOTE D -- INTANGIBLE ASSETS

     Intangible assets consist of:

                                                                MARCH 31,
                                                                   1999
                                                              --------------
                                                               (UNAUDITED)
License acquisition costs, net of accumulated amortization
  of $80,673,000 (1999).....................................  $  226,416,000
Goodwill, net of accumulated amortization of $48,837,000....   1,629,811,000
Customer lists, net of accumulated amortization of
  $7,542,000................................................     130,079,000
                                                              --------------
                                                              $1,986,306,000
                                                              ==============

     The Company acquired Diamond Cable Communications plc ("Diamond") in March 1999. The Company issued an aggregate of 12,705,000 shares in exchange for each ordinary share and deferred share of Diamond at a ratio of .85 shares of the Company's common stock for four Diamond ordinary shares or one deferred share. The Company's common stock was valued at $971,437,000, the fair value on the date prior to the announcement. In addition, the Company issued options to purchase 122,000 shares of the Company's common stock to holders of Diamond options. The Company's stock options were valued at $6,599,000. The Company incurred costs of $1,831,000 in connection with the acquisition. The Company assumed Diamond's debt including five different notes with an aggregate principal amount at maturity of $1.6 billion. Diamond had offered to repurchase its outstanding notes at 101% of their accreted value or principal amount plus interest pursuant to the "change of control" provisions of the indentures. Only $102,000 principal amount of notes were tendered for which Diamond will pay $105,000.

     The acquisition was accounted for as a purchase, and accordingly, the net assets and results of operations of Diamond have been included in the consolidated financial statements from the date of acquisition. The aggregate purchase price of $980 million exceeded the fair value of net tangible assets acquired by $1.3 billion, which was allocated as follows: $60 million to fixed assets, $78 million to customer lists, $85 million to license acquisition costs and $1.1 billion to goodwill.

     In 1998, the Company completed the acquisitions of ComTel Limited and Telecential Communications, NTL (Bermuda) Limited and Eastern Group Telecoms.

     The pro forma unaudited consolidated results of operations for the three months ended March 31, 1999 and 1998 assuming consummation of these acquisitions as of January 1, 1998 are as follows:

                                                           THREE MONTHS ENDED
                                                                MARCH 31
                                                     ------------------------------
                                                         1999             1998
                                                     -------------    -------------
Total revenue......................................  $ 342,178,000    $ 249,271,000
Net (loss).........................................   (326,333,000)    (202,986,000)
Basic and diluted net (loss) per common share......          (4.63)           (3.31)

                       NTL INCORPORATED AND SUBSIDIARIES

NOTE E -- FIXED ASSETS

     Fixed assets consist of:

                                                                MARCH 31,
                                                                   1999
                                                              --------------
                                                               (UNAUDITED)
Operating equipment.........................................  $4,248,638,000
Other equipment.............................................     515,806,000
Construction-in-progress....................................     425,123,000
                                                              --------------
                                                               5,189,567,000
Accumulated depreciation....................................    (501,400,000)
                                                              --------------
                                                              $4,688,167,000
                                                              ==============

NOTE F -- INVESTMENT IN CABLE LONDON PLC

     NTL Bermuda has a 50% ownership interest in Cable London PLC ("Cable London"). Cable London operates integrated cable television and telecommunications systems in the London metropolitan area. Included in the investment in Cable London as of March 31, 1999 are loans to Cable London of L28.5 million ($45.9 million) and accrued interest of L9.2 million ($14.8 million). The loans accrue interest at a rate of 2% above the published base lending rate of Barclays Bank plc (7.50% effective rate as of March 31, 1999) and are subordinate to Cable London's revolving bank credit facility. Of these loans, L21.0 million ($33.8 million) are convertible into ordinary shares of Cable London at a conversion price of L2.00 per share.

     In August 1998, NTL Bermuda and Telewest Communications plc ("Telewest") entered into an agreement to rationalize their joint ownership of Cable London pursuant to an agreed procedure (the "Shoot-out"). Between April 29 and July 29, 1999, NTL Bermuda can notify Telewest of the price at which it is willing to sell its 50% ownership interest in Cable London to Telewest. Following such notification, Telewest at its option will be required at that price to either purchase NTL Bermuda's 50% ownership interest in Cable London or sell its 50% ownership interest in Cable London to NTL Bermuda. If NTL Bermuda fails to give notice to Telewest by July 29, 1999, it will be deemed to have delivered an offer notice for L100 million ($161 million).

                       NTL INCORPORATED AND SUBSIDIARIES

NOTE G -- LONG-TERM DEBT

     Long-term debt consists of:

                                                                MARCH 31,
                                                                   1999
                                                              --------------
                                                               (UNAUDITED)
NTL Communications:
  12 3/4% Series A Senior Deferred Coupon Notes.............  $  244,292,000
  11 1/2% Series B Senior Deferred Coupon Notes.............     855,677,000
  10% Series B Senior Notes.................................     400,000,000
  9 1/2% Senior Sterling Notes, less unamortized discount of
     $607,000 (1999) and $639,000 (1998)....................     200,844,000
  10 3/4% Senior Deferred Coupon Sterling Notes.............     316,509,000
  9 3/4% Senior Deferred Coupon Notes.......................     886,589,000
  11 1/2% Senior Notes......................................     625,000,000
  12 3/8% Senior Deferred Coupon Notes......................     262,136,000
  7% Convertible Subordinated Notes.........................     274,950,000
  7% Convertible Subordinated Notes.........................     600,000,000

NTL Bermuda:
  11.2% Senior Discount Debentures..........................     433,483,000
  Other.....................................................      30,358,000

Diamond:
  13 1/4% Senior Discount Notes.............................     266,989,000
  11 3/4% Senior Discount Notes.............................     436,385,000
  10 3/4% Senior Discount Notes.............................     309,458,000
  10% Senior Sterling Notes.................................     217,566,000
  9 1/8% Senior Notes.......................................     109,836,000
  Other.....................................................      14,259,000
                                                              --------------
                                                               6,484,331,000
Less current portion........................................      26,599,000
                                                              --------------
                                                              $6,457,732,000
                                                              ==============

     In April 1999, the Company issued L330,000,000 aggregate principal amount at maturity of 9 3/4% Senior Deferred Coupon Notes due 2009 (the "9 3/4% Notes"). The 9 3/4% Notes were issued at a price of 62.11% of the aggregate principal amount at maturity or L204,963,000. The original issue discount accretes at a rate of 9 3/4%, compounded semiannually, to an aggregate principal amount of L330,000,000 by April 15, 2004. Interest will thereafter accrue at 9 3/4% per annum, payable semiannually beginning on October 15, 2004. The 9 3/4% Notes may be redeemed at the Company's option, in whole or in part, at any time on or after April 15, 2004 at 104.875% that declines annually to 100% in 2007, plus accrued and unpaid interest to the date of redemption.

                       NTL INCORPORATED AND SUBSIDIARIES

NOTE H -- NET LOSS PER COMMON SHARE

     The following table sets forth the computation of basic and diluted net loss per common share:

                                                       THREE MONTHS ENDED MARCH 31
                                                       ----------------------------
                                                           1999            1998
                                                       -------------   ------------
Numerator:
  Net loss...........................................  $(230,419,000)  $(93,672,000)
  Preferred stock dividend...........................    (13,092,000)    (3,638,000)
                                                       -------------   ------------
Loss available to common shareholders................  $(243,511,000)  $(97,310,000)
                                                       -------------   ------------
Denominator for basic net loss per common share......     63,784,000     32,250,000
Effect of dilutive securities........................             --             --
                                                       -------------   ------------
Denominator for diluted net loss per common share....     63,784,000     32,250,000
                                                       -------------   ------------
Basic and diluted net loss per common share..........  $       (3.82)  $      (3.02)
                                                       =============   ============

     The shares issuable upon the exercise of stock options and warrants and upon the conversion of convertible securities are excluded from the calculation of net loss per common share as their effect would be antidilutive.

NOTE I -- COMPREHENSIVE LOSS

     The Company's comprehensive loss for the three months ended March 31, 1999 and 1998 was $(344,538,000) and $(75,347,000), respectively.

NOTE J -- SEGMENT DATA

                                           LOCAL TELECOMS   NATIONAL   CORPORATE
                               BROADCAST   AND TELEVISION   TELECOMS   AND OTHER      TOTAL
                               ---------   --------------   --------   ----------   ----------
                                                       (IN THOUSANDS)
Three Months Ended March 31,
  1999
Revenues.....................  $ 38,824      $  168,827     $105,730   $       --   $  313,381
EBITDA(1)....................    25,081          45,070       11,970      (49,554)      32,567
>Three Months Ended March 31,
  1998
Revenues.....................  $ 33,418      $   61,584     $ 51,012   $    1,778   $  147,792
EBITDA(1)....................    22,702          14,730        5,800      (29,501)      13,731
Total assets
March 31, 1999...............  $275,177      $5,618,661     $795,558   $2,121,075   $8,810,471

---------------
(1) Represents earnings before interest, taxes, depreciation and amortization, corporate expenses and franchise fees.

                       NTL INCORPORATED AND SUBSIDIARIES

     The reconciliation of segment combined EBITDA to net loss is as follows:

                                                               THREE MONTHS ENDED
                                                                    MARCH 31
                                                              ---------------------
                                                                1999         1998
                                                              ---------    --------
                                                                 (IN THOUSANDS)
Segment Combined EBITDA.....................................  $  32,567    $ 13,731
(Add) Deduct:
  Franchise fees............................................      6,848       6,195
  Corporate expenses........................................      5,252       3,642
  Depreciation and amortization.............................    141,734      45,856
  Interest and other income.................................    (11,013)     (5,143)
  Interest expense..........................................    130,823      58,058
  Foreign currency transaction gains........................    (10,658)     (1,205)
                                                              ---------    --------
                                                                262,986     107,403
                                                              ---------    --------
Net (loss)                                                    $(230,419)   $(93,672)
                                                              =========    ========

NOTE K -- COMMITMENTS AND CONTINGENT LIABILITIES

     As of March 31, 1999, the Company was committed to pay approximately $203,939,000 for equipment and services.

     The Company has various licenses for its cable television, telephone and telecommunications business, and for its transmission and distribution services. The Company paid $1,920,000 in license fees in the first quarter of 1999.

     Pursuant to the terms of the Company's local delivery operator license ("LDL") for Northern Ireland, a subsidiary of the Company is required to make annual cash payments to the ITC for 15 years in the amount of approximately L15.4 million (subject to adjustment for inflation). This is in addition to the percentages of qualifying revenue payments of 0% for the first ten years and 2% for the last five years of the LDL.

     The Company is involved in, or has been involved in, certain disputes and litigation arising in the ordinary course of its business. None of these matters are expected to have a material adverse effect on the Company's financial position, results of operations or cash flows.

NOTE L -- SUBSEQUENT EVENTS

     In May 1999, NTL Communications won the bid to acquire Cablelink Limited ("Cablelink"), Ireland's largest cable television provider. Cablelink holds licenses to provide analog and digital television services over cable and microwave in its franchises for 15 years, as well as a full service license to provide public telephony, Internet and other value-added services throughout Ireland. NTL Communications will acquire Cablelink for 535.18 million Irish pounds (approximately $730 million). In addition, NTL Communications has obtained a bridge debt financing commitment for the full purchase price. The acquisition is expected to close in the second quarter of 1999.

     Also in May 1999, the Company won the bid to acquire the "1G Networks" of France Telecom. The 1G Networks provide multi-channel television services in four franchise areas in Ile-de-France (Greater Paris) and in Toulon, France's tenth largest city along the southern coast. The Company will hold exclusive licenses to provide analog and digital television services over the 1G Networks. The Company will acquire the 1G Networks for 350 million French Francs (approximately $57 million). The closing of this transaction is expected in the third quarter of 1999 subject to regulatory approvals.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Comcast UK Cable Partners Limited

     We have audited the accompanying consolidated balance sheet of Comcast UK Cable Partners Limited (a company incorporated in Bermuda) and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, shareholders' equity and of cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Comcast UK Cable Partners Limited and subsidiaries as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
February 27, 1998

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                         (IN L000'S, EXCEPT SHARE DATA)

                                                              DECEMBER 31,
                                                              ------------
                                                                  1997
                                                              ------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................   L  37,372
  Accounts receivable, less allowance for doubtful accounts
     of L2,598..............................................       4,255
  Other current assets......................................       5,419
                                                               ---------
     Total current assets...................................      47,046
                                                               ---------
INVESTMENTS IN AFFILIATES...................................      61,363
                                                               ---------
PROPERTY AND EQUIPMENT......................................     315,702
  Accumulated depreciation..................................     (33,000)
                                                               ---------
  Property and equipment, net...............................     282,702
                                                               ---------
DEFERRED CHARGES............................................      60,770
  Accumulated amortization..................................     (13,985)
                                                               ---------
  Deferred charges, net.....................................      46,785
                                                               ---------
FOREIGN EXCHANGE PUT OPTIONS AND OTHER, net.................       7,958
                                                               ---------
                                                               L 445,854
                                                               =========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses.....................   L  23,605
  Current portion of long-term debt.........................       1,683
  Due to affiliates.........................................         920
                                                               ---------
     Total current liabilities..............................      26,208
                                                               ---------
LONG-TERM DEBT, less current portion........................     234,010
                                                               ---------
FOREIGN EXCHANGE CALL OPTIONS...............................       2,688
                                                               ---------
LONG-TERM DEBT, due to shareholder..........................      11,272
                                                               ---------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
  Preferred shares, L.01 par value -- authorized, 10,000,000 shares; issued none....................................
  Class A common shares, L.01 par value -- authorized,
     50,000,000 shares; issued, 37,231,997..................         372
  Class B common shares, L.01 par value -- authorized,
     50,000,000 shares; issued, 12,872,605..................         129
  Additional capital........................................     358,548
  Accumulated deficit.......................................    (187,373)
                                                               ---------
     Total shareholders' equity.............................     171,676
                                                               ---------
                                                               L 445,854
                                                               =========

                See notes to consolidated financial statements.

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                   (AMOUNTS IN L000'S, EXCEPT PER SHARE DATA)

                                                              YEAR ENDED
                                                              DECEMBER 31
                                                              -----------
                                                                 1997
                                                              -----------
REVENUES
  Service income............................................   L 55,603
  Consulting fee income.....................................      1,059
                                                               --------
                                                                 56,662
                                                               --------
COSTS AND EXPENSES
  Operating.................................................     19,624
  Selling, general and administrative.......................     30,850
  Management fees...........................................      3,204
  Depreciation and amortization.............................     25,588
                                                               --------
                                                                 79,266
                                                               --------
OPERATING LOSS..............................................    (22,604)
OTHER (INCOME) EXPENSE
  Interest expense..........................................     25,243
  Investment income.........................................     (7,259)
  Equity in net losses of affiliates........................     21,359
  Exchange losses (gains) and other.........................      5,409
                                                               --------
                                                                 44,752
                                                               --------
NET LOSS....................................................   (L67,356)
                                                               ========
NET LOSS PER SHARE..........................................   (L  1.34)
                                                               ========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING........     50,105
                                                               ========

                See notes to consolidated financial statements.

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (IN L000'S)

                                                              YEAR ENDED
                                                              DECEMBER 31
                                                              -----------
                                                                 1997
                                                              -----------
OPERATING ACTIVITIES
  Net loss..................................................    (L67,356)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................     25,588
     Amortization on foreign exchange contracts.............      2,770
     Non-cash interest expense..............................     24,684
     Non-cash investment income.............................     (2,521)
     Exchange losses........................................      2,852
     Equity in net losses of affiliates.....................     21,359
     Other..................................................        991
     Increase in accounts receivable, other current assets
      and other.............................................     (3,447)
     Increase in accounts payable and accrued expenses......        519
     Increase in due to affiliates..........................        244
                                                               --------
       Net cash provided by operating activities............      5,683
                                                               --------
FINANCING ACTIVITIES
     Repayments of debt.....................................     (1,633)
                                                               --------
       Net cash (used in) financing activities..............     (1,633)
                                                               --------
INVESTING ACTIVITIES
     Proceeds from sales of short-term investments, net.....     61,466
     Capital contributions and loans to affiliates..........     (8,713)
     Capital expenditures...................................    (82,125)
     Additions to deferred charges..........................       (620)
                                                               --------
          Net cash (used in) investing activities...........    (29,992)
                                                               --------
(DECREASE) IN CASH AND CASH EQUIVALENTS.....................    (25,942)
CASH AND CASH EQUIVALENTS, beginning of year................     63,314
                                                               --------
CASH AND CASH EQUIVALENTS, end of year......................   L 37,372
                                                               ========

                See notes to consolidated financial statements.

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                   A COMMON          B COMMON
                                ---------------   ---------------   ADDITIONAL   ACCUMULATED
                                SHARES   AMOUNT   SHARES   AMOUNT    CAPITAL       DEFICIT      TOTAL
                                ------   ------   ------   ------   ----------   -----------   --------
BALANCE, DECEMBER 31, 1996....  37,232    L372    12,873    L129     L358,548     (L120,017)   L239,032
     Net loss.................                                                      (67,356)    (67,356)
                                ------    ----    ------    ----     --------     ---------    --------
BALANCE, DECEMBER 31, 1997....  37,232    L372    12,873    L129     L358,548     (L187,373)   L171,676
                                ======    ====    ======    ====     ========     =========    ========

                See notes to consolidated financial statements.

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1997

1.  BUSINESS

     Comcast UK Cable Partners Limited and subsidiaries (the "Company"), a Bermuda company incorporated in 1992, was formed to develop, construct, manage and operate the interests of Comcast Corporation ("Comcast") in the United Kingdom ("UK") cable and telecommunications industry. The Company is a controlled subsidiary of Comcast U.K. Holdings, Inc. ("Holdings"), a Delaware corporation indirectly wholly owned by Comcast. As of December 31, 1997, the Company has interests in four operations (the "Partners Operating Companies"):
Birmingham Cable Corporation Limited ("Birmingham Cable"), in which the Company owns a 27.5% interest, Cable London PLC ("Cable London"), in which the Company owns a 50.0% interest, Cambridge Holding Company Limited ("Cambridge Cable"), in which the Company owns a 100% interest and two companies holding the franchises for Darlington and Teesside, England ("Teesside"), in which the Company owns a 100% interest. The Company also owns a 100% interest in Comcast UK Holdings Limited ("UK Holdings"), a company incorporated in Bermuda in December 1997.

     On February 4, 1998, the Company entered into a definitive agreement to amalgamate (the "NTL Transaction") with a wholly owned Bermuda subsidiary of NTL Incorporated ("NTL"). NTL is an alternative telecommunications company in the UK and is listed on Nasdaq. The NTL Transaction is expected to close in 1998, subject to, among other things, the receipt of required Bermuda and UK regulatory approvals, the approval of the Company's and NTL's shareholders, the consent of the Company's and NTL's bondholders, the consent of certain NTL bank lenders and other customary closing matters. Comcast, through Holdings, is the sole holder of the multiple-voting Class B Common Shares of the Company and has agreed to vote for the transaction, assuring its approval by the Company's shareholders. Upon consummation of the NTL Transaction, the Company would become a wholly owned subsidiary of NTL.

     Except in the circumstances described below, the Company's shareholders will receive 0.3745 shares of NTL common stock for each of the Company's Class A Common Shares or Class B Common Shares. If the average closing price of the NTL common stock for a specified period of time prior to the Company's shareholders meeting to approve the NTL Transaction (the "Average Price") is less than $26.70, the Company will have the option to terminate the NTL Transaction, subject to the right of NTL to adjust the exchange ratio such that one share of the Company's Class A Common Shares or Class B Common Shares will be exchanged for a number of shares of NTL common stock equal to $10.00 (based on the Average Price).

     Pursuant to existing arrangements between the Company and Telewest Communications plc ("Telewest"), a co-owner of interests in Cable London and Birmingham Cable, Telewest has certain rights (the "Telewest Rights") to acquire either or both of the Company's interests in these systems as a result of the NTL Transaction. However, as described in the following paragraphs, the consummation of the NTL Transaction is not dependent on the resolution of the Telewest Rights.

     If the Telewest Rights have been exercised prior to the closing of the NTL Transaction, the Company's shareholders may receive (at the option of NTL), in lieu of a portion of the consideration allocable to the interest subject to the exercised Telewest Rights, the per share proceeds from the sale of the interest to Telewest (net of taxes on gain on sale), payable in cash or shares of NTL common stock valued at the greater of $30.00 per share or the Average Price at closing (the "Exercise Consideration").

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                          YEAR ENDED DECEMBER 31, 1997

     Similarly, if at closing either of the Telewest Rights have not been exercised and have not been waived or otherwise expired, the Company's shareholders may receive (at the option of NTL), shares of a new class of NTL preferred stock equal to a portion of the consideration allocable to the interest subject to the unexercised Telewest Rights. Any shares of NTL preferred stock would have the same voting and dividend rights as shares of NTL common stock, would be subject to redemption as described below, and would be expected to be listed for trading on Nasdaq. If following closing the Telewest Rights are exercised, the NTL preferred stock will be redeemed for the Exercise Consideration (based on the Average Price at the time of exercise). If the Telewest Rights are resolved without being exercised, the NTL preferred stock will be redeemed for NTL common stock on a one-for-one basis.

     Of the consideration to be received by the Company's shareholders in the NTL Transaction, the parties have allocated 31% to the Company's interest in Cable London and 17% to the Company's interest in Birmingham Cable. However, if either or both of the Telewest Rights are exercised, the actual consideration to be received by the Company's shareholders may be materially different from the portion of the consideration (the "allocable portion") which has been allocated by the parties to the Company's respective interests in Cable London and Birmingham Cable, depending on, among other things, the value of these interests, as finally determined, whether NTL exercises its option to deliver the Exercise Consideration in lieu of the allocable portion and, the amount of any taxes payable by the Company on the sale of these interests.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Accounting

     Subsidiaries of the Company maintain their books and records in accordance with accounting principles generally accepted in the UK. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles as practiced in the United States ("US") and are stated in UK pounds sterling ("UK Pound"). There were no significant differences between accounting principles followed for UK purposes and generally accepted accounting principles practiced in the US. The UK Pound exchange rate as of December 31, 1997 was US $1.65.

  Basis of Consolidation

     The consolidated financial statements include the accounts of the Company and all wholly owned subsidiaries. All significant intercompany accounts and transactions among the consolidated entities have been eliminated.

  Management's Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                          YEAR ENDED DECEMBER 31, 1997

  Fair Values

     The estimated fair value amounts presented in these notes to consolidated financial statements have been determined by the Company using available market information and appropriate methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. The estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Such fair value estimates are based on pertinent information available to management as of December 31, 1997, and have not been comprehensively revalued for purposes of these consolidated financial statements since such dates. The carrying value of the amounts due to affiliates and long-term debt due to shareholder approximates fair value as of December 31, 1997.

  Cash Equivalents

     Cash equivalents consist principally of commercial paper, time deposits and money market funds with maturities of three months or less when purchased. The carrying amounts of the Company's cash equivalents approximate their fair values.

  Investments in Affiliates

     Investments in entities in which the Company has the ability to exercise significant influence over the operating and financial policies of the investee are accounted for under the equity method. Equity method investments are recorded at original cost and adjusted periodically to recognize the Company's proportionate share of the investees' net income or losses after the date of investment, additional contributions made and dividends received. The differences between the Company's recorded investments and its proportionate interests in the book value of the investees' net assets are being amortized to equity in net losses of affiliates over the remaining original lives of the related franchises of eight years.

  Prematurity Period

     The Company accounts for costs, expenses and revenues applicable to the construction and operation of its cable telecommunications systems in Teesside and Cambridge Cable under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 51, "Financial Reporting by Cable Television Companies."

     Under SFAS No. 51, during the period while the systems are partially under construction and partially in service (the "Prematurity Period"), costs of cable telecommunications plant, including materials, direct labor and construction overhead are capitalized. Subscriber-related costs and general and administrative costs are expensed as incurred. Costs incurred in anticipation of servicing a fully operating system that will not vary regardless of the number of subscribers are partially expensed and partially capitalized, based upon the percentage of average actual or estimated subscribers, whichever is greater, to the total number of subscribers expected at the end of the Prematurity Period (the "Fraction").

     During the Prematurity Period, depreciation and amortization of system assets is determined by multiplying the depreciation and amortization of the total capitalized system assets expected at the end of the Prematurity Period by the Fraction. At the end of the Prematurity Period,

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                          YEAR ENDED DECEMBER 31, 1997

depreciation and amortization of system assets is based on the remaining undepreciated cost at that date.

     As of December 31, 1997, two of the Company's five franchise areas which are under construction have completed their Prematurity Period. The remaining Prematurity Periods are expected to terminate at various dates in 1998 and 1999.

  Property and Equipment

     Property and equipment, which consists principally of system assets, is shown at historical cost less accumulated depreciation. Improvements that extend asset lives are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation applicable to assets sold or retired are removed from the accounts and the gain or loss on disposition is recognized as a component of depreciation expense.

  System assets

     Prior to the Prematurity Period, no depreciation is provided on system assets. During the Prematurity Period, depreciation is provided in accordance with SFAS No. 51.

     Depreciation of system assets is provided by the straight-line method over estimated useful lives as follows:

Plant.......................................................  15-40 years
Network.....................................................     15 years
Subscriber equipment........................................   6-10 years
Switch......................................................     10 years
Computers...................................................      4 years

  Non-system assets

     Depreciation of non-system assets is provided by the straight-line method over estimated useful lives as follows:

Buildings...................................................  40 years
Fixtures, fittings and equipment............................   5 years
Vehicles....................................................   4 years
Computers...................................................   4 years

  Leased Assets

     Assets held under capital leases are treated as if they had been purchased outright and the corresponding liability is included in long-term debt. Capital lease payments include principal and interest, with the interest portion being expensed. Payments on operating leases are expensed on a straight-line basis over the lease term.

  Deferred Charges

     Deferred charges consist primarily of franchise acquisition costs attributable to obtaining, developing and maintaining the franchise licenses of Teesside and Cambridge Cable, debt acquisition costs relating to the sale of approximately $517.3 million principal amount at maturity of the Company's 11.20% Senior Discount Debentures Due 2007 (the "2007 Discount

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                          YEAR ENDED DECEMBER 31, 1997

Debentures" -- see Note 7) and goodwill arising from the SingTel Transaction (see Note 4). Franchise acquisition costs are being amortized on a straight-line basis over the remaining original lives of the related franchises of 12 to 15 years. Debt acquisition costs are being amortized on a straight-line basis over the term of the 2007 Discount Debentures of 12 years. Goodwill is being amortized on a straight-line basis over the remaining original lives of the related franchises of 11 years.

  Valuation of Long-Lived Assets

     The Company periodically evaluates the recoverability of its long-lived assets, including property and equipment and deferred charges, using objective methodologies. Such methodologies include evaluations based on the cash flows generated by the underlying assets or other determinants of fair value.

  Revenue Recognition

     Service income is recognized as service is provided. Credit risk is managed by disconnecting services to subscribers who are delinquent.

  Stock-Based Compensation

     Effective January 1, 1996, the Company adopted the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," which encourages, but does not require, companies to record compensation cost for stock-based compensation plans at fair value. The Company has elected to continue to account for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, as permitted by SFAS No. 123. Compensation expense for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. Compensation expense for stock appreciation rights is recorded annually based on changes in quoted market prices of the Company's stock or other determinants of fair value at the end of the year (see Note 8).

  Income Taxes

     The Company is exempt from US federal, state and local income taxes. At the present time, no income, profit, capital or capital gains taxes are levied in Bermuda and, accordingly, no provision for such taxes has been recorded by the Company. In the event that such taxes are levied, the Company has received an undertaking from the Bermuda Government exempting it from all such taxes until March 2016.

     The Company's wholly owned subsidiaries recognize deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of their assets and liabilities and expected benefits of utilizing net operating loss carryforwards. The impact on deferred taxes of changes in tax rates and laws, if any, applied to the years during which temporary differences are expected to be settled, are reflected in the financial statements in the period of enactment.

  Derivative Financial Instruments

     The Company uses derivative financial instruments, principally foreign exchange option contracts ("FX Options"), to manage its exposure to fluctuations in foreign currency exchange

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                          YEAR ENDED DECEMBER 31, 1997

rates. Written FX Options are marked-to-market on a current basis in the Company's consolidated statement of operations (see Note 6).

     Those instruments that have been entered into by the Company to hedge exposure to foreign currency exchange rate risks are periodically examined by the Company to ensure that the instruments are matched with underlying liabilities, reduce the Company's risks relating to foreign currency exchange rates, and, through market value and sensitivity analysis, maintain a high correlation to the underlying value of the hedged item. For those instruments that do not meet the above criteria, variations in their fair value are marked-to-market on a current basis in the Company's consolidated statement of operations.

     The Company does not hold or issue any derivative financial instruments for trading purposes and is not a party to leveraged instruments (see Notes 6 and 7). The credit risks associated with the Company's derivative financial instruments are controlled through the evaluation and monitoring of the creditworthiness of the counterparties. Although the Company may be exposed to losses in the event of nonperformance by the counterparties, the Company does not expect such losses, if any, to be significant.

  Net Loss Per Share

     In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings per Share," which was adopted by the Company effective for the year ended December 31, 1997, as required by the statement. For the year ended December 31, 1997 the Company's potential common shares have an antidilutive effect on the loss per share and, therefore, have not been used in determining the total weighted average number of common shares outstanding. Diluted loss per share for 1997 is antidilutive and, therefore, has not been presented.

3.  TEESSIDE ACQUISITION

     In June 1994, the Company acquired all of the outstanding shares of two companies that owned Teesside, which comprise an area containing approximately 254,000 homes. The construction of Teesside's cable telecommunications network commenced in the third quarter of 1994. Teesside added its initial cable and telephony subscribers in June 1995.

4.  SINGTEL TRANSACTION

     In March 1996, the Company completed the acquisition (the "SingTel Transaction") of Singapore Telecom International Pte. Limited's ("Singapore Telecom") 50% interest in Cambridge Cable, pursuant to the terms of a Share Exchange Agreement executed by the parties in December 1995. In exchange for Singapore Telecom's 50% interest in Cambridge Cable and certain loans made to Cambridge Cable, with accrued interest thereon, the Company issued approximately
8.9 million of its Class A Common Shares and paid approximately L11.8 million to Singapore Telecom. The Company accounted for the SingTel Transaction under the purchase method. As a result of the SingTel Transaction, the Company owns 100% of Cambridge Cable and Cambridge Cable was consolidated with the Company effective March 31, 1996.

5.  INVESTMENTS IN AFFILIATES

     The Company has invested in two affiliates (the "Equity Investees"):
Birmingham Cable and Cable London. The Equity Investees operate integrated cable communications, residential telephony and business telecommunications systems in their respective major metropolitan areas

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                          YEAR ENDED DECEMBER 31, 1997

under exclusive cable television licenses and non-exclusive telecommunications licenses. As of December 31, 1997, the Company's ownership interest in the Equity Investees is as follows:

Birmingham Cable............................................  27.5%
Cable London................................................  50.0%

     The Company also has a 16.4% interest in Cable Programme Partners-1 Limited Partnership ("CPP-1") which previously developed and distributed cable programming in the UK. During 1995, CPP-1 sold its only channel and has wound down its operations to a minimal level of activity. The carrying value of the Company's investment in CPP-1 has been reduced to zero and the Company has no future funding commitments to CPP-1.

     Included in investments in affiliates as of December 31, 1997 are loans to Cable London of L28.5 million and accrued interest of L6.0 million. The loans accrue interest at a rate of 2% above the published base lending rate of Barclays Bank PLC (9.25% effective rate as of December 31, 1997) and are subordinate to Cable London's revolving bank credit facility. Of these loans, L21.0 million as of December 31, 1997 are convertible into ordinary shares of Cable London at a per share conversion price of L2.00. Also included in investments in affiliates as of December 31, 1997 are loans to Birmingham Cable of L1.9 million and accrued interest of L133,000. The Birmingham Cable loans accrue interest at a fixed rate of 7.80% and are subordinate to Birmingham Cable's credit facility.

     In February 1995, a subsidiary of Birmingham Cable issued 175,000 cumulative L1.00 redeemable five year term preference shares for a paid up value of L175.0 million. Also in February 1995, Birmingham Cable entered into a L175.0 million five year revolving credit facility (the "Birmingham Facility") which provided for conversion into a five year term loan on March 31, 2000. In March 1997, the terms of the Birmingham Facility were amended to extend the maturity of the term loan to December 31, 2005 and to amend the required cash flow levels (as defined) and certain other terms. Interest rates on the Birmingham Facility are at the London Interbank Offered Rate ("LIBOR") plus 5/8% to 2 1/4%.

     In July 1997, the preference shareholder exercised its option to require Birmingham Cable to purchase its shareholding. Birmingham Cable funded the redemption of the preference shares with the proceeds from the Birmingham Facility and restricted cash and settled its five year L175.0 million interest rate exchange agreement with Barclays Bank PLC. The balance of the Birmingham Facility will be used, subject to certain restrictions, for capital expenditures and working capital requirements relating to the build-out of its systems. The preference shares had an effective dividend rate, including Advanced Corporation Tax ("ACT"), of 8.00%.

     The Birmingham Facility contains restrictive covenants which limit Birmingham Cable's ability to enter into arrangements for the acquisition and sale of property and equipment, investments, mergers and the incurrence of additional debt. Certain of these covenants require that certain minimum build requirements, financial ratios and cash flow levels be maintained and contain restrictions on dividend payments. Birmingham Cable's three principal shareholders' (including the Company) right to receive consulting fee payments from Birmingham Cable has been subordinated to the banks under the Birmingham Facility. The payment of consulting fees is restricted until Birmingham Cable meets certain financial ratio tests under the Birmingham Facility. Birmingham Cable has pledged the shares of its material subsidiaries to secure the Birmingham Facility. Upon a change of control, all amounts due under the Birmingham Facility

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                          YEAR ENDED DECEMBER 31, 1997

become immediately due and payable. The consummation of the NTL Transaction will not result in a change of control as defined in the Birmingham Facility.

     In May 1997, Cable London entered into a L170.0 million revolving credit facility (the "London Revolver") with various banks, which converts into a five year term loan on June 30, 2001. Interest rates on the London Revolver are at LIBOR plus 1/2% to 2 3/8%. In May 1997, Cable London repaid all amounts outstanding under its existing credit facility with proceeds from borrowings under the London Revolver. The balance of the London Revolver will be used, subject to certain restrictions, for capital expenditures and working capital requirements relating to the build-out of its systems.

     The London Revolver contains restrictive covenants which limit Cable London's ability to enter into arrangements for the acquisition and sale of property and equipment, investments, mergers and the incurrence of additional debt. Certain of these covenants require that certain financial ratios and cash flow levels be maintained and contain certain restrictions on dividend payments. The Company's right to receive consulting fee payments from Cable London has been subordinated to the banks under the London Revolver. The payment of consulting fees is restricted until Cable London meets certain financial ratio tests under the London Revolver. In addition, the Company's shares in Cable London have been pledged to secure the London Revolver. Upon a change of control, all amounts due under the London Revolver become immediately due and payable. The consummation of the NTL Transaction will not result in a change of control as defined in the London Revolver.

     Although the Company is not contractually committed to make any additional capital contributions or advances to any of the Equity Investees, it currently intends to fund its share of the amounts necessary for capital expenditures and to finance operating deficits. Failure to do so could dilute the Company's ownership interests in the Equity Investees.

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                          YEAR ENDED DECEMBER 31, 1997

     Summarized financial information for affiliates accounted for under the equity method for 1997 is as follows:

                                                             BIRMINGHAM    CABLE
                                                               CABLE       LONDON    COMBINED
                                                             ----------   --------   ---------
                                                                L000        L000       L000
YEAR ENDED DECEMBER 31, 1997
Results of operations
  Service income...........................................   L 67,166    L 52,816   L 119,982
  Operating, selling, general and administrative
     expenses..............................................    (56,564)    (45,787)   (102,351)
  Depreciation and amortization............................    (26,427)    (19,740)    (46,167)
  Operating loss...........................................    (15,825)    (12,711)    (28,536)
  Net loss.................................................    (30,826)    (25,168)    (55,994)
  Company's equity in net loss.............................     (8,616)    (12,743)    (21,359)
AT DECEMBER 31, 1997
Financial position
  Current assets...........................................     11,424      10,340      21,764
  Noncurrent assets........................................    248,611     185,353     433,964
  Current liabilities......................................     22,293      22,902      45,195
  Noncurrent liabilities...................................    165,413     173,038     338,451

6.  FOREIGN CURRENCY RISK MANAGEMENT

     The Company is exposed to market risk including changes in foreign currency exchange rates. To manage the volatility relating to this exposure, the Company enters into various derivative transactions pursuant to the Company's policies in areas such as counterparty exposure and hedging practices. Positions are monitored using techniques including market value and sensitivity analyses.

     The Company has entered into certain FX Options as a normal part of its foreign currency risk management efforts. During 1995, the Company entered into certain foreign exchange put option contracts ("FX Puts") which may be settled only on November 16, 2000. These FX Puts are used to limit the Company's exposure to the risk that the eventual cash outflows related to net monetary liabilities denominated in currencies other than its functional currency (the UK Pound) (principally the 2007 Discount Debentures -- see Note 7) are adversely affected by changes in exchange rates. As of December 31, 1997, the Company had L250.0 million notional amount of FX Puts to purchase US dollars at an exchange rate of $1.35 per L1.00 (the "Ratio"). The FX Puts provide a hedge, to the extent the exchange rate falls below the Ratio, against the Company's net monetary liabilities denominated in US dollars since gains and losses realized on the FX Puts are offset against foreign exchange gains or losses realized on the underlying net liabilities. Premiums paid for the FX Puts of L13.9 million are included in foreign exchange put options and other in the Company's consolidated balance sheet, net of related amortization. These premiums are being amortized over the terms of the related contracts of five years. As of December 31, 1997, the FX Puts had carrying values of L8.0 million. The estimated fair value of the FX Puts was L3.2 million as of December 31, 1997.

     In 1995, in order to reduce hedging costs, the Company sold foreign exchange call option contracts ("FX Calls") to exchange L250.0 million notional amount and received L3.4 million. These contracts may only be settled on their expiration dates. Of these contracts, L200.0 million notional amount, with an exchange ratio of $1.70 per L1.00, expired unexercised in November 1996 while the remaining contract, with a L50.0 million notional amount and an exchange ratio of

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                          YEAR ENDED DECEMBER 31, 1997

$1.62 per L1.00, has a settlement date in November 2000. In the fourth quarter of 1996, in order to continue to reduce hedging costs, the Company sold additional FX Calls for L2.1 million, to exchange L200.0 million notional amount at an average exchange ratio of $1.75 per L1.00. These contracts expired unexercised in the fourth quarter of 1997. The FX Calls are marked-to-market on a current basis in the Company's consolidated statement of operations.

     As of December 31, 1997, the estimated fair value of the liabilities related to the FX Calls, as recorded in the Company's consolidated balance sheet, was L2.7 million. Changes in fair value between measurement dates relating to the FX Calls resulted in exchange gains of L4.5 million during the year ended December 31, 1997 in the Company's consolidated statement of operations.

7.  LONG-TERM DEBT

2007 Discount Debentures

     In November 1995, the Company received net proceeds of approximately $291.1 million (L186.9 million) from the sale of its 2007 Discount Debentures in a public offering ($517.3 million principal at maturity). Interest accretes on the 2007 Discount Debentures at 11.20% per annum compounded semi-annually from November 15, 1995 to November 15, 2000, after which date interest will be paid in cash on each May 15 and November 15 through November 15, 2007. The accreted value of the 2007 Discount Debentures was L229.2 million as of December 31, 1997.

     The 2007 Discount Debentures contain restrictive covenants which limit the Company's ability to enter into arrangements for the sale of assets, mergers, the incurrence of additional debt and the payment of dividends. The Company was in compliance with such restrictive covenants as of December 31, 1997. Consummation of the NTL Transaction (see Note 1) is subject to consent of the Company's bondholders.

  UK Holdings Credit Facility

     On December 23, 1997, UK Holdings entered into a loan agreement (the "UK Holdings Agreement") with a consortium of banks to provide financing under a credit facility (the "UK Holdings Credit Facility") up to a maximum of L200.0 million. Under the terms of the UK Holdings Agreement, borrowings under the UK Holdings Credit Facility are guaranteed by Teesside and Cambridge Cable.

     On January 14, 1998, UK Holdings borrowed L75.0 million under Tranche A of the UK Holdings Credit Facility. Of this initial borrowing, L50.4 million was paid to the Company as a dividend and L17.8 million was used to fund capital expenditures and working capital requirements at Cambridge Cable and Teesside. Amounts available under the UK Holdings Credit Facility will be reduced each quarter in varying amounts beginning March 31, 2000 and continuing through December 31, 2000. The UK Holdings Credit Facility bears interest at a rate per annum equal to LIBOR plus 1/2% to 2 1/4%.

     The UK Holdings Credit Facility contains restrictive covenants which limit UK Holdings' ability to enter into arrangements for the acquisition and sale of property and equipment, investments, mergers and the incurrence of additional debt. Certain of these covenants require that certain financial ratios and cash flow levels be maintained and contain certain restrictions on dividend payments. The Company's right to receive consulting fee payments from Cambridge Cable and Teesside has been subordinated to the banks under the UK Holdings Credit Facility. In addition, the Company's shares in UK Holdings have been pledged to secure the UK Holdings Credit Facility.

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                          YEAR ENDED DECEMBER 31, 1997

     The consummation of the NTL Transaction will result in a change in control, as defined in the UK Holdings Credit Facility. Upon a change in control, all amounts outstanding under the UK Holdings Credit Facility will become immediately due and payable.

  Other

     As of December 31, 1997, Cambridge Cable has two outstanding bank loans totaling L505,000, which are included in long-term debt. These bank loans are secured by Cambridge Cable's land and buildings in Cambridge and Bishop Stortford and are payable in quarterly installments through April 2000 and bear interest at a weighted average fixed rate of 9.35%. Also included in long-term debt are capital lease obligations of Cambridge Cable and Teesside (see Note
12).

     Maturities of long-term debt outstanding, including long-term debt, due to shareholder (see Note 9), as of December 31, 1997 for the four years after 1998 are as follows (in L000's):

1999........................................................  L12,658
2000........................................................      665
2001........................................................      528
2002........................................................      498

     The Company's long-term debt, excluding long-term debt due to shareholder, had estimated fair values of L259.6 million as of December 31, 1997. The estimated fair value of the Company's publicly traded debt is based on quoted market prices for that debt. Interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities are used to estimate fair value for debt issues for which quoted market prices are not available.

8.  STOCK OPTION/SAR PLANS

     The Company implemented a Stock Appreciation Rights ("SARs") plan during 1995 for certain outside directors under which the terms of the SARs granted are determined by the Compensation Committee of the Board of Directors (the "SAR Plan"). Under the SAR Plan, eligible participants are entitled to receive a cash payment from the Company equal to 100% of the excess, if any, of the fair market value of a share of the Company's Class A Common Shares at the time of exercise over the fair market value of such a share at the grant date. Under the SAR Plan, a total of 50,000 SARs may be granted. The SARs have a term of ten years from the date of grant and are immediately exercisable. No SARs were granted in 1997. A total of 6,000 and 15,000 SARs were granted in 1996 and 1995, respectively and 14,000 SARs were outstanding at December 31, 1997, all exercisable. The fair value of the Company's Class A Common Stock at the grant date of the SARs was $12.63 and $16.25 for 1996 and 1995 grants, respectively. No compensation expense was recognized during the year ended December 31, 1997 as the exercise price of the SARs was not less then the fair value of a share of the Company's Class A Common Shares.

     The Company implemented a qualified stock option plan during 1995 for certain employees, officers and directors, under which the option prices and other terms are determined by the Compensation Committee of the Board of Directors (the "Option Plan"). Under the Option Plan, not more than 250,000 of the Company's Class A Common Shares may be issued pursuant to the plan upon exercise of qualified stock options. All options must be granted within ten years

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                          YEAR ENDED DECEMBER 31, 1997

from the date of adoption of the Option Plan, with options becoming exercisable over four years from the date of grant. A total of 20,250 options, with an exercise price of $12.63, were granted in 1996 and are outstanding (none exercisable) at December 31, 1997. No options were granted in 1997 or 1995. No compensation expense has been recognized under the Option Plan as the exercise price of the grants was not less than the fair market value of the shares at the grant date.

9.  RELATED PARTY TRANSACTIONS

     Comcast U.K. Consulting, Inc. ("UK Consulting"), a wholly owned subsidiary of the Company, earns consulting fee income under consulting agreements with the Equity Investees. The consulting fee income is generally based on a percentage of gross revenues or a fixed amount per dwelling unit in the Equity Investees' franchise areas.

     The Company's right to receive consulting fee payments from Birmingham Cable and Cable London has been subordinated to the banks under their credit facilities. Accordingly, a portion of these fees have been classified as long-term receivables and are included in investments in affiliates in the Company's consolidated balance sheet. In addition, the Company's shares in Cable London have been pledged to secure amounts outstanding under the London Revolver.

     Management fee expense is incurred under agreements between the Company on the one hand, and Comcast, the Company's controlling shareholder, and Comcast UK Cable Partners Consulting, Inc. ("Comcast Consulting"), an indirect wholly owned subsidiary of Comcast, on the other, whereby Comcast and Comcast Consulting provide consulting services to the Equity Investees on behalf of the Company and management services to the Company. Such management fees are based on Comcast's and Comcast Consulting's cost of providing such services. As of December 31, 1997, due to affiliates consists primarily of this management fee and operating expenses paid by Comcast and its affiliates on behalf of the Company.

     Investment income includes L2.5 million of interest income in 1997, relating to the loans to Birmingham Cable, Cable London and Cambridge Cable described in Note 5.

     Long-term debt, due to shareholder consists of 9% Subordinated Notes payable to Holdings (the "Notes") which are due in 1999. During the year ended December 31, 1997 interest expense on the Notes was L950,000.

     In management's opinion, the foregoing transactions were entered into on terms no more or less favorable than those with non-affiliated parties.

10.  INCOME TAXES

     The Company's wholly owned subsidiaries have a deferred tax asset arising from the carryforward of net operating losses and the differences between the book and tax basis of property. However, a valuation allowance has been recorded to fully reserve the deferred tax asset as its realization is uncertain.

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                          YEAR ENDED DECEMBER 31, 1997

     Significant components of deferred income taxes are as follows (in L000's):

                                                              DECEMBER 31,
                                                              ------------
                                                                  1997
                                                              ------------
Net operating loss carryforwards (carried forward
  indefinitely).............................................    L 14,382
Differences between book and tax basis of property..........       7,959
Other.......................................................         321
Less: Valuation allowance...................................     (22,662)
                                                                --------
                                                                L     --
                                                                ========

11.  STATEMENT OF CASH FLOWS -- SUPPLEMENTAL INFORMATION

     The Company made cash payments for interest of approximately L559,000 during the year ended December 31, 1997.

     The Company's wholly owned subsidiaries incurred capital lease obligations of L2.1 million during the year ended December 31, 1997.

12.  COMMITMENTS AND CONTINGENCIES

     Certain of the Company's facilities and equipment are held under operating or capital leases which expire through 2008.

     A summary of assets held under capital lease are as follows (in L000's):

                                                              DECEMBER 31,
                                                              ------------
                                                                  1997
                                                              ------------
Land, buildings and equipment...............................    L10,735
Less: Accumulated depreciation..............................     (3,165)
                                                                -------
                                                                L 7,570
                                                                =======

     Future minimum rental payments under lease commitments with an initial or remaining term of more than one year of December 31, 1997 are as follows (in L000's):

                                                              CAPITAL    OPERATING
                                                              LEASES      LEASES
                                                              -------    ---------
1998........................................................  L 2,191     L 1,580
1999........................................................    1,753         969
2000........................................................      902         283
2001........................................................      706          63
2002........................................................      629          63
Thereafter..................................................    1,731          36
                                                              -------     -------
Total minimum rental commitments............................  L 7,912     L 2,994
                                                                          =======
Less: Amount representing interest..........................   (1,874)
                                                              -------
Present value of minimum rental commitments.................    6,038
Less: Current portion of capital lease obligations..........   (1,660)
                                                              -------
Long-term portion of capital lease obligations..............  L 4,378
                                                              =======

     Operating lease expense for the years ended December 31, 1997 was L1.7 million.

               COMCAST UK CABLE PARTNERS LIMITED AND SUBSIDIARIES

                          YEAR ENDED DECEMBER 31, 1997

     The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position, results of operations or liquidity of the Company.

13.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                   FIRST        SECOND       THIRD        FOURTH       TOTAL
                                  QUARTER      QUARTER      QUARTER      QUARTER        YEAR
                                  --------    ----------    --------    ----------    --------
                                                 (L000, EXCEPT PER SHARE DATA)
1997
Revenues........................  L 12,351     L 13,350     L 14,241     L 16,720     L 56,662
Operating loss..................    (6,543)      (6,364)      (5,679)      (4,018)     (22,604)
Equity in net losses of
  affiliates....................    (5,152)      (5,162)      (5,195)      (5,850)     (21,359)
Net loss........................   (20,540)     (13,108)     (20,682)     (13,026)     (67,356)
Net loss per share..............      (.41)        (.26)        (.41)        (.26)       (1.34)

                   NTL (BERMUDA) LIMITED (FORMERLY COMCAST UK
                    CABLE PARTNERS LIMITED) AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                                SEPTEMBER 30,
                                                                     1998
                                                                -------------
                                                                 (UNAUDITED)
                                                                 (IN L000'S,
                                                              EXCEPT SHARE DATA)
CURRENT ASSETS
  Cash and cash equivalents.................................      L  86,363
  Accounts receivable, less allowance for doubtful accounts
     of L3,204..............................................          4,075
  Other current assets......................................          5,932
                                                                  ---------
          Total current assets..............................         96,370
                                                                  ---------
INVESTMENTS IN AFFILIATES...................................         50,307
                                                                  ---------
PROPERTY AND EQUIPMENT......................................        364,693
  Accumulated depreciation..................................        (51,205)
                                                                  ---------
  Property and equipment, net...............................        313,488
                                                                  ---------
DEFERRED CHARGES............................................         58,785
  Accumulated amortization..................................        (14,587)
                                                                  ---------
  Deferred charges, net.....................................         44,198
                                                                  ---------
FOREIGN EXCHANGE PUT OPTIONS, net...........................          5,886
                                                                  ---------
                                                                  L 510,249
                                                                  =========
            LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses.....................      L  25,783
  Accrued interest..........................................            271
  Current portion of long-term debt.........................         94,941
  Notes payable to Comcast U.K. Holdings, Inc. .............         12,037
  Other.....................................................            809
                                                                  ---------
          Total current liabilities.........................        133,841
                                                                  ---------
LONG-TERM DEBT, less current portion........................        246,677
                                                                  ---------
FOREIGN EXCHANGE CALL OPTION................................          2,562
                                                                  ---------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
  Preferred shares, L0.1 par value -- authorized 10,000,000
     shares; issued, none...................................             --
  Class A common shares, L.01 par value -- authorized
     50,000,000 shares; issued, 37,231,997..................            372
  Class B common shares, L.01 par value -- authorized
     50,000,000 shares; issued, 12,872,605..................            129
  Additional capital........................................        358,548
  Accumulated deficit.......................................       (231,880)
                                                                  ---------
          Total shareholders' equity........................        127,169
                                                                  ---------
                                                                  L 510,249
                                                                  =========

           See notes to condensed consolidated financial statements.

                   NTL (BERMUDA) LIMITED (FORMERLY COMCAST UK
                    CABLE PARTNERS LIMITED) AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            AND ACCUMULATED DEFICIT
                                  (UNAUDITED)

                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              --------------------------
                                                                1998             1997
                                                              ---------        ---------
                                                                (IN L000'S, EXCEPT PER
                                                                     SHARE DATA)
REVENUES
  Service income............................................  L  55,692        L  39,166
  Consulting fee income.....................................        840              776
                                                              ---------        ---------
                                                                 56,532           39,942
                                                              ---------        ---------
COSTS AND EXPENSES
  Operating.................................................     18,147           14,484
  Selling, general and administrative.......................     26,089           22,720
  Management fees...........................................      2,174            2,494
  Depreciation and amortization.............................     22,952           18,830
                                                              ---------        ---------
                                                                 69,362           58,528
                                                              ---------        ---------
OPERATING LOSS..............................................    (12,830)         (18,586)
OTHER (INCOME) EXPENSE
  Interest expense..........................................     26,751           18,706
  Investment income.........................................     (6,752)          (5,807)
  Equity in net losses of affiliates........................     15,916           15,509
  Exchange (gains) losses and other.........................     (4,238)           7,336
                                                              ---------        ---------
                                                                 31,677           35,744
                                                              ---------        ---------
NET LOSS....................................................    (44,507)         (54,330)
ACCUMULATED DEFICIT
     Beginning of period....................................   (187,373)        (120,017)
                                                              ---------        ---------
     End of period..........................................  L(231,880)       L(174,347)
                                                              =========        =========
NET LOSS PER SHARE..........................................  L    (.89)       L   (1.08)
                                                              =========        =========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING DURING
  THE PERIOD................................................     50,105           50,105
                                                              =========        =========

           See notes to condensed consolidated financial statements.

                   NTL (BERMUDA) LIMITED (FORMERLY COMCAST UK
                    CABLE PARTNERS LIMITED) AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              --------------------
                                                                1998        1997
                                                              --------    --------
                                                                L000        L000
OPERATING ACTIVITIES
  Net loss..................................................  (L44,507)   (L54,330)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................    22,952      18,830
     Amortization on foreign exchange contracts.............     2,072       2,072
     Non-cash interest expense..............................    20,168      18,300
     Non-cash investment income.............................    (2,181)     (1,825)
     Exchange (gains) losses................................    (7,211)      7,116
     Equity in net losses of affiliates.....................    15,916      15,509
     (Increase) decrease in account receivable and other
      current assets........................................      (333)        150
     Increase in accounts payable and accrued expenses and
      accrued interest......................................     2,449       3,177
                                                              --------    --------
          Net cash provided by operating activities.........     9,325       8,999
                                                              --------    --------
FINANCING ACTIVITIES
  Repayments of debt........................................    (1,567)     (1,111)
  Proceeds from borrowings..................................    93,000
  Deferred financing costs..................................    (1,634)
  Net transactions with affiliates..........................    (1,020)     (1,517)
                                                              --------    --------
          Net cash provided by (used in) financing
            activities......................................    88,779      (2,628)
                                                              --------    --------
INVESTING ACTIVITIES
  Proceeds from sales of short-term investments, net........                45,805
  Capital contributions and loans to affiliates.............    (1,768)     (8,670)
  Capital expenditures......................................   (47,012)    (59,709)
  Deferred charges..........................................      (333)       (687)
                                                              --------    --------
          Net cash used in investing activities.............   (49,113)    (23,261)
                                                              --------    --------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............    48,991     (16,890)
CASH AND CASH EQUIVALENTS, beginning of period..............    37,372      63,314
                                                              --------    --------
CASH AND CASH EQUIVALENTS, end of period....................  L 86,363    L 46,424
                                                              ========    ========

           See notes to condensed consolidated financial statements.

                   NTL (BERMUDA) LIMITED (FORMERLY COMCAST UK
                    CABLE PARTNERS LIMITED) AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  Basis of Presentation

     The condensed consolidated balance sheet as of September 30, 1998, the condensed consolidated statement of operations and accumulated deficit for the nine months ended September 30, 1998 and 1997, and the condensed consolidated statement of cash flows for the nine months ended September 30, 1998 and 1997 have been prepared by NTL (Bermuda) Limited (formerly Comcast UK Cable Partners Limited) (the "Company") and have not been audited by the Company's independent auditors. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows as of September 30, 1998 and for all periods presented have been made.

     Certain information and note disclosures normally included in the Company's annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1997 Annual Report on Form 10-K filed with the Securities and Exchange Commission. The results of operations for the periods ended September 30, 1998 are not necessarily indicative of operating results for the full year.

  Reclassifications

     Certain reclassifications have been made to the prior year condensed consolidated financial statements to conform to those classifications used in 1998.

2.  RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. The Company has adopted SFAS No. 130, which had no effect on the consolidated financial statements.

     In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Company is assessing whether changes in reporting will be required upon the adoption of this new standard. The Company will adopt SFAS No. 131 for fiscal year ending December 31, 1998.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement, which establishes accounting and reporting standards for

                   NTL (BERMUDA) LIMITED (FORMERLY COMCAST UK
                    CABLE PARTNERS LIMITED) AND SUBSIDIARIES
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

2. RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED) derivatives and hedging activities, is effective for fiscal years beginning after June 15, 1999. Upon the adoption of SFAS No. 133, all derivatives are required to be recognized in the statement of financial position as either assets or liabilities and measured at fair value. The Company is currently evaluating the impact the adoption of SFAS No. 133 will have on its financial position and results of operations.

3.  AMALGAMATION WITH NTL

     Effective October 29, 1998, NTL Incorporated ("NTL"), NTL (Bermuda) Limited, a wholly owned subsidiary of NTL, and Comcast UK Cable Partners Limited ("Partners") consummated a transaction (the "Amalgamation") pursuant to the Agreement and Plan of Amalgamation, dated February 4, 1998, as amended, among the same (the "Amalgamation Agreement"), whereby NTL (Bermuda) Limited amalgamated with Partners, such that the separate existence of NTL (Bermuda) Limited and Partners continued in the form of the company that resulted from the Amalgamation and which is a wholly owned subsidiary of NTL (the "Amalgamated Company"). Under the terms of the Amalgamation Agreement, shareholders of Partners received 0.3745 shares of common stock of NTL in consideration for each of their shares of common stock of Partners. Accordingly, as a result of the Amalgamation, shareholders of Partners received a total of approximately 18,700,000 shares of NTL common stock, representing approximately 31.2% of the shares of NTL common stock outstanding after giving effect to the consummation of the Amalgamation.

     The Amalgamated Company shall operate under the name "NTL (Bermuda) Limited". Effective as of the Amalgamation, (i) the memorandum of association of NTL (Bermuda) Limited shall be the memorandum of the Amalgamated Company until thereafter changed or amended as provided therein or by applicable law, (ii) the bye-laws of NTL (Bermuda) Limited, as in effect immediately prior to the Amalgamation, shall be the bye-laws of the Amalgamated Company until thereafter changed or amended as provided therein or by applicable law and (iii) the persons serving as directors and officers of NTL (Bermuda) Limited immediately prior to the Amalgamation shall be the directors and officers, respectively, of the Amalgamated Company until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal.

     Immediately following the Amalgamation, the Amalgamated Company and Bank of Montreal Trust Company, as trustee, executed a First Supplemental Indenture (the "First Supplemental Indenture") relating to Partner's 11.20% Senior Discount Debentures due 2007 (the "Debentures"), which provides for the assumption by the Amalgamated Company of the liabilities and the obligations of Partners under the Indenture, dated as of November 15, 1995, governing the Debentures (together with the First Supplemental Indenture, the "Indenture") and the Debentures issued pursuant thereto. The First Supplemental Indenture likewise provides that the Amalgamated Company shall succeed to, and be substituted for, and may exercise every right and power of, Partners under the Indenture and the Debentures.

     Pursuant to existing arrangements between Partners and Telewest Communications plc ("Telewest"), a co-owner of interests in Cable London PLC ("Cable London") and Birmingham Cable Corporation Limited ("Birmingham Cable"), Telewest had certain rights to acquire either or both of Partner's interests in these systems (see Note 4) as a result of the Amalgamation. On

                   NTL (BERMUDA) LIMITED (FORMERLY COMCAST UK
                    CABLE PARTNERS LIMITED) AND SUBSIDIARIES
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

3.  AMALGAMATION WITH NTL (CONTINUED)
August 14, 1998, Partners and NTL entered into an agreement (the "Telewest Agreement") with Telewest relating to Partner's ownership interests in Birmingham Cable, Partner's and Telewest's respective ownership interests in Cable London and certain other related matters. Pursuant to the Telewest Agreement, Partners sold its 27.5% ownership interest in Birmingham Cable to Telewest for L125 million, plus L5 million for certain subordinated debt and fees. Partners and Telewest have also agreed within a certain time period to rationalize their joint ownership of Cable London pursuant to an agreed procedure (the "Shoot-out"). Between April 29 and July 29, 1999, the Amalgamated Company can notify Telewest of the price at which it is willing to sell its 50% ownership interest in Cable London to Telewest. Following such notification, Telewest at its option will be required at that price to either purchase the Amalgamated Company's 50% ownership interest in Cable London or sell its 50% ownership interest in Cable London to the Amalgamated Company. If the Amalgamated Company fails to give notice to Telewest during the Shoot-out period, it will be deemed to have given a notice to Telewest offering to sell its Cable London interest for L100 million. The sale or purchase by the Company as per the Cable London Shoot-out is expected to be completed by November 1999.

4.  INVESTMENTS IN AFFILIATES

     The Company has invested in two affiliates: Birmingham Cable and Cable London (together, the "Equity Investees"). The Equity Investees operate integrated cable communications, residential telephony and business telecommunications systems in their respective major metropolitan areas under exclusive cable television licenses and non-exclusive telecommunications licenses. As of September 30, 1998, the Company's ownership interest in the Equity Investees is as follows:

Birmingham Cable............................................  27.5%
Cable London................................................  50.0%

     Included in investments in affiliates as of September 30, 1998, are loans to Cable London of L28.5 million and accrued interest of L8.0 million. The loans accrue interest at a rate of 2% above the published base lending rate of Barclays Bank plc (9.5% effective rate as of September 30, 1998) and are subordinate to Cable London's credit facility. Of these loans, L21.0 million as of September 30, 1998, are convertible into ordinary shares of Cable London at a per share conversion price of L2.00. Also included in investments in affiliates as of September 30, 1998 are loans to Birmingham Cable of L3.7 million and accrued interest of (UK Pound) 320,000. The Birmingham Cable loans accrue interest at a fixed rate of 7.8% and are subordinate to Birmingham Cable's credit facility.

     As described in Note 3, the Company sold its interest in Birmingham Cable in October 1998 for L125 million, plus L5 million for certain subordinated debt and fees. The Company will record a gain on the sale of Birmingham Cable of approximately L110 million in the fourth quarter of 1998. Also, the Company and Telewest have agreed to the Cable London Shoot-out pursuant to which the Company will either sell its interest in Cable London to Telewest or Telewest will sell its interest in Cable London to the Company. The sale or purchase by the Company as per the Cable London Shoot-out is expected to be completed by November 1999.

                   NTL (BERMUDA) LIMITED (FORMERLY COMCAST UK
                    CABLE PARTNERS LIMITED) AND SUBSIDIARIES
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

4.  INVESTMENTS IN AFFILIATES (CONTINUED)
     Although the Company is not contractually committed to make any additional capital contributions or advances to Cable London, it currently intends to fund its share of the amounts necessary for capital expenditures and to finance operating deficits. Failure to do so could dilute the Company's ownership interest in Cable London.

     Summarized financial information for affiliates accounted for under the equity method is as follows:

                                                  BIRMINGHAM     CABLE
                                                    CABLE        LONDON     COMBINED
                                                  ----------    --------    --------
                                                     L000         L000        L000
NINE MONTHS ENDED SEPTEMBER 30, 1998
Results of operations
  Service income................................   L 57,385     L 48,926    L106,311
  Operating, selling, general and administrative
     expenses...................................    (43,690)     (38,244)    (81,934)
  Depreciation and amortization.................    (20,717)     (16,611)    (37,328)
  Operating loss................................     (7,022)      (5,929)    (12,951)
  Net loss......................................    (25,067)     (17,523)    (42,590)
  Company's equity in net loss..................     (7,010)      (8,906)    (15,916)
AT SEPTEMBER 30, 1998
Financial position
  Current assets................................     14,858        8,774      23,632
  Noncurrent assets.............................    244,384      190,803     435,187
  Current liabilities...........................     26,570       19,899      46,469
  Noncurrent liabilities........................    185,410      197,448     382,858
NINE MONTHS ENDED SEPTEMBER 30, 1997
Results of operations
  Service income................................     49,146       38,162      87,308
  Operating, selling, general and administrative
     expenses...................................    (42,411)     (34,007)    (76,418)
  Depreciation and amortization.................    (18,031)     (13,930)    (31,961)
  Operating loss................................    (11,296)      (9,775)    (21,071)
  Net loss......................................    (21,715)     (18,625)    (40,340)
  Company's equity in net loss..................     (6,077)      (9,432)    (15,509)

5.  LONG-TERM DEBT

     In December 1997, Comcast UK Holdings Limited ("UK Holdings"), a wholly owned subsidiary of the Company, entered into a loan agreement (the "UK Holdings Agreement") with a consortium of banks to provide financing under a credit facility (the "UK Holdings Credit Facility") up to a maximum of L200.0 million. Under the terms of the UK Holdings Agreement, borrowings under the UK Holdings Credit Facility are guaranteed by Cambridge Holding Company Limited ("Cambridge Cable") and two companies holding the franchises for Darlington and Teesside, England ("Teesside"). Cambridge Cable and Teesside are wholly owned subsidiaries of the Company.

                   NTL (BERMUDA) LIMITED (FORMERLY COMCAST UK
                    CABLE PARTNERS LIMITED) AND SUBSIDIARIES
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

5.  LONG-TERM DEBT (CONTINUED)
     Final maturity of the UK Holdings Credit Facility is January 31, 2001. The UK Holdings Credit Facility bears interest at a rate per annum equal to the London Interbank Offered Rate ("LIBOR") plus 1/2% to 2 1/4%. As of September 30, 1998 the Company's effective weighted average interest rate on the UK Holdings Credit Facility was 9.33%.

     The consummation of the Amalgamation resulted in a change in control, as defined in the UK Holdings Credit Facility, and all amounts outstanding thereunder became immediately due and payable. The Company repaid the approximately L100 million outstanding on October 29, 1998 using proceeds from the sale of the Birmingham Cable interest. The banks have agreed to suspend the UK Holdings Credit Facility for 90 days pending the renegotiation of the facility. The amount outstanding under the UK Holdings Credit Facility of L93 million as of September 30, 1998 is classified as current on the Company's condensed consolidated balance sheet as of that date.

6.  RELATED PARTY TRANSACTIONS

     Comcast U.K. Consulting, Inc., a wholly owned subsidiary of the Company, earned consulting fee income under consulting agreements with the Equity Investees. The consulting fee income was generally based on a percentage of gross revenues or a fixed amount per dwelling unit in the Equity Investees' franchise areas. The consulting agreements were terminated pursuant to the Telewest Agreement.

     The Company's right to receive consulting fee payments from the Equity Investees was subordinated to the banks under their credit facilities. Accordingly, these fees have been classified as long-term receivables and are included in investments in affiliates in the Company's condensed consolidated balance sheet. In addition, the Company's shares in Cable London have been pledged to secure amounts outstanding under Cable London's revolving credit facility.

     Management fee expense was incurred under agreements between the Company on the one hand, and Comcast Corporation ("Comcast"), the Company's former controlling shareholder, and Comcast UK Cable Partners Consulting, Inc. ("Comcast Consulting"), an indirect wholly owned subsidiary of Comcast, on the other, whereby Comcast and Comcast Consulting provided consulting services to the Equity Investees on behalf of the Company and management services to the Company. Such management fees were based on Comcast's and Comcast Consulting's cost of providing such services. As of September 30, 1998 other current liabilities consists primarily of this management fee and operating expenses paid by Comcast and its affiliates on behalf of the Company. For the nine and three months ended September 30, 1998 and 1997, investment income includes L2.2 million, L1.8 million, L754,000 and L676,000 of interest income, respectively, relating to the loans to the Equity Investees.

     For the nine and three months ended September 30, 1998 and 1997, investment income includes L2.2 million, L1.8 million, (UK Pound)754,000 and L676,000 of interest income, respectively, relating to the loans to the Equity Investees.

     Long-term debt due to shareholder consists of 9% Subordinated Notes payable to Comcast U.K. Holdings, Inc. which are due in September 1999. For the nine and three months ended September 30, 1998 and 1997, the Company recorded L765,000, L700,000, L262,000 and L239,000, respectively, of interest expense relating to such notes.

                   NTL (BERMUDA) LIMITED (FORMERLY COMCAST UK
                    CABLE PARTNERS LIMITED) AND SUBSIDIARIES
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

6.  RELATED PARTY TRANSACTIONS (CONTINUED)
     In management's opinion, the foregoing transactions were entered into on terms no more or less favorable than those with non-affiliated parties.

7.  CONTINGENCIES

     The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position, results of operations or liquidity of the Company.

8.  STATEMENT OF CASH FLOWS -- SUPPLEMENTAL INFORMATION

     The Company made cash payments for interest of L6.3 million, L406,000, L2.5 million and L136,000 during the nine and three months ended September 30, 1998 and 1997, respectively.

     The Company's wholly owned subsidiaries incurred capital lease obligations of L2.2 million, L1.5 million, L486,000 and L852,000 during the nine and three months ended September 30, 1998 and 1997, respectively.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Birmingham Cable Corporation Limited

     We have audited the accompanying consolidated balance sheet of Birmingham Cable Corporation Limited (a company incorporated in the United Kingdom) and subsidiaries as of December 31, 1997 and the related consolidated statements of operations, shareholders' equity and of cash flows for the then year ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Birmingham Cable Corporation Limited and subsidiaries as of December 31, 1997 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE

Birmingham, England
February 27, 1998 (March 16, 1998 as to Note 3)

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                         (IN L000'S, EXCEPT SHARE DATA)

                                                              DECEMBER 31,
                                                              ------------
                                                                  1997
                                                              ------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................    L  2,254
  Accounts receivable, less allowance for doubtful accounts
     of L4,834..............................................       6,326
  Other current assets......................................       2,844
                                                                --------
     Total current assets...................................      11,424
                                                                --------
PROPERTY AND EQUIPMENT......................................     310,111
  Accumulated depreciation..................................     (74,214)
                                                                --------
  Property and equipment, net...............................     235,897
                                                                --------
DEFERRED CHARGES............................................      18,112
  Accumulated amortization..................................      (5,398)
                                                                --------
  Deferred charges, net.....................................      12,714
                                                                --------
                                                                L260,035
                                                                ========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses.....................    L 18,997
  Accrued interest..........................................       1,611
  Current portion of capital lease obligations..............       1,685
                                                                --------
     Total current liabilities..............................      22,293
                                                                --------
LONG-TERM DEBT..............................................     140,000
                                                                --------
CAPITAL LEASE OBLIGATIONS, less current portion.............      13,539
                                                                --------
LONG-TERM DEBT, due to shareholders.........................       7,492
                                                                --------
OTHER LIABILITIES...........................................       4,382
                                                                --------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
  Ordinary shares, L1.00 par value -- authorized, 60,000,000
     shares; issued, 51,073,486.............................      51,073
  Additional capital........................................     112,399
  Accumulated deficit.......................................     (91,143)
                                                                --------
     Total shareholders' equity.............................      72,329
                                                                --------
                                                                L260,035
                                                                ========

                See notes to consolidated financial statements.

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                  (IN L000'S)

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                              ------------
                                                                  1997
                                                              ------------
SERVICE INCOME..............................................    L 67,166
                                                                --------
COSTS AND EXPENSES
  Operating.................................................      28,942
  Selling, general and administrative.......................      27,622
  Depreciation and amortization.............................      26,427
                                                                --------
                                                                  82,991
                                                                --------
OPERATING LOSS..............................................     (15,825)
INTEREST EXPENSE............................................      17,500
INVESTMENT INCOME...........................................      (2,499)
                                                                --------
NET LOSS....................................................    L(30,826)
                                                                ========

                See notes to consolidated financial statements.

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (IN L000'S)

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
OPERATING ACTIVITIES
  Net loss..................................................   L (30,826)
  Adjustments to reconcile net loss to net cash (used in)
     operating activities:
     Depreciation and amortization..........................      26,427
     Non-cash interest expense..............................         492
     Decrease in accounts receivable, interest receivable
      and other current assets..............................         672
     (Decrease) in accounts payable and accrued expenses,
      accrued interest and other liabilities................      (9,027)
                                                               ---------
       Net cash (used in) operating activities..............     (12,262)
                                                               ---------
FINANCING ACTIVITIES
  Proceeds from borrowings..................................     140,000
  Loans from shareholders...................................       7,000
  Redemption of preference shares...........................    (175,000)
  Repayment of capital leases...............................      (2,316)
                                                               ---------
     Net cash (used in) financing activities................     (30,316)
                                                               ---------
INVESTING ACTIVITIES
  Restricted cash...........................................      75,000
  Capital expenditures......................................     (36,635)
  Deferred charges..........................................      (1,222)
                                                               ---------
       Net cash provided by investing activities............      37,143
                                                               ---------
(DECREASE) IN CASH AND CASH EQUIVALENTS.....................      (5,435)
CASH AND CASH EQUIVALENTS, beginning of year................       7,689
                                                               ---------
CASH AND CASH EQUIVALENTS, end of year......................   L   2,254
                                                               =========

                See notes to consolidated financial statements.

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                  (IN L000'S)

                                                    ORDINARY   ADDITIONAL   ACCUMULATED
                                                     SHARES     CAPITAL       DEFICIT      TOTAL
                                                    --------   ----------   -----------   --------
BALANCE, DECEMBER 31, 1996........................  L51,073     L112,399     L(60,317)    L103,155
  Net loss........................................                            (30,826)     (30,826)
                                                    -------     --------     --------     --------
BALANCE, DECEMBER 31, 1997........................  L51,073     L112,399     L(91,143)    L 72,329
                                                    =======     ========     ========     ========

                See notes to consolidated financial statements.

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1997

1.  BUSINESS

     Birmingham Cable Corporation Limited, a company incorporated in the United Kingdom ("UK"), and subsidiaries (the "Company") is principally engaged in the development, construction, management and operation of cable telecommunications systems. The Company holds two franchises in Birmingham/Solihull and Wythall, England.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Accounting

     The Company maintains its books and records in accordance with accounting principles generally accepted in the UK. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles as practiced in the United States ("US") and are stated in UK pounds sterling ("UK Pound"). There were no significant differences between accounting principles followed for UK purposes and generally accepted accounting principles practiced in the US. The UK Pound exchange rate as of December 31, 1997 was US $1.65.

  Basis of Consolidation

     The consolidated financial statements include the accounts of the Company and all wholly owned subsidiaries. All significant intercompany accounts and transactions among the consolidated entities have been eliminated.

  Management's Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Values

     The estimated fair value amounts presented in these notes to consolidated financial statements have been determined by the Company using available market information and appropriate methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. The estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Such fair value estimates are based on pertinent information available to management as of December 31, 1997 and have not been comprehensively revalued for purposes of these consolidated financial statements since such dates.

  Prematurity Period

     The Company accounts for costs, expenses and revenues applicable to the construction and operation of its cable telecommunications systems under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 51, "Financial Reporting by Cable Television Companies."

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                          YEAR ENDED DECEMBER 31, 1997

     Under SFAS No. 51, during the period while the systems are partially under construction and partially in service (the "Prematurity Period"), costs of cable telecommunications plant, including materials, direct labor and construction overhead are capitalized. Subscriber-related costs and general and administrative costs are expensed as incurred. Costs incurred in anticipation of servicing a fully operating system that will not vary regardless of the number of subscribers are partially expensed and partially capitalized, based upon the percentage of average actual or estimated subscribers, whichever is greater, to the total number of subscribers expected at the end of the Prematurity Period (the "Fraction").

     During the Prematurity Period, depreciation and amortization of system assets is determined by multiplying the depreciation and amortization of the total capitalized system assets expected at the end of the Prematurity Period by the Fraction. At the end of the Prematurity Period, depreciation and amortization of system assets is based on the remaining undepreciated cost at that date.

     As of December 31, 1997, all of the Company's seven discrete build areas have completed their Prematurity Period.

  Property and Equipment

     Property and equipment, which consists principally of system assets, is shown at historical cost less accumulated depreciation. Improvements that extend asset lives are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation applicable to assets sold or retired are removed from the accounts and the gain or loss on disposition is recognized as a component of depreciation expense.

  System assets

     Prior to the Prematurity Period, no depreciation is provided on system assets. During the Prematurity Period, depreciation is provided in accordance with SFAS No. 51.

     Depreciation of system assets is provided by the straight-line method over estimated useful lives as follows:

Plant.......................................................  15-40 years
Network.....................................................     15 years
Subscriber equipment........................................   6-10 years
Switch......................................................     10 years
Computers...................................................      4 years

  Non-system assets

     Depreciation of non-system assets is provided by the straight-line method over estimated useful lives as follows:

Buildings...................................................       40 years
Leasehold buildings.........................................  term of lease
Fixtures, fittings and equipment............................        5 years
Computers...................................................        4 years
Vehicles....................................................        4 years

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                          YEAR ENDED DECEMBER 31, 1997

  Leased Assets

     Assets held under capital leases are treated as if they had been purchased outright and the corresponding liability is included in capital lease obligations. Capital lease payments include principal and interest, with the interest portion being expensed. Payments on operating leases are expensed on a straight-line basis over the lease term.

  Deferred Charges

     Deferred charges consist primarily of franchise acquisition and development costs directly attributable to obtaining, developing and maintaining the franchise licenses. Franchise acquisition and development costs have been allocated evenly between each build area and are amortized, by build area, on a straight-line basis, over the lives of the franchises of 15 to 23 years.

  Valuation of Long-Lived Assets

     The Company periodically evaluates the recoverability of its long-lived assets, including property and equipment and deferred charges, using objective methodologies. Such methodologies include evaluations based on the cash flows generated by the underlying assets or other determinants of fair value.

  Revenue Recognition

     Service income is recognized as service is provided. Credit risk is managed by disconnecting services to subscribers who are delinquent.

  Income Taxes

     The Company recognizes deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities and expected benefits of utilizing net operating loss carryforwards. The impact on deferred taxes of changes in tax rates and laws, if any, applied to the years during which temporary differences are expected to be settled, are reflected in the financial statements in the period of enactment.

  Derivative Financial Instruments

     The Company uses interest rate exchange agreements ("Swaps"), to manage its exposure to fluctuations in interest rates. Swaps are matched with either fixed or variable rate debt and periodic cash payments are accrued on a settlement basis as an adjustment to interest expense.

     Those instruments that have been entered into by the Company to hedge exposure to interest rate risks are periodically examined by the Company to ensure that the instruments are matched with underlying liabilities, reduce the Company's risks relating to interest rates and, through market value and sensitivity analysis, maintain a high correlation to the interest expense or underlying value of the hedged item.

     The Company does not hold or issue any derivative financial instruments for trading purposes and is not a party to any leveraged instruments (see Note 3). The credit risks associated with the Company's derivative financial instruments are controlled through the evaluation and monitoring of the creditworthiness of the counterparties. Although the Company may be exposed to losses in the event of nonperformance by the counterparties, the Company does not expect such losses, if any, to be significant.

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                          YEAR ENDED DECEMBER 31, 1997

3.  LONG-TERM DEBT AND PREFERENCE SHARES

     In February 1995, a subsidiary of the Company issued 175,000 cumulative L1.00 redeemable five year term preference shares for a paid up value of L175.0 million. Also in February 1995, the Company entered into a L175.0 million five year revolving credit facility (the "Birmingham Facility") which provided for conversion into a five year term loan on March 31, 2000. In March 1997, the terms of the Birmingham Facility were amended to extend the maturity of the term loan to December 31, 2005 and to amend the required cash flow levels (as defined) and certain other terms. Interest rates on the Birmingham Facility are at the London Interbank Offered Rate ("LIBOR") plus 5/8% to 2 1/4%.

     In July 1997, the preference shareholder exercised its option to require the Company to purchase its shareholding. The Company funded the redemption of the preference shares with the proceeds from the Birmingham Facility and restricted cash and settled its five year L175.0 million interest rate exchange agreement with Barclays Bank PLC. The balance of the Birmingham Facility will be used, subject to certain restrictions, for capital expenditures and working capital requirements relating to the build-out of its systems. The preference shares had an effective dividend rate, including Advanced Corporation Tax ("ACT"), of 8.00%.

     The Birmingham Facility contains restrictive covenants which limit the Company's ability to enter into arrangements for the acquisition and sale of property and equipment, investments, mergers and the incurrence of additional debt. Certain of these covenants require that certain minimum build requirements, financial ratios and cash flow levels be maintained and contain restrictions on dividend payments. The Company's three principal shareholders' right to receive consulting fee payments from the Company has been subordinated to the banks under the Birmingham Facility. The payment of consulting fees is restricted until the Company meets certain financial ratio tests under the Birmingham Facility. The Company has pledged the shares of its material subsidiaries to secure the Birmingham Facility. Upon a change of control, all amounts due under the Birmingham Facility become immediately due and payable. On February 4, 1998, Comcast UK Cable Partners Limited ("Comcast UK"), one the Company's principal shareholders, entered into a definitive agreement to amalgamate (the "NTL Transaction") with a wholly owned subsidiary of NTL Incorporated. The consummation of the NTL Transaction will not result in a change of control as defined in the Birmingham Facility.

     The Company enters into Swaps as a normal part of its risk management efforts to limit its exposure to adverse fluctuations in interest rates. Using Swaps, the Company agrees to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed upon notional amount. In conjunction with the Birmingham Facility, a subsidiary of the Company and Barclays Bank PLC entered into a five year L175.0 million Swap, whereby the subsidiary receives fixed interest at a rate of 8.83% and pays floating rate interest at the six month LIBOR. The L175.0 million Swap was settled in July 1997 along with the redemption of the preference shares (see above). In addition, a subsidiary of the Company entered into a second series of five year Swaps with three banks. Under the agreements, the subsidiary pays fixed rate interest at 9.20% and receives floating rate interest at six month LIBOR, based upon the outstanding notional amount of the Swaps. As of December 31, 1997, the notional amount outstanding on the second series of Swaps was L149.0 million, and increased to L160.0 million on January 2, 1998. The notional amounts of interest rate agreements are used to measure interest to be paid or received and do not represent the amount of exposure to credit loss. While Swaps represent an integral part of the Company's interest rate risk management program, their incremental effect on interest expense for the year

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                          YEAR ENDED DECEMBER 31, 1997

ended December 31, 1997 was not significant. The estimated amount to settle the Company's Swaps was a liability of L7.5 million as of December 31, 1997.

     On March 16, 1998, the Company's shareholders loaned L7.0 million to the Company in the form of Junior Subordinated Debt, as defined in the Birmingham Facility. The proceeds from this borrowing were used to settle the Swaps described above. Additionally, on March 16, 1998 a subsidiary of the Company entered into a L160.0 million notional amount two year Swap with three banks. Under the terms of this Swap, the subsidiary pays fixed rate interest at 7.23% and receives floating rate interest at six month LIBOR, based upon the notional amount.

     Maturities of long-term debt outstanding as of December 31, 1997 for the four years after 1998 are as follows (L000's):

1999..............................................  L
2000..............................................    7,000
2001..............................................   14,000
2002..............................................   21,000

     The differences between the carrying amounts and estimated fair value of the Company's long-term debt was not significant as of December 31, 1997. Interest rates that are currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value for debt issues for which quoted market prices are not available.

4.  LONG-TERM DEBT, DUE TO SHAREHOLDERS

     As of December 31, 1997, the Company had outstanding loans from shareholders of L7.0 million and accrued interest thereon of L492,000. The loans from shareholders bear interest at a fixed rate of 7.8% and are payable on demand. Under the terms of the Birmingham Facility, however, principal and interest on the loans from shareholders cannot be paid until the Birmingham Facility is repaid. Thus, the loans from shareholders and accrued interest thereon have been classified as long-term in the Company's consolidated balance sheet. The carrying value of the loans from shareholders approximates fair value as of December 31, 1997.

5.  RELATED PARTY TRANSACTIONS

     The Company has consulting agreements with Comcast U.K. Consulting, Inc. ("Comcast Consulting") and Telewest Communications Group Ltd., subsidiaries of two of the Company's principal shareholders, Comcast UK and Telewest Communications plc ("Telewest"), respectively. The Company also has a consulting agreement with General Cable, the Company's other principal shareholder. The Company pays a fee to Telewest each year as a contribution to the operating expenses and capital expenditures of Telewest's Network Service Center, which provides telephony support to the Company. The Company has a telephony interconnect agreement with Telewest, whereby certain telephony traffic is routed via Telewest. These interconnect costs are included in "other" below.

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

                          YEAR ENDED DECEMBER 31, 1997

     A summary of related party charges included in the Company's consolidated financial statements is as follows (in L000's):

                                                               YEAR ENDED
                                                              DECEMBER 31
                                                              ------------
                                                                  1997
                                                              ------------
Consulting fees.............................................     L1,511
Network Service Center fees.................................        711
Other.......................................................      1,151
                                                                 ------
                                                                 L3,373
                                                                 ======

     As of December 31, 1997, accounts payable and accrued expenses include L1.4 million, payable to the Company's three principal shareholders, principally for consulting fees and normal operating expenses paid by the shareholders and their affiliates on behalf of the Company. As of December 31, 1997, other long-term liabilities includes L3.9 million, of consulting fees payable to the Company's three principal shareholders as payment is restricted under the Birmingham Facility.

     In management's opinion, the foregoing transactions were entered into on terms no more or less favorable than those with non-affiliated third parties.

6.  INCOME TAXES

     The Company has a deferred tax asset arising from the carryforward of net operating losses and the differences between the book and tax basis of property. However, a valuation allowance has been recorded to fully reserve the deferred tax asset as its realization is uncertain.

     Significant components of the Company's deferred income taxes are as follows (in L000's):

                                                              DECEMBER 31
                                                              ------------
                                                                  1997
                                                              ------------
Net operating loss carryforwards (carried forward
  indefinitely).............................................    L  3,253
Differences between book and tax basis of property..........       7,880
Less: Valuation allowance...................................     (11,133)
                                                                --------
                                                                L
                                                                ========

     In connection with the Birmingham Facility and the related preference share arrangement (see Note 3), the Company is obligated to pay ACT on all preference share dividends. Related ACT for 1997 was L1.4 million, and has been classified as a component of interest expense in the Company's consolidated statement of operations. ACT may be carried forward indefinitely to offset potential future tax liabilities of the Company.

7.  STATEMENT OF CASH FLOWS -- SUPPLEMENTAL INFORMATION

     The Company made cash payments for interest and preferred stock dividends of approximately L43.0 million during the year ended December 31, 1997.

     The Company incurred capital lease obligations of L4.1 million during the year ended December 31, 1997.

             BIRMINGHAM CABLE CORPORATION LIMITED AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONCLUDED
                          YEAR ENDED DECEMBER 31, 1997

8.  COMMITMENTS AND CONTINGENCIES

     Certain of the Company's facilities and equipment are held under operating or capital leases which expire through 2007.

     A summary of assets held under capital leases are as follows (in L000's):

                                                              DECEMBER 31,
                                                              ------------
                                                                  1997
                                                              ------------
System, fixtures, fittings, equipment and vehicles..........    L 1,511
Less: Accumulated depreciation..............................     (5,779)
                                                                -------
                                                                L13,212
                                                                =======

     Future minimum rental payments under lease commitments with an initial or remaining term of more than one year as of December 31, 1997 are as follows (in L000's):

                                                              CAPITAL     OPERATING
                                                               LEASES      LEASES
                                                              --------    ---------
1998........................................................  L  2,699     L   156
1999........................................................     2,801         156
2000........................................................     2,778         156
2001........................................................     2,300         157
2002........................................................     1,719         154
Thereafter..................................................     7,710       1,805
                                                              --------     -------
Total minimum rental commitments............................    20,007     L 2,584
                                                                           =======
Less: Amount representing interest..........................    (4,783)
                                                              --------
Present value of minimum rental commitments.................    15,224
Less: Current portion of capital lease obligations..........    (1,685)
                                                              --------
Long-term portion of capital lease obligations..............  L 13,539
                                                              ========

     Operating lease expense for the years ended December 31, 1997 was L169,000.

     Included within accounts payable and accrued expenses and other long-term liabilities as of December 31, 1997 is L570,000 which represents the obligation incurred by the Company in connection with the termination of a contractual obligation under an agreement with the local authority to service and maintain the Company's satellite master antenna television installations in the franchise area. This liability is noninterest bearing and will be discharged by the payment of L95,000 annually through 2003. The effect of discounting the liability is not significant to the Company's financial position or results of operations.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Cable London PLC

     We have audited the accompanying consolidated balance sheet of Cable London PLC (a company incorporated in the United Kingdom) and subsidiaries as of December 31, 1997 and the related consolidated statements of operations, shareholders' (deficiency) equity and of cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Cable London PLC and subsidiaries as of December 31, 1997 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE

London, England
February 27, 1998

                       CABLE LONDON PLC AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                         (IN L000'S, EXCEPT SHARE DATA)

                                                              DECEMBER 31,
                                                              ------------
                                                                  1997
                                                              ------------
ASSETS
CURRENT ASSETS
  Cash......................................................   L   2,718
  Accounts receivable, less allowance for doubtful accounts
     of L1,762..............................................       4,792
  Other current assets......................................       2,830
                                                               ---------
          Total current assets..............................      10,340
                                                               ---------
PROPERTY AND EQUIPMENT......................................     235,786
  Accumulated depreciation..................................     (55,292)
                                                               ---------
  Property and equipment, net...............................     180,494
                                                               ---------
DEFERRED CHARGES............................................       8,073
  Accumulated amortization..................................      (3,214)
                                                               ---------
  Deferred charges, net.....................................       4,859
                                                               ---------
                                                               L 195,693
                                                               =========
LIABILITIES AND SHAREHOLDERS' (DEFICIENCY) EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses.....................   L  19,972
  Other current liabilities.................................       2,172
  Current portion of long-term debt and capital lease
     obligations............................................         758
                                                               ---------
          Total current liabilities.........................      22,902
                                                               ---------
LONG-TERM DEBT, less current portion........................      89,727
                                                               ---------
CAPITAL LEASE OBLIGATIONS, less current portion.............      11,751
                                                               ---------
CONVERTIBLE DEBT AND LOANS FROM SHAREHOLDERS................      69,017
                                                               ---------
OTHER LIABILITIES...........................................       2,543
                                                               ---------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' (DEFICIENCY) EQUITY
  Ordinary shares, L.10 par value--authorized, 100,000,000
     shares; issued, 55,572,916 and 55,125,690..............       5,557
  Additional capital........................................      97,254
  Accumulated deficit.......................................    (103,058)
                                                               ---------
     Total shareholders' (deficiency) equity................        (247)
                                                               ---------
                                                               L 195,693
                                                               =========

                See notes to consolidated financial statements.

                       CABLE LONDON PLC AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                  (IN L000'S)

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                              ------------
                                                                  1997
                                                              ------------
SERVICE INCOME..............................................    L 52,816
                                                                --------
COSTS AND EXPENSES
  Operating.................................................      22,084
  Selling, general and administrative.......................      23,703
  Depreciation and amortization.............................      19,740
                                                                --------
                                                                  65,527
                                                                --------
OPERATING LOSS..............................................     (12,711)
INTEREST EXPENSE............................................      12,692
INVESTMENT INCOME...........................................        (235)
                                                                --------
NET LOSS....................................................    L(25,168)
                                                                ========

                See notes to consolidated financial statements.

                       CABLE LONDON PLC AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (IN L000'S)

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                              ------------
                                                                  1997
                                                              ------------
OPERATING ACTIVITIES
  Net loss..................................................    L(25,168)
  Adjustments to reconcile net loss to net cash (used in)
     operating activities:
     Depreciation and amortization..........................      19,740
     Non-cash interest expense..............................       4,773
     Increase in accounts receivable and other current
      assets................................................        (618)
     (Decrease) in accounts payable and accrued expenses,
      other current liabilities and other liabilities.......        (135)
                                                                --------
       Net cash (used in) operating activities..............      (1,408)
                                                                --------
FINANCING ACTIVITIES
  Proceeds from borrowings..................................      94,029
  Debt acquisition costs....................................      (1,704)
  Loans from shareholders...................................      12,000
  Repayments of debt........................................     (65,031)
  Repayment of capital leases...............................        (537)
  Issuances of shares.......................................         812
                                                                --------
       Net cash provided by financing activities............      39,569
                                                                --------
INVESTING ACTIVITIES
  Capital expenditures......................................     (38,656)
                                                                --------
       Net cash (used in) investing activities..............     (38,656)
                                                                --------
(DECREASE) IN CASH..........................................        (495)
CASH, beginning of year.....................................       3,213
                                                                --------
CASH, end of year...........................................    L  2,718
                                                                ========

                See notes to consolidated financial statements.

                       CABLE LONDON PLC AND SUBSIDIARIES

          CONSOLIDATED STATEMENT OF SHAREHOLDERS' (DEFICIENCY) EQUITY
                                  (IN L000'S)

                                               ORDINARY    ADDITIONAL    ACCUMULATED
                                                SHARES      CAPITAL        DEFICIT       TOTAL
                                               --------    ----------    -----------    --------
BALANCE, DECEMBER 31, 1996...................   L5,513      L96,486       L (77,890)    L 24,109
  Shares issued..............................       44          768                          812
  Net loss...................................                               (25,168)     (25,168)
                                                ------      -------       ---------     --------
BALANCE, DECEMBER 31, 1997...................   L5,557      L97,254       L(103,058)    L   (247)
                                                ======      =======       =========     ========

                See notes to consolidated financial statements.

                       CABLE LONDON PLC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1997

1.  BUSINESS

     Cable London PLC, a company incorporated in the United Kingdom ("UK"), and subsidiaries (the "Company") is principally engaged in the development, construction, management and operation of cable telecommunications systems. The Company holds four franchises covering Camden, Haringey, Hackney/Islington and Enfield, England.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Accounting

     The Company maintains its books and records in accordance with accounting principles generally accepted in the UK. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles as practiced in the United States ("US") and are stated in UK pounds sterling ("UK Pound"). There were no significant differences between accounting principles followed for UK purposes and generally accepted accounting principles practiced in the US. The UK Pound exchange rate as of December 31, 1997 was US $1.65.

  Basis of Consolidation

     The consolidated financial statements include the accounts of the Company and all wholly owned subsidiaries. All significant intercompany accounts and transactions among the consolidated entities have been eliminated.

  Management's Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Values

     The estimated fair value amounts presented in these notes to consolidated financial statements have been determined by the Company using available market information and appropriate methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. The estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Such fair value estimates are based on pertinent information available to management as of December 31, 1997, and have not been comprehensively revalued for purposes of these consolidated financial statements since such dates.

  Prematurity Period

     The Company accounts for costs, expenses and revenues applicable to the construction and operation of its cable telecommunications systems under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 51, "Financial Reporting by Cable Television Companies."

                       CABLE LONDON PLC AND SUBSIDIARIES

                          YEAR ENDED DECEMBER 31, 1997

     Under SFAS No. 51, during the period while the systems are partially under construction and partially in service (the "Prematurity Period"), costs of cable telecommunications plant, including materials, direct labor and construction overhead are capitalized. Subscriber-related costs and general and administrative costs are expensed as incurred. Costs incurred in anticipation of servicing a fully operating system that will not vary regardless of the number of subscribers are partially expensed and partially capitalized, based on the percentage of average actual or estimated subscribers, whichever is greater, to the total number of subscribers expected at the end of the Prematurity Period (the "Fraction").

     During the Prematurity Period, depreciation and amortization of system assets is determined by multiplying the depreciation and amortization of the total capitalized system assets expected at the end of the Prematurity Period by the Fraction. At the end of the Prematurity Period, depreciation and amortization of system assets is based on the remaining undepreciated cost at that date.

     As of December 31, 1997, three of the Company's four franchise areas have completed their Prematurity Period. The remaining Prematurity Period is expected to terminate in 1998.

  Property and Equipment

     Property and equipment, which consists principally of system assets, is shown at historical cost less accumulated depreciation. Improvements that extend asset lives are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation applicable to assets sold or retired are removed from the accounts and the gain or loss on disposition is recognized as a component of depreciation expense.

  System assets
-----------------

     Prior to the Prematurity Period, no depreciation is provided on system assets. During the Prematurity Period, depreciation is provided in accordance with SFAS No. 51.

     Depreciation of system assets is provided by the straight-line method over estimated useful lives as follows:

Plant.......................................................   40 years
Network.....................................................   15 years
Subscriber equipment........................................  6-8 years
Switch......................................................   10 years
Computers...................................................    4 years

  Non-system assets
----------------------

     Depreciation of non-system assets is provided by the straight-line method over estimated useful lives as follows:

Leased buildings............................................  40 years
Fixtures, fittings and equipment............................   5 years
Computers...................................................   4 years
Vehicles....................................................   3 years

                       CABLE LONDON PLC AND SUBSIDIARIES

                          YEAR ENDED DECEMBER 31, 1997

  Leased Assets

     Assets held under capital leases are treated as if they had been purchased outright and the corresponding liability is included in capital lease obligations. Capital lease payments include principal and interest, with the interest portion being expensed. Payments on operating leases are expensed on a straight-line basis over the lease term.

  Deferred Charges

     Deferred charges consist primarily of franchise acquisition and development costs directly attributable to obtaining, developing and maintaining the franchise licenses and debt acquisition costs incurred by the Company in entering into the London Revolver (see Note 3). Franchise acquisition and development costs are being amortized on a straight-line basis over periods from two to fifteen years. Debt acquisition costs are being amortized on a straight-line basis over the term of the London Revolver of nine years.

  Valuation of Long-Lived Assets

     The Company periodically evaluates the recoverability of its long-lived assets, including property and equipment and deferred charges, using objective methodologies. Such methodologies include evaluations based on the cash flows generated by the underlying assets or other determinants of fair value.

  Revenue Recognition

     Service income is recognized as service is provided. Credit risk is managed by disconnecting services to subscribers who are delinquent.

  Income Taxes

     The Company recognizes deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities and expected benefits of utilizing net operating loss carryforwards. The impact on deferred taxes of changes in tax rates and laws, if any, applied to the years during which temporary differences are expected to be settled, are reflected in the financial statements in the period of enactment.

  Derivative Financial Instruments

     The Company uses derivative financial instruments, including interest rate exchange agreements ("Swaps") and interest rate collar agreements ("Collars"), to manage its exposure to fluctuations in interest rates.

     Swaps and Collars are matched with either fixed or variable rate debt and periodic cash payments are accrued on a settlement basis as an adjustment to interest expense.

     Those instruments that have been entered into by the Company to hedge exposure to interest rate risks are periodically examined by the Company to ensure that the instruments are matched with underlying liabilities, reduce the Company's risks relating to interest rates and, through market value and sensitivity analysis, maintain a high correlation to the interest expense or underlying value of the hedged item.

     The Company does not hold or issue any derivative financial instruments for trading purposes and is not a party to leveraged instruments (see Note 3). The credit risks associated

                       CABLE LONDON PLC AND SUBSIDIARIES

                          YEAR ENDED DECEMBER 31, 1997

with the Company's derivative financial instruments are controlled through the evaluation and monitoring of the creditworthiness of the counterparties. Although the Company may be exposed to losses in the event of nonperformance by the counterparties, the Company does not expect such losses, if any, to be significant.

3.  LONG-TERM DEBT

     In June 1995, the Company entered into a L60.0 million revolving credit facility (the "London Facility") with various banks. The London Facility had a two year term and an interest rate at the London Interbank Offered Rate ("LIBOR") plus 2 1/2%. In April 1997, the amount available under the London Facility was increased to L65.0 million.

     In May 1997, the Company entered into a L170.0 million revolving credit facility (the "London Revolver") with various banks, which converts into a five year term loan on June 30, 2001. Interest rates on the London Revolver are at LIBOR plus 1/2% to 2 3/8%. In May 1997, the Company repaid all amounts outstanding under the London Facility with proceeds from borrowings under the London Revolver. The balance of the London Revolver will be used, subject to certain restrictions, for capital expenditures and working capital requirements relating to the build-out of its systems.

     The London Revolver contains restrictive covenants which limit the Company's ability to enter into arrangements for the acquisition and sale of property and equipment, investments, mergers and the incurrence of additional debt. Certain of these covenants require that certain financial ratios and cash flow levels be maintained and contain certain restrictions on dividend payments. The Company's two principal shareholders' rights to receive consulting fee payments from the Company has been subordinated to the banks under the London Revolver. The payment of consulting fees is restricted until the Company meets certain financial ratio tests under the London Revolver. In addition, the Company's two principal shareholders' shares in the Company have been pledged to secure the London Revolver. Upon a change of control, all amounts due under the London Revolver become immediately due and payable. On February 4, 1998, Comcast UK Cable Partners Limited ("Comcast UK"), one the Company's principal shareholders, entered into a definitive agreement to amalgamate (the "NTL Transaction") with a wholly owned subsidiary of NTL Incorporated. The consummation of the NTL Transaction will not result in a change of control as defined in the London Revolver.

     The Company enters into Swaps and Collars as a normal part of its risk management efforts to limit its exposure to adverse fluctuations in interest rates. Using Swaps, the Company agrees to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed upon notional amount. Collars limit the Company's exposure to and benefits from interest rate fluctuations on variable rate debt to within a certain range of interest rates. In June 1997, the Company entered into a series of four year interest Swaps with three banks. Under the agreements, the Company pays fixed rate interest at 7.34% and receives floating rate interest at three month LIBOR, based upon the outstanding notional amount of the Swaps. As of December 31, 1997, the notional amount outstanding on the Swaps was L44.5 million and increased to L49.5 million on January 7, 1998. Also in June 1997, the Company entered into a Collar which limits the interest rate on the notional amount to between 6% and 9%. As of December 31, 1997, the notional amount outstanding on the Collar was L22.3 million and increased to L24.8 million on January 7, 1998. The notional amounts of interest rate agreements and interest rate collar agreements are used to measure interest to be paid or received and do not represent the amount of exposure to credit loss. While Swaps and Collars

                       CABLE LONDON PLC AND SUBSIDIARIES

                          YEAR ENDED DECEMBER 31, 1997

represent an integral part of the Company's interest rate risk management program, their incremental effect on interest expense for the year ended December 31, 1997 was not significant. The estimated amount to settle the Company's Swaps and Collar was L1.5 million as of December 31, 1997.

     Also included in long-term debt is a mortgage note payable with an outstanding balance of L753,000 as of December 31, 1997, payable in monthly installments through 2002 which is secured by property of the Company. The mortgage note bears interest at a fixed rate of 9.79%.

     Maturities of long-term debt outstanding as of December 31, 1997 for the four years after 1998 are as follows (L000's):

1999................................................  L
2000................................................
2001................................................   2,225
2002................................................   8,900

     The differences between the carrying amounts and estimated fair value of the Company's long-term debt was not significant as of December 31, 1997. Interest rates that are currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value for debt issues for which quoted market prices are not available.

4.  CONVERTIBLE DEBT AND LOANS FROM SHAREHOLDERS

     As of December 31, 1997, the Company had outstanding convertible debt due to shareholders of L42.0 million and outstanding loans from shareholders of L15.0 million. The convertible debt and loans from shareholders bear interest at 2% above the base lending rate of Barclays Bank PLC (9.25% effective rate as of December 31, 1997) and are payable on demand. Accrued interest on the convertible debt and loans from shareholders is L12.0 million as of December 31, 1997. Under the terms of the London Revolver, principal and interest on the convertible debt and loans from shareholders cannot be paid until the London Revolver is repaid. Accordingly, the convertible debt, loans from shareholders and accrued interest thereon has been classified as long-term convertible debt and other in the Company's consolidated balance sheet. The convertible debt, along with accrued interest thereon, is convertible into the Company's ordinary shares at L2.00 per share. Interest expense on the convertible debt and loans from shareholders was L4.8 million, during the year ended December 31, 1997. The carrying value of the convertible debt and loans from shareholders approximates fair value as of December 31, 1997.

5.  RELATED PARTY TRANSACTIONS

     The Company has consulting agreements with Comcast U.K. Consulting, Inc. ("Comcast Consulting") and Telewest Communications Group Ltd., subsidiaries of the Company's two principal shareholders, Comcast UK and Telewest Communications plc ("Telewest"), respectively. The Company pays a fee to Telewest each year as a contribution to the operating expenses and capital expenditures of Telewest's Network Service Center, which provides telephony support to the Company.

                       CABLE LONDON PLC AND SUBSIDIARIES

                          YEAR ENDED DECEMBER 31, 1997

     A summary of related party charges included in the Company's consolidated financial statements is as follows (in L000's):

                                                              YEAR ENDED
                                                              DECEMBER 31
                                                                 1997
                                                              -----------
Consulting fees.............................................    L1,077
Network Service Center fees.................................       521
Other.......................................................       355
                                                                ------
                                                                L1,953
                                                                ======

     As of December 31, 1997, accounts payable and accrued expenses include L176,000 million, payable to the Company's two principal shareholders, principally for consulting fees and normal operating expenses paid by the shareholders and their affiliates on behalf of the Company. As of December 31, 1997 other long-term liabilities includes L2.5 million of consulting fees and interest payable to the Company's two principal shareholders as payment is restricted under the London Revolver.

     In management's opinion, the foregoing transactions were entered into on terms no more or less favorable than those with non-affiliated third parties.

6.  INCOME TAXES

     The Company has a deferred tax asset arising from the carryforward of net operating losses and the differences between the book and tax basis of property. However, a valuation allowance has been recorded to fully reserve the deferred tax asset as its realization is uncertain.

     Significant components of the Company's deferred income taxes are as follows (in L000's):

                                                              DECEMBER 31
                                                                 1997
                                                              -----------
Net operating loss carryforwards (carried forward
  indefinitely).............................................   L 17,692
Differences between book and tax basis of property..........     10,426
Other.......................................................       (459)
Less: Valuation allowance...................................    (27,659)
                                                               --------
                                                               L
                                                               ========

7.  STATEMENT OF CASH FLOWS -- SUPPLEMENTAL INFORMATION

     The Company made cash payments for interest of approximately L7.4 million during the year ended December 31, 1997.

     The Company incurred capital lease obligations of L4.8 million during the year ended December 31, 1997.

8.  COMMITMENTS AND CONTINGENCIES

     Certain of the Company's facilities and equipment are held under operating or capital leases which expire through 2007.

                       CABLE LONDON PLC AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONCLUDED)
                          YEAR ENDED DECEMBER 31, 1997

     A summary of assets held under capital leases are as follows (in L000's):

                                                              DECEMBER 31
                                                              -----------
                                                                 1997
                                                              -----------
System, fixtures, fittings, equipment and vehicles..........    L13,040
Less: Accumulated depreciation..............................     (2,836)
                                                                -------
                                                                L10,204
                                                                =======

     Future minimum rental payments under lease commitments with an initial or remaining term of more than one year as of December 31, 1997 are as follows (in L000's):

                                                              CAPITAL    OPERATING
                                                              LEASES      LEASES
                                                              -------    ---------
1998........................................................  L 1,550     L  902
1999........................................................    2,036        496
2000........................................................    2,078        181
2001........................................................    2,313        148
2002........................................................    1,457        146
Thereafter..................................................    7,727        955
                                                              -------     ------
Total minimum rental commitments............................   17,161     L2,828
                                                                          ======
Less: Amount representing interest..........................   (4,678)
                                                              -------
Present value of minimum rental commitments.................   12,483
Less: Current portion of capital lease obligations..........     (732)
                                                              -------
Long-term portion of capital lease obligations..............  L11,751
                                                              =======

     Operating lease expense for the years ended December 31, 1997 was L919,000.

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders of
ComTel UK Finance B.V.

     We have audited the accompanying combined balance sheet of ComTel UK Finance B.V. and its subsidiaries ("the Company") as of December 31, 1997 and the related combined statement of operations, shareholders' equity and cash flows for the year ended December 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United Kingdom which are similar to those in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Company as of December 31, 1997 and the combined results of its operations and its combined cash flows for the year ended December 31, 1997 in conformity with generally accepted accounting principles in the United States of America.

DELOITTE & TOUCHE
Chartered Accountants
Bracknell, England

June 5, 1998
(July 16, 1998 as to Note 10)

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of
ComTel UK Finance B.V.

     We have audited the combined balance sheet of ComTel UK Finance B.V. and its subsidiaries ("the Company") as of December 31, 1996 and the related combined statement of operations, shareholders' equity and cash flows for the year ended December 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit. We did not audit the combined financial statements of Telecential Communications (UK) Limited and Telecential Communications (Canada) Limited, both 50% owned entities (collectively "Telecential"). Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Telecential, is based solely on the report of the other auditors.

     We conducted our audit in accordance with United Kingdom generally accepted auditing standards which do not differ in any material respect from auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, based on our audit and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Company as of December 31, 1996 and the combined results of its operations and its combined cash flows for the year ended December 31, 1996 in conformity with generally accepted accounting principles in the United States of America.

Coopers & Lybrand
Chartered Accountants
London, England

June 5, 1998, except as to Note 10, as to which the date is July 16, 1998

                             COMTEL UK FINANCE B.V.

                       COMBINED STATEMENTS OF OPERATIONS

                                                                  YEAR ENDED
                                                                 DECEMBER 31
                                                              ------------------
                                                               1996       1997
                                                                 L          L
                                                              -------    -------
                                                                (IN THOUSANDS)
REVENUE

Cable television............................................    5,680     27,192
Residential telephone.......................................    3,247     23,203
Business telecommunications.................................      214        893
                                                              -------    -------
                                                                9,141     51,288
                                                              -------    -------
OPERATING COSTS AND EXPENSES

Telephone...................................................    1,247      4,461
Programming.................................................    3,659     17,730
Selling, general and administrative.........................   11,501     33,911
Depreciation and amortisation...............................   11,211     32,604
                                                              -------    -------
                                                               27,618     88,706
                                                              -------    -------
OPERATING LOSS..............................................  (18,477)   (37,418)

Interest income.............................................    1,859      2,041
Interest expense............................................  (10,485)   (27,044)
Loss from equity investment.................................  (15,224)    (6,125)
Foreign exchange gain (note 7)..............................    7,456      6,549
                                                              -------    -------
LOSS BEFORE INCOME TAX EXPENSE..............................  (34,871)   (61,997)

Income tax expense (note 3).................................       --       (100)
                                                              -------    -------
NET LOSS....................................................  (34,871)   (62,097)
                                                              =======    =======

    The accompanying notes are an integral part of these combined financial statements.

                             COMTEL UK FINANCE B.V.

                            COMBINED BALANCE SHEETS

                                                                 DECEMBER 31
                                                              ------------------
                                                               1996       1997
                                                                 L          L
                                                              -------    -------
                                                                (IN THOUSANDS)
                                     ASSETS
Cash and cash equivalents...................................    9,977     10,119
Trade receivables (net of allowance for doubtful accounts of
  L883 and L4,263 at December 31, 1996 and 1997
  respectively).............................................    1,754      5,895
Other assets................................................    1,290     12,541
Advance to Telecential......................................   46,563         --
Property, plant and equipment, net (note 4).................   89,339    425,936
Equity investment in Telecential (note 5)...................   37,338         --
Intangible assets, net (note 6).............................  120,962    210,573
                                                              -------    -------
          Total assets......................................  307,223    665,064
                                                              =======    =======

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                 L          L
                                                              -------    -------
                                                                (IN THOUSANDS)
Accounts payable............................................    5,321     20,036
Other liabilities...........................................   13,445     49,532
Debt and capital lease obligations (note 7).................  182,757    487,749
Loan from Parent (note 7)...................................   51,129     69,141
Shareholders' equity (note 8)...............................   54,571     38,606
                                                              -------    -------
          Total liabilities and shareholders' equity........  307,223    665,064
                                                              =======    =======

    The accompanying notes are an integral part of these combined financial statements.

                             COMTEL UK FINANCE B.V.

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                              FOR THE YEARS ENDED
                                                               DECEMBER 31, 1996
                                                                   AND 1997
                                                                       L
                                                              -------------------
                                                                (IN THOUSANDS)
BALANCE AT DECEMBER 31, 1995................................         (3,570)
Net loss....................................................        (34,871)
Capital contributions from shareholders.....................         93,012
                                                                    -------
BALANCE AT DECEMBER 31, 1996................................         54,571
Net loss....................................................        (62,097)
Capital contributions from shareholders.....................         46,132
                                                                    -------
BALANCE AT DECEMBER 31, 1997................................         38,606
                                                                    =======

    The accompanying notes are an integral part of these combined financial statements.

                             COMTEL UK FINANCE B.V.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                              YEAR ENDED DECEMBER 31
                                                              ----------------------
                                                                1996          1997
                                                                 L             L
                                                              --------      --------
                                                                  (IN THOUSANDS)
Cash flows from operating activities:
Net loss....................................................   (34,871)      (62,097)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortisation.............................    11,211        32,604
  Loss from equity investment...............................    15,224         6,125
  Foreign exchange gain.....................................    (7,456)       (6,549)
  Provision for bad debt....................................       817           841
Change in operating assets and liabilities:
  Change in trade receivables...............................    (2,011)       (2,458)
  Change in other assets....................................     2,273            58
  Change in accounts payable................................    (2,609)        3,196
  Change in other liabilities...............................     3,252        23,166
Other.......................................................    (1,274)          613
                                                              --------      --------
Net cash used in operating activities.......................   (15,444)       (4,501)
                                                              --------      --------
Cash flows from investing activities:
  Cash invested in property, plant and equipment............   (51,456)     (118,033)
  Proceeds from disposition of assets.......................        --           869
  Acquisition of Telecential, net of cash received..........        --      (117,024)
  Acquisition of Coventry, net of cash received.............    (3,949)           --
  Advances to Telecential...................................   (40,411)      (15,893)
                                                              --------      --------
Net cash used in investing activities.......................   (95,816)     (250,081)
                                                              --------      --------
Cash flows from financing activities:
  Proceeds from issuance of debt............................    49,180       301,048
  Repayment of debt.........................................   (22,086)      (30,000)
  Repayment of advances.....................................        --       (62,456)
  Capital contributions from shareholders...................    93,012        46,132
                                                              --------      --------
Net cash provided by financing activities...................   120,106       254,724
                                                              --------      --------
Net increase in cash and cash equivalents...................     8,846           142
Cash and cash equivalents at beginning of year..............     1,131         9,977
                                                              --------      --------
Cash and cash equivalents at end of year....................     9,977        10,119
                                                              ========      ========

    The accompanying notes are an integral part of these combined financial statements.

                             COMTEL UK FINANCE B.V.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

1.  THE COMPANY

     ComTel UK Finance B.V. ("the Company") is a holding company to be incorporated in The Netherlands to hold the United Kingdom cable assets of Vision Networks N.V. ("Vision Networks"). These assets comprise United Kingdom subsidiaries which have exclusive licenses to operate a cable television and telecommunications business through partnerships and subsidiaries focused on certain franchise areas located north and east of Birmingham and north and west of London, England.

     References to Shareholders in these financial statements are to the subscribers to the Company.

     All amounts herein are presented in thousands in pounds sterling ("L") unless otherwise noted.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Company's combined financial statements have been prepared in accordance with United States of America generally accepted accounting principles.

     The financial statements include the results of the companies acquired by Vision Networks in 1995 and 1996. These companies include Vision Networks UK Holding B.V., Vision Networks (UK) Holdings Limited, Vision Network (UK) I Limited, Vision Network (UK) II Limited, Vision Networks Canada Limited, Andover Cablevision Limited, Oxford Cable Limited, Stafford Communications Limited, Wessex Cable Limited, ComTel Coventry Limited, ComTel Cable Services Limited, Lichfield Cable Communications Limited, Tamworth Cable Communications Limited and Vision Networks Services UK Limited. In addition, the financial statements reflect the 50% ownership position in Telecential Communications (UK) Limited and Telecential Communications (Canada) Limited (collectively "Telecential") on the equity basis through May 27, 1997, being the date of acquisition of the remaining 50% interest, and 100% on a combined basis for the remainder of 1997.

     Principles of Combination -- The financial statements combine the accounts of the Company and those of all majority owned subsidiaries for the two year period ended December 31, 1997. The subsidiaries are under common ownership and common management. Investments in more than 20% owned affiliates are accounted for on the equity method. All significant intercompany accounts and transactions have been eliminated.

     Cable System Costs and Expenses -- The Company accounts for costs and expenses applicable to the construction and operation of its cable system under Statement of Financial Accounting Standards ("SFAS") No. 51, "Financial Reporting by Cable Television Companies". Costs and expenses incurred in each franchise during the set up period of the cable system have been capitalised in full. Certain expenses incurred during the prematurity period are apportioned between capital and revenue on the basis of the average number of subscribers as a fraction of the number of subscribers estimated at the end of the prematurity period. The prematurity period is deemed to run from when the first subscriber is connected to the system to the earlier of three years or when the number of cable television and telephony subscribers represents an appropriate percentage penetration of the number of homes passed.

     Revenue Recognition -- Revenue is recognised as services are delivered.

     Initial connection fees are recognized in full upon installation to the extent of direct selling costs incurred.

                             COMTEL UK FINANCE B.V.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     Initial installation costs for subscribers are capitalised and written off over a period of 8 years. Subsequent connections are expensed as incurred.

     Income Tax Expense -- Deferred tax assets and liabilities are recognised for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. A valuation allowance is raised against a deferred tax asset where it is more likely than not some portion of the deferred tax asset will not be realised.

     Franchise Costs -- Costs of successful franchise applications are capitalised as intangible assets and amortised over a period of 20 years. Costs of unsuccessful applications are expensed as incurred.

     Goodwill -- Goodwill arising on the acquisition of subsidiaries is amortised on a straight line basis over twenty years.

     Property, Plant and Equipment -- Property, plant and equipment is stated at cost. Depreciation on equipment other than cable infrastructure is computed on a straight line basis using estimated useful lives of five to ten years. Cable infrastructure is depreciated over twenty years. Leasehold improvements are depreciated on a straight line basis over the lease periods.

     Cash and Cash Equivalents -- Cash and cash equivalents include highly liquid investments with original maturity of three months or less that are readily convertible to cash.

     Foreign Currencies -- The primary economic environment in which the Company operates is the United Kingdom and hence its functional and reporting currency is the United Kingdom pound sterling. Transactions in foreign currencies are recorded using the rate of exchange in effect on the date of the transaction or at the forward rate if the transaction has been hedged. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange in effect on the balance sheet date and gains or losses on translation are included in the statement of operations.

     Leasing Commitments -- Assets held under finance lease contracts are capitalised in the balance sheet and are depreciated over their useful lives. The interest element of the rental obligation is charged to expense over the period of the lease and represents a constant proportion of the balance of capital repayments outstanding. Rentals paid under operating leases are charged to expense over the lease term.

     Pension Costs -- The Company operates a defined contribution pension plan for eligible employees and contributes up to specified limits to a third party plan of the employee's choice. Pension costs totalled L85 and L332 in the years ended December 31, 1996 and 1997, respectively.

     Use of Estimates -- The preparation of financial statements in conformity with United States of America generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             COMTEL UK FINANCE B.V.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     Concentration of Credit Risk and Market Risk -- The Company operates predominantly in one industry segment, the provision of cable television and telecommunications services in certain areas of England. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base. Ongoing credit evaluations of customers' financial condition are performed and generally, no collateral is required. The Company maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's estimates. No single customer accounts for 10% or more of combined revenues.

     Fair Value of Financial Instruments -- Financial instruments are defined as cash or contracts relating to the receipt, delivery or exchange of financial instruments. Except as otherwise noted, fair value approximates the carrying value of such instruments.

3.  INCOME TAX EXPENSE

     No provision for deferred taxation has been made due to operating losses incurred to date in the Company. The Company has net tax operating losses carried forward in the United Kingdom and The Netherlands of approximately L175 million at December 31, 1997.

     The operating losses have an unlimited carry forward period under United Kingdom tax law (subject to restrictions on a loss carried forward where there is a change in group ownership and a major change in the nature or conduct of the business), but are limited in their use to the type of business which generated the loss. The operating losses available in The Netherlands are also subject to an unlimited carry forward under The Netherlands tax law (again subject to restrictions where there is a change in group ownership).

     Differences between the tax benefit recognised in the financial statements and the expected tax benefit for the Company at the United Kingdom and The Netherlands statutory rate of 31.5% (1996: 33%) and 35%, respectively, are summarized as follows:

                                                             YEAR ENDED
                                                            DECEMBER 31
                                                         ------------------
                                                          1996       1997
                                                            L          L
                                                         -------    -------
                                                           (IN THOUSANDS)
Tax benefit of net losses at statutory rate............  (11,716)   (20,532)
Non-deductible expenses................................     (103)       755
Tax benefit of operating losses not recognised
  currently............................................   11,819     19,877
                                                         -------    -------
Income tax expense.....................................       --        100
                                                         =======    =======
Deferred tax assets relating to:
Net losses.............................................   17,976     56,331
Valuation allowance....................................   (9,516)   (23,265)
                                                         -------    -------
                                                           8,460     33,066
Deferred tax liabilities relating to:
Property, plant and equipment..........................   (8,460)   (33,066)
                                                         -------    -------
Deferred tax per balance sheet.........................       --         --
                                                         =======    =======

     The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

                             COMTEL UK FINANCE B.V.

3.  INCOME TAX EXPENSE (CONTINUED)
Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, the level of historical taxable losses, and tax planning strategies in making its assessment as to the appropriateness of the reported valuation allowance.

     The tax charge for the year represents current taxation on those United Kingdom profits against which United Kingdom group relief cannot be offset.

4.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at cost and comprises:

                                                             DECEMBER 31
                                                          -----------------
                                                           1996      1997
                                                            L          L
                                                          ------    -------
                                                           (IN THOUSANDS)
Land and buildings and improvements.....................   4,835     13,982
Plant and equipment.....................................  86,554    453,373
Set-up and prematurity costs............................   6,748     33,737
                                                          ------    -------
                                                          98,137    501,092
Less accumulated depreciation...........................  (8,798)   (75,156)
                                                          ------    -------
                                                          89,339    425,936
                                                          ======    =======

     The Company leases certain plant and equipment under arrangements accounted for as capital leases. The original cost of assets held under these arrangements was L2,558 and L17,510 at December 31, 1996 and 1997, respectively. Accumulated depreciation charged against these assets was L734 and L7,047 at December 31, 1996 and 1997, respectively.

     Depreciation expense totaled L4,780 and L23,425 in the years ended December 31, 1996 and 1997, respectively, of which L537 and L2,770, respectively, represented depreciation on assets held under capital lease arrangements.

5.  ACQUISITIONS

     In April 1996, the Company acquired 87.75% of ComTel Coventry Limited ("Coventry") for cash consideration of L3,973. The acquisition was accounted for using the purchase method of accounting. The excess of consideration over fair value of net assets acquired was L11,829, which is included in goodwill.

     The 50% interest in Telecential which was not owned was acquired on May 27, 1997 for cash consideration of L123,191. The acquisition was accounted for using the purchase method of accounting. The excess of fair value of net assets acquired at the date of acquisition was L90,553 which is included in goodwill. Accordingly, operating results of Telecential have been included in the combined statement of operations from the date of acquisition of the remaining 50% interest.

                             COMTEL UK FINANCE B.V.

5.  ACQUISITIONS (CONTINUED)
     The unaudited pro forma combined historical results of the Company, as if the acquisitions had occurred as of January 1, 1996 are as follows:

                                                             YEAR ENDED
                                                            DECEMBER 31
                                                         ------------------
                                                          1996       1997
                                                            L          L
                                                         -------    -------
                                                           (IN THOUSANDS)
Revenue................................................   47,555     72,271
Operating cost and expenses............................   89,368    119,036
                                                         -------    -------
Operating loss.........................................  (41,813)   (46,765)
Loss before income taxes...............................  (63,874)   (74,248)
Net loss...............................................  (63,971)   (74,348)

     The unaudited pro forma results are not necessarily indicative of what actually would have occurred if the acquisition had been completed as of the beginning of each of the fiscal periods presented, nor are they necessarily indicative of future combined results.

     Following the May 27, 1997 acquisition of the 50% interest in Telecential the operations of both Telecential and the Company were combined. This involved rationalising operations throughout the Company to (i) consolidate customer operations and combine processes, practices and systems in order to provide "World Class" customer services; (ii) rebrand the Company under the ComTel brand name; and (iii) reduce staff and pay related severance costs. The initial accrued liability in respect of these costs comprised:

                                                                    L
                                                              (IN THOUSANDS)
                                                              --------------
Consolidation of customer operations........................      1,838
Rebranding as ComTel........................................        450
Severance costs.............................................        300
                                                                  -----
                                                                  2,588
                                                                  =====

     All of the above was contracted for in 1997 and has therefore been expensed within operating costs and expenses in the combined statement of operations. L2,316 of these costs had been incurred by December 31, 1997 and the remaining L272 was spent in the first quarter of 1998.

6.  INTANGIBLE ASSETS

     Intangible assets are stated at cost and comprise:

                                                            DECEMBER 31
                                                         ------------------
                                                          1996       1997
                                                            L          L
                                                         -------    -------
                                                           (IN THOUSANDS)
Goodwill...............................................  128,658    220,155
Franchise costs........................................       --      7,293
                                                         -------    -------
                                                         128,658    227,448
Less accumulated amortisation..........................   (7,696)   (16,875)
                                                         -------    -------
                                                         120,962    210,573
                                                         =======    =======

                             COMTEL UK FINANCE B.V.

6.  INTANGIBLE ASSETS -- (CONTINUED)
     Amortization expense totaled L6,431 and L9,179 in the years ended December 31, 1996 and 1997, respectively.

7.  DEBT AND CAPITAL LEASE OBLIGATIONS

                                                            DECEMBER 31
                                                         ------------------
                                                          1996       1997
                                                            L          L
                                                         -------    -------
                                                           (IN THOUSANDS)
Note payable to bank...................................  181,314    463,545
Other..................................................       --      2,516
Capital lease obligations..............................    1,443     21,688
                                                         -------    -------
                                                         182,757    487,749
Loan from Parent.......................................   51,129     69,141
                                                         -------    -------
                                                         233,886    556,890
                                                         =======    =======

     The note payable to the bank bears interest at a rate of LIBOR (7.438% at December 31, 1997) plus 15 basis points. The loan is repayable in full in 1998. The loan is collateralised by a guarantee from the ultimate parent company Koninklijke PTT Nederland N.V. The loan from parent represents a Dutch guilder denominated loan from Vision Networks and bears interest at a rate of LIBOR as of December 31, 1997, and has no fixed repayment term. Debt obligations consisting of repayments on loans, excluding capital lease obligations, are all due 1998.

     Future minimum lease payments on capital lease obligations are due in future years in the following amounts:

                                                         DECEMBER 31
                                                        --------------
                                                             1997
                                                              L
                                                        --------------
                                                        (IN THOUSANDS)
1998..................................................       4,073
1999..................................................       2,878
2000..................................................       2,288
2001..................................................       9,155
2002..................................................       1,454
Thereafter............................................       1,840
                                                            ------
                                                            21,688
Imputed interest......................................       3,247
                                                            ------
                                                            24,935
                                                            ======

     Cash paid for interest during 1996 and 1997 was L10,874 and L27,726, respectively.

                             COMTEL UK FINANCE B.V.

8.  SHAREHOLDERS' EQUITY

                                                               VISION
                                                 VISION      NETWORKS         VISION
                                                NETWORKS         (UK)       NETWORKS
                                               UK HOLDING    HOLDINGS    SERVICES UK
                                                  B.V.        LIMITED        LIMITED      TOTAL
                                                   L                L              L          L
                                               ----------    --------    -----------    -------
                                                                (IN THOUSANDS)
BALANCE AT JANUARY 1, 1996...................    (1,363)     (2,207)          --        (3,570)
Net loss.....................................    (7,547)     (27,190)       (134)       (34,871)
Capital contributions........................    93,012           --          --         93,012
                                                -------      -------        ----        -------
BALANCE AT DECEMBER 31, 1996.................    84,102      (29,397)       (134)        54,571
Net loss.....................................   (13,079)     (48,888)       (130)       (62,097)
Capital contributions........................    46,132           --          --         46,132
                                                -------      -------        ----        -------
BALANCE AT DECEMBER 31, 1997.................   117,155      (78,285)       (264)        38,606
                                                =======      =======        ====        =======

     Vision Networks UK Holding B.V. consolidates all of the ComTel group of companies, whilst Vision Networks (UK) Holdings Limited combines all of the Telecential group of companies. Vision Networks Services UK Limited is a Dutch holding company which provided management services to all of the companies in each of the two groups.

9.  COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Company leases business offices and uses certain equipment under lease agreements accounted for as operating leases. Rental expense under such arrangements amounted to L1,427 and L4,510 in the years ended December 31, 1996 and 1997 respectively.

     Future minimum lease payments under non cancellable operating leases as of December 31, 1997 are summarised as follows:

                                                         DECEMBER 31
                                                        --------------
                                                             1997
                                                              L
                                                        --------------
                                                        (IN THOUSANDS)
1998..................................................      1,533
1999..................................................      2,686
2000..................................................         --
2001..................................................         --
2002..................................................         --
Thereafter............................................      1,608
                                                            -----
                                                            5,827
                                                            =====

     It is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other properties.

  Milestones

     The Company is obligated under the terms of its existing licences, and under the milestone requirements of Local Delivery Licences ("LDL's") to construct cable systems passing a predefined number of premises. Should the Company fail to achieve these milestones, without licence modifications, the Director General could commence proceedings to require compliance.

                             COMTEL UK FINANCE B.V.

9.  COMMITMENTS AND CONTINGENCIES (CONTINUED)
Similarly the Independent Television Commission ("ITC") may commence proceedings to require compliance with the build milestones in the LDL's.

     If the Company is unable to comply, its licence, in respect of which milestones have not been met, could be revoked and awarded to other cable operators, which could have a material adverse effect on the Company.

     As of December 31, 1997 the Company was in compliance with its milestone obligations.

10.  SUBSEQUENT EVENTS

     On June 11, 1998 the Company was incorporated in The Netherlands as contemplated in note 1.

     On June 16, 1998 NTL Group Limited ("NTL"), a subsidiary of NTL Incorporated, acquired the entire issued share capital of the UK subsidiaries which form part of the Company's combined group as presented in these financial statements (the "ComTel Shares"). These UK subsidiaries comprised Andover Cablevision Limited, Oxford Cable Limited, Stafford Communications Limited, Wessex Cable Limited, ComTel Coventry Limited, ComTel Cable Services Limited, Lichfield Cable Communications Limited, Tamworth Cable Communications Limited and Vision Networks Services UK Limited.

     On the same date an undertaking was entered into by NTL to acquire the entire issued share capital of ComTel Limited, Heartland Cablevision (UK) Limited and Heartland Cablevision II (UK) Limited, together with all interests in the Telecommunications Partnership and LP5 and LP6 (the "Telecential Assets"). The Telecential Assets form part of the Company's combined group as presented in these financial statements. The completion of the acquisition of the Telecential Assets is subject to compliance with certain obligations on all parties to the sale before March 15, 1999 or, subject to specific exceptions, December 31, 2002.

                             COMTEL UK FINANCE B.V.

                       COMBINED STATEMENTS OF OPERATIONS

                                                               SIX MONTHS ENDED
                                                                   JUNE 30
                                                                 (UNAUDITED)
                                                              ------------------
                                                               1997       1998
                                                                 L          L
                                                              -------    -------
                                                                (IN THOUSANDS)
REVENUE
Cable television............................................    4,921     21,534
Residential telephone.......................................    3,511     19,390
Business telecommunications.................................      274      2,570
                                                              -------    -------
                                                                8,706     43,494
                                                              -------    -------
OPERATING COSTS AND EXPENSES
Telephone...................................................    1,065      5,699
Programming.................................................    3,393     12,924
Selling, general and administrative.........................    7,640     24,140
Depreciation and amortisation...............................    8,897     25,969
                                                              -------    -------
                                                               20,995     68,732
                                                              -------    -------
OPERATING LOSS..............................................  (12,289)   (25,238)
Interest income.............................................      412        665
Interest expense............................................   (8,726)   (19,877)
Loss from equity investment.................................   (9,312)        --
Foreign exchange gain (loss)................................    3,876     (7,639)
                                                              -------    -------
LOSS BEFORE INCOME TAX EXPENSE..............................  (26,039)   (52,089)
Income tax expense..........................................       --         --
                                                              -------    -------
NET LOSS....................................................  (26,039)   (52,089)
                                                              =======    =======

    The accompanying notes are an integral part of these combined financial statements.

                             COMTEL UK FINANCE B.V.

                            COMBINED BALANCE SHEETS

                                                                JUNE 30, 1998
                                                                 (UNAUDITED)
                                                                      L
                                                                --------------
                                                                (IN THOUSANDS)
                                    ASSETS
Cash and cash equivalents...................................        11,517
Trade receivables (net of allowance for doubtful accounts of
  L3,854 at June 30, 1998)..................................        11,493
Other assets................................................       114,074
Property, plant and equipment, net..........................       295,132
Intangible assets, net......................................       156,923
                                                                   -------
          Total assets......................................       589,139
                                                                   =======

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                      L
                                                                --------------
                                                                (IN THOUSANDS)
Accounts payable............................................        23,248
Other liabilities...........................................        60,798
Debt and capital lease obligations..........................       309,706
Shareholders' equity........................................       195,387
                                                                   -------
          Total liabilities and shareholders' equity........       589,139
                                                                   =======

    The accompanying notes are an integral part of these combined financial statements.

                             COMTEL UK FINANCE B.V.

                   COMBINED STATEMENT OF SHAREHOLDERS' EQUITY

                                                              FOR THE SIX MONTH
                                                                PERIOD ENDED
                                                                JUNE 30, 1998
                                                              -----------------
                                                                 (UNAUDITED)
                                                                      L
                                                              -----------------
                                                               (IN THOUSANDS)
BALANCE AT DECEMBER 31, 1997................................        38,606
Capital contributions.......................................       208,870
Net loss....................................................       (52,089)
                                                                   -------
BALANCE AT JUNE 30, 1998....................................       195,387
                                                                   =======

    The accompanying notes are an integral part of these combined financial statements.

                             COMTEL UK FINANCE B.V.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                               FOR THE SIX MONTH
                                                                 PERIODS ENDED
                                                                    JUNE 30
                                                              --------------------
                                                                  (UNAUDITED)
                                                                1997        1998
                                                                 L           L
                                                              --------    --------
                                                                 (IN THOUSANDS)
Cash flows from operating activities:
Net loss....................................................   (26,039)    (52,089)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortisation.............................     8,897      25,969
  Loss from equity investment...............................     9,312       --
  Foreign exchange (gain) loss..............................    (3,876)      7,639
Change in operating assets and liabilities:
  Change in trade receivables...............................    (2,317)    (12,432)
  Change in other assets....................................     5,815       5,899
  Change in accounts payable................................    12,311      19,061
  Change in other liabilities...............................    (9,850)     10,312
Other.......................................................    (2,461)        654
                                                              --------    --------
Net cash used in/provided by operating activities...........    (8,208)      5,013
                                                              --------    --------
Cash flows from investing activities:
  Cash invested in property, plant and equipment............   (45,798)    (44,533)
  Proceeds from sale of ComTel Shares, net of cash on
     hand...................................................     --        267,652
  Acquisition of Telecential, net of cash received..........  (117,024)      --
  Advances to Telecential...................................   (15,893)      --
                                                              --------    --------
Net cash used in/provided by investing activities...........  (178,715)    223,119
                                                              --------    --------
Cash flows from financing activities:
  Proceeds from the issuance of debt........................   222,433     280,712
  Repayment of debt.........................................    (1,443)   (535,535)
  Repayment of advances.....................................   (62,456)      --
  Capital contributions from shareholders...................    33,786      28,089
                                                              --------    --------
Net cash provided by/used in financing activities...........   192,320    (226,734)
                                                              --------    --------
Net increase in cash and cash equivalents...................     5,397       1,398
Cash and cash equivalents at beginning of period............     9,977      10,119
                                                              --------    --------
Cash and cash equivalents at end of period..................    15,374      11,517
                                                              ========    ========

    The accompanying notes are an integral part of these combined financial statements.

                             COMTEL UK FINANCE B.V.

                        NOTES TO THE UNAUDITED COMBINED
                              FINANCIAL STATEMENTS

1.  THE COMPANY

     ComTel UK Finance B.V. ("the Company") is a holding company incorporated in The Netherlands to hold the United Kingdom cable assets of Vision Networks N.V. ("Vision Networks"). These assets comprise United Kingdom subsidiaries which have exclusive licences to operate a cable television and telecommunications business through partnerships and subsidiaries focused on certain franchise areas located north and east of Birmingham and north and west of London, England.

     References to Shareholders in these financial statements are to the subscribers to the Company.

     The preparation of unaudited financial statements in conformity with United States of America generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These unaudited financial statements are presented on a basis which is consistent with the audited financial statements included elsewhere, herein.

     The amounts pertaining to the unaudited combined financial statements are presented in thousands in pounds sterling ("L").

2.  SUPPLEMENTAL UNAUDITED PRO FORMA INFORMATION

     The following supplemental unaudited pro forma information includes 100% of the results of Vision Networks UK Holding B.V., Vision Networks (UK) Holdings Limited, Vision Networks (UK) I Limited, Vision Networks (UK) II Limited, Vision Networks Canada Limited, Andover Cablevision Limited, Oxford Cable Limited, Stafford Communications Limited, Wessex Cable Limited, ComTel Coventry Limited, ComTel Cable Services Limited, Lichfield Cable Communications Limited, Tamworth Cable Communications Limited, Vision Networks Services UK Limited, and Telecential Communications (UK) Limited and Telecential Communications (Canada) Limited (collectively "Telecential") on a pro forma basis for the six months ended June 30, 1997 as if Telecential had been acquired as of January 1, 1997.

                                                              SIX MONTHS ENDED
                                                               JUNE 30, 1997
                                                                (UNAUDITED)
                                                                     L
                                                              ----------------
                                                               (IN THOUSANDS)
                                                              ----------------
Revenue.....................................................       34,063
Operating costs and expenses................................      (59,852)
                                                                  -------
Operating loss..............................................      (25,789)
Interest income.............................................          544
Interest expense............................................      (11,278)
Foreign exchange gain.......................................        3,876
                                                                  -------
Loss before income tax expense..............................      (32,647)
                                                                  -------
Income tax expense..........................................          (75)
                                                                  -------
Net loss....................................................      (32,722)
                                                                  =======

                             COMTEL UK FINANCE B.V.

                        NOTES TO THE UNAUDITED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

2.  SUPPLEMENTAL UNAUDITED PRO FORMA INFORMATION (CONTINUED)
     The supplemental unaudited pro forma information is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been had Telecential operated as part of the Company for the six months ended June 30, 1997, nor is it necessarily indicative of the Company's future operating results or combined financial position.

     The Company has accounted for the acquisition of Telecential using the purchase method of accounting under United States of America generally accepted accounting principles. Accordingly, the purchase consideration in the acquisition has been allocated to the assets acquired and liabilities assumed with any excess being allocated to goodwill and amortised over 20 years.

     The six months ended June 30, 1997 supplemental unaudited pro forma information includes estimates made by the Company and assumptions that it believes to be reasonable.

     The supplemental unaudited pro forma information reflects the following:

          1. The actual results of operations for the Company for the six month period ended June 30, 1997.

          2. The results of operations for Telecential for the six month period ended June 30, 1997 as if Telecential had been acquired January 1, 1997.

          3. Amortisation of goodwill based on purchase price allocation as if Telecential had been acquired January 1, 1997.

          4. Interest expense related to loans incurred to finance the acquisition of Telecential as if the loans had been outstanding since January 1, 1997.

          5. The elimination of intercompany income and expenses as if Telecential had been acquired January 1, 1997.

3.  SUBSEQUENT EVENTS

     On June 16, 1998 NTL Group Limited ("NTL"), a subsidiary of NTL Incorporated, acquired the entire issued share capital of the UK subsidiaries which form part of the Company's combined group as presented in these financial statements (the "ComTel Shares"). These UK subsidiaries comprised Andover Cablevision Limited, Oxford Cable Limited, Stafford Communications Limited, Wessex Cable Limited, ComTel Coventry Limited, ComTel Cable Services Limited, Lichfield Cable Communications Limited, Tamworth Cable Communications Limited and Vision Networks Services UK Limited.

     On the same date an undertaking was entered into by NTL to acquire the entire issued share capital of ComTel Limited, Heartland Cablevision (UK) Limited and Heartland Cablevision II (UK) Limited, together with all interests in the Telecommunications Partnership and LP5 and LP6 (the "Telecential Assets"). The Telecential Assets form part of the Company's combined group as presented in these financial statements. The completion of the acquisition of the Telecential Assets is subject to compliance with certain obligations on all parties to the sale before March 15, 1999 or, subject to specific exceptions, December 31, 2002.

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders of
Telecential Communications (Canada) Limited and
Telecential Communications (UK) Limited

     We have audited the accompanying combined balance sheet of Telecential Communications (Canada) Limited and Telecential Communications (UK) Limited (collectively "Telecential") as of December 31, 1996 and the related combined statement of operations, shareholders' equity and cash flows for the sixteen month period ended December 31, 1996. The companies are under common ownership and common management. These combined financial statements are the responsibility of the Telecential management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United Kingdom which are similar to those in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Telecential as of December 31, 1996 and the combined results of their operations and their combined cash flows for the sixteen month period ended December 31, 1996 in conformity with generally accepted accounting principles in the United States of America.

DELOITTE & TOUCHE

Chartered Accountants
Bracknell, England
June 5, 1998
(July 16, 1998 as to note 9)

                  TELECENTIAL COMMUNICATIONS (CANADA) LIMITED
                    TELECENTIAL COMMUNICATIONS (UK) LIMITED

                        COMBINED STATEMENT OF OPERATIONS

                                                                                     FOUR MONTHS
                                        SIXTEEN MONTHS          YEAR ENDED              ENDED
                                            ENDED            DECEMBER 31, 1996    DECEMBER 31, 1995
                                      DECEMBER 31, 1996         (UNAUDITED)          (UNAUDITED)
                                              L                      L                    L
                                     --------------------    -----------------    -----------------
                                                             (IN THOUSANDS)
REVENUE
Cable television...................         26,829                 21,196               5,633
Residential telephone..............         20,273                 16,363               3,910
Business telecommunications........            982                    855                 127
                                           -------                -------              ------
                                            48,084                 38,414               9,670
                                           -------                -------              ------
OPERATING COSTS AND EXPENSES
Telephone..........................          8,370                  6,880               1,490
Programming........................         15,346                 12,557               2,789
Selling, general and
  administrative...................         28,709                 23,125               5,584
Depreciation and amortisation......         18,199                 14,660               3,539
                                           -------                -------              ------
                                            70,624                 57,222              13,402
                                           -------                -------              ------
OPERATING LOSS.....................        (22,540)               (18,808)             (3,732)
Interest income....................            288                    207                  81
Interest expense...................        (13,372)               (11,834)             (1,538)
Other income.......................             83                     83                  --
                                           -------                -------              ------
LOSS BEFORE INCOME TAX EXPENSE.....        (35,541)               (30,352)             (5,189)
Income tax expense (note 3)........           (129)                   (97)                (32)
                                           -------                -------              ------
NET LOSS...........................        (35,670)               (30,449)             (5,221)
                                           =======                =======              ======

    The accompanying notes are an integral part of these combined financial statements.

                  TELECENTIAL COMMUNICATIONS (CANADA) LIMITED
                    TELECENTIAL COMMUNICATIONS (UK) LIMITED

                             COMBINED BALANCE SHEET

                                                                    AT
                                                               DECEMBER 31,
                                                                   1996
                                                                    L
                                                              --------------
                                                              (IN THOUSANDS)
ASSETS
Cash and cash equivalents...................................       6,501
Trade receivables (net of allowance for doubtful accounts of
  L2,100 at December 31, 1996)..............................       3,299
Other assets................................................       2,319
Property, plant and equipment, net (note 4).................     222,157
Investments (note 5)........................................         969
Franchise costs less accumulated amortisation of L1,109 at
  December 31, 1996.........................................       6,187
                                                                 -------
Total assets................................................     241,432
                                                                 =======

LIABILITIES AND SHAREHOLDERS' EQUITY
                                                                    L
                                                                 -------
                                                              (IN THOUSANDS)
Accounts payable............................................      12,521
Other liabilities...........................................      11,375
Debt and capital lease obligations (note 6).................     142,861
Shareholders' equity........................................      74,675
                                                                 -------
Total liabilities and shareholders' equity..................     241,432
                                                                 =======

    The accompanying notes are an integral part of these combined financial statements.

                  TELECENTIAL COMMUNICATIONS (CANADA) LIMITED
                    TELECENTIAL COMMUNICATIONS (UK) LIMITED

                   COMBINED STATEMENT OF SHAREHOLDERS' EQUITY

                                                                                               TOTAL
                            COMMON SHARES   COMMON SHARE     ADDITIONAL      ACCUMULATED   SHAREHOLDERS'
                              (NOTE 8)        CAPITAL      PAID-IN CAPITAL     DEFICIT        EQUITY
                               NUMBER            L                L               L              L
                            -------------   ------------   ---------------   -----------   -------------
                                                           (IN THOUSANDS)
BALANCE AT SEPTEMBER 1,
  1995....................       200            --              84,201         (37,344)        46,857
Shares issued and capital
  contributions...........        --            --              60,000              --         60,000
Net loss..................        --            --                  --         (35,670)       (35,670)
Interest imputed on
  shareholders'
  subordinated debt (note
  6)......................        --            --                  --           3,488          3,488
                                 ---             --            -------         -------        -------
BALANCE AT DECEMBER 31,
  1996....................       200            --             144,201         (69,526)        74,675
                                 ===             ==            =======         =======        =======

    The accompanying notes are an integral part of these combined financial statements.

                  TELECENTIAL COMMUNICATIONS (CANADA) LIMITED
                    TELECENTIAL COMMUNICATIONS (UK) LIMITED

                        COMBINED STATEMENT OF CASH FLOWS

                                                                                     FOUR MONTHS
                                        SIXTEEN MONTHS          YEAR ENDED              ENDED
                                            ENDED            DECEMBER 31, 1996    DECEMBER 31, 1995
                                      DECEMBER 31, 1996         (UNAUDITED)          (UNAUDITED)
                                              L                      L                    L
                                     --------------------    -----------------    -----------------
                                                             (IN THOUSANDS)
Cash flows from operating
  activities:
Net loss for the period............         (35,670)              (30,449)              (5,221)
Adjustments to reconcile net loss
  to net cash provided by/(used in)
  operating activities:
  Depreciation and amortisation....          18,199                14,660                3,539
  Amortisation of deferred
     financing costs...............           5,146                 4,946                  200
  Interest imputed on shareholders'
     subordinated debt.............           3,488                 3,404                   84
Change in operating assets and
  liabilities:
  Change in trade receivables......          (1,923)                 (381)              (1,542)
  Change in other assets...........           2,513                 3,444                 (931)
  Change in accounts payable.......           2,291                 3,585               (1,294)
  Change in other liabilities......           5,600                 4,971                  629
                                           --------               -------              -------
Net cash (used in)/provided by
  operating activities.............            (356)                4,180               (4,536)
                                           --------               -------              -------
Cash flows from investing
  activities:
  Cash invested in property and
     equipment.....................         (99,044)              (74,119)             (24,925)
  Cash invested in set up &
     prematurity costs.............          (7,513)               (5,847)              (1,666)
  Proceeds from disposition of
     assets........................              16                    16                   --
                                           --------               -------              -------
Net cash used in investing
  activities.......................        (106,541)              (79,950)             (26,591)
                                           --------               -------              -------
Cash flows from financing
  activities:
  Shareholder advances.............         112,113                81,403               30,710
  Repayment of shareholder
     advances......................         (60,000)              (60,000)                  --
  Repayment of capital lease
     obligations...................            (961)                 (434)                (527)
  Issue of share capital...........          60,000                60,000                   --
                                           --------               -------              -------
Net cash provided by financing
  activities.......................         111,152                80,969               30,183
                                           --------               -------              -------
Net increase/(decrease) in cash and
  cash equivalents.................           4,255                 5,199                 (944)
Cash and cash equivalents at
  beginning of period..............           2,246                 1,302                2,246
                                           --------               -------              -------
Cash and cash equivalents at end of
  period...........................           6,501                 6,501                1,302
                                           ========               =======              =======

    The accompanying notes are an integral part of these combined financial statements.

                  TELECENTIAL COMMUNICATIONS (CANADA) LIMITED
                    TELECENTIAL COMMUNICATIONS (UK) LIMITED

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

1.  TELECENTIAL

     Telecential Communications (Canada) Limited and Telecential Communications
(UK) Limited (collectively "Telecential") have exclusive licenses to operate a cable television and telecommunications business through their partnerships and subsidiaries focused on certain franchise areas located south and east of Birmingham and north and west of London, England.

     At December 31, 1996, Telecential was indirectly 50% owned by each of Koninklijke PTT Nederland N.V. and TELUS Corporation of Canada.

     All amounts herein are presented in thousands in pounds sterling ("L").

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Telecential combined financial statements have been prepared in accordance with United States of America generally accepted accounting principles.

     Principles of Combination -- The financial statements combine the accounts of Telecential and those of all majority owned subsidiaries for the 16 month period ended December 31, 1996. The subsidiaries are under common ownership and common management. All significant intercompany accounts and transactions have been eliminated on combination.

     Use of Estimates -- The preparation of financial statements in conformity with United States of America generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cable System Costs and Expenses -- Telecential accounts for costs and expenses applicable to the construction and operation of its cable system under Statement of Financial Accounting Standards ("SFAS") No. 51, "Financial Reporting by Cable Television Companies". Costs and expenses incurred in each franchise during the set up period of the cable system have been capitalised in full. Certain expenses incurred during the prematurity period are apportioned between capital and revenue on the basis of the average number of subscribers as a fraction of the number of subscribers estimated at the end of the prematurity period. The prematurity period is deemed to run from when the first subscriber is connected to the system to the earlier of three years or when the number of cable television and telephony subscribers represents an appropriate penetration percentage of the number of homes passed.

     Franchise Costs -- Costs arising on the acquisition of franchises are capitalised in accordance with SFAS 51 and are amortised on a straight line basis over twenty years.

     Revenue Recognition -- Revenue is recognised as services are delivered. Initial connection fees are recognised in the period of connection.

     Income Tax Expense -- Deferred tax assets and liabilities are recognised for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases to the extent that they are available to Telecential. Under this method, deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. A valuation allowance is raised against a deferred tax asset where it is more likely than not some portion of the deferred tax asset will not be realised.

                  TELECENTIAL COMMUNICATIONS (CANADA) LIMITED
                    TELECENTIAL COMMUNICATIONS (UK) LIMITED

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     Investments -- Investments are stated at original cost less any appropriate provisions for permanent diminution in value.

     Property, Plant and Equipment -- Property, plant and equipment is stated at cost. Depreciation on equipment other than cable infrastructure is computed on a straight line basis using estimated useful lives of five to ten years. Cable infrastructure is depreciated over twenty years. Leasehold improvements are depreciated on a straight line basis over the lease periods.

     Cash and Cash Equivalents -- Cash and cash equivalents include highly liquid investments with original maturity of three months or less that are readily convertible to cash.

     Foreign Currencies -- The primary economic environment in which Telecential operates is the United Kingdom and hence its reporting currency is the United Kingdom pound sterling. Transactions in foreign currencies are recorded using the rate of exchange in effect on the date of the transaction or at the forward rate if the transaction has been hedged. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange in effect on the balance sheet date and gains or losses on translation are included in the statement of operations.

     Leasing Commitments -- Assets held under finance leases are capitalised in the balance sheet and are depreciated over their useful lives. The interest element of the rental obligation is charged to expense over the period of the lease and represents a constant proportion of the balance of capital repayments outstanding.

     Rentals paid under operating leases are charged to expense on a straight line basis over the lease term.

     Pension Plan -- Telecential operates a defined contribution pension plan for eligible employees and contributes up to specified limits to a third party plan of the employee's choice. Pension costs which totalled L437,000 in the sixteen month period ended December 31, 1996 represent the contributions payable to the selected plans.

     Concentration of Credit Risk and Market Risk -- Telecential operates predominantly in one industry segment, the provision of cable television and telecommunications services in certain areas of England. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising Telecential's customer base. Ongoing credit evaluations of customers' financial condition are performed and generally, no collateral is required. Telecential maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's estimates. No single customer accounts for 10% or more of combined revenues.

     Fair Value of Financial Instruments -- Financial instruments are defined as cash or contracts relating to the receipt, delivery or exchange of financial instruments. Except as otherwise noted, fair value approximates the carrying value of such instruments.

3.  INCOME TAX EXPENSE

     No provision for deferred taxation has been made due to operating losses incurred to date. Various subsidiary entities of Telecential have net tax operating losses carried forward of approximately L38 million at December 31, 1996.

                  TELECENTIAL COMMUNICATIONS (CANADA) LIMITED
                    TELECENTIAL COMMUNICATIONS (UK) LIMITED

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3.  INCOME TAX EXPENSE (CONTINUED)
     The operating losses have an unlimited carry forward period under United Kingdom tax law (subject to restrictions on a loss carried forward where there is a change in group ownership and a major change in the nature or conduct of the business), but are limited in their use to the type of business which generated the loss and to those entities in which the losses arose.

     Differences between the tax benefit recognised in the financial statements and the expected tax benefit at the United Kingdom statutory rate of 33% are summarised as follows:

                                                                             FOUR MONTHS
                                                        YEAR ENDED              ENDED
                               SIX MONTHS ENDED      DECEMBER 31, 1996    DECEMBER 31, 1995
                              DECEMBER 31, 1996         (UNAUDITED)          (UNAUDITED)
                                      L                      L                    L
                             --------------------    -----------------    -----------------
                                                     (IN THOUSANDS)
Tax benefit on loss before
  income tax expense at
  statutory rate...........        (10,706)               (9,010)              (1,696)
Non-deductible expenses....             28                    21                    7
Tax benefit of operating
  losses not recognised
  currently................         10,807                 9,086                1,721
                                   -------                ------               ------
Income tax expense.........            129                    97                   32
                                   =======                ======               ======
Deferred tax assets
  relating to:
Net losses.................         12,509                12,509                7,917
Valuation allowance........         (8,046)               (8,046)                 (47)
                                   -------                ------               ------
                                     4,463                 4,463                7,870

Deferred tax liabilities
  relating to:
Property, plant and
  equipment................         (4,463)               (4,463)              (7,870)
                                   -------                ------               ------
Deferred tax per balance
  sheet....................             --                    --                   --
                                   =======                ======               ======

     The ultimate realisation of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, the level of historical taxable losses, and tax planning strategies in making its assessment as to the appropriateness of the reported valuation allowance.

     The income tax expense for the period represents current taxation on those United Kingdom profits against which United Kingdom tax relief cannot be offset.

                  TELECENTIAL COMMUNICATIONS (CANADA) LIMITED
                    TELECENTIAL COMMUNICATIONS (UK) LIMITED

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

4.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at cost and comprises:

                                                             DECEMBER 31, 1996
                                                                     L
                                                             -----------------
                                                              (IN THOUSANDS)
Land and buildings and improvements........................         3,922
Plant and equipment........................................       234,593
Set-up and prematurity costs...............................        19,768
                                                                  -------
                                                                  258,283
Less accumulated depreciation..............................       (36,126)
                                                                  -------
                                                                  222,157
                                                                  =======

     Telecential leases certain plant and equipment under arrangements accounted for as capital leases. The original cost of assets held under these arrangements was L13,847 at December 31, 1996. Accumulated depreciation charged against these assets was L3,693 at December 31, 1996.

     Depreciation expense totalled L18,199 in the sixteen month period ended December 31, 1996 of which L1,264 represented depreciation on assets held under capital lease arrangements.

5.  INVESTMENTS

     Investments are stated at cost and comprise:

                                                     DECEMBER 31, 1996
                                                             L
                                                     -----------------
                                                      (IN THOUSANDS)
ComTel Coventry Limited............................         869
Other..............................................         100
                                                            ---
                                                            969
                                                            ===

     ComTel Coventry Limited is registered in England and Wales and holds the cable television license for the Coventry franchise. The amount for ComTel Coventry Limited represented a 12.25% shareholding in the company. The remaining shares were held by a related company, Vision Networks UK Holding B.V., at December 31, 1996 and to whom the above equity interest was transferred, at cost, during 1997.

     The fair value of the above investments is not less than original cost.

6.  DEBT AND CAPITAL LEASE OBLIGATIONS

                                                     DECEMBER 31, 1996
                                                             L
                                                     -----------------
                                                      (IN THOUSANDS)
Bank loan..........................................        30,000
Shareholders' subordinated debt....................        95,223
Capital lease obligations..........................        17,638
                                                          -------
                                                          142,861
                                                          =======

                  TELECENTIAL COMMUNICATIONS (CANADA) LIMITED
                    TELECENTIAL COMMUNICATIONS (UK) LIMITED

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6.  DEBT AND CAPITAL LEASE OBLIGATIONS (CONTINUED)
  Bank Loan

     In December 1994, Telecential entered into a L140 million facility with a syndicate of banks. Following initial drawdowns which totalled L30 million, Telecential was unable to make any further drawdowns on the loan and the balance of the facility was cancelled. The bank facility was therefore fully drawn at December 31, 1996. Interest was at LIBOR plus 3%. At December 31, 1996, the rate was 9.047%. Interest and commitment fees expense amounted to L4,313 during the sixteen month period ended December 31, 1996. The loan was repaid in August 1997 and the remaining facility cancelled.

  Shareholders' Subordinated Debt

     The changes in shareholders' subordinated debt in the period were as follows:

                                                                   1996
                                                                    L
                                                              --------------
                                                              (IN THOUSANDS)
As at September 1, 1995.....................................      43,110
Subordinated debt borrowings................................     112,113
Subordinated debt converted to equity.......................     (60,000)
                                                                 -------
As at December 31, 1996.....................................      95,223
                                                                 =======

     The shareholders' subordinated debt is interest free and has no specific repayment terms. An imputed interest expense of L3,488,000 has been recognised and accounted for as a capital contribution. The interest expense has been calculated by applying a variable rate comprising the aggregate of a margin and LIBOR applicable to the related loan made to the company's parent by ING Bank NV. As at December 31, 1996, the margin was 15 basis points and the one month LIBOR rate was 6.047%.

  Capital Lease Obligations

     Future minimum lease payments under non cancellable capital leases are summarised as follows as of December 31, 1996:

                                                                    L
                                                              --------------
                                                              (IN THOUSANDS)
1997........................................................       1,588
1998........................................................       2,283
1999........................................................       1,242
2000........................................................       1,961
2001........................................................       1,547
Thereafter..................................................       9,017
                                                                  ------
                                                                  17,638
Imputed interest............................................         602
                                                                  ------
                                                                  18,240
                                                                  ======

     Cash paid for interest on capital leases totalled L1,059 for the sixteen month period ended December 31, 1996.

                  TELECENTIAL COMMUNICATIONS (CANADA) LIMITED
                    TELECENTIAL COMMUNICATIONS (UK) LIMITED

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

7.  COMMITMENTS AND CONTINGENCIES

  Operating Leases

     Telecential leases business offices and uses certain equipment under lease agreements accounted for as operating leases. Minimum rental expenses under such arrangements amounted to L2,533 for the sixteen month period ended December 31, 1996.

     Future minimum lease payments under non cancellable operating leases are summarised as follows as of December 31, 1996:

                                                              L
                                                        --------------
                                                        (IN THOUSANDS)
1997..................................................       1,806
1998..................................................       3,017
1999..................................................       1,646
2000..................................................       1,643
2001..................................................       4,586
Thereafter............................................      28,113
                                                            ------
                                                            40,811
                                                            ======

     It is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other properties.

  Milestones

     Telecential is obligated under the terms of its existing licenses, and under the milestone requirements of Local Delivery Licenses ("LDL's") to construct cable systems passing a predefined number of premises. Should Telecential fail to achieve these milestones, without license modifications, the Director General could commence proceedings to require compliance. Similarly the Independent Television Commission ("ITC") may commence proceedings to require compliance with the build milestones in the LDL's.

     If Telecential is unable to comply, its license in respect of which milestones have not been met could be revoked and awarded to other cable operators, which could have a material adverse effect on Telecential.

     As of December 31, 1996 Telecential was in compliance with its milestone obligations.

                  TELECENTIAL COMMUNICATIONS (CANADA) LIMITED
                    TELECENTIAL COMMUNICATIONS (UK) LIMITED

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

8.  COMMON SHARE CAPITAL

     Common Share Capital comprises:

                                                             DECEMBER 31, 1996
                                                                     L
                                                             -----------------
                                                              (IN THOUSANDS)
Telecential Communications (Canada) Limited:
Authorised:
Unlimited number of Common Shares with no par value
Called up, allotted and fully paid:
200 Common Shares of no par value each.....................           --
                                                                  ------
                                                                      --
                                                                  ======
Telecential Communications (UK) Limited:
Authorised:
Unlimited number of Common Shares with L0.05 par value
Called up, allotted and fully paid:
200 Common Shares of L0.05 par value each (L10)............           --
                                                                  ------
                                                                      --
                                                                  ======

9.  SUBSEQUENT EVENTS

     On June 16, 1998, NTL Group Limited, a subsidiary of NTL Incorporated, entered into an undertaking to acquire the entire issued share capital of ComTel Limited, Heartland Cablevision (UK) Limited and Heartland Cablevision II (UK) Limited, together with all interests in the Telecommunications Partnership and LP5 and LP6 (the "Telecential Assets"). The Telecential Assets form substantially all of Telecential's combined group as presented in these financial statements. The completion of the acquisition of the Telecential Assets is subject to compliance with certain obligations on all parties to the sale before March 15, 1999 or, subject to specific exceptions, December 31, 2002.

                   [NTL Incorporated Logo]

                                    PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemization of all expenses (subject to future contingencies) incurred or expected to be incurred by NTL in connection with the offering.

SEC registration fee........................................  $333,600
Legal fees and expenses.....................................         *
Accounting fees and expenses................................         *
Printing and engraving fees.................................         *
Miscellaneous expenses......................................         *
                                                              --------
          Total.............................................  $
                                                              ========

---------------
(*) To be completed by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Section 102 of the Delaware General Corporation Law (the "DGCL"), the registrants' certificates of incorporation eliminate the directors' personal liability for monetary damages to registrants and their stockholders arising from a breach or alleged breach of the directors' fiduciary duties except for liability under Section 174 of the DGCL or liability for a breach of the directors' duties of loyalty to the registrants or their stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction in which the directors derived improper personal benefit. The effect of these provisions in the certificates of incorporation is to eliminate the rights of the registrants and their stockholders (through stockholders, derivative suits on behalf of the registrants) to recover monetary damages against directors for breaches of their fiduciary duties (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

     The registrants' by-laws provide that directors and officers of the registrants shall be indemnified against liabilities arising from their service as directors and officers to the full extent permitted by law. Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the fight of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     The registrants have entered into director and officer indemnity agreements with officers and directors of the registrants (an "indemnitee"). Under the by-laws and these indemnity agreements, the registrants must indemnify an indemnitee to the fullest extent permitted by the DGCL for losses and expenses incurred in connection with actions in which the indemnitee is involved by reason of having been a director or officer of the registrants. The registrants are also obligated to advance expenses an indemnitee may incur in connection with such actions before any resolution of the action.

ITEM 16.  EXHIBITS

     The following exhibits are filed as part of this Registration Statement:


EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
    1.1    Underwriting Agreement*
    2.1    Agreement and Plan of Merger, dated as of March 26, 1999, by and among NTL Incorporated, NTL Communications Corp. and NTL
           Mergerco, Inc.(1)
    3.1    Certificate of Incorporation of NTL Incorporated(1)
    3.2    Restated By-laws of NTL Incorporated(1)
    3.3    Restated Certificate of Incorporation of NTL Communications
           Corp.(1)
    3.3(a) Agreement and Plan of Merger, dated as of March 26, 1999, by and among NTL Incorporated, NTL Communications Corp. and NTL
           Mergerco, Inc. (Included as Exhibit 2.1)
    3.4    Restated By-laws of NTL Communications Corp.(2)
    3.5    Rules of the NTL Sharesave Plan, adopted by the Company on
           October 28, 1997(2)
    3.6    1998 Non-Qualified Stock Option Plan, as Amended and
           Restated October 1998(2)
    4.1    Indenture, dated as of           , 1999, by and between the
           Company and The Chase Manhattan Bank, as Trustee, with
           respect to the Convertible Notes*.
    4.2    Registration Rights Agreement, dated as of March 8, 1999, by and among the Company and Diamond Cable Communications,
           plc.*
    4.3    Registration Rights Agreement, dated as of October 29, 1998, by and among the Company and Comcast Corporation and Warburg
           Pincus Investors, LP.*
    4.4    Rights Agreement, dated as of October 1, 1993, between the
           Company and Continental Transfer & Trust Company, as Rights
           Agent(3)
    4.5    Specimen Certificate for the Common Stock*
    4.6    Form of Convertible Notes (included in Exhibit 4.1)
    5.1    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP*
   10.1    Form of Director and Officer Indemnity Agreement (together with a schedule of executed Indemnity Agreements)(4)
   10.2    Bridge Loan Agreement, as of June 8, 1999, among the
           Company, the lenders named therein and Morgan Stanley & Co.
           Incorporated*
   10.3    Agreement, dated August 14, 1998 among TeleWest
           Communications plc, Telewest Communications Holdings
           Limited, NTL (Bermuda Limited), and the Company(5)
   10.4    Compensation Plan Agreements, as amended and restated
           effective June 3, 1997(6)
   11.1    Statement of computation of per share earnings(6)
   12.1    Computation of Ratio of Earnings to Fixed Charges and
           Combined Fixed Charges and Preferred Stock Dividends*
   23.1    Consent of Ernst & Young, LLP
   23.2    Consent of Deloitte & Touche LLP
   23.3    Consent of Deloitte & Touche -- Birmingham
   23.4    Consent of Deloitte & Touche -- London
   23.5    Consent of Deloitte & Touche -- Comtel
   23.6    Consent of Coopers & Lybrand -- ComTel
   23.7    Consent of Skadden, Arps, Slate, Meagher & Flom LLP
           (included in Exhibit 5.1)
   24.1    Powers of Attorney (included on signature pages)**
   25.1    Form T-1 Statement of Eligibility of Trustee with respect to
           Indenture included as Exhibit 4.1*


---------------
 *  To be filed by amendment.


** Previously filed.

(1) Incorporated by reference to the NTL Incorporated's and NTL Communications' Registration Statement on Form S-3, File No. 333-72335.

(2) Incorporated by reference to NTL Communications Corp.'s Annual Report on Form 10-K for the year ended December 31, 1998.

(3) Incorporated by reference from the NTL Communications' Registration Statement on Form S-1, File No. 33-63570.

(4) Incorporated by reference from the NTL Communications Corp.'s Registration Statement on Form S-4, File No. 33-92794.

(5) Incorporated by reference to NTL Communications Corp.'s Form 8-K, filed with the Commission on August 18, 1998.

(6) Incorporated by reference to the NTL Communications Corp.'s Annual Report on Form 10-K, filed with the Commission on March 30, 1998.

ITEM 17.  UNDERTAKINGS

(A) NTL Incorporated hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (1) to include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;

          (2) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (nonwithstanding the foregoing any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and

          (3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that (A)(1) and (A)(2) do not apply if the information required to be included in a post-effective amendment by those items is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference to this registration statement.

          (1) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) NTL Incorporated hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of NTL Incorporated's annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(D) The undersigned registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 7th day of July, 1999.


                                          NTL Incorporated

                                          By /s/ RICHARD J. LUBASCH
                                            ------------------------------------
                                             Richard J. Lubasch
                                             Executive Vice President
                                             General Counsel and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             SIGNATURE                              TITLE                       DATE
             ---------                              -----                       ----
*                                    Chairman of the Board, Treasurer       July 7, 1999
-----------------------------------    and Director
George S. Blumenthal

*                                    President, Chief Executive Officer     July 7, 1999
-----------------------------------    and Director
J. Barclay Knapp

*                                    Senior Vice President, Chief           July 7, 1999
-----------------------------------    Financial Officer
John F. Gregg

             SIGNATURE                              TITLE                       DATE
             ---------                              -----                       ----
*                                    Vice President, Controller             July 7, 1999
-----------------------------------
Gregg Gorelick

*                                    Director                               July 7, 1999
-----------------------------------
Robert T. Goad

*                                    Director                               July 7, 1999
-----------------------------------
Sidney R. Knafel

*                                    Director                               July 7, 1999
-----------------------------------
Ted H. McCourtney

*                                    Director                               July 7, 1999
-----------------------------------
Del Mintz

*                                    Director                               July 7, 1999
-----------------------------------
Alan J. Patricof

*                                    Director                               July 7, 1999
-----------------------------------
Warren Potash

*                                    Director                               July 7, 1999
-----------------------------------
Michael S. Willner

* The undersigned by signing his name hereunto has hereby signed this Amendment No. 1 to the Registration Statement on behalf of the above-named persons, on July 7, 1999, pursuant to a power of attorney executed on behalf of each such person and filed as an exhibit to this Registration Statement.

    By: /s/ RICHARD J. LUBASCH
-----------------------------------
        Richard J. Lubasch
         Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 7th day of July, 1999.


                                          NTL Communications Corp.

                                          By /s/ RICHARD J. LUBASCH
                                            ------------------------------------
                                             Richard J. Lubasch
                                             Executive Vice President
                                             General Counsel and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             SIGNATURE                              TITLE                       DATE
             ---------                              -----                       ----
*                                    Chairman of the Board, Treasurer       July 7, 1999
-----------------------------------    and Director
George S. Blumenthal

*                                    President, Chief Executive Officer     July 7, 1999
-----------------------------------    and Director
J. Barclay Knapp

*                                    Senior Vice President, Chief           July 7, 1999
-----------------------------------    Financial Officer
John F. Gregg

*                                    Vice President, Controller             July 7, 1999
-----------------------------------
Gregg Gorelick

*                                    Director                               July 7, 1999
-----------------------------------
Robert T. Goad

*                                    Director                               July 7, 1999
-----------------------------------
Sidney R. Knafel

*                                    Director                               July 7, 1999
-----------------------------------
Ted H. McCourtney

*                                    Director                               July 7, 1999
-----------------------------------
Del Mintz

             SIGNATURE                              TITLE                       DATE
             ---------                              -----                       ----
*                                    Director                               July 7, 1999
-----------------------------------
Alan J. Patricof

*                                    Director                               July 7, 1999
-----------------------------------
Warren Potash

*                                    Director                               July 7, 1999
-----------------------------------
Michael S. Willner



* The undersigned by signing his name hereunto has hereby signed this Amendment No. 1 to the Registration Statement on behalf of the above-named persons, on July 7, 1999, pursuant to a power of attorney executed on behalf of each such person and filed as an exhibit to this Registration Statement.



By: /s/ RICHARD J. LUBASCH

    -------------------------------------------------------

    Richard J. Lubasch


    Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
    1.1    Underwriting Agreement*
    2.1    Agreement and Plan of Merger, dated as of March 26, 1999, by and among NTL Incorporated, NTL Communications Corp. and NTL
           Mergerco, Inc.(1)
    3.1    Certificate of Incorporation of NTL Incorporated(1)
    3.2    Restated By-laws of NTL Incorporated(1)
    3.3    Restated Certificate of Incorporation of NTL Communications
           Corp.(1)
    3.3(a) Agreement and Plan of Merger, dated as of March 26, 1999, by and among NTL Incorporated, NTL Communications Corp. and NTL
           Mergerco, Inc. (Included as Exhibit 2.1)
    3.4    Restated By-laws of NTL Communications Corp.(2)
    3.5    Rules of the NTL Sharesave Plan, adopted by the Company on
           October 28, 1997(2)
    3.6    1998 Non-Qualified Stock Option Plan, as Amended and
           Restated October 1998(2)
    4.1    Indenture, dated as of           , 1999, by and between the
           Company and The Chase Manhattan Bank, as Trustee, with
           respect to the Convertible Notes*.
    4.2    Registration Rights Agreement, dated as of March 8, 1999, by and among the Company and Diamond Cable Communications,
           plc.*
    4.3    Registration Rights Agreement, dated as of October 29, 1998, by and among the Company and Comcast Corporation and Warburg
           Pincus Investors, LP.*
    4.4    Rights Agreement, dated as of October 1, 1993, between the
           Company and Continental Transfer & Trust Company, as Rights
           Agent(3)
    4.5    Specimen Certificate for the Common Stock*
    4.6    Form of Convertible Notes (included in Exhibit 4.1)
    5.1    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP*
   10.1    Form of Director and Officer Indemnity Agreement (together with a schedule of executed Indemnity Agreements)(4)
   10.2    Bridge Loan Agreement, as of June 8, 1999, among the
           Company, the lenders named therein and Morgan Stanley & Co.
           Incorporated*
   10.3    Agreement, dated August 14, 1998 among TeleWest
           Communications plc, Telewest Communications Holdings
           Limited, NTL (Bermuda Limited), and the Company(5)
   10.4    Compensation Plan Agreements, as amended and restated
           effective June 3, 1997(6)
   11.1    Statement of computation of per share earnings(6)
   12.1    Computation of Ratio of Earnings to Fixed Charges and
           Combined Fixed Charges and Preferred Stock Dividends*
   23.1    Consent of Ernst & Young, LLP
   23.2    Consent of Deloitte & Touche LLP
   23.3    Consent of Deloitte & Touche -- Birmingham
   23.4    Consent of Deloitte & Touche -- London
   23.5    Consent of Deloitte & Touche -- Comtel
   23.6    Consent of Coopers & Lybrand -- ComTel
   23.7    Consent of Skadden, Arps, Slate, Meagher & Flom LLP
           (included in Exhibit 5.1)
   24.1    Powers of Attorney (included on signature pages)**
   25.1    Form T-1 Statement of Eligibility of Trustee with respect to
           Indenture included as Exhibit 4.1*


---------------
 *  To be filed by amendment.


**  Previously filed.


(1) Incorporated by reference to the NTL Incorporated's and NTL Communications' Registration Statement on Form S-3, File No. 333-72335.

(2) Incorporated by reference to NTL Communications Corp.'s Annual Report on Form 10-K for the year ended December 31, 1998.

(3) Incorporated by reference from the NTL Communications' Registration Statement on Form S-1, File No. 33-63570.

(4) Incorporated by reference from the NTL Communications Corp.'s Registration Statement on Form S-4, File No. 33-92794.

(5) Incorporated by reference to NTL Communications Corp.'s Form 8-K, filed with the Commission on August 18, 1998.

(6) Incorporated by reference to the NTL Communications Corp.'s Annual Report on Form 10-K, filed with the Commission on March 30, 1998.